as2

                             Filed with the Securities and Exchange Commission on April 26, 2002
                                                Registration No. 333-53596
===========================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                              Post-effective Amendment No. 3
                                                        On Form S-2

                                 Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                         -------------------------------------------
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                                                         -----------
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                                             --
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                                         ----------
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                          KATHLEEN A. CHAPMAN, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
                               --------------------------------------------------------------
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                 SCOTT K. RICHARDSON, ESQ.
                                                      SENIOR COUNSEL
                              One Corporate Drive, Shelton, Connecticut 06484 (203) 925-3830
                              --------------------------------------------------------------

                             Approximate date of commencement of proposed sale to the public:
               May 1, 2002 or as soon as practicable after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to
Rule 415 under the Securities Act of 1933 check the following:  X .
                                                               --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                              Calculation of Registration Fee
===========================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                    $0
---------------------------------------------------------------------------------------------------------------------------
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statements, including Registration File
Numbers 33-86918, 33-91402, 333-00941 and 333-25733.
**The  proposed  aggregate  offering  price is estimated  solely for  determining  the  registration  fee. The amount to be registered and the proposed  maximum  offering price per unit are not applicable  since these  securities are not issued in predetermined amounts or units.
===========================================================================================================================

ASAP2

as2
                                   CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501
                                   ----------------------------------------------------------

         S-2 Item No.                                                                            Prospectus Heading
         ------------                                                                            ------------------

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading
                                                                                                    ---------------

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                         Exhibits

17.      Undertakings                                                                                  Undertakings

                                                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                    One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes a flexible  premium  deferred  annuity (the "Annuity")  offered by American Skandia Life
Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The Annuity may be offered as an  individual annuity  contract or as an interest in a group annuity.  This  Prospectus  describes the important  features of the
Annuity and what you should  consider before  purchasing the Annuity.  We have also filed a Statement of Additional
Information  that is available  from us,  without  charge,  upon your  request.  The  contents of the  Statement of
Additional  Information  are  described  on page 72.  The  Annuity  or certain  of its  investment  options  and/or features  may not be  available  in all states.  Various  rights and  benefits  may differ  between  states to meet applicable  laws  and/or  regulations.  In  particular,  please  refer to Appendix D for a  description  of certain provisions  that  apply  to  Annuities  sold  to  New  York  residents.  Certain  terms  are  capitalized  in  this
Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

===================================================================================================================
American Skandia offers several different  annuities which your investment  professional may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial situation,  your  age and how  you  intend  to use  the  annuity.  The  different  features  and  benefits  include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be  subject  to if you  choose to  surrender  the  annuity.  The fees and  charges  may also be  different between each annuity.
===================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender the Annuity or take a partial  withdrawal.  You  should  consider  your need to access  the  Annuity's  Account  Value  and  whether  the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for retirement  planning  because it allows you to accumulate  retirement  savings and also offers  annuity  payment  options when you are ready to begin  receiving  income.  The Annuity also offers one or more death  benefits  that can  protect  your  retirement  savings  if you die during a period of  declining markets.  It may be used as an investment  vehicle for "qualified"  investments,  including an IRA,  SEP-IRA,  Roth
IRA or Tax  Sheltered  Annuity  (or  403(b)).  It may also be used as an  investment  vehicle  for  "non-qualified"
investments.  The Annuity  allows you to invest your money in a number of  variable  investment  options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified"  investment,  you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity  payments.  This feature,  referred to as
"tax-deferral",  can be  beneficial  to the growth of your  Account  Value  because  money that would  otherwise be needed to pay taxes on  investment  gains  each year  remains  invested  and can earn  additional  money.  However, because the Annuity is designed for long-term  retirement  savings, a 10% penalty tax may be applied on withdrawals you make  before you reach age 59 1/2.  Annuities  purchased  as a  non-qualified  investment  are not  subject to the maximum  contribution  limits that may apply to a  qualified  investment,  and are not subject to required  minimum distributions after age 701/2.

When an Annuity is purchased as a  "qualified"  investment,  you should  consider that the Annuity does not provide any tax advantages in addition to the preferential  treatment  already available through your retirement plan under the Internal  Revenue Code.  An Annuity may offer  features and benefits in addition to providing tax deferral that other  investment  vehicles may not offer,  including  death benefit  protection for your  beneficiaries,  lifetime income options,  and the ability to make transfers between numerous variable  investment  options offered under the
Annuity.  You should  consult with your  investment  professional  as to whether the overall  benefits and costs of the Annuity are appropriate considering your overall financial plan.

-------------------------------------------------------------------------------------------------------------------
These  annuities  are NOT deposits or  obligations  of, or issued,  guaranteed  or endorsed  by, any bank,  are NOT insured or guaranteed  by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal
Reserve Board or any other agency.  An investment in this annuity involves  investment  risks,  including  possible loss of value.
-------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED  BY THE  SECURITIES  AND EXCHANGE  COMMISSION OR ANY STATE
SECURITIES  COMMISSION  NOR HAS THE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION  PASSED UPON THE  ACCURACY OR
ADEQUACY  OF THIS  PROSPECTUS.  ANY  REPRESENTATION  TO THE  CONTRARY  IS A  CRIMINAL  OFFENSE.  PLEASE  READ  THIS
PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                   FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
ASAP2-PROS- (05/2002)                                                                                                     ASAPIIPROS

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium deferred  annuity." It is called "flexible  premium" because you have considerable  flexibility  in the  timing  and  amount of premium  payments.  Generally,  investors  "defer"
       receiving annuity payments until after an accumulation period.
|X|      This Annuity  offers both  variable and fixed  investment  options.  If you allocate your Account Value to variable  investment  options,  the  value of your  Annuity  will  vary  daily  to  reflect  the  investment performance  of the underlying  investment  options.  Fixed  investment  options of different  durations are offered that are  guaranteed by us, but may have a Market Value  Adjustment if you withdraw or transfer your
       Account Value before the Maturity Date.
|X|      The Annuity  features two distinct  phases - the  accumulation  period and the payout  period.  During the accumulation  period your  Account  Value is  allocated  to one or more  investment  options.  The  variable investment  options,  each a Class 1 Sub-account  of American  Skandia Life Assurance  Corporation  Variable
       Account  B,  invest  in an  underlying  mutual  fund  portfolio.  Currently,  portfolios  of  the  following underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series, Wells Fargo
       Variable Trust, Rydex Variable Trust,  INVESCO Variable  Investment Funds, Inc.,  Evergreen Variable Annuity
       Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization," you can elect to receive annuity payments (1)
       for life; (2) for life with a guaranteed minimum number of payments;  (3) based on joint lives; or (4) for a guaranteed number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This  Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that  provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

|X|      Annuity  Owners can purchase an optional life  insurance  rider called  Plus40(TM)which  provides an income tax-free life insurance  benefit to the Owner's  beneficiary(ies)  equal to 40% of the Account Value of your
       Annuity.

|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any charges.  Other product features allow you to access your Account Value as necessary,  although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty transfers each year free of  charge.  We also offer  several  programs  that  enable you to manage  your  Account  Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower initial  purchase  payment provided you establish a bank drafting  program under which  purchase  payments  received in the first Annuity Year total at least  $1,000.  There is no age  restriction  to purchase the Annuity.  However,  the basic Death  Benefit provides greater protection for persons under age 90.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA
LIFE ASSURANCE CORPORATION........................................................................................................10

   Report of Independent Auditors.................................................................................................11

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1

APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1

APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...........................................................1

APPENDIX E - PERFORMANCE ADVANTAGE.................................................................................................1

APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER...............................................................................1

                                                 GLOSSARY OF TERMS

Many terms used within this  Prospectus are described  within the text where they appear.  The description of those terms are not repeated in this Glossary of Terms.

Account  Value:  The value of each  allocation to a Sub-account  or a Fixed  Allocation  prior to the Annuity Date, plus any earnings,  and/or less any losses,  distributions  and charges.  The Account Value is calculated before we assess any applicable  Contingent  Deferred Sales Charge  ("CDSC") and/or any Annual  Maintenance  Fee. The Account
Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire  Annuity.  The Account Value of each Fixed  Allocation on other than its Maturity
Date may be calculated using a market value adjustment.

Annuitization:  The  application  of Account  Value to one of the  available  annuity  options  to begin  receiving periodic  payments for life,  for a  guaranteed  minimum  number of payments or for life with a guaranteed  minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month  period  commencing on the Issue Date of the Annuity and each  successive  12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An  allocation of Account Value that is to be credited a fixed rate of interest for a specified
Guarantee Period during the accumulation period.

Guarantee  Period:  A period of time during the  accumulation  period where we credit a fixed rate of interest on a
Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other than the Maturity  Date.  The Interim Value is equal to the initial value  allocated to the Fixed  Allocation plus all interest  credited to the Fixed  Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner:  With an  Annuity  issued as an  individual  annuity  contract,  the Owner is either an  eligible  entity or person  named as having  ownership  rights in  relation to the  Annuity.  With an Annuity  issued as a  certificate under a group  annuity  contract,  the  "Owner"  refers to the person or entity  who has the  rights  and  benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available  upon  surrender  prior to the Annuity  Date. It equals the
Account Value as of the date we price the surrender minus any applicable CDSC,  Annual  Maintenance Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation  Day:  Every day the New York Stock  Exchange  is open for  trading or any other day the  Securities  and
Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against your
Annuity while others are assessed against assets  allocated to the variable  investment  options.  The charges that are assessed against the Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee,  Transfer
Fee and the Tax Charge.  The charge  that is assessed  against the  variable  investment  options is the  Insurance
Charge,  which is the  combination  of a mortality and expense risk charge and a charge for  administration  of the
Annuity.  Each underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds,  a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed information  about the expenses for the underlying  mutual funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+
                                                                                                            Upon Surrender or
Contingent Deferred Sales                                                                                  Partial Withdrawal
Charge

------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                 7.5%     7.0%    6.0%    5.0%     4.0%    3.0%    2.0%    0.0%

------------------------------- -------- ------- ------- -------- ------- ------- ------- -------
------------------------------- -----------------------------------------------------------------
                                     The charge is a percentage of each applicable purchase
                                  payment. The period is measured from the date each purchase payment is allocated
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only

------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the
"Insurance Charge" elsewhere in this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your       0.25% of Account Value
beneficiary(ies)  by providing  additional amounts that can be used to offset federal and state taxes
payable on any taxable gains in your Annuity at the time of your death.                                    (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED MINIMUM DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your     0.30% of the current Death
beneficiary(ies)  by providing the greater of the current  Account Value,  a 5.0% annual  increase on               Benefit
Purchase Payments minus proportional withdrawals or the Highest Anniversary Value.                         (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
----------------------------------------------------------------------------------------------------------------------------------------

 Please refer to the section entitled "Death Benefit" for a complete discussion of the optional Death Benefits, including restrictions on the age of the Owner/ Annuitant and limits on the amount payable.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------
The following are the  investment  management  fees,  other  expenses,  12b-1 fees (if  applicable),  and the total annual  expenses for each  underlying  mutual fund  ("Portfolio")  as of December 31, 2001,  except as noted.  Each figure is stated as a  percentage  of the  underlying  Portfolio's  average  daily net  assets.  For certain of the underlying  Portfolios,  a portion of the management fee is being waived and/or other expenses are being  partially reimbursed.  "N/A"  indicates  that no portion of the  management  fee and/or other expenses is being waived and/or reimbursed.  The "Net Annual Portfolio  Operating  Expenses" reflect the combination of the underlying  Portfolio's investment  management  fee, other expenses and any 12b-1 fees, net of any fee waivers and expense  reimbursements.
The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset value.  Any footnotes about expenses  appear after the list of all the  Portfolios.  The underlying
Portfolio  information was provided by the underlying mutual funds and has not been  independently  verified by us.
See the  prospectuses  or statements of additional  information of the underlying  Portfolios for further  details.
The current  prospectus and statement of additional  information  for the underlying  Portfolios can be obtained by calling 1-800-752-6342.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST Janus Overseas Growth                           1.00%          0.22%          0.02%         1.24%          N/A         1.24%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-Cap Value                         0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Janus Mid-Cap Growth                            1.00%          0.26%          0.08%         1.34%          N/A         1.34%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST JanCap Growth                                   0.90%          0.14%          0.03%         1.07%         0.03%        1.04%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Equity Income                           0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.36%          0.25%         1.16%         0.16%        1.00%
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

Rydex Variable Trust:
  Nova                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  Ursa                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  OTC                                                 0.90%         0.99%            N/A          1.89%          N/A         1.89%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                       0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The Investment  Manager of American  Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for  certain  Portfolios  until at least  April 30,  2003.  The  caption  "Total  Annual  Portfolio  Operating
     Expenses"  reflects the  Portfolios'  fees and  expenses  before such  waivers and  reimbursements,  while the caption "Net Annual  Portfolio  Operating  Expenses"  reflects the effect of such waivers and  reimbursements.
     The Trust adopted a Distribution  Plan (the  "Distribution  Plan") under Rule 12b-1 of the Investment  Company
     Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage  commissions  in connection  with  purchases  and  sales of  securities  held by  Portfolios  of the  Trust,  and to use  these commissions  to  promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and amounts  paid by the various  Portfolios  are not expected to increase as a result of the  Distribution  Plan, the staff of the  Securities  and Exchange  Commission  takes the position that  commission  amounts  received
     under  the  Distribution  Plan  should  be  reflected  as  distribution   expenses  of  the  Portfolios.   The
     Distribution  Fee estimates are derived and annualized from data regarding  commission  amounts directed under the  Distribution  Plan for the fiscal year ended  December 31, 2001.  Although  there are no maximum  amounts allowable,  actual commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal  year of the Plan's  operations  may differ  from the amounts  listed in the above chart.
2        These Portfolios  commenced  operations on May 1, 2002.  "Other Expenses" and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated amounts for the fiscal year ending December 31, 2002.
4        Included  in the  charge  for Other  Expenses  is a fee of  0.325% of  average  daily net  assets  paid to
     American Skandia to reimburse it for  administrative  costs.  The investment  advisor has agreed to waive fees and  reimburse  expenses  through  September  30, 2003 in order to prevent  Total Annual  Portfolio  Operating
     Expenses (excluding  brokerage expenses and extraordinary  expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

EXPENSE EXAMPLES
These examples are designed to assist you in  understanding  the various costs and expenses you will incur with the
Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the Insurance  Charge,
Contingent  Deferred Sales Charges (when applicable),  the Annual  Maintenance Fee (when  applicable),  the charges deducted by the  underlying  Portfolios,  as well as the charges for the optional  benefits  that are offered under the Annuity.  The Securities and Exchange Commission ("SEC") requires these examples.

Below  are  examples  showing  what you  would pay in  expenses  at the end of the  stated  time  periods  for each
Sub-account had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The  examples  shown  assume  that:  (a) you  only  allocate  Account  Value  to the  Sub-accounts,  not to a Fixed
Allocation;  (b) the  Insurance  Charge is  assessed  as 1.40%  per  year;  (c) the  Annual  Maintenance  Fee (when applicable)  is reflected as an  asset-based  charge based on an assumed  average  contract  size;  (d) you make no withdrawals of Account Value during the period shown;  (e) you make no transfers,  withdrawals,  surrender or other transactions  for which we charge a fee during the period shown;  (f) no tax charge  applies;  (g) the expenses for the  underlying  Portfolios  reflect the continued  waiver of fees or  reimbursement  of expenses  throughout  each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying Mutual
Fund Portfolio Annual  Expenses");  and (h) the charges for the optional benefits are reflected as charges equal to
0.25%  for the  Guaranteed  Return  Option,  0.25%  for the  Enhanced  Beneficiary  Protection  and  0.30%  for the
Guaranteed  Minimum  Death  Benefit.  The charges for the  optional  benefits  are  deducted on an annual  basis in arrears.  Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows:  1.) for the basic Annuity contract  without any optional  benefits;  2.)
for the basic Annuity  contract  assuming that you elect one of the following:  the Guaranteed  Return Option,  the
Enhanced  Beneficiary  Protection or the  Guaranteed  Minimum  Death  Benefit;  3.) for the basic Annuity  contract assuming you elect both the  Guaranteed  Return  Option and the Enhanced  Beneficiary  Protection;  and 4.) for the
basic  Annuity  contract  assuming you elect both the  Guaranteed  Return Option and the  Guaranteed  Minimum Death
Benefit.  You cannot  purchase the Enhanced  Beneficiary  Protection  with any other optional death benefit or life insurance  rider.  Unlike the annual charge for either the  Guaranteed  Return  Option or the Enhanced  Beneficiary
Protection,  the annual charge for the  Guaranteed  Minimum Death Benefit is based on the Death Benefit and not the
Account Value.

Expense  Examples  are not  provided  for the Plus40(TM)Optional  Life  Insurance  Rider  because it is supported by
American  Skandia's  general  account  and is not  subject  to, or  registered  as a  security  under,  either  the
Securities  Act of 1933 or the  Investment  Company  Act of 1940 and because  Owners can pay the annual,  age-based charge  through  funds  outside of the  Annuity.  If the Owner  elects to pay the annual  charge from the  Annuity, charges are deducted as a partial  withdrawal from the Annuity,  subject to applicable  taxes.  Please refer to the
Appendix for a detailed description of this Rider.

THE EXAMPLES ARE ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION  OF PAST OR FUTURE EXPENSES OF
THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            27       82      139      294      29      89       152     319      29       89      152      319      30      91       156     330
AST Janus Overseas Growth                  28       85      144      304      30      92       157     329      30       92      157      329      31      94       161     339
AST American Century International         28       86      146      308      31      94       159     332      31       94      159      332      31      95       162     343
Growth
AST DeAM International Equity              27       82      140      297      29      90       153     321      29       90      153      321      30      92       157     333
AST MFS Global Equity                      29       89      152      320      32      97       164     343      32       97      164      343      32      99       168     354
AST PBHG Small-Cap Growth                  27       82      140      297      29      90       153     321      29       90      153      321      30      92       157     332
AST DeAM Small-Cap Growth                  27       82      140      297      29      90       153     321      29       90      153      321      30      92       157     332
AST Federated Aggressive Growth            29       88      150      315      31      95       162     339      31       95      162      339      32      98       167     350
AST Goldman Sachs Small Cap Value          27       83      141      298      30      91       154     323      30       91      154      323      30      92       157     333
AST Gabelli Small-Cap Value                26       80      136      288      29      88       149     314      29       88      149      314      29      89       152     323
AST DeAM Small-Cap Value                   26       79      134      284      28      86       147     310      28       86      147      310      29      88       151     320
AST Janus Mid-Cap Growth                   29       88      149      314      31      95       161     338      31       95      161      338      32      97       165     348
AST Neuberger Berman Mid-Cap Growth        26       81      138      293      29      89       151     318      29       89      151      318      30      91       155     328
AST Neuberger Berman Mid-Cap Value         27       84      143      301      30      92       156     328      30       92      156      328      31      94       160     338
AST Alger All-Cap Growth                   27       83      142      300      30      91       155     325      30       91      155      325      30      93       158     335
AST Gabelli All-Cap Value                  27       83      142      300      30      91       155     325      30       91      155      325      30      93       158     335
AST T. Rowe Price Natural Resources        26       80      137      290      29      88       150     317      29       88      150      317      29      90       154     326
AST Alliance Growth                        26       81      138      293      29      89       151     318      29       89      151      318      30      91       155     328
AST MFS Growth                             26       80      137      290      29      88       150     317      29       88      150      317      29      90       154     326
AST Marsico Capital Growth                 26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     322
AST JanCap Growth                          26       79      134      284      28      86       147     310      28       86      147      310      29      88       151     320
AST DeAM Large-Cap Growth                  25       77      132      280      28      85       144     304      28       85      144      304      28      87       148     315
AST DeAM Large-Cap Value                   25       77      132      280      28      85       144     304      28       85      144      304      28      87       148     315
AST Alliance/Bernstein Growth + Value      29       88      150      315      31      95       162     339      31       95      162      339      32      98       167     350
AST Sanford Bernstein Core Value           27       82      140      296      29      89       152     320      29       89      152      320      30      92       157     331
AST Cohen & Steers Realty                  27       84      143      301      30      91       155     325      30       91      155      325      30      93       158     335
AST Sanford Bernstein Managed Index 500    23       71      121      258      25      78       133     283      25       78      133      283      26      80       137     293
AST American Century Income & Growth       25       76      129      274      27      83       142     300      27       83      142      300      28      85       146     310
AST Alliance Growth and Income             25       76      129      274      27      83       142     300      27       83      142      300      28      85       146     310
AST MFS Growth with Income                 26       80      137      290      29      88       150     317      29       88      150      317      29      90       154     326
AST INVESCO Equity Income                  24       74      127      270      27      82       140     297      27       82      140      297      27      84       143     306
AST DeAM Global Allocation                 18       55      94       204      20      62       107     230      20       62      107      230      21      64       111     241
AST American Century Strategic Balanced    26       80      136      288      29      88       149     314      29       88      149      314      29      89       152     323
AST T. Rowe Price Asset Allocation         26       80      137      290      29      88       150     315      29       88      150      315      29      90       153     325
AST T. Rowe Price Global Bond              26       80      136      288      29      88       149     314      29       88      149      314      29      89       152     323
AST Federated High Yield                   25       76      129      275      27      83       142     300      27       83      142      300      28      85       146     311
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Lord Abbett Bond-Debenture             26       80      137      290      29      88       150     315      29       88      150      315      29      90       153     325
AST DeAM Bond                              24       75      128      272      27      83       141     298      27       83      141      298      27      84       144     307
AST PIMCO Total Return Bond                23       71      121      258      26      79       134     285      26       79      134      285      26      81       138     295
AST PIMCO Limited Maturity Bond            23       72      123      263      26      80       136     288      26       80      136      288      27      82       140     299
AST Money Market                           21       65      111      238      24      73       124     265      24       73      124      265      24      74       127     273

MV Emerging Markets                        32       98      166      346      35      106      179     370      35       106     179      370      35      107      182     380

WFVT Equity Value                          25       77      132      280      28      85       145     306      28       85      145      306      28      87       148     315
WFVT Equity Income                         25       77      132      280      28      85       145     306      28       85      145      306      28      87       148     315

Rydex Nova                                 30       91      155      325      32      98       167     348      32       98      167      348      33      101      172     360
Rydex Ursa                                 30       91      155      325      32      98       167     348      32       98      167      348      33      101      172     360
Rydex OTC                                  34      104      176      366      37      112      189     390      37       112     189      390      37      114      193     401

INVESCO VIF Dynamics                       26       80      136      288      29      88       149     314      29       88      149      314      29      89       152     323
INVESCO VIF Technology                     26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     323
INVESCO VIF Health Sciences                26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     322
INVESCO VIF Financial Services             26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     323
INVESCO VIF Telecommunications             26       80      137      290      29      88       149     314      29       88      149      314      29      90       153     324

Evergreen VA Global Leaders                25       77      132      280      28      85       145     306      28       85      145      306      28      87       148     315
Evergreen VA Special Equity                25       78      133      283      28      86       146     308      28       86      146      308      29      88       150     319
Evergreen VA Omega                         22       68      117      251      25      76       130     277      25       76      130      277      25      78       134     287

ProFund VP Europe 30                       34      104      176      366      37      112      189     390      37       112     189      390      37      114      193     401
ProFund VP Asia 30                         35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Japan                           35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Banks                           35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Basic Materials                 35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Biotechnology                   35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Consumer Cyclical               35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Consumer Non-Cyclical           35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Energy                          35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Financial                       35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Healthcare                      35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Industrial                      35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Internet                        35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Pharmaceuticals                 35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Precious Metals                 35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Real Estate                     35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Semiconductor                   35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Technology                      35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Telecommunications              35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Utilities                       35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Bull                            35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP Bear                            34      104      176      366      37      112      189     390      37       112     189      390      37      114      193     401
ProFund VP Bull Plus                       35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP OTC                             34      105      178      369      37      112      189     390      37       112     189      390      38      115      194     403
ProFund VP Short OTC                       35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP UltraOTC                        35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Mid-Cap Value                   35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP Mid-Cap Growth                  35      106      179      373      38      114      192     396      38       114     192      396      38      116      196     406
ProFund VP UltraMid-Cap                    35      107      181      375      38      115      193     397      38       115     193      397      38      116      196     407
ProFund VP Small-Cap Value                 35      107      181      375      38      115      193     397      38       115     193      397      38      116      196     407
ProFund VP Small-Cap Growth                35      107      181      375      38      115      193     397      38       115     193      397      38      116      196     407
ProFund VP UltraSmall-Cap                  35      107      181      375      38      115      193     397      38       115     193      397      38      116      197     409
ProFund VP U.S. Government Plus            32       98      167      348      35      106      179     371      35       106     179      371      35      108      183     383
ProFund VP Rising Rates Opportunity        35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406

First Trust(R)10 Uncommon Values           29       89      151      318      32      97       164     342      32       97      164      342      32      98       167     351

SP Jennison International Growth           32       97      164      343      34      104      176     366      34       104     176      366      35      106      180     377
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years
AST Strong International Equity            32       97      164      343      32      99       168     354
AST Janus Overseas Growth                  33      100      169      352      33      102      173     363
AST American Century International         33      101      171      356      34      103      175     367
Growth
AST DeAM International Equity              32       98      166      346      33      100      170     357
AST MFS Global Equity                      34      104      176      367      35      107      181     378
AST PBHG Small-Cap Growth                  32       97      165      345      33      100      169     356
AST DeAM Small-Cap Growth                  32       97      165      345      33      100      169     356
AST Federated Aggressive Growth            34      103      174      362      34      105      178     373
AST Goldman Sachs Small Cap Value          32       98      166      347      33      100      170     357
AST Gabelli Small-Cap Value                31       95      161      338      32      97       165     348
AST DeAM Small-Cap Value                   31       94      159      334      31      96       163     344
AST Janus Mid-Cap Growth                   34      103      174      362      34      105      178     373
AST Neuberger Berman Mid-Cap Growth        32       97      164      342      32      98       167     351
AST Neuberger Berman Mid-Cap Value         33      100      169      351      33      101      172     361
AST Alger All-Cap Growth                   32       98      167      349      33      101      172     360
AST Gabelli All-Cap Value                  32       98      167      349      33      101      172     360
AST T. Rowe Price Natural Resources        31       96      163      341      32      98       167     351
AST Alliance Growth                        32       97      164      342      32      98       167     353
AST MFS Growth                             31       96      163      341      32      98       167     351
AST Marsico Capital Growth                 31       94      160      335      31      96       163     345
AST JanCap Growth                          31       94      159      334      31      96       163     344
AST DeAM Large-Cap Growth                  30       92      157      329      31      94       161     339
AST DeAM Large-Cap Value                   30       92      157      329      31      94       161     339
AST Alliance/Bernstein Growth + Value      34      103      174      362      34      105      178     373
AST Sanford Bernstein Core Value           32       97      165      345      32      99       168     354
AST Cohen & Steers Realty                  32       99      168      350      33      101      172     360
AST Sanford Bernstein Managed Index 500    28       86      146      308      29      88       150     319
AST American Century Income & Growth       30       91      154      324      30      93       158     334
AST Alliance Growth and Income             30       91      154      324      30      93       158     334
AST MFS Growth with Income                 31       96      163      341      32      98       167     351
AST INVESCO Equity Income                  29       90      153      321      30      92       157     332
AST DeAM Global Allocation                 23       70      120      257      23      72       123     266
AST American Century Strategic Balanced    31       95      161      338      32      97       165     348
AST T. Rowe Price Asset Allocation         31       95      162      339      32      98       167     350
AST T. Rowe Price Global Bond              31       95      161      338      32      97       165     348
AST Federated High Yield                   30       91      155      325      30      93       158     335
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years
AST Lord Abbett Bond-Debenture             31       95      162      339      32      98       167     350
AST DeAM Bond                              29       90      153      321      30      92       157     333
AST PIMCO Total Return Bond                28       86      147      310      29      88       151     320
AST PIMCO Limited Maturity Bond            29       88      149      314      29      89       152     323
AST Money Market                           26       80      137      290      27      82       141     301

MV Emerging Markets                        37      113      190      391      38      115      194     403

WFVT Equity Value                          30       92      157      329      31      95       162     341
WFVT Equity Income                         30       92      157      329      31      95       162     341

Rydex Nova                                 35      106      179      372      35      108      183     383
Rydex Ursa                                 35      106      179      372      35      108      183     383
Rydex OTC                                  39      119      201      411      40      121      204     422

INVESCO VIF Dynamics                       31       95      161      338      32      97       165     348
INVESCO VIF Technology                     31       95      161      336      32      97       165     347
INVESCO VIF Health Sciences                31       94      160      335      31      96       163     345
INVESCO VIF Financial Services             31       95      161      336      32      97       165     347
INVESCO VIF Telecommunications             31       95      161      338      32      97       165     348

Evergreen VA Global Leaders                30       92      157      329      31      95       162     341
Evergreen VA Special Equity                31       94      159      333      31      95       162     343
Evergreen VA Omega                         27       84      143      303      28      86       147     313

ProFund VP Europe 30                       39      119      201      411      40      121      204     422
ProFund VP Asia 30                         40      121      203      416      40      122      206     425
ProFund VP Japan                           40      121      203      416      40      122      206     425
ProFund VP Banks                           40      121      203      416      41      124      209     430
ProFund VP Basic Materials                 40      121      203      416      41      124      209     430
ProFund VP Biotechnology                   40      122      205      419      41      124      209     430
ProFund VP Consumer Cyclical               40      121      203      416      41      124      209     430
ProFund VP Consumer Non-Cyclical           40      121      203      416      41      124      209     430
ProFund VP Energy                          40      122      205      419      41      124      209     430
ProFund VP Financial                       40      122      205      419      41      124      209     430
ProFund VP Healthcare                      40      122      205      419      41      124      209     430
ProFund VP Industrial                      40      121      203      416      41      124      209     430
ProFund VP Internet                        40      121      203      416      41      124      209     430
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Pharmaceuticals                 40      121      203      416      41      124      209     430
ProFund VP Precious Metals                 40      121      203      416      41      124      209     430
ProFund VP Real Estate                     40      122      205      419      41      124      209     430
ProFund VP Semiconductor                   40      121      203      416      41      124      209     430
ProFund VP Technology                      40      122      205      419      41      124      209     430
ProFund VP Telecommunications              40      122      205      419      41      124      209     430
ProFund VP Utilities                       40      122      205      419      41      124      209     430
ProFund VP Bull                            40      122      205      419      41      124      209     430
ProFund VP Bear                            39      119      201      411      40      121      204     422
ProFund VP Bull Plus                       40      121      203      416      40      122      206     425
ProFund VP OTC                             40      120      202      414      40      122      206     425
ProFund VP Short OTC                       40      121      203      416      41      124      209     429
ProFund VP UltraOTC                        40      121      203      416      41      124      209     429
ProFund VP Mid-Cap Value                   40      121      203      416      41      124      209     430
ProFund VP Mid-Cap Growth                  40      121      203      416      41      124      209     430
ProFund VP UltraMid-Cap                    40      122      205      418      41      124      209     430
ProFund VP Small-Cap Value                 40      122      205      418      41      124      209     430
ProFund VP Small-Cap Growth                40      122      205      418      41      124      209     430
ProFund VP UltraSmall-Cap                  40      122      205      419      41      124      209     430
ProFund VP U.S. Government Plus            37      113      191      395      38      116      196     406
ProFund VP Rising Rates Opportunity        40      121      203      416      41      124      209     429

First Trust(R)10 Uncommon Values           34      104      176      365      35      106      180     376

SP Jennison International Growth           37      112      189      390      37      114      193     401
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            102     142      179     294      104      149      192     319      104      149     192     319      105      151      196     330
AST Janus Overseas Growth                  103     145      184     304      105      152      197     329      105      152     197     329      106      154      201     339
AST American Century International         103     146      186     308      106      154      199     332      106      154     199     332      106      155      202     343
Growth
AST DeAM International Equity              102     142      180     297      104      150      193     321      104      150     193     321      105      152      197     333
AST MFS Global Equity                      104     149      192     320      107      157      204     343      107      157     204     343      107      159      208     354
AST PBHG Small-Cap Growth                  102     142      180     297      104      150      193     321      104      150     193     321      105      152      197     332
AST DeAM Small-Cap Growth                  102     142      180     297      104      150      193     321      104      150     193     321      105      152      197     332
AST Federated Aggressive Growth            104     148      190     315      106      155      202     339      106      155     202     339      107      158      207     350
AST Goldman Sachs Small Cap Value          102     143      181     298      105      151      194     323      105      151     194     323      105      152      197     333
AST Gabelli Small-Cap Value                101     140      176     288      104      148      189     314      104      148     189     314      104      149      192     323
AST DeAM Small-Cap Value                   101     139      174     284      103      146      187     310      103      146     187     310      104      148      191     320
AST Janus Mid-Cap Growth                   104     148      189     314      106      155      201     338      106      155     201     338      107      157      205     348
AST Neuberger Berman Mid-Cap Growth        101     141      178     293      104      149      191     318      104      149     191     318      105      151      195     328
AST Neuberger Berman Mid-Cap Value         102     144      183     301      105      152      196     328      105      152     196     328      106      154      200     338
AST Alger All-Cap Growth                   102     143      182     300      105      151      195     325      105      151     195     325      105      153      198     335
AST Gabelli All-Cap Value                  102     143      182     300      105      151      195     325      105      151     195     325      105      153      198     335
AST T. Rowe Price Natural Resources        101     140      177     290      104      148      190     317      104      148     190     317      104      150      194     326
AST Alliance Growth                        101     141      178     293      104      149      191     318      104      149     191     318      105      151      195     328
AST MFS Growth                             101     140      177     290      104      148      190     317      104      148     190     317      104      150      194     326
AST Marsico Capital Growth                 101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     322
AST JanCap Growth                          101     139      174     284      103      146      187     310      103      146     187     310      104      148      191     320
AST DeAM Large-Cap Growth                  100     137      172     280      103      145      184     304      103      145     184     304      103      147      188     315
AST DeAM Large-Cap Value                   100     137      172     280      103      145      184     304      103      145     184     304      103      147      188     315
AST Alliance/Bernstein Growth + Value      104     148      190     315      106      155      202     339      106      155     202     339      107      158      207     350
AST Sanford Bernstein Core Value           102     142      180     296      104      149      192     320      104      149     192     320      105      152      197     331
AST Cohen & Steers Realty                  102     144      183     301      105      151      195     325      105      151     195     325      105      153      198     335
AST Sanford Bernstein Managed Index 500    98      131      161     258      100      138      173     283      100      138     173     283      101      140      177     293
AST American Century Income & Growth       100     136      169     274      102      143      182     300      102      143     182     300      103      145      186     310
AST Alliance Growth and Income             100     136      169     274      102      143      182     300      102      143     182     300      103      145      186     310
AST MFS Growth with Income                 101     140      177     290      104      148      190     317      104      148     190     317      104      150      194     326
AST INVESCO Equity Income                  99      134      167     270      102      142      180     297      102      142     180     297      102      144      183     306
AST DeAM Global Allocation                 93      115      134     204      95       122      147     230      95       122     147     230      96       124      151     241
AST American Century Strategic Balanced    101     140      176     288      104      148      189     314      104      148     189     314      104      149      192     323
AST T. Rowe Price Asset Allocation         101     140      177     290      104      148      190     315      104      148     190     315      104      150      193     325
AST T. Rowe Price Global Bond              101     140      176     288      104      148      189     314      104      148     189     314      104      149      192     323
AST Federated High Yield                   100     136      169     275      102      143      182     300      102      143     182     300      103      145      186     311
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Lord Abbett Bond-Debenture             101     140      177     290      104      148      190     315      104      148     190     315      104      150      193     325
AST DeAM Bond                              99      135      168     272      102      143      181     298      102      143     181     298      102      144      184     307
AST PIMCO Total Return Bond                98      131      161     258      101      139      174     285      101      139     174     285      101      141      178     295
AST PIMCO Limited Maturity Bond            98      132      163     263      101      140      176     288      101      140     176     288      102      142      180     299
AST Money Market                           96      125      151     238      99       133      164     265      99       133     164     265      99       134      167     273

MV Emerging Markets                        107     158      206     346      110      166      219     370      110      166     219     370      110      167      222     380

WFVT Equity Value                          100     137      172     280      103      145      185     306      103      145     185     306      103      147      188     315
WFVT Equity Income                         100     137      172     280      103      145      185     306      103      145     185     306      103      147      188     315

Rydex Nova                                 105     151      195     325      107      158      207     348      107      158     207     348      108      161      212     360
Rydex Ursa                                 105     151      195     325      107      158      207     348      107      158     207     348      108      161      212     360
Rydex OTC                                  109     164      216     366      112      172      229     390      112      172     229     390      112      174      233     401

INVESCO VIF Dynamics                       101     140      176     288      104      148      189     314      104      148     189     314      104      149      192     323
INVESCO VIF Technology                     101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     323
INVESCO VIF Health Sciences                101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     322
INVESCO VIF Financial Services             101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     323
INVESCO VIF Telecommunications             101     140      177     290      104      148      189     314      104      148     189     314      104      150      193     324

Evergreen VA Global Leaders                100     137      172     280      103      145      185     306      103      145     185     306      103      147      188     315
Evergreen VA Special Equity                100     138      173     283      103      146      186     308      103      146     186     308      104      148      190     319
Evergreen VA Omega                         97      128      157     251      100      136      170     277      100      136     170     277      100      138      174     287

ProFund VP Europe 30                       109     164      216     366      112      172      229     390      112      172     229     390      112      174      233     401
ProFund VP Asia 30                         110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Japan                           110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Banks                           110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Basic Materials                 110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Biotechnology                   110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Consumer Cyclical               110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Consumer Non-Cyclical           110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Energy                          110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Financial                       110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Healthcare                      110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Industrial                      110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Internet                        110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10       1        3        5       10       1       3        5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years    Year     Years    Years   Years    Year    Years    Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
ProFund VP Pharmaceuticals                 110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Precious Metals                 110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Real Estate                     110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Semiconductor                   110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Technology                      110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Telecommunications              110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Utilities                       110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Bull                            110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP Bear                            109     164      216     366      112      172      229     390      112      172     229     390      112      174      233     401
ProFund VP Bull Plus                       110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP OTC                             109     165      218     369      112      172      229     390      112      172     229     390      113      175      234     403
ProFund VP Short OTC                       110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP UltraOTC                        110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Mid-Cap Value                   110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP Mid-Cap Growth                  110     166      219     373      113      174      232     396      113      174     232     396      113      176      236     406
ProFund VP UltraMid-Cap                    110     167      221     375      113      175      233     397      113      175     233     397      113      176      236     407
ProFund VP Small-Cap Value                 110     167      221     375      113      175      233     397      113      175     233     397      113      176      236     407
ProFund VP Small-Cap Growth                110     167      221     375      113      175      233     397      113      175     233     397      113      176      236     407
ProFund VP UltraSmall-Cap                  110     167      221     375      113      175      233     397      113      175     233     397      113      176      237     409
ProFund VP U.S. Government Plus            107     158      207     348      110      166      219     371      110      166     219     371      110      168      223     383
ProFund VP Rising Rates Opportunity        110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406

First Trust(R)10 Uncommon Values           104     149      191     318      107      157      204     342      107      157     204     342      107      158      207     351

SP Jennison International Growth           107     157      204     343      109      164      216     366      109      164     216     366      110      166      220     377
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period

---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            107     157      204      343     107      159      208     354
AST Janus Overseas Growth                  108     160      209      352     108      162      213     363
AST American Century International         108     161      211      356     109      163      215     367
Growth
AST DeAM International Equity              107     158      206      346     108      160      210     357
AST MFS Global Equity                      109     164      216      367     110      167      221     378
AST PBHG Small-Cap Growth                  107     157      205      345     108      160      209     356
AST DeAM Small-Cap Growth                  107     157      205      345     108      160      209     356
AST Federated Aggressive Growth            109     163      214      362     109      165      218     373
AST Goldman Sachs Small Cap Value          107     158      206      347     108      160      210     357
AST Gabelli Small-Cap Value                106     155      201      338     107      157      205     348
AST DeAM Small-Cap Value                   106     154      199      334     106      156      203     344
AST Janus Mid-Cap Growth                   109     163      214      362     109      165      218     373
AST Neuberger Berman Mid-Cap Growth        107     157      204      342     107      158      207     351
AST Neuberger Berman Mid-Cap Value         108     160      209      351     108      161      212     361
AST Alger All-Cap Growth                   107     158      207      349     108      161      212     360
AST Gabelli All-Cap Value                  107     158      207      349     108      161      212     360
AST T. Rowe Price Natural Resources        106     156      203      341     107      158      207     351
AST Alliance Growth                        107     157      204      342     107      158      207     353
AST MFS Growth                             106     156      203      341     107      158      207     351
AST Marsico Capital Growth                 106     154      200      335     106      156      203     345
AST JanCap Growth                          106     154      199      334     106      156      203     344
AST DeAM Large-Cap Growth                  105     152      197      329     106      154      201     339
AST DeAM Large-Cap Value                   105     152      197      329     106      154      201     339
AST Alliance/Bernstein Growth + Value      109     163      214      362     109      165      218     373
AST Sanford Bernstein Core Value           107     157      205      345     107      159      208     354
AST Cohen & Steers Realty                  107     159      208      350     108      161      212     360
AST Sanford Bernstein Managed Index 500    103     146      186      308     104      148      190     319
AST American Century Income & Growth       105     151      194      324     105      153      198     334
AST Alliance Growth and Income             105     151      194      324     105      153      198     334
AST MFS Growth with Income                 106     156      203      341     107      158      207     351
AST INVESCO Equity Income                  104     150      193      321     105      152      197     332
AST DeAM Global Allocation                 98      130      160      257      98      132      163     266
AST American Century Strategic Balanced    106     155      201      338     107      157      205     348
AST T. Rowe Price Asset Allocation         106     155      202      339     107      158      207     350
AST T. Rowe Price Global Bond              106     155      201      338     107      157      205     348
AST Federated High Yield                   105     151      195      325     105      153      198     335
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5 Years  10         1     3 Years  5 Years  10
                                          Year    Years             Years    Year                     Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Lord Abbett Bond-Debenture             106     155      202      339     107      158      207     350
AST DeAM Bond                              104     150      193      321     105      152      197     333
AST PIMCO Total Return Bond                103     146      187      310     104      148      191     320
AST PIMCO Limited Maturity Bond            104     148      189      314     104      149      192     323
AST Money Market                           101     140      177      290     102      142      181     301

MV Emerging Markets                        112     173      230      391     113      175      234     403

WFVT Equity Value                          105     152      197      329     106      155      202     341
WFVT Equity Income                         105     152      197      329     106      155      202     341

Rydex Nova                                 110     166      219      372     110      168      223     383
Rydex Ursa                                 110     166      219      372     110      168      223     383
Rydex OTC                                  114     179      241      411     115      181      244     422

INVESCO VIF Dynamics                       106     155      201      338     107      157      205     348
INVESCO VIF Technology                     106     155      201      336     107      157      205     347
INVESCO VIF Health Sciences                106     154      200      335     106      156      203     345
INVESCO VIF Financial Services             106     155      201      336     107      157      205     347
INVESCO VIF Telecommunications             106     155      201      338     107      157      205     348

Evergreen VA Global Leaders                105     152      197      329     106      155      202     341
Evergreen VA Special Equity                106     154      199      333     106      155      202     343
Evergreen VA Omega                         102     144      183      303     103      146      187     313

ProFund VP Europe 30                       114     179      241      411     115      181      244     422
ProFund VP Asia 30                         115     181      243      416     115      182      246     425
ProFund VP Japan                           115     181      243      416     115      182      246     425
ProFund VP Banks                           115     181      243      416     116      184      249     430
ProFund VP Basic Materials                 115     181      243      416     116      184      249     430
ProFund VP Biotechnology                   115     182      245      419     116      184      249     430
ProFund VP Consumer Cyclical               115     181      243      416     116      184      249     430
ProFund VP Consumer Non-Cyclical           115     181      243      416     116      184      249     430
ProFund VP Energy                          115     182      245      419     116      184      249     430
ProFund VP Financial                       115     182      245      419     116      184      249     430
ProFund VP Healthcare                      115     182      245      419     116      184      249     430
ProFund VP Industrial                      115     181      243      416     116      184      249     430
ProFund VP Internet                        115     181      243      416     116      184      249     430
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3       5         10         1     3         5       10
                                          Year    Years   Years     Years     Year   Years     Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Pharmaceuticals                 115     181      243      416     116      184      249     430
ProFund VP Precious Metals                 115     181      243      416     116      184      249     430
ProFund VP Real Estate                     115     182      245      419     116      184      249     430
ProFund VP Semiconductor                   115     181      243      416     116      184      249     430
ProFund VP Technology                      115     182      245      419     116      184      249     430
ProFund VP Telecommunications              115     182      245      419     116      184      249     430
ProFund VP Utilities                       115     182      245      419     116      184      249     430
ProFund VP Bull                            115     182      245      419     116      184      249     430
ProFund VP Bear                            114     179      241      411     115      181      244     422
ProFund VP Bull Plus                       115     181      243      416     115      182      246     425
ProFund VP OTC                             115     180      242      414     115      182      246     425
ProFund VP Short OTC                       115     181      243      416     116      184      249     429
ProFund VP UltraOTC                        115     181      243      416     116      184      249     429
ProFund VP Mid-Cap Value                   115     181      243      416     116      184      249     430
ProFund VP Mid-Cap Growth                  115     181      243      416     116      184      249     430
ProFund VP UltraMid-Cap                    115     182      245      418     116      184      249     430
ProFund VP Small-Cap Value                 115     182      245      418     116      184      249     430
ProFund VP Small-Cap Growth                115     182      245      418     116      184      249     430
ProFund VP UltraSmall-Cap                  115     182      245      419     116      184      249     430
ProFund VP U.S. Government Plus            112     173      231      395     113      176      236     406
ProFund VP Rising Rates Opportunity        115     181      243      416     116      184      249     429

First Trust(R)10 Uncommon Values           109     164      216      365     110      166      220     376

SP Jennison International Growth           112     172      229      390     112      174      233     401
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Class 1 Sub-account of American Skandia Life Assurance  Corporation  Variable
Account B (see "What are Separate Accounts" for more detailed  information.) Each Sub-account  invests  exclusively in one Portfolio.  You should  carefully read the  prospectus  for any Portfolio in which you are  interested.  The following chart  classifies  each of the Portfolios  based on our assessment of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a description  of each  Portfolio's  investment  objective (in italics) and a short,  summary  description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the  description.  Those Portfolios whose name  includes the prefix  "AST" are  Portfolios  of American  Skandia  Trust.  The  investment  manager for AST is
American  Skandia  Investment  Services,  Incorporated,  an  affiliated  company of American  Skandia.  However,  a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios  are not publicly  traded mutual funds.  They are only  available as investment  options in variable annuity  contracts  and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to participants in certain  qualified  retirement  plans.  However,  some of the Portfolios  available as Sub-accounts under the Annuity are managed by the same  portfolio  advisor or sub-advisor as a retail mutual fund of the same or similar name that the  Portfolio  may have been modeled  after at its  inception.  Certain  retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail mutual funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ  to  varying  degrees.
Differences in the  performance of the funds can be expected,  and in some cases could be  substantial.  You should not  compare  the  performance  of a publicly  traded  mutual  fund with the  performance  of any  similarly  named
Portfolio  offered  as a  Sub-account.  Details  about  the  investment  objectives,  policies,  risks,  costs  and management  of the  Portfolios  are  found  in the  prospectuses  for the  underlying  mutual  funds.  The  current prospectus  and  statement of  additional  information  for the  underlying  Portfolios  can be obtained by calling
1-800-752-6342.

========================================================================================================================================
Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Annuities  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs. Owners of Annuities issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account at some future date;  however, at the present time, American Skandia has no intention to do so.
========================================================================================================================================

===================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as
Sub-accounts  under the  Annuity.  Owners of  Annuities  issued on or after  March 16,  2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of
Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to  allocate  additional  Account  Value  or  make  transfers  into  the  Rydex  Nova,  Rydex  Ursa  or  Rydex  OTC
Sub-accounts.  Annuity  Owners  and/or their  authorized  investment  professionals  who elect to transfer  Account
Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer  Account Value into the Rydex  Sub-accounts at a later date. Bank drafting,  dollar cost  averaging,  asset  allocation and rebalancing programs  that were  effective  before March 16, 2001 and included  one or more of the Rydex  Sub-accounts  will be allowed to continue.  However, no changes involving the Rydex Sub-accounts may be made to such programs.
===================================================================================================================

Please refer to Appendix B for certain  required  financial  information  related to the historical  performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on     Management, Inc.
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation, management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its      Janus Capital
                    objective  primarily  through  investments in equity  securities of issuers located outside the
                    United States.  The Portfolio  normally  invests at least 80% of its total assets in securities of issuers from at least five different  countries,  excluding the United States. The Portfolio
      EQUITY        invests primarily in companies  selected for their growth  potential.  Securities are generally       Corporation
                    selected  without  regard to any defined  allocation  among  countries,  geographic  regions or industry sectors, or other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue        Investment
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     Management, Inc.
                    selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital  growth.  Under normal market  conditions,  the Portfolio invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as
                    preferred stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers      Massachusetts
  GLOBAL EQUITY     (including  issuers  in  developing  countries).  The  Portfolio  generally  seeks to  purchase    Financial Services
                    securities of companies with relatively large market capitalizations  relative to the market in         Company
                    which they are traded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity     Management, Inc.
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Counseling/Federated
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's    Global Investment
                    strategies with respect to security analysis,  market  capitalization and sector allocation are     Management Corp.
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
 SMALL CAP VALUE    based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at   Goldman Sachs Asset
                    least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,        Management
                    less well-known  companies (with market  capitalizations of less than $4 billion at the time of investment).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to
                    investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not     Investors, Inc.
                    appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST  Janus  Mid-Cap  Growth:   seeks  long-term  capital  growth.  The  Portfolio  pursues  its      Janus Capital
                    investment  objective,  by investing  primarily in equity securities  selected for their growth potential,  and normally invests at least 80% of its net assets in medium-sized companies.  For purposes  of the  Portfolio,  medium-sized  companies  are those whose  market  capitalizations
                    (measured  at the time of  investment)  fall within the range of  companies  in the  Standard &       Corporation
                    Poor's MidCap 400 Index. The Sub-advisor seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that     Neuberger Berman
  MID-CAP GROWTH    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered        Management
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of       Incorporated
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented       Incorporated
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Management, Inc.
                    the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
 LARGE CAP GROWTH   of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of      Janus Capital
                    capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.   The  Portfolio  will  pursue  its  objective  by  investing  primarily  in  equity
                    securities of companies that the Sub-advisor  believes are  experiencing  favorable  demand for       Corporation
                    their  products and  services,  and which  operate in a favorable  competitive  and  regulatory environment.  The  Sub-advisor  seeks to identify  individual  companies  with earnings  growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the      Deutsche Asset
                    growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the     Management, L.P.
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        & Co., LLC
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
                    equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio      Cohen & Steers
   REAL ESTATE      will invest  substantially all of its assets in the equity securities of real estate companies,   Capital Management,
      (REIT)        i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,           Inc.
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MANAGED INDEX     AST  Sanford  Bernstein  Managed  Index  500:  seeks to  outperform  the  Standard & Poor's 500   Sanford C. Bernstein
                    Composite  Stock Price Index (the "S&P 500(R)")  through stock  selection  resulting in different weightings of common stocks relative to the index.  The Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking to outperform  the S&P 500, the
                    Sub-advisor  starts with a portfolio of stocks  representative of the holdings of the index. It then uses a set of fundamental  quantitative  criteria that are designed to indicate  whether a
                    particular  stock will  predictably  perform  better or worse than the S&P 500.  Based on these        & Co., LLC
                    criteria, the Sub-advisor determines whether the Portfolio should over-weight,  under-weight or hold a neutral  position in the stock  relative to the proportion of the S&P 500 that the stock represents.  In addition,  the  Sub-advisor  also may determine that based on the  quantitative criteria,  certain equity securities that are not included in the S&P 500 should be held by the
                    Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      GROWTH        AST American  Century Income & Growth:  seeks capital growth with current income as a secondary     American Century
                    objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound   INVESCO Funds Group,
                    investment  practices.  The Portfolio seeks to achieve its objective by investing in securities that are expected to produce  relatively high levels of income and consistent,  stable returns.
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be invested in equity securities that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may
                    diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").      Deutsche Asset
     BALANCED       The Portfolio seeks to achieve its investment objective by investing in different  combinations     Management, Inc.
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates
                    appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes   International, Inc.
                    that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease   Federated Investment
 HIGH YIELD BOND    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated        Counseling
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total return.  The Portfolio  pursues its objective by normally investing in high yield and  investment  grade debt  securities,  securities  convertible  into common stock and preferred stocks. Under normal  circumstances,  the Portfolio invests at least
                    65% of its total assets in fixed income  securities  of various  types.  The Portfolio may find good value in high yield securities,  sometimes called "lower-rated bonds" or "junk bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Pacific Investment
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any     Management, LLC
                    single one of them.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective    Wells Fargo Funds
                    by investing in a  diversified  portfolio  composed  primarily of equity  securities  that have positive  appreciation  potential  and trade at low  valuation,  as measured  against the stock market as a whole or against the  individual  stock's own price  history.  Under normal  market conditions,  the  Portfolio  invests  primarily  in common  stocks  of large,  well-established
                    companies  with  market  capitalization  exceeding  $3  billion  or more and up to 25% of total     Management, LLC
                    assets in foreign  companies  through  ADRs and similar  investments.  The  Portfolio  may also invest in debt  instruments  that may be  converted  into the  common  stocks of both U.S.  and foreign companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Management, LLC
                    80% of its total assets in income producing  equity  securities and in issues of companies with market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily  Rydex Global Advisers price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the
     TACTICAL       Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the  (f/k/a PADCO Advisors
   ALLOCA-TION      daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500        II, Inc.)
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any decrease in the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate  Rydex Global Advisers
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities
     TACTICAL       included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares  (f/k/a PADCO Advisors
   ALLOCA-TION      will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the        II, Inc.)
                    value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an inversely proportional amount.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark  Rydex Global Advisers for over-the-counter  securities,  currently the NASDAQ 100 Index(TM), by investing principally in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other instruments  whose  performance is expected to correspond to that of the Index,  and may engage
     TACTICAL       in futures and options  transactions.  If the  Portfolio  meets its  objective the value of its  (f/k/a PADCO Advisors
   ALLOCA-TION      shares will tend to increase by the amount of the  increase in the NASDAQ 100 Index(TM).  However,        II, Inc.)
                    when the value of the NASDAQ 100 Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,           Inc.
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and
                    government-sponsored  agencies) and suppliers to financial services  companies.  The investment           Inc.
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of interest  rate  environments  - although  securities  prices of  financial  services  companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite           Inc.
                    communications,  television and movie programming,  broadcasting and Internet access. Normally, the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the   Evergreen Investment
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Management Company,
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative           LLC
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and established market presence.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's
                    investment  adviser  principally  chooses  companies which it expects will experience growth in   Management Company,
                    earnings and price, and which have small market  capitalizations  (i.e.  companies whose market           LLC
                    capitalizations  fall  within  the  range  tracked  by the  Russell  2000  Index at the time of purchase).  The Portfolio may purchase stocks in initial public offerings (IPOs).
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  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the   Management Company,
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than           LLC
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
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  INTER-NATIONAL

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                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
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  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
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                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
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      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
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      SECTOR        ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
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      SECTOR        ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in biotechnology  companies, or in instruments that provide exposure to these
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
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                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and
      SECTOR        rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,   ProFund Advisors LLC
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
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                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in
      SECTOR        instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers,   ProFund Advisors LLC
                    producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
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      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
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      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
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      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
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      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
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                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
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      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
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                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
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      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
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                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
      SECTOR        measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio   ProFund Advisors LLC
                    invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
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THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
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                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
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                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
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                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
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The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
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    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
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    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
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    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
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The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
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  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
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                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
  S&P MIDCAP 400    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in   ProFund Advisors LLC
                    the S&P MidCap 400 Index(R)that have high price-to-book ratios.
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                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
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The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
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 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
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 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
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The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
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   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
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                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------------------------------------------------------------------------------------------------------

The First Trust(R)10 Uncommon  Values  Portfolio of the First Defined  Portfolio  Fund LLC invests in the securities of a  relatively  few number of issuers.  Since the assets of the  Portfolio  are  invested in a limited  number of issuers,  the net asset value of the Portfolio may be more susceptible to a single adverse  economic,  political or regulatory  occurrence.  The  Portfolio  may  also be  subject  to  additional  market  risk due to its  policy  of investing  based on an investment  strategy and  generally  not buying or selling  securities in response to market fluctuations.  The  Portfolio's  relative lack of diversity and limited  ongoing  management  may subject Owners to greater market risk than other portfolios.

-------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
                    Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
      BLEND         greatest  potential for capital  appreciation  during the next year. The stocks included in the           L.P.
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide        Prudential
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large
                    and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at     Investments LLC/
 NATIONAL EQUITY    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at   Jennison Associates
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose           LLC
                    earnings are growing at a faster rate than other companies and that have  above-average  actual and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R),"  "S&P(R)," "S&P 500(R),"  "Standard & Poor's 500," and "500" are  trademarks  of the  McGraw-Hill
Companies,  Inc.  and have been  licensed  for use by  American  Skandia  Investment  Services,  Incorporated.  The
Portfolio  is not  sponsored,  endorsed,  sold or  promoted  by  Standard & Poor's and  Standard & Poor's  makes no representation regarding the advisability of investing in the Portfolio.

The First  Trust(R)10 Uncommon  Values  portfolio  is not  sponsored or created by Lehman  Brothers,  Inc.  ("Lehman
Brothers").  Lehman  Brothers' only  relationship  to First Trust is the licensing of certain  trademarks and trade names of Lehman  Brothers and of the "10 Uncommon  Values" which is  determined,  composed and calculated by Lehman
Brothers without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP,  other than the  licensing of the Dow Jones sector  indices and its service marks for use in connection  with the ProFunds VP. The ProFunds VP are not sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and  neither  Standard & Poor's nor NASDAQ  makes any  representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We  offer  fixed  investment  options  of  different  durations  during  the  accumulation   period.  These  "Fixed
Allocations"  earn a  guaranteed  fixed rate of interest  for a  specified  period of time,  called the  "Guarantee
Period."  In most  states,  we offer Fixed  Allocations  with  Guarantee  Periods  from 1 to 10 years.  We may also offer  special  purpose Fixed  Allocations  for use with certain  optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee  Period.  However,  if you withdraw or transfer Account Value before the end of the  Guarantee  Period,  we will  adjust the value of your  withdrawal  or  transfer  based on a formula,  called a
"Market  Value  Adjustment."  The Market  Value  Adjustment  can either be positive or  negative,  depending on the rates that are currently being credited on Fixed  Allocations.  Please refer to the section  entitled "How does the
Market Value  Adjustment  Work?" for a description of the formula along with examples of how it is calculated.  You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations may not be available in all states.  Availability of Fixed  Allocations is subject to change and may differ by state and by the annuity  product you purchase.  Please call American  Skandia at  1-800-766-4530  to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales  Charge:  We do not  deduct a sales  charge  from  Purchase  Payments  you make to your
Annuity.  However,  we may deduct a Contingent  Deferred Sales Charge or CDSC if you surrender your Annuity or when you make a partial  withdrawal.  The CDSC  reimburses  us for  expenses  related to sales and  distribution  of the
Annuity,  including  commissions,  marketing materials and other promotional expenses.  The CDSC is calculated as a percentage  of your  Purchase  Payment being  surrendered  or withdrawn  during the  applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year  following the date we receive a Purchase  Payment as Year
1. The amount of the CDSC  applicable  to each Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each  Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase
Payment is being  withdrawn  first so that the lowest CDSC is deducted from the amount  withdrawn.  After seven (7)
complete  years from the date you make a Purchase  Payment,  no CDSC will be assessed if you  withdraw or surrender that Purchase  Payment.  Under  certain  circumstances  you can withdraw a limited  amount of Account Value without paying a CDSC.  This is referred to as a "Free  Withdrawal."  Free  Withdrawals  are not treated as a withdrawal of
Purchase  Payments for purposes of  calculating  the CDSC on a subsequent  withdrawal or surrender.  Withdrawals of amounts greater than the maximum Free Withdrawal  amount are treated as a withdrawal of Purchase  Payments and will be assessed a CDSC.  For  purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments  being  withdrawn  may be greater  than your  remaining  Account  Value or the  amount of your  withdrawal request.  This is most likely to occur if you have made prior  withdrawals  under the Free Withdrawal  provision or if your Account Value has declined in value due to negative market performance.

We may waive the CDSC under certain  medically-related  circumstances or when taking a Minimum Distribution from an
Annuity  purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum
Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision on Annuities  owned by: (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in the  case  of an  affiliated broker-dealer,  registered  representative  of such company;  (c) a director,  officer or trustee of any underlying mutual  fund;  (d) a  director,  officer or  employee  of any  investment  manager,  sub-advisor,  transfer  agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing,  legal and/or  administrative  services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative of a broker-dealer or insurance  agency that has a then  current  selling  agreement  with us and/or  with  American  Skandia  Marketing,
Incorporated;  (f) a director,  officer,  employee or  authorized  representative  of any firm  providing us or our affiliates  with regular legal,  actuarial,  auditing,  underwriting,  claims,  administrative,  computer  support, marketing,  office or other  services;  (g) the then  current  spouse of any such person  noted in (b) through (f), above;  (h) the parents of any such person  noted in (b) through  (g),  above;  (i) the  child(ren)  or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in (b) through (h) above.

Annual  Maintenance  Fee:  During  the  accumulation  period  we  deduct  an Annual  Maintenance  Fee.  The  Annual
Maintenance  Fee is $30.00 or 2% of your Account Value invested in the variable  investment  options,  whichever is less.  This fee will be  deducted  annually  on the  anniversary  of the  Issue  Date of your  Annuity  or,  if you surrender  your Annuity  during the Annuity  Year,  the fee is deducted at the time of  surrender.  We may increase the Annual  Maintenance  Fee.  However,  any  increase  will only apply to  Annuities  issued after the date of the increase.

Optional Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date.  Under certain  circumstances,  we may deduct a pro-rata  portion of the annual  charge for any optional  benefit.  The charge for each  optional  Death Benefit is deducted in addition to the  Insurance  Charge due to the increased  insurance  risk  associated  with the optional
Death  Benefits.  Please refer to the section  entitled  "Death  Benefit" for a description  of the charge for each
Optional Death Benefit.  Please refer to the section entitled  "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description  of the charge for the  Guaranteed
Return Option.

Transfer Fee:  Currently,  you may make twenty (20) free transfers  between  investment  options each Annuity Year.
We will charge  $10.00 for each transfer  after the  twentieth in each Annuity  Year. We do not consider  transfers made as part of a dollar cost  averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory service will be subject to the twenty-transfer limit.  However,  all  transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period are not subject to the Transfer Fee and are not counted toward the twenty free  transfers.  We may reduce the number of free  transfers  allowable each
Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may  eliminate  the Transfer Fee for transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax Charges:  Several states and some municipalities  charge premium taxes or similar taxes. The amount of tax will vary from  jurisdiction to jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally  will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges  from each  Purchase  Payment at the time of a  withdrawal  or surrender of your Annuity or at the time you elect  to begin  receiving  annuity  payments.  We may  assess a charge  against  the  Sub-accounts  and the  Fixed
Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against  the  average  daily  assets  allocated  to the
Sub-accounts.  The  Insurance  Charge is the  combination  of the  Mortality & Expense Risk Charge  (1.25%) and the
Administration  Charge  (0.15%).  The total charge is equal to 1.40% on an annual basis.  The  Insurance  Charge is intended to compensate  American  Skandia for providing the  insurance  benefits  under the Annuity,  including the
Annuity's basic death benefit that provides  guaranteed  benefits to your beneficiaries even if the market declines and the risk that  persons we  guarantee  annuity  payments to will live longer  than our  assumptions.  The charge also covers  administrative  costs  associated with providing the Annuity  benefits,  including  preparation of the contract,  confirmation  statements,  annual account  statements and annual  reports,  legal and accounting fees as well as various related  expenses.  Finally,  the charge covers the risk that our  assumptions  about the mortality risks and expenses  under this Annuity are  incorrect  and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted as an
Administration  Charge.  However,  any  increase  will  only  apply  to  Annuities  issued  after  the  date of the increase.

American  Skandia  may make a profit on the  Insurance  Charge if,  over time,  the actual  cost of  providing  the guaranteed  insurance  obligations  under the Annuity are less than the amount we deduct for the Insurance  Charge.
To the extent we make a profit on the Insurance  Charge,  such profit may be used for any other corporate  purpose, including  payment  of other  expenses  that  American  Skandia  incurs in  promoting,  distributing,  issuing  and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated to a Fixed  Allocation.  However,  the amount we credit to Fixed  Allocations may also reflect similar  assumptions  about the insurance  guarantees  provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management fee,  operating  expenses and any distribution and service (12b-1) fees that may apply.  These fees are  deducted  daily by each  Portfolio  before it provides  American  Skandia  with the net asset value as of the close of business  each day. More  detailed  information  about fees and charges can be found in the prospectuses for the Portfolios.  Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts, we also take into consideration  mortality,  expense,  administration,  profit and other factors in determining the interest  rates we credit to Fixed  Allocations.  Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value  Adjustment  may also apply to  transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain  states a tax is due if and when you  exercise  your right to receive  periodic  annuity  payments.  The amount  payable will depend on the applicable  jurisdiction  and on the annuity  payment option you select.  If you select a fixed  payment  option,  the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize.  There is no specific charge deducted from these  payments;  however,  the amount of each annuity payment reflects  assumptions  about our insurance  expenses.  If you select a variable payment option that we may offer,  then the amount of your  benefits  will  reflect  changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain fees and charges or alter the manner in which the  particular  fee or charge is deducted.  For  example,  we may  reduce  the  amount  of the CDSC or the  length  of time it  applies,  reduce  or eliminate  the amount of the Annual  Maintenance  Fee or reduce the portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally,  these types of changes  will be based on a  reduction  to our sales,  maintenance  or  administrative  expenses  due to the  nature of the  individual  or group  purchasing  the
Annuity.  Some of the  factors we might  consider in making  such a decision  are:  (a) the size and type of group;
(b) the  number of  Annuities  purchased  by an Owner;  (c) the  amount  of  Purchase  Payments  or  likelihood  of additional  Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced.  We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase  Payment:  You must make a minimum initial Purchase Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial  Purchase
Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where  allowed  by law,  initial  Purchase  Payments  in  excess  of  $1,000,000  require  our  approval  prior  to acceptance.  We  may  apply  certain  limitations  and/or  restrictions  on  the  Annuity  as a  condition  of  our acceptance,  including limiting the liquidity features or the Death Benefit protection  provided under the Annuity, limiting the right to make  additional  Purchase  Payments,  changing the number of transfers  allowable  under the
Annuity or restricting the Sub-accounts that are available.  Other limitations and/or restrictions may apply.

Except as noted below,  Purchase  Payments must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to American  Skandia.  Purchase  Payments may also be submitted via 1035  exchange or direct  transfer of funds.  Under certain  circumstances,  Purchase Payments may be transmitted to American Skandia via wiring funds through your investment  professional's  broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an  arrangement  called "bank  drafting"  where you  authorize us to deduct money  directly from your bank  account.  We may reject any payment if it is received  in an  unacceptable  form.  Our  acceptance  of a check is subject to our ability to collect funds.

Age Restrictions:  There is no age restriction to purchase the Annuity.  However,  the basic Death Benefit provides greater  protection  for  persons  under age 90. You should  consider  your need to access your  Account  Value and whether the Annuity's  liquidity  features will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10%  penalty  in  addition  to  ordinary  income  taxes on any gain.  The  availability  of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s),
Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The Owner(s)  holds all rights  under the Annuity.  You may name more than one Owner in which case
         -----
         all  ownership  rights are held  jointly.  However,  this Annuity does not provide a right of  survivorship.
         Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant  is the  person we agree to make  annuity  payments  to and upon  whose life we
         ---------
         continue to make such  payments.  You must name an  Annuitant  who is a natural  person.  We do not accept a designation of joint Annuitants  during the accumulation  period.  Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent  Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of  "Considerations  for Contingent  Annuitants" in the Tax
         Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no
         -----------
         beneficiary is named the death benefit will be paid to you or your estate.

Your  right  to make  certain  designations  may be  limited  if  your  Annuity  is to be  used as an IRA or  other
"qualified"  investment  that is given  beneficial  tax  treatment  under the Code.  You should seek  competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change  the Owner,  Annuitant  and  Beneficiary  designations  by  sending us a request in  writing.  Where allowed by law,  such changes will be subject to our  acceptance.  Some of the changes we will not accept  include, but are not limited to:
|X|      a new Owner  subsequent to the death of the Owner or the first of any joint Owners to die,  except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified"  investments,  a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary  is the  surviving  spouse
unless  you  elect  an  alternative   Beneficiary   designation.   Unless  you  elect  an  alternative  Beneficiary
designation,  upon the death of either spousal  Owner,  the surviving  spouse may elect to assume  ownership of the
Annuity  instead of taking the Death  Benefit  payment.  The Death Benefit that would have been payable will be the new  Account  Value of the  Annuity  as of the  date of due  proof of death  and any  required  proof of a  spousal relationship.  As of the date the  assumption  is  effective,  the  surviving  spouse  will have all the rights and benefits  that would be available  under the Annuity to a new  purchaser of the same  attained age. For purposes of determining  any future Death Benefit for the  beneficiary of the surviving  spouse,  the new Account Value will be considered  as the  initial  Purchase  Payment.  No  CDSC  will  apply  to the  new  Account  Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving  spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant,  the surviving  spouse will become the  Annuitant.  No Death Benefit is payable upon the death of the  Annuitant.  However,  the Account  Value of the Annuity as of the date of due proof of death of the  Annuitant
(and any  required  proof of the spousal  relationship)  will reflect the amount that would have been payable had a
Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain  period of time known as a right to cancel  period.  This is often  referred to as a  "free-look."
Depending on the state in which you purchased  your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to  cancel  period  may be ten (10)  days,  twenty-one  (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity  during the  applicable period,  we will refund  your  current  Account  Value plus any tax charge  deducted.  This amount may be higher or lower than your original  Purchase  Payment.  Where  required by law, we will return your current  Account Value or the amount of your initial  Purchase  Payment,  whichever  is greater.  The same rules may apply to an Annuity that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or
Account Value,  we may allocate your Account Value to the AST Money Market  Sub-account  during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum  amount that we accept as an additional  Purchase  Payment is $100 unless you  participate  in American
Skandia's  Systematic  Investment  Plan or a periodic  purchase  payment  program.  We will allocate any additional
Purchase  Payments  you make  according  to your most  recent  allocation  instructions,  unless  you  request  new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your
              ----------
bank account and applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank  drafting  program  "American  Skandia's  Systematic  Investment  Plan."  Purchase  Payments made through bank drafting may only be allocated  to the variable  investment  options  when  applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you authorize  payments that will equal at least $1,000  during the first 12 months of your Annuity.  We may suspend or cancel bank drafting  privileges if sufficient  funds are not available  from the  applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These  types of  programs  are only  available  with  certain  types of  qualified  investments.  If your  employer sponsors such a program,  we may agree to accept periodic  Purchase  Payments through a salary reduction program as long as the allocations are made only to variable  investment  options and the periodic  Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase
Payments.)

Initial  Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.
The net  Purchase  Payment  is your  initial  Purchase  Payment  minus  any tax  charges  that may  apply.  On your application  we ask you to provide us with  instructions  for  allocating  your  Account  Value.  You can  allocate
Account Value to one or more variable investment options or Fixed Allocations.

In those  states  where we are required to return your  Purchase  Payment if you exercise  your right to return the
Annuity,  we initially  allocate all amounts that you choose to allocate to the variable  investment options to the
AST Money Market  Sub-account.  At the end of the right to cancel  period we will  reallocate  your  Account  Value according to your most recent  allocation  instructions.  Where  permitted by law, we will  allocate  your Purchase
Payments  according  to  your  initial  instructions,  without  temporarily  allocating  to the  AST  Money  Market
Sub-account.  To do this,  we will ask that you execute our form called a "return  waiver"  that  authorizes  us to allocate your  Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the "return  waiver" and then decide to return your Annuity during the right to cancel period,  you will receive your current  Account Value which may be more or less  than your  initial  Purchase  Payment  (see  "May I Return  the  Annuity  if I Change my
Mind?").

Subsequent  Purchase  Payments:  We will  allocate any  additional  Purchase  Payments  you make  according to your current  allocation  instructions.  If any rebalancing or asset allocation  programs are in effect,  the allocation should conform with such a program.  We assume that your current  allocation  instructions are valid for subsequent
Purchase  Payments until you make a change to those  allocations or request new  allocations  when you submit a new
Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the  accumulation  period you may transfer  Account  Value  between  investment  options.  Transfers are not subject to taxation on any gain. We currently  limit the number of  Sub-accounts  you can invest in at any one time to twenty (20).  However,  you can invest in an  unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you allocate  Account  Value to at the time of any  allocation  or  transfer.  If you request a transfer  and,  as a result of the  transfer,  there would be less than $500 in the  Sub-account,  we may transfer the  remaining  Account Value in the  Sub-account  pro rata to the other  investment  options to which you transferred.

We may impose  specific  restrictions on financial  transactions  for certain  Portfolios  based on the Portfolio's investment  restrictions.  Currently,  any  purchase,  redemption  or transfer  involving  the Rydex or ProFunds VP
Sub-accounts  must be  received  by us no later than one hour  prior to any  announced  closing  of the  applicable securities  exchange  (generally,  3:00 p.m.  Eastern  time) to be  processed  on the current  Valuation  Day.  The
"cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account will be extended to1/2 hour prior to any announced closing (generally,  3:30 p.m. Eastern time) for transactions submitted  electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we  charge  $10.00  for each  transfer  after the  twentieth  (20th) in each  Annuity  Year,  including transfers  made as part of any  rebalancing,  market  timing,  asset  allocation or similar  program which you have authorized.  Transfers  made as part of a dollar  cost  averaging  program  do not count  toward  the  twenty  free transfer  limit.  Renewals  or  transfers  of Account  Value from a Fixed  Allocation  at the end of its  Guarantee
Period are not subject to the transfer  charge.  We may reduce the number of free transfers  allowable each Annuity
Year (subject to a minimum of eight)  without  charging a Transfer Fee unless you make use of  electronic  means to
transmit  your  transfer  requests.   We  may  eliminate  the  Transfer  Fee  for  transfer  requests   transmitted
electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any  Annuity  Year for all  existing  or new Owners.  We also reserve the right to limit the number of  transfers in any Annuity Year or to refuse any transfer  request for an Owner or certain Owners if: (a) we believe that  excessive  trading or a specific  transfer  request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are  informed by one or more of the  Portfolios  that the  purchase  or  redemption  of shares  must be  restricted because of excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above  could  occur  would be if the  aggregate  amount of a trade or trades  represented  a  relatively  large proportion of the total assets of a particular  Portfolio.  Under such a  circumstance,  we will process  transfers according  to our rules then in effect  and  provide  notice if the  transfer  request  was  denied.  If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes.  We offer  Dollar  Cost  Averaging  during  the  accumulation  period.  Dollar  Cost  Averaging  allows you to systematically  transfer an amount each month from one investment  option to one or more other investment  options.
You can choose to transfer  earnings only,  principal plus earnings or a flat dollar amount.  Dollar Cost Averaging allows you to invest  regularly each month,  regardless of the current unit value (or price) of the  Sub-account(s)
you invest in.  This  enables  you to  purchase  more units when the market  price is low and fewer  units when the market  price  is  high.  This  may  result  in a lower  average  cost of units  over  time.  However,  there is no guarantee that Dollar Cost Averaging will result in a profit or protect  against a loss in a declining  market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost  Averaging  from
Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging  program is established from a Fixed  Allocation,  the fixed rate of interest we credit to your  Account  Value is applied to a  declining  balance  due to the  transfers  of Account  Value to the
Sub-accounts  during the Guarantee  Period.  This will reduce the effective rate of return on the Fixed  Allocation over the Guarantee Period.

-------------------------------------------------------------------------------------------------------------------
American  Skandia  is  currently  offering  Fixed  Allocations  with  Guarantee  Periods  of 5 months  or 11 months exclusively  for use with a Dollar Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations  are
designed  to  automatically  transfer  Account  Value in  either 6 or 12  payments  under a Dollar  Cost  Averaging program.  DCA Fixed  Allocations may only be established with your initial Purchase Payment or additional  Purchase
Payments.  You may not  transfer  existing  Account  Value to a DCA  Fixed  Allocation.  We  reserve  the  right to terminate offering these special purpose Fixed Allocations at any time.
-------------------------------------------------------------------------------------------------------------------

Account Value allocated to the DCA Fixed  Allocation will be transferred to the  Sub-accounts  you choose under the
Dollar Cost Averaging  program.  Dollar Cost  Averaging  transfers will begin on the day following the date the DCA
Fixed  Allocation  is  established  and each month  following  until the entire  principal  amount plus earnings is transferred.  If you terminate the Dollar Cost Averaging  program before the entire  principal amount plus earnings has been transferred to the  Sub-account(s),  you must transfer all remaining Account Value to any other investment option.  Unless you provide  alternate  instructions  at the time you terminate the Dollar Cost Averaging  program,
Account Value will be transferred  to the AST Money Market  Sub-account.  Transfers from Fixed  Allocations as part of a Dollar  Cost  Averaging  program  are not  subject  to a Market  Value  Adjustment.  However,  a Market  Value
Adjustment will apply if you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your  Account  Value  rebalanced  quarterly,  semi-annually,  or  annually.  On the appropriate date, your variable  investment options are rebalanced to the allocation  percentages you request.  For example,  over time the  performance  of the  variable  investment  options will  differ,  causing your  percentage allocations to shift.  With  automatic  rebalancing,  we transfer the  appropriate  amount from the  "overweighted"
Sub-accounts  to the  "underweighted"  Sub-accounts to return your  allocations to the percentages you request.  If you request a transfer from or into any variable  investment  option  participating  in the  automatic  rebalancing program,  we will assume that you wish to change  your  rebalancing  percentages  as well,  and will  automatically adjust the rebalancing  percentages in accordance with the transfer unless we receive  alternate  instructions from you.

You must have a minimum  Account  Value of at least  $10,000 to enroll in automatic  rebalancing.  All  rebalancing transfers  made on the same day as part of an automatic  rebalancing  program are  considered  as one transfer when counting  the  number of  transfers  each year  toward the  maximum  number of free  transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two  different  programs  for  investors  who wish to invest in the variable  investment  options but also wish to  protect  their  principal,  at least as of a  specific  date in the  future.  You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account  Value is allocated to a Fixed  Allocation and the remaining Account Value is allocated to the variable  investment  options that you select.  When you enroll in the Balanced  Investment  Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the Fixed  Allocation.  Based on the fixed rate for the Guarantee  Period chosen,  we calculate the portion of your Account  Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount"  (such as your initial  Purchase  Payment).  We  determine  the amount based on the rates  then in effect for the  Guarantee  Period you  choose.  If you  continue  the  program  until the end of the
Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed Allocation
will have grown to equal the "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee  Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer  the  Account  Value  that is not  allocated  to the  Fixed  Allocation  between  any of the  Sub-accounts available  under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market fluctuations  and may increase or decrease in value.  We do not deduct a charge for  participating  in the Balanced
Investment Program.

         Example
         Assume you invest  $100,000.  You choose a 10-year  program and allocate a portion of your  Account  Value to a Fixed  Allocation  with a 10-year  Guarantee  Period.  The rate for the 10-year  Guarantee  Period is
         5.33%*.  Based on the fixed  interest rate for the  Guarantee  Period  chosen,  the factor is 0.594948 for determining  how much of your Account  Value will be allocated  to the Fixed  Allocation.  That means that
         $59,495 will be allocated to the Fixed  Allocation  and the  remaining  Account  Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming  that you do not make any  withdrawals  from the
         Fixed  Allocation,  it will  grow to  $100,000  at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program where we monitor your Account Value daily and  systematically  transfer amounts between Fixed  Allocations and the variable  investment  options you choose.  American  Skandia  guarantees that at the end of the  seventh  (7th) year from  commencement  of the  program (or any  program  restart  date),  you will receive no less than your  Account  Value on the date you  elected to  participate  in the  program  ("commencement value").  On the program  maturity date, if your Account Value is below the  commencement  value,  American Skandia will apply  additional  amounts to your Annuity so that it is equal to commencement  value or your Account Value on the date you elect to restart the program  duration.  Any amounts  added to your Annuity will be applied to the AST
Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account  Value  is only  transferred  to and  maintained  in  Fixed  Allocations  to the  extent  we,  in our  sole
                   ----
discretion,  deem it is  necessary  to support our  guarantee  under the  program.  This  differs from the Balanced
Investment  Program  where a set amount is allocated to a Fixed  Allocation  regardless of the  performance  of the underlying  Sub-accounts.  With the  Guaranteed  Return  Option,  your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring  amounts to Fixed Allocations to protect against  significant market  downturns.  NOTE: If a  significant  amount of your Account Value is  systematically  transferred  to Fixed
Allocations  during  prolonged  market  declines,  less of your  Account  Value  may be  immediately  available  to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine  whether it is greater than,  equal to or below our  "reallocation  trigger",  described  below.  Based on the performance of the Sub-accounts in which you choose to allocate  your Account Value  relative to the  reallocation  trigger,  we may transfer some or all of your  Account  Value to or from a Fixed  Allocation.  You have  complete  discretion  over the  allocation  of your
Account  Value that  remains  allocated  in the  variable  investment  options.  However,  we reserve  the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater  than or  equal to  reallocation  trigger:  Your  Account  Value  in the  variable investment  options remains  allocated  according to your most recent  instructions.  If a portion of
              Account Value was previously  allocated to a Fixed Allocation,  those amounts may be transferred from the Fixed Allocation and re-allocated to the variable  investment  options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value below  reallocation  trigger:  A portion of your Account  Value in the variable  investment options is  transferred  to a new Fixed  Allocation.  These  amounts  are  transferred  on a pro-rata basis from the variable  investment  options.  The new Fixed  Allocation will have a Guarantee Period equal to the remaining  duration in the Guaranteed  Return  Option.  The Account Value applied to the new Fixed  Allocation  will be  credited  with the fixed  interest  rate then being  applied to a new
              Fixed  Allocation of the next higher yearly  duration.  The Account Value will remain invested in the
              Fixed  Allocation  until the maturity date of the program  unless,  at an earlier date,  your Account
              Value is at or above  the  reallocation  trigger  and  amounts  can be  transferred  to the  variable investment  options (as  described  above)  while  maintaining  the  guarantee  protection  under the program.

American  Skandia uses an allocation  mechanism  based on assumptions of expected and maximum market  volatility to determine  the  reallocation  trigger.  The  allocation  mechanism is used to determine  the  allocation of Account
Value between Fixed  Allocations and the  Sub-accounts  you choose.  American  Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion.

Program Termination
The  Guaranteed  Return  Option  will  terminate  on its  maturity  date.  You can  elect to  participate  in a new
Guaranteed  Return Option or  re-allocate  your Account  Value at that time.  Upon  termination,  any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market  Sub-account,  unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not  provide any guarantees upon termination of the program.
|X|      Withdrawals  from your Annuity while the program is in effect will reduce the guaranteed  amount under the program in  proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions  of the  Annuity,  including  any  Contingent  Deferred  Sales  Charge  or Market  Value
         Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied to the Annuity  while the program is in effect will only  increase the amount guaranteed;  however,  all or a portion of any additional Purchase Payments may be allocated to the
         Fixed Allocations.
|X|      Annuity Owners cannot transfer  Account Value to or from a Fixed  Allocation  while  participating  in the program and cannot  participate  in any dollar cost  averaging  program that  transfers  Account  Value from a
         Fixed Allocation to the variable investment options.
|X|      Transfers  from  Fixed  Allocations  will be  subject to the Market  Value  Adjustment  formula  under the
         Annuity;  however,  the 0.10% "cushion"  feature of the formula will not apply. A Market Value  Adjustment may be  either  positive  or  negative.  Transfer  amounts  will be taken  from the most  recently  applied  Fixed
         Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option will  terminate:  (a) upon the death of the Owner or the  Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

|X|      You can elect to restart the seven (7) year program  duration on any  anniversary of the Issue Date of the
         Annuity.  The Account  Value on the date the restart is  effective  will  become the new  commencement  value.
         You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account Value per year to participate in the  Guaranteed  Return Option.  The charge is deducted to  compensate  American  Skandia for: (a) the risk that your  Account  Value on the maturity  date of the program is less than the amount  guaranteed;  and (b)  administration  of the  program.  The charge is  deducted in arrears  on an annual  basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the program on a date other than the Issue Date of the Annuity or an anniversary  of the Issue Date of the Annuity,  we will  charge a pro-rata  portion of the  annual  charge for the  remaining  portion  of the  Annuity  Year.  If the program  terminates  before  completion  for any reason other than death or  medically-related  surrender,  we will assess a  pro-rata  portion of the annual  charge.  We will  deduct  the  annual  charge for  participating  in the program pro-rata from the variable investment options.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes.  You may  authorize  your  investment  professional  to direct the  allocation  of your  Account  Value and to request financial  transactions  between  investment  options while you are living,  subject to our rules. You must contact  us  immediately  if and when  you  revoke  such  authority.  We will  not be  responsible  for  acting  on instructions  from your  investment  professional  if you fail to inform us that such  person's  authority has been revoked.  We may also suspend, cancel or limit these privileges at any time.  We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed,  registered investment  professionals or
investment  advisors  who  you  authorize  to  make  financial   transactions  on  your  behalf.  These  investment
professionals  may be firms or  persons  who  also  are  appointed  by us as  authorized  sellers  of the  Annuity.
However,  we do not offer advice about how to allocate your Account Value under any  circumstance.  Any  investment professionals  you engage to provide advice and/or make  transfers for you is not acting on our behalf.  We are not responsible for any  recommendations  such  investment  professionals  make, any market timing or asset  allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment  professionals or investment advisors,  who are authorized by multiple contract owners to make financial  transactions,  to enter into an  administrative  agreement with American  Skandia as a condition of our accepting  transactions on your behalf. The  administrative  agreement may impose limitations on the investment
professional's  or  investment  advisor's  ability  to  request  financial   transactions  on  your  behalf.  These
limitations are intended to minimize the detrimental  impact of an investment  professional who is in a position to transfer  large amounts of money for multiple  clients in a particular  Portfolio or type of portfolio or to comply with specific  restrictions  or  limitations  imposed by a Portfolio(s)  on American  Skandia.  The  administrative agreement may limit the available  investment  options,  require  advance notice of large  transactions,  or impose other trading  limitations on your investment  professional.  Your investment  professional will be informed of all such  restrictions  on an ongoing  basis.  We may also  require  that your  investment  professional  transmit  all financial  transactions  using  the  electronic  trading  functionality  available  through  our  Internet  website
(www.americanskandia.com).  Limitations  that we may impose on your investment  professional or investment  advisor under the terms of the  administrative  agreement do not apply to financial  transactions  requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee
Period."  Fixed  Allocations  currently are offered with  Guarantee  Periods from 1 to 10 years.  We may make Fixed
Allocations of different  durations  available in the future,  including Fixed Allocations  offered exclusively for use with certain optional  investment  programs.  Fixed  Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest  rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change  during the  Guarantee  Period.  The rates are an effective  annual rate of interest.  We determine  the interest  rates for the various  Guarantee  Periods.  At the time that we confirm  your Fixed  Allocation,  we will advise you of the interest rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time.  Any change in interest  rate does not affect  Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current  rates for Fixed  Allocations,  please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed  Allocation for that  particular  Guarantee  Period;
         or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent  permitted by law, we may  establish  different  interest  rates for Fixed  Allocations  offered to a class of Owners who choose to participate  in various  optional  investment  programs we make  available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging  program
(see "Do You Offer Dollar Cost Averaging?") or a balanced  investment  program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future  date?").  The interest rate credited to Fixed  Allocations  offered to this class of purchasers may be different  than those offered to other  purchasers who choose the same Guarantee
Period but who do not participate in an optional investment program.  Any such program is at our sole discretion.

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American  Skandia  is  currently  offering  Fixed  Allocations  with  Guarantee  Periods  of 3  months  or 6 months exclusively  for  use  as  a  short-term  Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed
Allocations may only be established  with your initial Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a Short-term Fixed Allocation.  We reserve the right to terminate  offering these special purpose Fixed Allocations at any time.
-------------------------------------------------------------------------------------------------------------------

On  the  Maturity  Date  of the  Short-term  Fixed  Allocation,  the  Account  Value  will  be  transferred  to the
Sub-account(s)  you choose at the inception of the program.  If no  instructions  are provided,  such Account Value will be transferred to the AST Money Market  Sub-account.  Short-term  Fixed  Allocations may not be renewed on the
Maturity  Date. If you surrender the Annuity or transfer any Account  Value from the  Short-term  Fixed  Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for  determining the fixed interest rates for Fixed  Allocations.  Generally the interest  rates we offer for Fixed  Allocations  will  reflect the  investment  returns  available  on the types of investments  we make to  support  our fixed  rate  guarantees.  These  investment  types  may  include  cash,  debt securities  guaranteed  by the United  States  government  and its  agencies  and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements,  asset-backed obligations and municipal  bonds.  In  determining  rates we also consider  factors such as the length of the Guarantee  Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make,  commissions,  administrative  and  investment  expenses,  our  insurance  risks  in  relation  to the  Fixed
Allocations,  general  economic  trends  and  competition.  Some of these  considerations  are  similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit  interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to Fixed  Allocations for the same Guarantee  Period selected by new Annuity  purchasers in the same class.

The  interest  rate we credit for a Fixed  Allocation  is subject to a minimum.  Please  refer to the  Statement of
Additional  Information.  In certain  states the  interest  rate may be  subject  to a minimum  under  state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment  based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market
Value Adjustment  formula compares the interest rates credited for Fixed  Allocations at the time you invested,  to interest  rates being credited when you make a transfer or  withdrawal.  The amount of any Market Value  Adjustment can be  either  positive  or  negative,  depending  on the  rates  that  are  currently  being  credited  on  Fixed
Allocations.  In certain  states  the  amount of any Market  Value  Adjustment  may be limited  under  state law or regulation.  If your Annuity is governed by the laws of that state,  any Market Value  Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA  formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed
Allocation on a particular date.  The formula is as follows:

                                            [(1+I) / (1+J+0.0010)]N/12

                                                      where:

                  I is the fixed  interest rate we  guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities  at the time of the withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the
                                    ---
                  remaining number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or  withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed
Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

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For purposes of the DCA Fixed  Allocations and Short-term Fixed  Allocations,  the Market Value Adjustment  formula is modified as follows:  The  definition  of "J" within the MVA formula will be equal to the fixed rate of interest for  new  DCA  Fixed  Allocations  of the  applicable  5 or 11  month  Guarantee  Period  or new  Short-term  Fixed
Allocations  of the  applicable  3 or 6 month  Guarantee  Period.  If American  Skandia no longer  offers DCA Fixed
Allocations or Short-term  Fixed  Allocations on the date that a Market Value Adjustment is being  calculated,  the definition  of "J" within the MVA formula  will be equal to the fixed rate of  interest  for the  applicable  Fixed
Allocations on the date that the Fixed Allocation program was terminated.
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MVA Examples
The  following  hypothetical  examples  show  the  effect  of the MVA in  determining  Account  Value.  Assume  the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire  Fixed  Allocation  after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the  withdrawal,  the fixed  interest  rate for a new Fixed  Allocation  with a
Guarantee  Period of 24 months  is 3.5% (J = 3.5%).  Based on these  assumptions,  the MVA would be  calculated  as follows:

                         MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                            Interim Value = $57,881.25
                        Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the  withdrawal,  the fixed  interest  rate for a new Fixed  Allocation  with a
Guarantee  Period of 24 months  is 6.0% (J = 6.0%).  Based on these  assumptions,  the MVA would be  calculated  as follows:

                         MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                            Interim Value = $57,881.25
                         Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The  "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date,
you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or different  length or you may transfer all or part of that Fixed  Allocation's  Account Value to another  Fixed  Allocation or to one or more
Sub-accounts.  We will notify you before the end of the  Guarantee  Period about the fixed  interest  rates that we are  currently  crediting  to all Fixed  Allocations  that are being  offered.  The rates  being  credited to Fixed
Allocations  may  change  before  the  Maturity  Date.  We will  not  charge a MVA if you  choose  to renew a Fixed
Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation  to be allocated on its  Maturity  Date,  it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the  accumulation  period  you can  access  your  Account  Value  through  Partial  Withdrawals,  Systematic
Withdrawals,  and where required for tax purposes,  Minimum  Distributions.  You can also surrender your Annuity at any time.  We may  deduct a  portion  of the  Account  Value  being  withdrawn  or  surrendered  as a CDSC.  If you surrender  your  Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee, any Tax Charge that applies  and the  charge  for any  optional  benefits.  We may also apply a Market  Value  Adjustment  to any Fixed
Allocations.  Certain  amounts may be  available  to you each  Annuity  Year that are not subject to a CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for  surrenders made for qualified  medical reasons or for withdrawals made to satisfy Minimum  Distribution  requirements.  Unless you notify us differently,  withdrawals are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution  during the  accumulation  period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax  basis",  if any.  Distributions  from your  Annuity  are  generally  subject to  ordinary income taxation on the amount of any investment gain unless the  distribution  qualifies as a non-taxable  exchange or transfer.  If you take a  distribution  prior to the  taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition  to  ordinary  income  taxes on any gain.  You may wish to consult a  professional  tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity  payment is taxed as ordinary  income at the tax rate you are subject to at the time of the payment.  The Code and regulations have  "exclusionary  rules" that we use to determine  what  portion  of each  annuity  payment  should be treated as a return of any tax basis you have in the
Annuity.  Once the tax basis in the Annuity has been  distributed,  the remaining  annuity  payments are taxable as ordinary  income.  The tax basis in the Annuity may be based on the tax-basis  from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can  withdraw a limited  amount from your  Annuity  during each of Annuity
         Years 1-7 without a CDSC being applied.  We call this the "Free  Withdrawal"  amount.  The Free Withdrawal amount is not available if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not  reduce  the  amount  of CDSC that may apply  upon a  subsequent  withdrawal  or  surrender  of the
         Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can  also  make  withdrawals  in  excess  of the  Free  Withdrawal  amount.  We call  this a  "Partial
         Withdrawal."  The  amount  that you may  withdraw  will  depend  on the  Annuity's  Surrender  Value.  The
         Surrender  Value is equal to your  Account  Value  minus any CDSC,  the Annual  Maintenance  Fee,  the Tax
         Charge,  any charges for optional  benefits and any Market  Value  Adjustment  that may apply to any Fixed
         Allocations.  After any Partial  Withdrawal,  your Annuity must have a Surrender Value of at least $1,000, or we may treat the  Partial  Withdrawal  request  as a  request  to fully  surrender  your  Annuity.  The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and Systematic  Withdrawals,  we will first  determine what,  if  any,  amounts  qualify  as a Free  Withdrawal.  Those  amounts  are not  subject  to the  CDSC.  Partial
Withdrawals or Systematic  Withdrawals of amounts greater than the maximum Free  Withdrawal  amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar  amount after  deduction of any CDSC that applies  (called a "net withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that  applies,  resulting  in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial  Withdrawals may also be available  following  annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a  withdrawal  from your  Annuity,  contact our  Customer  Service Team at
1-800-752-6342 or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your  residence  state.
We  began  offering  a new Free  Withdrawal  provision  in most  states  as of May 1,  1996.  The  Free  Withdrawal provision  also varies  depending on whether your Annuity is used as a funding  vehicle for a qualified  plan under
Section 401 of the Code.  As of the date of this  Prospectus,  we are no longer  offering  the Annuity for use with
Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that,  as of the date of the  withdrawal,  have been invested for less than the
         CDSC period (with your  Annuity,  seven (7) years),  minus any prior Free  Withdrawals,  or amounts  deemed to come from Free Withdrawals, during the then current Annuity Year.
3.       The "emergency  amount"  available each Annuity Year minus any prior Free Withdrawals or amounts deemed to come  from  Free  Withdrawals.  The  "emergency  amount"  on the  Issue  Date is 10% of the  initial  Purchase
         Payment.  At the beginning of each  subsequent  Annuity Year,  the  "emergency  amount" is increased by 10% of all Purchase  Payments  that have been  invested  for less than the CDSC period,  subject to a maximum of 50%.
         During any Annuity Year, the "emergency  amount" is increased by 10% of all Purchase  Payments  applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that,  as of the date of the  withdrawal,  have been invested for less than the
         CDSC period (with your  Annuity,  seven (7) years),  minus any prior Free  Withdrawals,  or amounts  deemed to come from Free Withdrawals, during the then current Annuity Year.
3.       The  "emergency  amount"  available  each Annuity  Year on or after  Annuity Year 1 is 35% of all Purchase
         Payments  that have been  invested  for less than the CDSC period (with your  Annuity,  seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the
Annuity.  However, Item (2) of each provision is as follows:

2.       20% of Purchase  Payments  that,  as of the date of the  withdrawal,  have been invested for less than the
         CDSC period (with your  Annuity,  seven (7) years),  minus any prior Free  Withdrawals,  or amounts  deemed to come from Free Withdrawals, during the then current Annuity Year.

Under each provision  above,  "Growth" equals the current  Account Value less all Purchase  Payments that have been invested  for less than the CDSC  period and have not been  previously  withdrawn.  "Growth"  does not  include any additional amounts we applied to your Annuity based on your Purchase Payments.

NOTE:  Free  withdrawals  do not  reduce  the amount of any CDSC that  would  apply  upon a partial  withdrawal  or subsequent surrender. The minimum Free Withdrawal you may request is $100.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.   Assume  you  make an  initial  Purchase  Payment  of  $10,000  and  make no additional  Purchase  Payments.  Assume  that in  Annuity  Year  3,  due to positive investment performance, your Account Value is $12,500. If you have made no previous Free  Withdrawals,  the maximum Free Withdrawal  amount in
     Annuity Year 3 would be the greater of Growth (Account Value minus Purchase
     Payments = $2,500),  10% of Purchase  Payments  ($1,000) or 30% of Purchase
     Payments  ($3,000).  Your maximum Free Withdrawal  amount in Annuity Year 3 would be $3,000.

2.   Assume  you  make an  initial  Purchase  Payment  of  $10,000  and  make no additional  Purchase  Payments.  Assume  that in  Annuity  Year  3,  due to positive investment performance,  your Account Value is $12,500. Assume you choose to withdraw  the Growth,  equal to $2,500 in Annuity  Year 3. Assume further that in Annuity Year 5, your Account Value has increased to $11,000 due to positive investment performance.  The maximum Free Withdrawal amount in Annuity  Year 5 would be the  greater  of Growth  (Account  Value  minus
     Purchase  Payments = $1,000),  10% of Purchase  Payments ($1,000) or 50% of
     Purchase  Payments  minus the sum of any prior Free  Withdrawals  ($5,000 -
     $2,500 = $2,500).

3.   Assume  you  make an  initial  Purchase  Payment  of  $10,000  and  make no additional  Purchase  Payments.  Assume  that in  Annuity  Year  3,  due to positive investment performance,  your Account Value is $12,500. Assume you take the  maximum  Free  Withdrawal  amount in Annuity  Year 3 ($3,000)  as described  in Item 1 above.  Further  assume  that in  Annuity  Year 4, you choose to surrender your Annuity. Assume that your Account Value in Annuity
     Year 4 has  increased  to $10,500 due to positive  investment  performance.
     Upon  surrender,  we will  deduct a CDSC of 5% based on the number of years that your  Purchase  Payment  has been  invested  times the  amount of your
     Purchase Payment that has not been previously withdrawn.  The amount of the previous  Free  Withdrawal  was  not  subject  to a  CDSC  when  withdrawn.
     Therefore,  upon surrender,  the amount of the entire  Purchase  Payment is subject  to the CDSC (5.0% of $10,000 = $500).  You would  receive  $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and Systematic  Withdrawals,  we will first  determine what,  if  any,  amounts  qualify  as a Free  Withdrawal.  Those  amounts  are not  subject  to the  CDSC.  Partial
Withdrawal or Systematic  Withdrawal of amounts greater than the maximum Free Withdrawal  amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged depends on whether the Partial  Withdrawal  exceeds any Free Withdrawal amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.   If you  request a Partial  Withdrawal  we  determine  if the  amount  you  requested  is  available  as a Free
     Withdrawal (in which case it would not be subject to a CDSC);

2.   If the amount requested exceeds the available Free Withdrawal amount:
     |X|  First,  we withdraw the amount from  Purchase  Payments that have been invested for longer than the CDSC period,  if any (with your  Annuity, seven (7) years);
     |X|  Second,  we withdraw the remaining  amount from the Purchase  Payments that are still  subject to a CDSC.  We withdraw  the  "oldest" of your
          Purchase  Payments  first so that the  lowest  CDSC will  apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating  the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your  withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above, we withdraw the remaining amount from any other Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus  earnings  or a flat  dollar  amount.  Systematic  Withdrawals  may be  subject to a CDSC.  We will  determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made from  Account  Value  allocated to the  variable  investment  options or Fixed
Allocations.  Generally,  Systematic  Withdrawals from Fixed  Allocations are limited to earnings accrued after the program of Systematic  Withdrawals  begins,  or payments of fixed dollar  amounts that do not exceed such earnings.
Systematic  Withdrawals  are available on a monthly,  quarterly,  semi-annual or annual basis.  The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any  scheduled  Systematic  Withdrawal is for less than $100,  we may postpone  the  withdrawal  and add the expected  amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes.  If your  Annuity  is used as a funding  vehicle  for  certain  retirement  plans  that  receive  special  tax treatment  under  Sections  401,  403(b) or 408 of the Code,  Section 72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to receive  distributions  as a series of
"substantially  equal  periodic  payments".  Distributions  received  under this provision in any Annuity Year that exceed the maximum  amount  available  as a free  withdrawal  will be subject to a CDSC.  To request a program that complies  with  Section  72(t),  you must  provide  us with  certain  required  information  in  writing  on a form acceptable  to us. We may require  advance  notice to allow us to calculate  the amount of 72(t)  withdrawals.  The
Surrender  Value of your  Annuity  must be at least  $20,000  before  we will  allow  you to  begin a  program  for withdrawals under Section 72(t).  The minimum amount for any such withdrawal is $100.

You may also  annuitize  your  contract  and  begin  receiving  payments  for the  remainder  of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum  Distributions  are a type of  Systematic  Withdrawal  we allow  to meet  distribution  requirements  under
Sections 401, 403(b) or 408 of the Code.  Under the Code, you may be required to begin receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code. We do not assess a CDSC on Minimum  Distributions from your Annuity if you are required by law to take such Minimum  Distributions  from your Annuity at the time it is taken.  However, a
CDSC may be assessed on that portion of a Systematic  Withdrawal that is taken to satisfy the minimum  distribution requirements  in  relation  to other  savings or  investment  plans  under  other  qualified  retirement  plans not maintained with American Skandia.

The amount of the required  Minimum  Distribution  for your  particular  situation  may depend on other  annuities, savings or  investments.  We will only  calculate the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days advance  written  notice to calculate and process the amount of your payments.  We may charge you for calculating  required  Minimum  Distributions.  You may elect to have Minimum
Distributions  paid  out  monthly,  quarterly,  semi-annually  or  annually.  The  $100  minimum  that  applies  to
Systematic Withdrawals does not apply to Minimum Distributions.

You may also  annuitize  your  contract  and  begin  receiving  payments  for the  remainder  of your life (or life expectancy) as a means of receiving  income  payments and satisfying the Minimum  Distribution  requirements  under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During  the  accumulation  period  you can  surrender  your  Annuity at any time.  Upon  surrender,  you will receive  the  Surrender  Value.  Upon  surrender  of your  Annuity,  you will no longer  have any rights  under the
Annuity.

For purposes of calculating the CDSC on surrender,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your  withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity,  contact our Customer Service Team at  1-800-752-6342  or visit our Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity  prior to the Annuity Date without  application of any CDSC upon occurrence of a  medically-related  "Contingency  Event".  The amount payable will be your Account
Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the  Annuitant's  confinement  in a Medical Care Facility or Fatal
         Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received  exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first  confined in a "Medical Care  Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts  issued on or after May 1, 1996,  and where allowed by law, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the  "Contingency  Event"  described  above in order to qualify for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your  Annuity.  Specific  details  and  definitions  in relation to this  benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options  available that provide fixed annuity  payments,  variable payments or adjustable payments.  Fixed options provide the same amount with each payment.  Variable options  generally  provide a payment which may increase or decrease  depending on the investment  performance of the Sub-accounts.  However,  currently, we also make a variable  payment option that has a guarantee  feature.  Adjustable  options provide a fixed payment that is  periodically  adjusted based on current  interest  rates.  We do not guarantee to make any annuity payment options  available  in the  future.  For  additional  information  on annuity  payment  options  you may  request a
Statement of Additional Information.

When you  purchase  an Annuity,  or at a later  date,  you may choose an Annuity  Date,  an annuity  option and the frequency  of annuity  payments.  You may change  your  choices up to 30 days before the  Annuity  Date.  A maximum
Annuity  Date may be  required  by law.  Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the annuity  option you choose.  Certain  annuity  options may not be  available  depending on the age of the Annuitant.

Certain of these  annuity  options  may be  available  to  Beneficiaries  who choose to receive  the Death  Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments  for Life:  Under this  option,  income is payable  periodically  until the death of the "key  life".  The
"key life" (as used in this  section)  is the person or persons  upon whose life  annuity  payments  are based.  No additional  annuity  payments  are made after the death of the key life.  Since no minimum  number of  payments  is guaranteed,  this option offers the largest amount of periodic  payments of the life  contingent  annuity  options.
It is  possible  that only one  payment  will be  payable if the death of the key life  occurs  before the date the second  payment was due,  and no other  payments  nor death  benefits  would be payable.  This Option is  currently available  on a fixed or variable  basis.  Under this  option,  you cannot make a partial or full  surrender of the annuity.

Option 2
--------
Payments  Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint  lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the  survivor's  death.  No minimum  number of payments is  guaranteed  under this option.  It is possible  that only one payment  will be payable if the death of all the key lives occurs  before the date the second  payment was due, and no other  payments or death benefits  would be payable.  This Option is currently  available on a fixed or variable basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments  for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.
However,  if the key life dies before the end of the period  selected (5, 10 or 15 years),  the remaining  payments are paid to the  Beneficiary  until the end of such  period.  This  Option  is  currently  available  on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain Period:  Under this option,  income is payable  periodically for a specified number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the
Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed to cover the risk that key lives outlive our  expectations  provides no benefit to an Owner  selecting  this option.  Under this option,  you cannot

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death  of the key  life.  Benefits  may  increase  or  decrease  depending  on the  investment  performance  of the
Sub-accounts.  This option has a cash value that also varies with the investment  performance  of the  Sub-account.
The cash value provides a "cushion" from volatile investment  performance so that negative  investment  performance does  not  automatically  result  in a  decrease  in the  annuity  payment  each  month,  and  positive  investment performance  does not  automatically  result  in an  increase  in the  annuity  payment  each  month.  The  cushion generally  "stabilizes"  monthly  annuity  payments.  Any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments for Life with a Cash Value and Guarantee:  Under this option,  benefits are payable as described in Option 5; except  that,  while the key life is alive,  the annuity  payment  will not be less than a  guaranteed
             ------
amount,  which  generally  is equal  to the  first  annuity  payment.  We  charge  an  additional  amount  for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would  apply  were you to  surrender  your  Annuity on the  Annuity  Date.  Therefore, making a purchase  payment  within  seven years of the Annuity Date limits your annuity  payment  options.  Certain annuity  payment  options may not be  available  if your  Annuity  Date occurs  during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed  annuity  payments,  you will receive equal  fixed-dollar  payments  throughout  the period you select.  The amount of the fixed payment will vary  depending on the annuity  payment option and payment frequency you select.  Generally,  the first annuity payment is determined by multiplying the Account Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity  rates.  The table of annuity  rates differs based on the type of annuity  chosen and the frequency of payment  selected.  Our rates will not be less  than our  guaranteed  minimum  rates.  These  guaranteed  minimum  rates  are  derived  from the 1983a
Individual  Annuity  Mortality  Table  with an assumed  interest  rate of 3% per annum.  Where  required  by law or regulation,  such  annuity  table  will have  rates  that do not  differ  according  to the gender of the key life.
Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different types of variable  annuity payment  options.  The first annuity payment will be calculated based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make annuity  payments.
You will not receive  annuity  payments  until you choose an AIR. The remaining  annuity  payments  will  fluctuate based on the performance of the  Sub-accounts  relative to the AIR, as well as, other factors  described below. The greater the AIR, the greater the first  annuity  payment.  A higher AIR may result in smaller  potential  growth in the annuity  payments.  A lower AIR results in a lower initial  annuity  payment.  Within  payment  options 1-3, if the  Sub-accounts  you choose perform  exactly the same as the AIR, then  subsequent  annuity  payments will be the same as the first annuity  payment.  If the  Sub-accounts  you choose perform better than the AIR, then  subsequent annuity  payments will be higher than the first  annuity  payment.  If the  Sub-accounts  you choose  perform worse than the AIR, then subsequent  annuity  payments will be lower than the first.  Within payment options 5 and 6, the cash value for the  Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made  whether or not the  Annuitant  is still  alive are  adjusted  based on the  performance  of the  Sub-accounts relative  to the AIR;  however,  subsequent  annuity  payments  do not always  increase  or  decrease  based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------

         We calculate  each annuity  payment  amount by  multiplying  the number of units  scheduled to be redeemed under a schedule  of units for each  Sub-account  by the Unit  Value of each  Sub-Account  on the  annuity payment  date.  We determine the schedule of units based on your Account Value (minus any premium tax that applies)  at the time you elect to begin  receiving  annuity  payments.  The  schedule  of units will vary based on the annuity  payment  option  selected,  the length of any certain  period (if  applicable),  the
         Annuitant's  age and gender  (if  annuity  payments  are due for the life of the  Annuitant)  and the Unit
         Value of the  Sub-Accounts  you initially  selected on the Issue Date.  The  calculation  is performed for each  Sub-Account,  and the  sum of the  Sub-Account  calculations  equals  the  amount  of  your  annuity payment.  Other than to fund annuity  payments,  the number of units  allocated to each  Sub-Account  will not change unless you transfer among the  Sub-Accounts  or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option  provides  guaranteed  payments for life, a cash value for the  Annuitant  (while alive) and a variable  period of time during which annuity  payments will be made whether or not the Annuitant is still alive.  We calculate the initial  annuity  payment amount by multiplying  the number of units scheduled to
                                  -------
         be  redeemed  under a schedule of units by the Unit  Values  determined  on the  annuitization  date.  The schedule of units is established for each  Sub-account you choose on the  annuitization  date based on the applicable  benchmark  rate,  meaning the AIR, and the annuity  factors.  The annuity  factors reflect our assumptions  regarding  the  costs  we  expect  to bear in  guaranteeing  payments  for the  lives  of the
         Annuitant  and will  depend  on the  benchmark  rate,  the  annuitant's  attained  age and  gender  (where permitted).  Unlike variable  payments  (described above) where each payment can vary based on Sub-account performance,  this payment option  cushions the immediate  impact of Sub-account  performance by adjusting the length of the time during which  annuity  payments  will be made whether or not the Annuitant is alive while  generally  maintaining a level  annuity  payment  amount.  Sub-account  performance  that exceeds a benchmark rate will generally extend this time period,  while Sub-account  performance that is less than a benchmark  rate will generally  shorten the period.  If the period reaches zero and the Annuitant is still alive,  Annuity Payments continue,  however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option  provides  guaranteed  payments for life in the same manner as  Stabilized  Variable  Payments
         (described  above).  In addition to the stabilization  feature,  this option also guarantees that variable annuity  payments will not be less than the initial  annuity  payment  amount  regardless  of  Sub-account performance.  The AIR for this option is 3%.

The variable  annuity  payment  options are  described  in greater  detail in a separate  prospectus  which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment  amount is  adjusted  upward or  downward  depending  on the rate we are  currently  crediting  to  annuity payments.  The  adjustment  in the  annuity  payment  amount  does not affect the  duration  of  remaining  annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The  Annuity  provides a Death  Benefit  during its  accumulation  period.  If the  Annuity is owned by one or more natural  persons,  the Death  Benefit is payable  upon the first  death of an Owner.  If the Annuity is owned by an entity,  the Death  Benefit is payable  upon the  Annuitant's  death,  if there is no  Contingent  Annuitant.  If a
Contingent  Annuitant was  designated  before the  Annuitant's  death and the Annuitant  dies,  then the Contingent
Annuitant  becomes the  Annuitant  and a Death  Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Annuity  provides a basic Death Benefit at no  additional  charge.  The  Insurance  Charge we deduct daily from your Account Value  allocated to the  Sub-accounts  is used, in part, to pay us for the risk we assume in providing the basic Death  Benefit  guarantee  under the  Annuity.  The  Annuity  also offers two  different  optional  Death
Benefits.  Either  benefit  can be  purchased  for an  additional  charge.  The  additional  charge is  deducted to compensate  American  Skandia for providing  increased  insurance  protection  under the optional  Death  Benefits.
Notwithstanding the additional  protection provided under the optional Death Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account  Value in the  variable  investment  options and your  Interim  Value in the Fixed
         Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
You can  purchase  either of two  optional  Death  Benefits  with your  Annuity  to provide  an  enhanced  level of protection for your beneficiaries.

NOTE:  You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other
Optional Death Benefit.

-------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow existing  Annuity Owners to purchase either of the optional Death Benefits  subject to our rules and any  changes  or  restrictions  in the  benefits.  Certain  terms and  conditions  may  differ if you purchase  your  Annuity  as part of an  exchange,  replacement  or  transfer,  in whole or in part,  from any other
Annuity we issue.
-------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide  additional  amounts to your  Beneficiary that may be used to offset  federal and state taxes  payable on any  taxable  gains in your  Annuity at the time of your death.  Whether this benefit is appropriate  for you may depend on your  particular  circumstances,  including other  financial  resources  that may be available to your  Beneficiary to pay taxes on your Annuity should you die during the accumulation period.  No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced  Beneficiary  Protection  Optional Death Benefit provides a benefit that is payable in addition to the basic Death  Benefit.  If the  Annuity  has one Owner,  the Owner must be age 75 or less at the time the benefit is purchased.  If the Annuity has joint  Owners,  the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

-------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions  may differ  between  jurisdictions  once  approved.
Please refer to the section  entitled  "Tax  Considerations"  for a discussion  of special tax  considerations  for purchasers of this benefit.
-------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death  Benefit  Amount  includes  your Account  Value and any amounts  added to your Account  Value under the basic
----------------------
Death  Benefit  when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your
Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

-------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is  subject  to a maximum  of 50% of all  Purchase
Payments  applied to the Annuity at least 12 months  prior to the death of the decedent  that  triggers the payment of the Death Benefit.
-------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death  Benefit  Target Date is the contract  anniversary  on or after the 80th birthday of the current
             ---------------------------
         Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value equals the highest of all previous  "Anniversary  Values" on or before the
             ---------------------------
         earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|      The  Anniversary  Value is the Account Value as of each  anniversary of the Issue Date plus the sum of all
              ------------------
         Purchase  Payments  on or after such  anniversary  less the sum of all  "Proportional  Reductions"  since such anniversary.

|X|      A Proportional  Reduction is a reduction to the value being measured caused by a withdrawal,  equaling the
           -----------------------
         percentage  of the  withdrawal  as  compared  to the  Account  Value  as of the  date of the  withdrawal.  For example,  if your Account  Value is $10,000 and you  withdraw  $2,000 (a 20%  reduction),  we will reduce both your Anniversary Value and the amount determined by Purchase Payments  increasing at the appropriate  interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target
Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the
              date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each  increasing  daily until  the  Owner's  date of death at a rate of 5.0%,  subject  to a limit of 200% of the  difference between the sum of all  Purchase  Payments and the sum of all  withdrawals  as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the
         Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing "due proof of death" (an MVA may be  applicable to amounts in any Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

-------------------------------------------------------------------------------------------------------------------
Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received regulatory  approval,  American
Skandia  offered the Guaranteed  Minimum Death Benefit with a 7.2%  accumulation  rate.  This Benefit will apply to
Annuity Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.
-------------------------------------------------------------------------------------------------------------------

Annuities with joint Owners
For Annuities  with Joint Owners,  the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to  determine  the Death  Benefit  Target  Date.  NOTE:  If you and your spouse own the
Annuity  jointly,  we will pay the  Death  Benefit  to the  Beneficiary.  If the sole  primary  Beneficiary  is the surviving  spouse,  then the  surviving  spouse can elect to assume  ownership  of the  Annuity  and  continue  the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is  calculated  as shown  above  except that the age of the
Annuitant is used to determine  the Death Benefit  Target Date.  Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional  Death Benefit and the  Guaranteed  Minimum Death
Benefit at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual  charge for the  benefit.  Both  optional  Death  Benefits  will  terminate  automatically  on the  Annuity  Date.  We may also terminate any optional  Death  Benefit if necessary to comply with our  interpretation  of the Code and  applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your Account Value if you elect to purchase  either  optional Death  Benefit.  The Enhanced
Beneficiary  Protection  Death Benefit costs 0.25% of Account  Value.  The  Guaranteed  Minimum Death Benefit costs
0.30% of the current  Death  Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity
Year.  No charge applies after the Annuity Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity,  elect to begin receiving  annuity  payments or terminate the benefit on a date other than an  anniversary  of the Issue Date,  the charge will be prorated.  During the first year after the Issue Date, the charge will be prorated  from the Issue  Date.  In all  subsequent  years,  it would be prorated  from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account Value in the variable  investment  options.  We only deduct the charge  pro-rata from the Fixed  Allocations to the extent there is  insufficient  Account Value in the variable  investment  options to pay the charge.  If your Annuity's  Account Value is  insufficient  to pay the charge,  we may deduct  your  remaining  Account  Value and  terminate  your  Annuity.  We will  notify you if your
Account  Value is  insufficient  to pay the  charge  and  allow you to submit an  additional  Purchase  Payment  to continue your Annuity.

Please  refer to the  section  entitled  "Tax  Considerations"  for  additional  considerations  in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture any market gains since the Issue Date of their
Annuity as an  enhancement  to their current Death  Benefit so their  Beneficiaries  will not receive less than the
Annuity's value as of the date the Owner elects the benefit.

Under the Annuity Rewards benefit, American Skandia guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of the Account Value that each withdrawal  represented  when  withdrawn.  For  example,  a withdrawal  of 50% of your Account  Value would be treated as a 50% reduction in the amount payable under the Death Benefit.

The Annuity Rewards Death Benefit  enhancement does not affect the basic Death Benefit  calculation or any Optional
Death Benefits  available  under the Annuity.  If the Death Benefit amount payable under your Annuity's basic Death
Benefit or any Optional  Death  Benefits you purchase is greater than the enhanced  Death Benefit under the Annuity
Rewards benefit on the date the Death Benefit is calculated,  your Beneficiary  will receive the higher amount.  If your Annuity  includes the Enhanced  Beneficiary  Protection  Optional  Death  Benefit,  the enhanced Death Benefit under the  Annuity  Rewards  program  will be  considered  when  calculating  the  amount  due  under the  Enhanced
Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following  the seventh (7th)  anniversary  of the
Annuity's  Issue  Date.  However,  the  election  is subject to the  requirement  that their  Account  Value on the election  date is greater  than the amount  that would be  payable  to their  Beneficiary  under the Death  Benefit provided  under the Annuity as of the election date  (including any Optional Death Benefits other than the Enhanced
Beneficiary  Protection  Optional  Death  Benefit).  If an  Owner  is  ineligible  when he or she  applies  for the optional  benefit,  the Owner can elect the Annuity  Rewards Death Benefit  enhancement on any  subsequent  date if they  otherwise  qualify.  The  election  must occur before  annuity  payments  begin.  An Owner can only elect the
Annuity  Rewards Death Benefit  enhancement  once.  There is no additional  charge for electing the Annuity Rewards
Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments not extending  beyond the life  expectancy of the Beneficiary or over the life of the Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit  proceeds  becoming due, a Beneficiary can elect to receive the Death Benefit  proceeds as a series of fixed annuity  payments  (annuity payment options 1-4) or as a series of variable  annuity  payments  (annuity  payment  options  1-3 or 5 and 6). See the section  entitled  "What Types of
Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your  Beneficiary.  If you and your spouse own the Annuity jointly,  we assume that the sole primary  Beneficiary  will be the surviving  spouse unless you elect an alternative  Beneficiary  designation.
Unless you elect an alternative  Beneficiary  designation,  the spouse Beneficiary may elect to assume ownership of the  Annuity  instead  of taking the Death  Benefit  payment.  Any Death  Benefit  (including  any  optional  Death
Benefits)  that would have been  payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the surviving  spouse will have all the rights and benefits  that would be available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of  determining  any future  Death  Benefit for the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.  However,  any  additional  Purchase  Payments  applied after the date the assumption is effective  will be subject to all  provisions of the Annuity,  including any CDSC that may apply to the  additional
Purchase Payments.

See the section entitled "Managing Your Annuity - Spousal  Contingent  Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death  benefit  payment  options when an Annuity is used as an IRA,  403(b) or other "qualified  investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a  Beneficiary  may  generally  elect to continue the Annuity and receive  Minimum
Distributions  under the  Annuity  instead of  receiving  the death  benefit  in a single  payment.  The  available payment  options  will  depend on  whether  the Owner died on or before  the date he or she was  required  to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death occurs  before the date Minimum  Distributions  must begin under the Code,  the Death Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life expectancy  of the  designated  Beneficiary  (as  long as  payments  begin  by  December  31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death Benefit can be paid out over the life or life  expectancy of the spouse with such payments  beginning no earlier than December
         31st of the year  following  the year of death or December  31st of the year in which the  deceased  would have reached age 70 1/2, which ever is later.

|X|      If death occurs after the date Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary  has the flexibility to take out more each year than required under the Minimum  Distribution  rules.
Until withdrawn,  amounts in an IRA, 403(b) or other "qualified  investment"  continue to be tax deferred.  Amounts withdrawn each year,  including  amounts that are required to be withdrawn  under the Minimum  Distribution  rules, are  subject to tax.  You may wish to  consult a  professional  tax  advisor  for tax advice as to your  particular
situation.   See  the  section  entitled  "How  are  Distributions  From  Qualified   Contracts  Taxed?  -  Minimum
Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death  Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the  Beneficiary  may  request  transfers  among  Sub-accounts,   subject  to  the  same  limitations  and
              restrictions  that applied to the Owner.  NOTE: The  Sub-accounts  offered under the IRA  Beneficiary
              Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death  Benefits  elected by the Owner will no longer apply to the
              Beneficiary.
|X|      the  Beneficiary  can request a  withdrawal  of all or a portion of the Account  Value at any time without application of a CDSC.
|X|      upon  the  death  of the  Beneficiary,  any  remaining  Account  Value  will be paid in a lump  sum to the person(s) named by the Beneficiary.
|X|      all amounts in the  Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution rules described above.

Please contact American Skandia for additional  information on the availability,  restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the
Death  Benefit if the  decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or
Annuitant  due to the prior  Owner's  or  Annuitant's  death.  Any  minimum  Death  Benefit  that  applies  will be suspended  for a two-year  period  from the date he or she first  became  Owner or  Annuitant.  After the  two-year suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death Benefit as of the date we receive "due proof of death",  any  instructions  we require to  determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death Benefit to all  Beneficiaries.  "Due proof of death" may include a certified copy of a death  certificate,  a certified copy of a decree of a court of competent  jurisdiction  as to the finding of death or other  satisfactory  proof of death.  Upon our  receipt of "due proof of death" we  automatically  transfer  the
Death  Benefit  to the  AST  Money  Market  Sub-Account  until  we  further  determine  the  universe  of  eligible
Beneficiaries.  Once the universe of eligible  Beneficiaries  has been  determined  each eligible  Beneficiary  may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an election as to the method they wish to receive their portion of the Death  Benefit.
Absent an election of a Death  Benefit  payment  method,  no Death Benefit can be paid to the  Beneficiary.  We may require written  acknowledgment of all named Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all  required  paper work,  the amount of the Death  Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary
Protection Optional Death Benefit.

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The life insurance  coverage  provided  under the Plus40(TM)Optional Life Insurance  Rider  ("Plus40(TM)rider" or the
"Rider") is supported by American  Skandia's  general  account and is not subject to, or  registered  as a security under,  either the  Securities  Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)
rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the  value  of your  Annuity.  It is also  included  because  you can  elect  to pay  for the  Rider  with  taxable withdrawals  from your  Annuity.  The  staff of the  Securities  and  Exchange  Commission  has not  reviewed  this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal securities laws regarding accuracy and completeness.
-------------------------------------------------------------------------------------------------------------------

The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the
Account  Value of your  Annuity as of the date we  receive  due proof of death,  subject  to  certain  adjustments, restrictions  and  limitations.  The Rider may be especially  useful in offsetting  federal and state taxes payable on any taxable  gains in your  Annuity at the time of your death.  The Rider is  available in addition to the death benefit  payable  under  the  Annuity.  Whether  the Rider is  appropriate  for you may  depend on your  particular circumstances,  including other financial resources that may be available to your  Beneficiary(ies) to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable  under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity  Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix F for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each  Sub-account  allocation  and for each Fixed  Allocation.  The Account  Value is the sum of the values of each
Sub-account  allocation  and the value of each Fixed  Allocation.  The Account Value does not reflect any CDSC that may  apply to a  withdrawal  or  surrender.  When  determining  the  Account  Value on any day  other  than a Fixed
Allocation's  Maturity Date, the Account Value may include any Market Value  Adjustment that would apply to a Fixed
Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the  accumulation  period.  The
Surrender  Value is equal to your Account Value minus any CDSC, the Annual  Maintenance  Fee and the charge for any optional benefits.  The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account,  you are purchasing  units of the  Sub-account.  Each Sub-account invests  exclusively  in shares of an  underlying  Portfolio.  The value of the  Units  fluctuate  with the  market fluctuations of the Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we  determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit
Price is used for  determining  the value of transactions  involving  Units of the  Sub-accounts.  We determine the number of Units involved in any  transaction  by dividing the dollar value of the  transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a  Sub-account.  On the  Valuation  Day you make the  allocation,  the Unit Price is
$14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume that later,  you wish to transfer  $3,000 of your Account  Value out of that  Sub-account  and into another  Sub-account.  On the  Valuation Day you request the transfer,  the Unit Price of the  original  Sub-account  has  increased  to $16.79.  To  transfer  $3,000,  we sell
178.677  Units at the  current  Unit  Price,  leaving  you  158.477  Units.  We then buy $3,000 of Units of the new
Sub-account at the Unit Price of $17.83.  You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the  initial  value  allocated  to a Fixed  Allocation  plus all  interest  credited to a Fixed
Allocation  as of the date  calculated.  The  Interim  Value  does not  include  the  impact  of any  Market  Value
Adjustment.  If you made any transfers or withdrawals from a Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest  credited to those amounts  before they were  withdrawn.  To determine the Account Value of a Fixed  Allocation on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American  Skandia  is  generally  open to  process  financial  transactions  on those  days that the New York Stock
Exchange  (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE does not open on a  regularly scheduled  date or time  or  closes  at an  earlier  time  than  scheduled  (normally  4:00  p.m.  EST).  Financial transactions  requested  before the close of the NYSE which meet our  requirements  will be processed  according to the value next  determined  following the close of business.  Financial  transactions  requested on a  non-business day or after the close of the NYSE will be processed  based on the value next  computed on the next  business  day.
There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than other  major  stock exchanges,  such as NASDAQ or the American Stock Exchange.  Under such circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement weather,  natural disaster or other circumstances  beyond our  control,  our  offices  may be closed or our  business  processing  capabilities  may be restricted.  Under those  circumstances,  your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day,
Presidents' Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,  Thanksgiving,  and Christmas.  On those dates, we will not process any financial transactions involving purchase or redemption orders.

American  Skandia  will  also not  process  financial  transactions  involving  purchase  or  redemption  orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an  emergency  exists  making  redemption  or  valuation  of  securities  held  in  the  separate  account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase  Payments:  We are required to allocate your initial  Purchase Payment to the Sub-accounts  within two (2) days after we receive all of our  requirements  to issue the  Annuity.  If we do not have all the  required information  to allow us to issue your  Annuity,  we may retain the Purchase  Payment  while we try to reach you or your  representative  to  obtain  all  of our  requirements.  If we  are  unable  to  obtain  all  of our  required information  within five (5) days, we are required to return the Purchase  Payment to you at that time,  unless you specifically  consent to our  retaining  the Purchase  Payment  while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity  within two (2) days.
During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase Payments:  We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include transfers under a Dollar Cost Averaging,  rebalancing, or asset  allocation  program,  Systematic  Withdrawals,  Minimum  Distributions  or  annuity  payments.  Scheduled transactions  are  processed  and  valued as of the date they are  scheduled,  unless  the  scheduled  day is not a
Valuation  Day.  In that  case,  the  transaction  will be  processed  and  valued  on  Valuation  Day prior to the scheduled transaction date.

Unscheduled  Transactions:  "Unscheduled"  transactions include any other non-scheduled  transfers and requests for
Partial  Withdrawals or Free  Withdrawals or Surrenders.  Unscheduled  transactions  are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death  Benefit  claims require our review and evaluation  before  processing.  We price such transactions as of the date we receive at our
Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be  received  by us by no later  than the close of the NYSE to be  processed  on the  current  Valuation  Day.
However,  any purchase or redemption  order or transfer  request  involving  the Rydex or ProFunds VP  Sub-accounts must be  received  by us no later  than one  hour  prior to any  announced  closing  of the  applicable  securities exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current  Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to1/2hour prior to any announced  closing  (generally,  3:30 p.m.  Eastern time) for  transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).  You cannot request a transaction  involving the purchase,  redemption or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the applicable
"cut-off"  time and 4:00 p.m.  Transactions  received after 4:00 p.m. will be treated as received by us on the next
Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax  consequences are affected by your individual  circumstances,  this summary of our interpretation  of the  relevant  tax laws is not  intended  to be fully  comprehensive  nor is it  intended as tax advice.  Therefore,  you may wish to  consult a  professional  tax  advisor  for tax  advice as to your  particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The  Separate  Accounts  are taxed as part of  American  Skandia.  American  Skandia  is taxed as a life  insurance company  under  Part I,  subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code  governs  the  taxation of  annuities  in  general.  Taxation of the Annuity  will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension  plan,  profit  sharing  plan or other  retirement  arrangement  that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any  increase in the value of the  Annuity  until an amount is  received  (a  "distribution").  This is commonly referred to as "tax  deferral".  A  distribution  can be in the form of a lump sum payment  including  payment of a
Death Benefit,  or in annuity  payments under one of the annuity payment  options.  Certain other  transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the  Annuity  must  currently  include  any  increase  in the value of the  Annuity  during a tax year in its gross income.  An  exception  from  current  taxation  applies  for  annuities  held by an  employer  with  respect  to a terminated  tax-qualified  retirement  plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the  decedent.  A  tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization:  Distributions  received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated as receipt of "income on the contract" is includible in the taxpayer's  gross income  and  taxable  in the year it is  received.  The  amount  of any  distribution  treated  as a return  of the
"investment in the contract" is not includible in gross income.

|X|      "Income on the contract" is calculated by  subtracting  the  taxpayer's  "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment in the contract" is equal to total  purchase  payments for all "related  contracts"  minus any previous  distributions  or  portions  of such  distributions  from  such  "related  contracts"  that were not includible  in gross  income.  "Investment  in the  contract"  may be  affected  by  whether an annuity or any
     "related  contract"  was purchased as part of a tax-free  exchange of life  insurance,  endowment,  or annuity contracts  under Section 1035 of the Code. The  "investment in the contract" for a Qualified  Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each annuity payment  received on or after the Annuity Date will generally be taxable.  The taxable  portion of each annuity  payment is determined  by a formula which  establishes the ratio that the  "investment in the contract"  bears to the total value of annuity  payments to be made. This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross  income.  Any portion of an annuity  payment  received  that exceeds the  exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the exclusion ratio differs  between fixed and variable  annuity  payments.  When annuity payments  cease  because of the death of the  person  upon whose  life  payments  are based and,  as of the date of death,  the amount of annuity  payments  excluded from taxable  income by the  exclusion  ratio does not exceed the
"investment in the contract,"  then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty  Tax on  Distributions:  Generally,  any  distribution  from an  annuity  not  used in  conjunction  with a
Qualified  Contract  (Qualified  Contracts are discussed  below) is subject to a penalty equal to 10% of the amount includible in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions  made on or after the death of the contract owner, or, if the owner is an entity,  the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of substantially  equal periodic  payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions  of amounts  which are treated as  "investments  in the  contract"  made prior to August 14,
         1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the  termination  of a qualified  pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection  with a  tax-qualified  retirement arrangement)  are to be treated as one annuity  contract  when  determining  the taxation of  distributions  before annuitization.  We refer to these contracts as "related  contracts." In situations  involving  related contracts we believe  that the values  under such  contracts  and the  investment  in the  contracts  will be added  together to determine the proper taxation of a distribution  from any one contract  described under the section  "Distributions before  Annuitization."  Generally,  distributions  will be treated as coming  first  from  income on the  contract until all of the income on all such related  contracts is withdrawn,  and then as a return of the investment in the contract.  There is some  uncertainty  regarding  the  manner in which the  Internal  Revenue  Service  would  view related  contracts when one or more contracts are immediate  annuities or are contracts that have been  annuitized.
The Internal  Revenue  Service has not issued  guidance  clarifying  this issue as of the date of this  Prospectus.
You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding   "substantially  equal  periodic  payments":   (also  known  as  "72(t)"  or  "72(q)"
distributions)  Any  modification to a program of distributions  which are part of a series of substantially  equal periodic  payments  that occur before the later of the  taxpayer  reaching age 59 1/2or five (5) years from the first of such  payments will result in the  requirement  to pay the 10%  premature  distribution  penalty that would have been due had the  payments  been  treated  as  subject  to the 10%  premature  distribution  penalty  in the  years received,  plus  interest.  This  does not  apply  when  the  modification  is by  reason  of death or  disability.
American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on  Distributions"  for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity  payments under a contract  recognized as an immediate annuity  under state  insurance  law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the  exchanged  contract  were  contributed  or deemed to be  contributed  more than one year prior to the  annuity starting date under the immediate  annuity;  and (b) the annuity  payments under the immediate  annuity do not meet the requirements of any other exception to the 10% penalty.

Special  rules in relation to tax-free  exchanges  under  Section  1035:  Section 1035 of the Code permits  certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased through a tax-free exchange of a life insurance,  annuity or endowment  contract that was purchased prior to August
14, 1982, then any distributions other than as annuity payments will be considered to come:
|X|      First,  from the amount of  "investment  in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the purchase  payments  made prior to
       August 14, 1982 (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a  distribution  is equal to or less than the  remaining  investment in the contract made prior to August 14, 1982, such amounts are not included in taxable  income.  Further,  distributions  received that are  considered to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the
Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as  tax-free  1035  exchanges  of entire  contracts,  therefore avoiding  current  taxation  of any  gains  in the  contract  as well as the 10% IRS tax  penalty  on  pre-age  59 1/2 withdrawals.  The IRS has reserved the right to treat  transactions  it considers  abusive as  ineligible  for this favorable  partial 1035  exchange  treatment.  We do not know what  transactions  may be  considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations  after a partial exchange.  As of the date of this  prospectus,  we will treat a partial  surrender of this type  involving a  non-qualified  annuity contract as a "tax-free" exchange for future tax reporting  purposes,  except to the extent that we, as a reporting and  withholding  agent,  believe that we would be expected to deem the  transaction to be abusive.  However,  some insurance  companies  may not  recognize  these  partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as  subjecting  the taxable  portion of the distribution  to the 10% IRS early  distribution  penalty.  We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance  from the Internal  Revenue  Service as to whether a partial  exchange  from a life  insurance contract is eligible for  non-recognition  treatment  under  Section 1035 of the Code. We will continue to report a partial  surrender  of a life  insurance  policy as  subject  to current  taxation  to the  extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction on the  remaining  life  insurance  policy,  particularly  as to the  subsequent  methods  to be used  to test  for compliance  under the Code for both the  definition of life  insurance and the  definition of a modified  endowment contract.

Special  Considerations for Purchasers of the Enhanced  Beneficiary  Protection  Optional Death Benefit:  As of the
date of this  Prospectus,  it is our  understanding  that the charges related to the optional Death Benefit are not subject to current  taxation and we will not report them as such.  However,  the IRS could take the  position  that these charges should be treated as partial  withdrawals  subject to current taxation to the extent of any gain and, if  applicable,  the 10% tax  penalty.  We reserve the right to report  charges for the optional  Death  Benefit as partial  withdrawals if we, as a reporting and withholding agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be  suitable as a funding  vehicle for various  types of  tax-qualified  retirement  plans.  We have provided  summaries  below of the types of  tax-qualified  retirement  plans  with  which we may issue an  Annuity.
These summaries provide general  information  about the tax rules and are not intended to be complete  discussions.
The tax rules  regarding  qualified plans are complex.  These rules may include  limitations on  contributions  and restrictions on  distributions,  including  additional  taxation of  distributions  and additional  penalties.  The terms and conditions of the  tax-qualified  retirement plan may impose other  limitations and restrictions that are in  addition  to the  terms of the  Annuity.  The  application  of these  rules  depends  on  individual  facts and circumstances.  Before  purchasing an Annuity for use in a qualified plan, you should obtain  competent tax advice, both as to the tax treatment and  suitability  of such an  investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and  Profit-sharing  Plans:  Annuities may be used to fund employee benefits of various corporate pension and  profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including
401(k) plans.  Contributions  to such plans are not taxable to the employee until  distributions  are made from the retirement  plan.  The  Code  imposes  limitations  on the  amount  that  may be  contributed  and  the  timing  of distributions.  The tax treatment of distributions  is subject to special  provisions of the Code, and also depends on the  design  of the  specific  retirement  plan.  There  are  also  special  requirements  as to  participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of  retirement  plans  established  by  self-employed individuals  for  themselves  and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".
These plans are subject to most of the same types of limitations and requirements as retirement  plans  established by corporations.  However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section  403(b) of the Code, a tax  sheltered  annuity  ("TSA") is a contract into which  contributions  may be made by certain  qualifying  employers such as public schools and certain  charitable, educational and scientific  organizations  specified in Section 501(c)(3) for the benefit of their employees.  Such contributions  are not taxable to the employee until  distributions  are made from the TSA. The Code imposes limits on contributions, transfers and distributions.  Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental  and certain  other  tax  exempt  employers  for their  employees  may  invest in  annuity  contracts.  The Code  limits contributions and distributions,  and imposes  eligibility  requirements as well.  Contributions are not taxable to employees  until  distributed  from the plan.  However,  plan assets  remain the  property of the  employer and are subject to the claims of the employer's  general  creditors until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements or "IRAs":  Section 408 of the Code allows eligible individuals to maintain an individual  retirement  account or individual  retirement  annuity ("IRA").  IRAs are subject to limitations on the amount that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be  eligible  to  establish  an IRA and the time when  distributions  must  commence.  Further,  an Annuity  may be
established  with  "roll-over"   distributions  from  certain  tax-qualified  retirement  plans  and  maintain  the tax-deferred status of these amounts.

Roth  IRAs:  A form  of IRA is  also  available  called  a  "Roth  IRA".  Contributions  to a Roth  IRA are not tax
deductible.  However,  distributions  from a Roth IRA are free from Federal income taxes and are not subject to the
10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion  from a traditional  IRA was made and the  distribution  is made (a) once the  taxpayer  is age 59 1/2or older,  (b) upon the
                          ---
death or disability  of the  taxpayer,  or (c) for qualified  first-time  home buyer  expenses,  subject to certain limitations.  Distributions  from a Roth IRA that are not  "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth IRAs will  receive a special  disclosure  document,  which  describes  limitations  on eligibility,  contributions,  transferability  and  distributions.  It also  describes the  conditions  under which distributions  from IRAs and qualified  plans may be rolled over or  transferred  into an IRA or another  qualified plan, on a tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may establish  Simplified  Employee  Pensions or SEP
IRAs.  Employer  contributions  that may be made to  employee  SEP IRAs are  larger  than the  amounts  that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under Section 72 of the Code.  Under these rules,  a portion  of each  distribution  may be  excludable  from  income.  The  excludable  amount is the  proportion  of a distribution  representing  after-tax  contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a  distribution  from a Qualified  Contract made prior to age 59 1/2.  However,  the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent  to the death or  disability  of the taxpayer (for this purpose  disability is as defined in
     Section 72(m)(7) of the Code);
|X|      is part of a  series  of  substantially  equal  periodic  payments  to be paid not  less  frequently  than annually  for the  taxpayer's  life or life  expectancy  or for the joint  lives or life  expectancies  of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions  above which are followed by an asterisk (*) do not apply to IRAs.  Certain other  exceptions may be available.

Minimum  Distributions  after  age 70 1/2:  A  participant's  interest  in a  Qualified  Contract  must  generally  be distributed,  or begin to be  distributed,  by the  "required  beginning  date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.
         The retirement option is not available to IRAs.

The IRS has released  Treasury  regulations  containing new Minimum  Distribution  rules.  Under the new rules, the
Minimum  Distribution  amount  will be lower  for the vast  majority  of  individuals.  For  Minimum  Distributions required in 2002 and beyond, the individual may utilize the 2002 Final Regulations,  the 2001 Proposed  Regulations
or the 1987 Proposed Regulations.

Under the new Minimum  Distribution  rules, a uniform life  expectancy  table will be utilized by all  participants except those with a spouse who is more than ten (10) years  younger  than the  participant.  In that case,  the new rules permit the participant to utilize the actual life  expectancies  of the  participant and the spouse.  In most cases,  the  beneficiary  may be  changed  during  the  participant's  lifetime  with  no  affect  on  the  Minimum
Distributions.  At death,  the designated  Beneficiary may generally take Minimum  Distributions  over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum required  distribution for the year, the participant is subject to a 50% tax on the amount that was not  properly  distributed.  Because of the many recent  changes to the Minimum
Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section 817(h) of the Code provides that a variable annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of insurance  companies).  If the  diversification  requirements under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations  prescribe  the  diversification  requirements  for variable  annuity  contracts.  We expect the  underlying  mutual fund  portfolios to comply with the terms of these regulations.

Transfers  Between  Investment  Options:  Transfers  between  investment  options are not subject to taxation.  The
Treasury  Department may  promulgate  guidelines  under which a variable  annuity will not be treated as an annuity for tax purposes if persons with  ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such  guidelines  may or may not  address  the  number of  investment  options or the number of transfers between  investment  options offered under a variable  annuity.  It is not known whether such guidelines, if in fact  promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered pursuant to this Prospectus.  We will take any  action,  including  modifications  to your  Annuity or the  Sub-accounts,  required  to comply  with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section 3405 of the Code  provides  for Federal  income tax  withholding  on the portion of a  distribution  which is  includible  in the gross  income of the  recipient.  Amounts  to be  withheld depend upon the nature of the  distribution.  However,  under most  circumstances a recipient may elect not to have income taxes withheld or have income taxes  withheld at a different  rate by filing a completed  election form with
us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject to automatic  20%  withholding  for Federal  income  taxes.  The  following  distributions  are not eligible  rollover distributions and not subject to 20% withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal  periodic  payments  for the life or life  expectancy  of the participant  in the  retirement  plan or the  life  or life  expectancy  of  such  participant  and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of  substantial  periodic  payments  pursuant to Section 72(q) or
     72(t) of the Code; and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments and Pledges:  Any amount  received  directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before  annuity  payments have begun is treated as a distribution subject  to  taxation  under the  distribution  rules  set  forth  above.  Any gain in an  annuity  on or after the assignment  or pledge of an entire  annuity  and while such  assignment  or pledge  remains in effect is treated as
"income on the contract" in the year in which it is earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge  includible in gross income.  The cost basis is not affected by any  repayment of any loan for which the annuity is  collateral  or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other  than the  spouse of the owner (or  former  spouse  incident  to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under  the  Code  certain  taxes  may be due  when  all or part of an  annuity  is transferred  to, or a death benefit is paid to, an  individual  two or more  generations  younger than the contract holder.  These  generation-skipping  transfers  generally  include  those  subject  to  federal  estate or gift tax rules.  There is an  aggregate  $1.1 million  exemption  from taxes for all such  transfers.  We may be required to determine  whether a transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for  Contingent  Annuitants:  There may be  adverse  tax  consequences  if a  contingent  annuitant succeeds an annuitant  when the Annuity is owned by a trust that is neither tax exempt nor  qualifies for preferred treatment under certain sections of the Code. In general,  the Code is designed to prevent  indefinite  deferral of tax.  Continuing  the  benefit of tax  deferral  by naming one or more  contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax  deferral for an  indefinite  period.
Therefore,  adverse tax treatment may depend on the terms of the trust,  who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable law or regulation to you at your last known address of record.  You should  therefore  give us prompt notice of any address  change.  We reserve the right,  to the extent permitted  by law  and  subject  to  your  prior  consent,  to  provide  any  prospectus,  prospectus  supplements, confirmations,  statements  and reports  required  by  applicable  law or  regulation  to you through our  Internet
Website at  http://www.americanskandia.com  or any other electronic means,  including diskettes or CD ROMs. We send a  confirmation  statement  to you  each  time a  transaction  is made  affecting  Account  Value,  such as  making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly  statements  detailing
the  activity   affecting  your  Annuity  during  the  calendar  quarter.   We  may  confirm  regularly   scheduled
transactions,   such  as  the  Annual  Maintenance  Fee,  in  quarterly   statements  instead  of  confirming  them
immediately.  You  should  review  the  information  in these  statements  carefully.  You may  request  additional reports.  We reserve the right to charge up to $50 for each such additional report.

Any  errors or  corrections  on  transactions  for your  Annuity  must be  reported  to us at our Office as soon as possible to assure proper accounting to your Annuity.  For transactions that are confirmed  immediately,  we assume all  transactions  are  accurate  unless  you  notify us  otherwise  within 30 days from the date you  receive  the confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are  accurate  unless  you  notify us  within  30 days  from the date you  receive  the  quarterly  statement.  All transactions  confirmed  immediately or by quarterly  statement are deemed  conclusive after the applicable  30-day period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements for the Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent,  make such  documents  available  electronically  through our Internet  Website or other  electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in
Connecticut  with  licenses  in all 50 states and the  District of  Columbia.  American  Skandia is a  wholly-owned subsidiary of American  Skandia,  Inc., whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company.
American  Skandia  markets  its  products to  broker-dealers  and  financial  planners  through an  internal  field marketing  staff. In addition,  American  Skandia markets  through and in conjunction  with financial  institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the business of issuing variable  annuity and variable life insurance  contracts.  American
Skandia currently offers the following  products:  (a) flexible premium deferred annuities and single premium fixed deferred  annuities  that are  registered  with the SEC; (b) certain other fixed  deferred  annuities  that are not registered  with the SEC; (c) both fixed and variable  immediate  adjustable  annuities;  and (d) a single  premium variable  life  insurance  policy that is registered  with the SEC. No company other than American  Skandia has any legal responsibility to pay amounts that it owes under its variable annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our  annuities.  In the  accumulation  period,  assets  supporting  Account  Values  of the  Annuities  are held in  separate  accounts established  under  the  laws of the  State of  Connecticut.  We are the  legal  owner of  assets  in the  separate accounts.  In the payout period,  assets  supporting fixed annuity payments and any adjustable  annuity payments we make  available  are held in our  general  account.  Assets  supporting  variable  annuity  payment  options may be invested in our separate  accounts.  Income,  gains and losses from assets allocated to these separate accounts are credited to or charged  against each such  separate  account  without  regard to other  income,  gains or losses of
American  Skandia or of any other of our  separate  accounts.  These  assets may only be charged  with  liabilities which  arise  from the  Annuities  issued  by  American  Skandia.  The  amount of our  obligation  in  relation  to allocations  to the  Sub-accounts  is  based on the  investment  performance  of such  Sub-accounts.  However,  the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American  Skandia Life Assurance  Corporation  Variable Account B, also referred to as  "Separate  Account B".  Separate  Account B consists  of  multiple  Sub-accounts.  The name of each
Sub-account generally  corresponds to the name of the underlying  Portfolio.  Separate Account B was established by us pursuant to Connecticut  law.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the  investment  performance of Separate  Account B. The  Sub-accounts  of this
Annuity are all Class 1  Sub-accounts  of Separate  Account B. Each  Sub-account  invests  only in a single  mutual fund or mutual fund portfolio.  Each class of  Sub-accounts in Separate  Account B has a different level of charges assessed  against such  Sub-accounts.  Separate  Account B is registered with the SEC under the Investment  Company
Act of 1940  ("Investment  Company Act") as a unit investment  trust,  which is a type of investment  company.  The
SEC does not supervise investment policies, management or practices of Separate Account B.

We  reserve  the  right  to  make  changes  to  the  Sub-accounts  available  under  the  Annuity  as we  determine appropriate.  We may  offer  new  Sub-accounts,  eliminate  Sub-accounts,  or  combine  Sub-accounts  at  our  sole discretion.  We may also close  Sub-accounts  to  additional  Purchase  Payments on existing  Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after  specified  dates.  We may also  substitute an underlying mutual fund or  portfolio  of an  underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the
Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits  based on  allocations to the  Sub-accounts  will vary with the  investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not guarantee the  investment  results of any
Sub-account.  Your Account  Value  allocated  to the  Sub-accounts  may  increase or decrease.  You bear the entire investment  risk.  There is no assurance  that the Account  Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the accumulation  period,  assets supporting our obligations based on Fixed Allocations are held in American
Skandia  Life  Assurance  Corporation  Separate  Account  D,  also  referred  to  as  "Separate  Account  D".  Such obligations  are based on the fixed interest rates we credit to Fixed  Allocations  and the terms of the Annuities.
These  obligations  do not depend on the  investment  performance  of the assets in  Separate  Account D.  Separate
Account D was established by us pursuant to Connecticut law.

There are no units in  Separate  Account  D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An
Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the investment  gain or loss on assets  maintained  in Separate  Account D. Such gain or loss accrues  solely to us. We retain  the risk that the  value of the  assets  in  Separate  Account  D may drop  below  the  reserves  and other liabilities  we must  maintain.  Should the value of the assets in  Separate  Account D drop below the  reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets, we will transfer assets from our general  account to  Separate  Account D to make up the  difference.  We have the right to transfer to our general  account any assets of Separate  Account D in excess of such  reserves and other  liabilities.  We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently  employ  investment  managers to manage the assets  maintained in Separate  Account D. Each manager we employ is responsible  for investment  management of a different  portion of Separate  Account D. From time to time additional  investment  managers may be employed or investment  managers may cease being employed.  We are under no obligation to employ or continue to employ any investment  manager(s) and have sole  discretion over the investment managers we retain.

We are not  obligated  to invest  according  to  specific  guidelines  or  strategies  except as may be required by
Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each  underlying  mutual fund is  registered as an open-end  management  investment  company  under the  Investment
Company Act.  Shares of the  underlying  mutual fund  portfolios  are sold to separate  accounts of life  insurance companies  offering  variable  annuity and variable life insurance  products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the  underlying  mutual funds in which the  Sub-accounts  invest.  However, under SEC rules,  you have  voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an underlying  mutual fund portfolio  requests a vote of  shareholders,  we will vote our shares based on instructions received  from Owners with Account  Value  allocated to that  Sub-account.  Owners have the right to vote an amount equal to the  number of shares  attributable  to their  contracts.  If we do not  receive  voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and  proportion  as the shares for which we have  received  instructions.  We will furnish  those Owners who have Account  Value  allocated to a Sub-account whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary forms to  provide us with their  voting  instructions.  Generally,  you will be asked to provide  instructions  for us to vote on matters  such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia Trust (the "Trust") has obtained an exemption from the Securities  and Exchange  Commission  that permits its investment adviser, American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new  sub-advisory agreements,  without  obtaining  shareholder  approval  of  the  changes.  This  exemption  (which  is  similar  to exemptions  granted to other investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision and management of the  sub-advisors  by ASISI and the Trustees.  The Trust is required,  under the terms of the exemption,  to provide  certain  information to  shareholders  following these types of changes.

Material Conflicts
It is possible  that  differences  may occur  between  companies  that offer  shares of an  underlying  mutual fund portfolio to their  respective  separate  accounts  issuing  variable  annuities  and/or  variable  life  insurance products.  Differences may also occur  surrounding the offering of an underlying  mutual fund portfolio to variable life  insurance  policies  and  variable  annuity  contracts  that we offer.  Under  certain  circumstances,  these differences  could be considered  "material  conflicts,"  in which case we would take  necessary  action to protect persons with voting  rights under our variable  annuity  contracts  and variable life  insurance  policies  against persons  with  voting  rights  under  other  insurance  companies'  variable  insurance  products.  If a  "material conflict" were to arise between owners of variable  annuity  contracts and variable life insurance  policies issued by us we would take  necessary  action to treat  such  persons  equitably  in  resolving  the  conflict.  "Material conflicts"  could arise due to  differences  in voting  instructions  between owners of variable life insurance and variable annuity contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our affiliates  have entered into  agreements  with the  investment  adviser or distributor of many of the underlying Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support  services to the  Portfolios  for which a fee is paid that is generally  based on a  percentage  of the average  assets  allocated to the  Portfolios  under the Annuity.  Any fees  payable  will be  consistent  with the services  rendered or the expected cost savings  resulting from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American Skandia,  Inc., is the distributor  and  principal  underwriter  of the  securities  offered  through  this  prospectus.  ASM  acts as the distributor  of a number of annuity  and life  insurance  products  we offer and both  American  Skandia  Trust and
American  Skandia  Advisor  Funds,  Inc.,  a  family  of  retail  mutual  funds.  ASM also  acts as an  introducing broker-dealer  through which it receives a portion of brokerage  commissions in connection with purchases and sales of  securities  held by portfolios of American  Skandia  Trust which are offered as underlying  investment  options under the Annuity.

ASM's  principal  business  address is One  Corporate  Drive,  Shelton,  Connecticut  06484.  ASM is  registered as broker-dealer  under  the  Securities  Exchange  Act of 1934  ("Exchange  Act")  and is a  member  of the  National
Association of Securities Dealers, Inc. ("NASD").

The  Annuity  is  offered  on a  continuous  basis.  ASM  enters  into  distribution  agreements  with  independent broker-dealers  who are  registered  under the  Exchange Act and with  entities  that may offer the Annuity but are exempt from  registration.  Applications  for the Annuity are  solicited  by  registered  representatives  of those firms.  Such  representatives  will also be our appointed  insurance agents under state insurance law. In addition,
ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to  firms  on  sales  of the  Annuity  according  to one or more  schedules.  The  individual representative  will receive a portion of the  compensation,  depending  on the practice of the firm.  Compensation is generally  based on a percentage of Purchase  Payments made, up to a maximum of 7.0%.  Alternative  compensation schedules are available that provide a lower initial  commission plus ongoing annual  compensation  based on all or a portion of Account Value. We may also provide  compensation  for providing  ongoing service to you in relation to the Annuity.  Commissions  and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive separate  compensation or reimbursement for, among other things,  training of sales personnel,  marketing  or  other  services  they  provide  to us or  our  affiliates.  We or  ASM  may  enter  into compensation  arrangements  with certain firms.  These  arrangements will not be offered to all firms and the terms of such  arrangements  may  differ  between  firms.  Any such  compensation  will be paid by us or ASM and will not result in any  additional  charge to you.  To the  extent  permitted  by NASD rules and other  applicable  laws and regulations,  ASM may  pay or  allow  other  promotional  incentives  or  payments  in the  form  of cash or  other compensation.

Advertising:  We may advertise certain  information  regarding the performance of the investment  options.  Details on how we calculate  performance for the  Sub-accounts are found in the Statement of Additional  Information.  This information may help you review the  performance of the investment  options and provide a basis for comparison with other  annuities.  This  information  may be less useful when comparing the  performance of the investment  options with other  savings or  investment  vehicles.  Such other  investments  may not  provide  some of the  benefits  of annuities,  or may not be designed for  long-term  investment  purposes.  Additionally  other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the  performance  of the Portfolios in the form of "Standard"  and  "Non-standard"  Total Returns.
"Standard  Total Return"  figures assume a  hypothetical  initial  investment of $1,000  allocated to a Sub-account during the most recent,  one,  five and ten year periods (or since the  inception  date that the Portfolio has been offered as a  Sub-account,  if less).  "Standard  Total Return"  figures  assume that the Insurance  Charge and the
Annual  Maintenance  Fee (if  applicable)  are  deducted  and that the  Annuity  is  surrendered  at the end of the applicable  period,  meaning that any  Contingent  Deferred  Sales  Charge that would apply upon  surrender is also deducted.  "Non-standard  Total Return" figures  include any  performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as standardized  returns except that the figures may not reflect all fees and charges.  In  particular,  they may assume no surrender at the end of the  applicable  period so that the CDSC does not apply.  Standard and  Non-standard  Total Returns will not reflect charges that apply to any optional  benefits.  The additional  cost  associated with any optional  benefits you elected  will reduce your  performance.  Non-standard  Total  Returns  must be  accompanied  by Standard  Total
Returns.

Some of the  underlying  Portfolios  existed prior to the inception of these  Sub-accounts.  Performance  quoted in advertising  regarding such  Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial  offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such  hypothetical  historical  performance is calculated using the same assumptions  employed in calculating  actual  performance  since inception of the  Sub-accounts.  Hypothetical historical  performance  of the  underlying  Portfolios  prior to the  existence  of the  Sub-accounts  may only be presented as Non-standard Total Returns.

We may advertise the performance of money  market-type  Sub-accounts  using a measure of the "current and effective yield".  The current  yield of a money  market-type  Sub-account  is calculated  based upon the previous  seven-day period ending on the date of  calculation.  The effective  yield of a money  market-type  Sub-account  reflects the reinvestment  of net income  earned daily on the assets of such a  Sub-account.  The current and  effective  yields reflect the Insurance  Charge deducted  against the  Sub-account.  In a low interest rate  environment,  yields for money  market-type  Sub-accounts,  after deduction of the Insurance  Charge,  may be negative even though the yield
(before  deducting the Insurance  Charge) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated  period of time, or with  investment  companies  which do not serve as underlying  mutual funds  for  variable  annuities  and/or do not have  additional  asset-based  charges  deducted  for the  insurance protection provided by the Annuity.

Performance  information  on the  Sub-accounts  is  based on past  performance  only  and is not an  indication  or representation  of future  performance.  Performance of the  Sub-accounts  is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the  maturities  of the  investments  held by the underlying  mutual funds or portfolios  and upon  prevailing  market  conditions and the response of the underlying mutual  funds  to such  conditions.  Actual  performance  will  also  depend  on  changes  in the  expenses  of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are  crediting to new Fixed  Allocations.  Information  on current  rates will be as of the date  specified in such advertisement.  Rates will be included in  advertisements  to the extent  permitted  by law.  Given that the actual rates  applicable  to any Fixed  Allocation  are as of the date of any such  Fixed  Allocation's  Guarantee  Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance  of our  Sub-accounts  with: (a) certain  unmanaged market  indices,  including  but not limited to the Dow Jones  Industrial  Average,  the Standard & Poor's 500, the
NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley Capital
International Index of Europe,  Asia and Far East Funds, and the Morgan Stanley Capital  International World Index;
and/or (b) other  management  investment  companies  with  investment  objectives  similar  to the  mutual  fund or portfolio  underlying  the  Sub-accounts  being  compared.  This may include the  performance  ranking  assigned by various  publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune,  Money,  Barron's,
Business Week, USA Today and statistical  services,  including but not limited to Lipper Analytical Services Mutual
Funds  Survey,  Lipper  Annuity  and Closed End Survey,  the  Variable  Annuity  Research  Data  Survey,  SEI,  the
Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American  Skandia Life Assurance  Corporation  may advertise its rankings  and/or ratings by independent  financial ratings  services.  Such rankings may help you in  evaluating  our ability to meet our  obligations  in relation to
Fixed  Allocations,  pay minimum death benefits,  pay annuity payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional  Information is available from us without  charge upon your request.  This  Prospectus is part of the  registration  statement we filed with the SEC regarding  this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these  materials  at the  prescribed  rates from the SEC's  Public  Reference  Section,  450 Fifth  Street N.W.,
Washington,  D.C., 20549. You may inspect and copy those registration  statements and exhibits thereto at the SEC's public  reference  facilities at the above address,  Room 1024, and at the SEC's  Regional  Offices,  The Woolworth
Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago,  IL. These documents,  as
well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov)  for this  registration  statement as well as for other  registrants that file  electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the  extent  and only to the  extent  that any  statement  in a document  incorporated  by  reference  into this
Prospectus  is  modified or  superseded  by a statement  in this  Prospectus  or in a  later-filed  document,  such statement is hereby deemed so modified or  superseded  and not part of this  Prospectus.  The Annual Report on Form
10-K for the year ended  December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will  furnish  you  without  charge a copy of any or all of the  documents  incorporated  by  reference  in this
Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|    calling our Customer  Service Team at  1-800-752-6342  during our normal business hours,  8:30 a.m. EST to
       8:00 p.m.  EST,  Monday  through  Friday,  or  Skandia's  Telephone  Automated  Response  System  (STARS) at
       1-800-766-4530.
|X|    writing to us via regular  mail at  American  Skandia - Variable  Annuities,  P.O.  Box 7040,  Bridgeport,
       Connecticut  06601-7040  OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,
       Shelton,  Connecticut  06484.  NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|    sending   an   email   to    customerservice@skandia.com    or   visiting   our   Internet    Website   at
       www.americanskandia.com
|X|    accessing information about your Annuity through our Internet Website at www.americanskandia.com

You  can  obtain  account  information  through  Skandia's  Telephone  Automated  Response  System  (STARS)  and at
www.americanskandia.com,  our Internet  Website.  Our Customer  Service  representatives  are also available during business hours to provide you with information  about your account.  You can request certain  transactions  through our telephone voice response system,  our Internet Website or through a customer  service  representative.  You can provide  authorization for a third party,  including your  attorney-in-fact  acting pursuant to a power of attorney or an  investment  professional,  to access your  account  information  and perform  certain  transactions  on your account.  You will need to complete a form  provided by us which  identifies  those  transactions  that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We  require  that  you or  your  representative  provide  proper  identification  before  performing transactions  over the  telephone  or through our  Internet  Website.  This may  include a Personal  Identification
Number  (PIN) that will be  provided  to you upon issue of your  Annuity or you may  establish  or change  your PIN through  STARS and at  www.americanskandia.com,  our  Internet  Website.  Any third  party  that you  authorize  to perform financial transactions on your account will be assigned a PIN for your account.

Transactions  requested  via telephone are  recorded.  To the extent  permitted by law, we will not be  responsible for any claims,  loss,  liability  or expense in  connection  with a  transaction  requested  by telephone or other electronic means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your Annuity using  verification  methods which may include a request for your Social  Security  number,  PIN or other form of  electronic  identification.  We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or express mail will be the only means by which we will accept transaction instructions when telephonic,  facsimile,  Internet or any other  electronic means are unavailable or delayed.  American Skandia reserves the right to limit,  restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 (the "Securities Act") may be
permitted to directors,  officers or persons controlling the registrant pursuant to the foregoing  provisions,  the registrant  has been  informed  that in the opinion of the SEC such  indemnification  is against  public  policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings outside of the  ordinary  course of  business.  American  Skandia and its  affiliates  are  involved in pending and threatened legal proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings will have a material adverse affect on the Separate Account,  or American  Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                             APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662,  and $3,697,990,
     during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner assets under management of $26,017,847,  $29,751,822,  $29,396,693,  $17,854,761, and $12,119,191, as of December 31,
     2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and  Analysis  of  Financial  Condition  and  Results  of  Operations  should  be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000.
The decrease in sales in 2001 was consistent  with the general  decline in sales  throughout  the variable  annuity industry,  attributed  in large part to the decline in the equity  markets.  The sales growth in 2000 was driven by significant  sales volume in the first quarter of 2000 due to the strong equity market  performance.  However,  the decline in the equity  markets  during the  remainder of the year  negatively  impacted  sales as the first quarter level of sales was not  sustained.  The  Company has  announced  its  intention  to focus on the growth of its core variable  annuity  business,  with a continuing focus on increasing sales through  innovative  product  development activities,  the  expansion of its  wholesaling  force through  recruitment  and  retention of top  producers,  and providing consistently good customer service.

Average assets under management  totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and  $21,984,759,000 in
1999,  representing  a decrease  of 14% in 2001 and an  increase  of 46% in 2000.  As a result of the  decrease  in sales volume and average  assets under  management,  annuity and life  insurance  charges and fees decreased 11% in
2001, as compared to an increase of 46% in 2000.  Fee income  generated  from transfer  agency-type  and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001  compared to 2000 and  increased  12% in 2000 compared to 1999.  The increase in 2001 was  primarily  due to a higher level of fixed  maturity  investments  in support of the Company's risk-based  capital  objectives.  The  increase in 2000 was  primarily  due to the higher  level of fixed  maturity investments  partially offset by $6,939,000 of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased 62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income  represents  premiums  earned on the sale of ancillary  contracts  such as immediate  annuities with life  contingencies,  supplementary  contracts with life contingencies and certain life insurance  products.  Sales of these  products  will  increase or decrease over time  depending on the payout  elections of the  policyholders.
Management expects supplementary contracts to grow over time with the maturing of the core business lines.

Net realized  investment  gains totaled  $928,000 in 2001,  compared to losses of $688,000 in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant loss was $2,636,000  related to Enron  securities.  In addition net realized losses were incurred due to redemption's of mutual fund holdings in support of the  Company's  non-qualified  deferred  compensation  program.  The change from
1999 to 2000 was primarily due to realized  losses on sales of securities in the fixed  maturity  portfolio.  These losses were partially offset by realized gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed  minimum death benefit ("GMDB")  liability.  The GMDB reserve  decreased
$43,984,000  in 2001,  as the result of an update of  certain  reserve  assumptions  during  2001 to  reflect  more realistic  expectations  as to risks  inherent in the GMDB  liability.  These  changes  reduced the GMDB  liability significantly.  Previous  assumptions  had been based on statutory  valuation  principles as an  approximation  for accounting  principles generally accepted in the United States ("U.S.  GAAP"). In addition,  future mortality rates have been lowered to reflect  favorable  past  experience.  This  decrease in 2001  compares to an increase in GMDB reserves of $44,186,000 in 2000.

Certain  assumptions  were also  updated in the  calculation  of the  deferred  acquisition  cost  asset,  however, offsetting  the  resulting  increase  in  earnings  and equity as a result of changes  in the GMDB  liability.  The amortization  of such costs are determined in large part by changes in the  expectations of future gross profits of the variable annuity  business.  In 2001, the decline in equity markets resulted in a significantly  lower estimate of future gross profits, thereby increasing the expenses recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks embedded in the
GMDB in annuity  contracts  that would  result  from  significant  declines  in the  equity  markets.  Prior to the implementation of the hedge strategies  utilizing equity put options,  the Company had reinsured  substantially all of its exposure on the GMDB  liability.  The  reinsurance  was terminated  during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable and market value  adjusted  annuities and variable  life  insurance,  offset by the  benefit  payments  and changes in  reserves  required on this  business.
Market value  adjusted  annuity  activity has the largest  impact on this benefit.  In 2001 and 2000,  the Separate
Account  investment  returns on the assets supporting  market value adjusted  annuities were less than the expected returns as  calculated  in the  reserves,  contributing  to the  significant  increase  in the return  credited  to contractholders  benefit.  In  addition,  this  benefit  increased  as a result  of the  amortization  of  unearned
Performance  Advantage  target  value  credits,  which  increased  $12,814,581  in 2001 over 2000 due  primarily to increased sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to
2001 include  guaranteed  minimum death  benefit  payments on variable  annuities,  which were driven up due to the market  declines  in 2001,  totaling  $2,569,000  net of gains on equity  put  options as well as  increased  costs associated with processing of backdated financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.
Lower  sales  and asset  levels  in 2001 led to a 39%  decease  in  commissions  and  purchase  credits.  Partially offsetting  this  decline,  the company  launched a  commission  promotion  program  during 2001,  which  increased commissions  as a percentage  of new sales.  Increased  commissions  and purchase  credits  reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased  34% from 2000 as a result of lower  sales-based  compensation  and expense reduction  programs  implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In  addition, variable  compensation  and  long-term  incentive  plan  expense  have  decreased  due to the slowdown in sales and decline in equity  markets.  Significant  investments  in new product  development  and  Internet-based  technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the  calculation  of expected gross profits used to develop  deferred acquisition cost amortization  rates to reflect more recent experience and current equity market  conditions.  As a result of this the amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated  costs from record sales in late 1999 and early 2000 were  recognized  in accordance  with profit and expense  recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in  2001  as a  result  of the  reduction  in  borrowing  and  increased
$16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future  fees to ASI,  which fees  collateralize  notes  issued in private  placements  by ASI through special purpose trusts  ("securitization  transactions").  In addition, the Company paid down surplus notes on December 3, 2001 and December 10, 2000 of $15,000,000 and $20,000,000  respectively.  Surplus notes  outstanding as of December 31, 2001 and 2000 totaled $144,000,000 and $159,000,000, respectively.

The  effective  income  tax rates for the years  ended  December  31,  2001,  2000 and 1999 were 18%,  32% and 28%, respectively.  The effective  rate is lower than the corporate rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes  that,  based on the taxable income  produced in the past two years,  as well as  continued  growth in annuity  sales,  the Company will produce sufficient taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000 in 2001, 2000 and 1999,
respectively.  Equity market volatility during 2001 directly impacted revenues,  sales and ultimately  expenses for the company.  Revenues  were lower than  expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds  underlying  annuity and insurance  contracts.  Benefits were higher than  expected due to the death claims paid in excess of the account  values of the specific  contracts due to GMDB provisions  in such  contracts.  Expenses  were  relatively  higher  compared  to sales  and  assets  than in prior periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses  incurred with sales  activity and management of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and  expenses  driven  primarily  from the  increase in the reserve  requirement  related to the GMDB as a result  of the  decline  in the  equity  markets.  Investments  in new  product  development  and  technology  also contributed to the increase in expenses.

The  Company  considers  Mexico an  emerging  market and has  invested  in the  Skandia  Vida  operations  with the expectation  of generating  profits from  long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000  and  $2,523,000  for the years ended  December 31, 2001,  2000 and
1999, respectively.

Total  assets  declined  12% in 2001 as a direct  result of the  decrease  in  separate  account  assets.  Separate account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined  12% in 2001 as a result of  several  factors.  Reserves  and  Separate  Account  liabilities required  to support the  annuity  and life  insurance  business  declined  consistent  with market  valuing of the underlying  assets as well as the changes in the GMDB  reserve.  Payable to  affiliate  increased  due to borrowing from ASI to support temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the securitization transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For  information  on  the  Company's  significant   accounting  policies,   see  Notes  to  Consolidated  Financial
Statements.  Specifically,  for Deferred  Acquisition  Costs, see Note 21, for Separate  Accounts,  see Note 20 and
for the Company's employee profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The  Company's  liquidity  requirement  was  met by cash  from  insurance  operations,  investment  activities  and borrowings from ASI.

In 2001, the Company had net positive  operating cash flow as a result of increased cash from insurance  operations and a decreased  acquisition  cost cash flow strain due to the reduction in sales  activity.  In 2000, the majority of the operating  cash outflow  resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred  sales  charge.  This  type of  product  causes a  temporary  cash  strain in that 100% of the proceeds are invested in separate  accounts  supporting the product  leaving a cash (but not capital) strain caused by the  acquisition  cost for the new business.  This cash strain required the Company to look beyond the cash made available by  insurance  operations  and  investments  of the Company to  financing  in the form of surplus  notes,
capital  contributions,   cash  advances,   securitization   transactions  and  modified  coinsurance   reinsurance
arrangements:

During 2001 and 2000, the Company  received  $45,500,000  and  $69,000,000,  respectively,  from ASI to support the solvency  capital  needs and  anticipated  growth in  business of its U.S.  operations.  In  addition,  the Company received  $2,500,000 and $2,450,000 from ASI in 2001 and 2000,  respectively,  to support its investment in Skandia
Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the  Consolidated  Statements of
Financial Condition.

Funds  received  from  new  securitization  transactions  amounted  to  $476,288,000  in  2000  (see  Note 8 to the consolidated financial statements).

During  2001 and  2000,  the  Company  extended  its  reinsurance  agreements.  The  Company  also  entered  into a reinsurance  agreement with SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements where the reinsurer shares in the experience of a specific book of business.

The Company  expects the continued  use of  reinsurance  and  securitization  transactions  to fund the cash strain anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled $577,668,000 and $496,911,000,  respectively.  The increases  were driven by the  previously  mentioned  capital  contributions  received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National  Association of Insurance  Commissioners  ("NAIC") requires insurance  companies to report information regarding  minimum Risk Based Capital  ("RBC")  requirements.  These  requirements  are intended to allow insurance regulators to identify  companies  that may need  regulatory  attention.  The RBC model law requires that insurance companies  apply  various  factors to asset,  premium and reserve  items,  all of which have  inherent  risks.  The formula  includes  components  for asset risk,  insurance  risk,  interest rate risk and business risk. The Company has  complied  with the NAIC's RBC  reporting  requirements  and has total  adjusted  capital  well above  required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The  Company  believes  that it is well  positioned  to retain and enhance  its  position as a leading  provider of financial  products for  long-term  savings and  retirement  purposes as well as to address the economic  impact of premature  death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity business,  offering  innovative  long-term savings and income products,  strengthening its  wholesaling  efforts and  providing  consistently  good  customer  service in order to gain  market  share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization  Act) permits  affiliation among banks, securities  firms and  insurance  companies.  This  legislative  change has  created  opportunities  for  continued
consolidation in the financial  services  industry and increased  competition as large companies offer a wide array of financial products and services.

Various other  legislative  initiatives  could impact the Company such as pension reform,  capital gains and estate tax  changes,  privacy  standards  and  Internet  regulation.  Additional  pension  reform may change  current  tax deferral rules and allow  increased  contributions  to retirement  plans,  which may lead to higher  investments in tax-deferred  products and create  growth  opportunities  for the Company.  A capital gains tax reduction may cause tax-deferred  products to be less attractive to consumers,  which could adversely  impact the Company.  New privacy standards and Internet regulation may impact the Company's strategic  initiatives,  especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The  Private   Securities   Litigation  Reform  Act  of  1995  (the  "1995  Act")  provides  a  "safe  harbor"  for forward-looking  statements, so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary  statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed  in the  statement.  We want to take  advantage  of these safe  harbor provisions.

Certain  information  contained in the Management's  Discussion and Analysis of Financial  Condition and Results of
Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements rely on a number of assumptions  concerning future events,  and are subject to a number of significant  uncertainties  and results to differ  materially from these  statements.  You should not put undue  reliance on these  forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The  Company is subject  to  potential  fluctuations  in  earnings  and the fair value of certain of its assets and liabilities,  as well as  variations  in  expected  cash flows due to changes in market  interest  rates and equity prices.  The following  discussion  focuses on specific exposures the Company has to interest rate and equity price risk and describes  strategies used to manage these risks, and includes  "forward-looking  statements" that involve risk and  uncertainties.  The  discussion  is limited to financial  instruments  subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations in interest rates can potentially  impact the Company's  profitability and cash flows. At December 31,
2001,  97% of assets held under  management by the Company are in  non-guaranteed  Separate  Accounts for which the
Company's  exposure is not significant,  as the  contractowner  assumes  substantially  all the investment risk. On the remaining 3% of assets,  the interest  rate risk from  contracts  that carry  interest rate exposure is managed through an  asset/liability  matching  program  which  takes  into  account  the risk  variables  of the  insurance liabilities supported by the assets.

At December 31, 2001,  the Company held fixed  maturity  investments  in its general  account that are sensitive to changes in interest  rates.  These  securities  are held in support of the  Company's  fixed  immediate  annuities, fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance contracts,  and in support of the Company's  target solvency  capital.  The Company has a conservative  investment  philosophy with regard to these  investments.  All investments  are investment  grade corporate  securities,  government  agency or
U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk.
The  fixed  option  guarantees  a fixed  rate of  interest  for a period  of time  selected  by the  contractowner.
Guarantee  period  options  available  range from one to ten years.  Withdrawal  of funds,  or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the contractowner to a market value adjustment  ("MVA").  In the event of rising interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed  maturity  securities  underlying  the  guarantee  more  valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA, should  substantially  offset the increase or decrease in the market value of the  securities  underlying the  guarantee.  The Company  maintains strict  asset/liability  matching to enable this offset.  However,  the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December 31, 2001 totaled  $1,092,944,000.
Fixed income  investments  supporting those liabilities had a fair value of  $1,092,944,000.  The Company performed a  sensitivity  analysis on these  interest-sensitive  liabilities  and assets at December 31,  2001.  The analysis showed  that an  immediate  decrease  of 100 basis  points in  interest  rates  would  result in a net  increase in liabilities and the corresponding assets of approximately  $37,300,000 and $41,500,000,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December 31, 2000 showed a net  increase in  interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity  market risk to the Company  comes from the nature of the variable  annuity and  variable  life products  sold by the Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market  value of assets  under  management.  In a market  decline,  this  income  would be  reduced.  This could be further  compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially offset by transfers to the fixed option  discussed  above.  A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout 2002, would result in an approximate drop in related annual fee income of $49,727,000.  This result was not materially  different than the result obtained from the analysis  performed as of December 31, 2000.

Another  equity  market risk exposure of the Company  relates to the  guaranteed  minimum death benefit  liability.
Declines in equity  markets and,  correspondingly,  the  performance  of the mutual funds  underlying the Company's products,  increase the guaranteed minimum death benefit  liabilities.  As discussed in Note 2E of the consolidated financial  statements,  the Company uses derivative  instruments to hedge against the risk of significant decreases in equity  markets.  Prior to the  implementation  of this program,  the Company used  reinsurance to mitigate this risk.

The Company has a small portfolio of equity  investments  consisting of mutual funds,  which are held in support of a deferred  compensation  program. In the event of a decline in market values of underlying  securities,  the value of the portfolio  would  decline;  however the accrued  benefits  payable under the related  deferred  compensation program would decline by a corresponding amount.

Estimates  of  interest  rate risk and  equity  price  risk were  obtained  using  computer  models  that take into consideration  various  assumptions  about the future.  Given the  uncertainty of future  interest rate  movements, volatility  in the equity  markets and  consumer  behavior,  actual  results may vary from those  predicted  by the
Company's models.

                                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial condition of American Skandia Life Assurance  Corporation
(the "Company" which is a wholly-owned  subsidiary of Skandia  Insurance  Company Ltd.) as of December 31, 2001 and
2000,  and the  related  consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated  financial  statements are the responsibility of the  Company's  management.  Our  responsibility  is to  express  an  opinion  on these  consolidated  financial statements based on our audits.

We conducted our audits in accordance  with  auditing  standards  generally  accepted in the United  States.  Those standards  require that we plan and perform the audit to obtain  reasonable  assurance  about whether the financial statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the  amounts  and  disclosures  in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used and  significant  estimates  made by  management,  as well as  evaluating  the  overall  financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our  opinion,  the  financial  statements  referred to above  present  fairly,  in all  material  respects,  the consolidated  financial position of American Skandia Life Assurance  Corporation at December 31, 2001 and 2000, and
the  consolidated  results of their operations and their cash flows for each of the three years in the period ended
December 31, 2001 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for
Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Consolidated Statements of Financial Condition
                                               (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                  See notes to consolidated financial statements.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                         Consolidated Statements of Income
                                               (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                  See notes to consolidated financial statements.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Consolidated Statements of Shareholder's Equity
                                               (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                  See notes to consolidated financial statements.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Consolidated Statements of Cash Flows
                                               (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                  See notes to consolidated financial statements.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                    Notes to Consolidated Financial Statements
                                                 December 31, 2001

1.       ORGANIZATION AND OPERATION

                  American  Skandia Life Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of
         American  Skandia,  Inc.  ("ASI") whose  ultimate  parent is Skandia  Insurance  Company Ltd.,  ("SICL") a
         Swedish Corporation.

                  The Company  develops  long-term  savings and retirement  products which are distributed  through its affiliated  broker/dealer  company,  American Skandia  Marketing,  Incorporated  ("ASM").  The Company
         currently  issues  variable and term life insurance and variable,  fixed,  market value adjusted  deferred and immediate  annuities for  individuals,  groups and qualified  pension plans. The Company has announced its  intention  to focus on its core  variable  annuity  business by exiting the  qualified  pension  plan market and limiting its variable life  insurance  offerings to single  premium  products,  as well as term life.  The Company does not expect to incur any significant costs to exit these businesses.

         The  Company  has 99.9%  ownership  in  Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life insurance  company  domiciled in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately
         $4,179,000 and $4,402,000 as of December 31, 2001, and 2000,  respectively.  The Company  considers Mexico an emerging  market and has invested in the Skandia Vida  operations  with the  expectation  of generating profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of approximately $2,619,000, $2,540,000 and $2,523,000 in 2001, 2000 and 1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements  have been  prepared  in  conformity  with accounting  principles  generally  accepted  in the United  States  ("U.S.  GAAP").  Intercompany
                  transactions  and  balances  between  the  Company  and  Skandia  Vida  have been  eliminated  in consolidation.

                  Certain  reclassifications  have been made to prior year  amounts to conform  with  current  year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective  January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No.
                  133,  "Accounting for Derivative  Instruments and Hedging Activities," as amended by SFAS 137 and
                  SFAS 138  (collectively  "SFAS  133").  Derivative  instruments  held by the  Company  consist of equity option  contracts  utilized to manage the economic  risks  associated  with the guaranteed minimum  death  benefits  ("GMDB").  These  derivative  instruments  are  carried at fair  value.
                  Realized and unrealized  gains and losses are reported in the  Consolidated  Statement of Income, consistent  with the item being  hedged,  as a component  of return  credited to  contractowners.
                  The  adoption  of  SFAS  No.  133 did not  have a  material  effect  on the  Company's  financial statements.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective  April 1, 2001,  the Company  adopted the  Emerging  Issues Task Force  ("EITF")  Issue
                  99-20,  "Recognition  of Interest  Income and  Impairment  on Purchased  and Retained  Beneficial
                  Interests  in  Securitized   Financial  Assets."  Under  the  consensus,   investors  in  certain
                  asset-backed   securities  are  required  to  record  changes  in  their  estimated  yield  on  a prospective  basis and to  evaluate  these  securities  for an other  than  temporary  decline in value.  If the fair value of the  asset-backed  security has declined  below its carrying  amount and the decline is  determined to be other than  temporary,  the security is written down to fair value.  The  adoption  of EITF Issue  99-20 did not have a  significant  effect on the  Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001, the Financial  Accounting  Standards Board ("FASB")  issued  Statement of Financial
                  Accounting  Standards.  No. 142  "Accounting  for Goodwill and Intangible  Assets." ("SFAS 142").
                  Under the new standard,  goodwill and intangible  assets deemed to have indefinite  lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new standard.  Other intangible assets will continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning  in the first  quarter of 2002.  The Company is still  assessing  the impact of the new standard,  however,  the adoption of SFAS 142 is not expected to have a significant impact on the
                  Company's financial statements.

         D.       Investments
                  -----------

                  The Company has  classified its fixed maturity  investments as  available-for-sale  and, as such, they are  carried at fair  value  with  changes in  unrealized  gains and  losses  reported  as a component of other comprehensive income.

                  The  Company  has  classified  its  mutual  fund  investments  held  in  support  of  a  deferred compensation  plan (see Note 13) as  available-for-sale.  Such  investments  are  carried at fair
                  value  with  changes  in  unrealized   gains  and  losses   reported  as  a  component  of  other
                  comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized  gains  and  losses  on  disposal  of   investments   are  determined  by  the  specific
                  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company  uses  derivative  instruments  which  consist of equity  option  contracts  for risk management  purposes,  and not for trading or speculation.  The Company  economically  hedges the
                  GMDB exposure associated with market value fluctuations.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on criteria  described  in SFAS 133,  the  Company's  hedges do not qualify as  "effective"
                  hedges  and,  therefore,  hedge  accounting  may  not be  applied.  Accordingly,  the  derivative investments  are  carried at fair  value  with  changes  in  unrealized  gains and  losses  being recorded in income.  As such,  both realized and unrealized  gains and losses are reported in the
                  Consolidated  Statements  of Income,  consistent  with the item being  hedged,  as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial paper and money market mutual funds  purchased  with a  maturity  at date of  acquisition  of three  months  or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and  assumptions  used to determine  the fair value of financial  instruments  are as follows:

                  Fair values of fixed  maturities  with  active  markets are based on quoted  market  prices.  For fixed  maturities  that  trade  in  less  active  markets,  fair  values  are  obtained  from  an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair  value of  derivative  instruments  is  determined  based  on the  current  value of the underlying index.

                  The  carrying  value of cash and cash  equivalents  (cost)  approximates  fair  value  due to the short-term nature of these investments.

                  The  carrying  value  of  short-term  borrowings  (cost)  approximates  fair  value  due  to  the short-term nature of these liabilities.

                  Fair values of certain  financial  instruments,  such as future  fees  payable to ASI and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and reflected at the purchase price of $6,000,000  less  accumulated  amortization.  The cost of the licenses is being amortized on a straight-line basis over 40 years.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated with internal use software in accordance with the American  Institute of Certified Public Accountants  Statement of Position 98-1,  "Accounting
                  for the Costs of Software  Developed  or  Obtained  for  Internal  Use" ("SOP  98-1").  SOP 98-1,
                  which was adopted  prospectively as of January 1, 1999,  requires the  capitalization  of certain costs incurred in connection  with  developing or obtaining  internal use software.  Prior to the adoption  of SOP  98-1,  the  Company  expensed  all  internal  use  software  related  costs  as incurred.  Details of the  capitalized  software costs,  which are included in fixed assets,  and related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included  in the  consolidated  federal  income tax return  filed by Skandia  U.S.
                  Inc.  and its U.S.  subsidiaries.  In  accordance  with the tax  sharing  agreement,  the federal income tax  provision  is  computed  on a separate  return  basis as  adjusted  for  consolidated items.  Pursuant to the terms of this  agreement,  the Company has the right to recover the value of losses  utilized  by the  consolidated  group in the year of  utilization.  To the  extent the
                  Company  generates  income in future  years,  the Company is entitled to offset  future  taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences  between the carrying amounts of assets and  liabilities  for  financial  reporting  purposes  and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues  for  variable  deferred  annuity  contracts  consist of charges  against  contractowner account values for mortality and expense risks,  administration  fees,  surrender  charges and an annual  maintenance fee per contract.  Benefit reserves for variable annuity contracts  represent the account  value of the  contracts and are included in the separate  account  liabilities.  Fee income from mutual fund organizations is realized based on assets under management.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues  for  variable  immediate  annuity and  supplementary  contracts  with and without  life
                  contingencies   consist  of  certain  charges  against  contractowner  account  values  including mortality and expense risks and  administration  fees.  Benefit  reserves for variable  immediate annuity  contracts  represent the account value of the contracts and are included in the separate account  liabilities.  Revenues for market value  adjusted  fixed  annuity  contracts  consist of separate  account  investment  income  reduced by benefit  payments  and  changes in  reserves in support  of  contractowner  obligations,  all  of  which  are  included  in  return  credited  to contractowners.  Benefit  reserves  for  these  contracts  represent  the  account  value  of the contracts,  and are included in the general account reserve for future contractowner  benefits to the extent in excess of the separate account assets.

                  Revenues  for  fixed  immediate   annuity  and  fixed   supplementary   contracts   without  life
                  contingencies  consist of net investment  income.  Revenues for fixed immediate annuity contracts with life contingencies  consist of single premium payments recognized as annuity  considerations
                  when  received.   Benefit  reserves  for  these  contracts  are  based  on  applicable  actuarial standards  with assumed  interest  rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable life insurance contracts consist of charges against  contractowner  account values for mortality and expense risk fees,  administration  fees, cost of insurance fees,  taxes and surrender  charges.  Certain  contracts  also include  charges  against  premium to pay state premium  taxes.  Benefit  reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The  costs  of  acquiring  new  business,  which  vary  with  and are  primarily  related  to the production  of new  business,  are  being  deferred,  net of  reinsurance.  These  costs  include
                  commissions,   costs  of  contract  issuance,   and  certain  selling  expenses  that  vary  with
                  production.  These costs are being  amortized  generally in proportion to expected  gross profits from  surrender  charges,  policy and asset based fees and  mortality and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the deferred  acquisition costs and related  amortization for the years ended December
                  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company  cedes  reinsurance  under  modified  co-insurance  arrangements.  These  reinsurance arrangements  provide additional  capacity for growth in supporting the cash flow strain from the
                  Company's  variable  annuity and variable life insurance  business.  The  reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market  fluctuations  associated with its GMDB liability in the first  half of 1999.  Under  this  reinsurance  agreement,  the  Company  ceded  premiums  of
                  approximately   $2,945,000;   received  claim  reimbursements  of  approximately  $242,000;  and, recorded a decrease in ceded reserves of approximately $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets  and  liabilities  in  Separate   Accounts  are  included  as  separate  captions  in  the
                  consolidated  statements of financial  condition.  Separate Account assets consist principally of long  term  bonds,  investments  in  mutual  funds,  short-term  securities  and  cash  and  cash equivalents,  all of which are carried at fair value.  The investments are managed  predominately through the Company's investment advisory affiliate,

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American  Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various  fund  managers as sub-advisors.  The  remaining  investments  are  managed by  independent  investment  firms.  The contractowner  has the option of directing  funds to a wide variety of investment  options,  most of which invest in mutual funds.  The  investment  risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options  with  minimum  guaranteed  interest  rates are also available.  The Company  bears the credit  risk  associated  with the  investments  that  support these fixed options.

                  Included  in Separate  Account  liabilities  are  reserves of  approximately  $1,092,944,000  and
                  $1,059,987,000  at December 31, 2001 and 2000,  respectively,  relating to annuity  contracts for which the  contractowner  is  guaranteed  a fixed  rate of  return.  Separate  Account  assets of approximately  $1,092,944,000  and  $1,059,987,000  at December 31, 2001 and 2000,  respectively, consisting of long term bonds,  short-term  securities,  transfers  due from the general  account and cash and cash  equivalents  are held in support of these  annuity  obligations,  pursuant  to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity  with U.S. GAAP requires that  management make estimates and  assumptions  that affect the reported amount of assets and liabilities at the date of the financial  statements  and the reported  amounts of revenues and expenses  during the reporting  period.  The more  significant  estimates  and  assumptions  are  related to  deferred acquisition  costs and  involve  policy  lapses,  investment  return  and  maintenance  expenses.
                  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive  (loss) income is shown net of tax (benefit) expense of approximately  ($184) thousand,
         $651 thousand and ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and investments in equity  securities as of December 31, 2001 and 2000 are shown below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized cost and fair value of fixed maturities,  by contractual  maturity, at December 31, 2001 are shown  below.  Actual  maturities  may  differ  from  contractual  maturities  due to call  or  prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities  during 2001, 2000 and 1999 and were  approximately  $386,816,000,
         $302,632,000  and  $32,196,000,  respectively.  Proceeds from  maturities  during 2001, 2000 and 1999 were
         approximately   $4,000,000,   $1,104,000  and  $4,030,000,   respectively.   The  cost,  gross  unrealized
         gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense was different from the amount  computed by applying the federal  statutory tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss carryforwards,  totaling approximately  $41,063,000 at December 31, 2001, will expire in 2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating costs  (including  personnel,  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia  Information  Services and Technology  Corporation
         ("ASIST"),  an  affiliated  company.  The  Company  has also  charged  operating  costs to  several of its affiliates.  The total cost to the Company for these items was approximately  $6,179,000,  $13,974,000 and
         $11,136,000  in 2001,  2000 and 1999,  respectively.  Income  received  for these items was  approximately
         $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was  reimbursed by ASM for certain  distribution  related costs  associated with the sales of business  through an investment  firm where ASM serves as an introducing  broker dealer.
         Under this agreement,  the expenses  reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999,  respectively.  As of December 31, 2001 and 2000,  amounts  receivable  under this agreement were approximately $639,000 and $492,000, respectively.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the Company  transferred  certain  rights to receive a portion of future  fees and  contract  charges  expected  to be realized  on  designated  blocks of deferred  annuity contracts.

         The  proceeds  from the  transfers  have been  recorded as a liability  and are being  amortized  over the remaining  surrender  charge period of the designated  contracts  using the interest  method.  The Company did not  transfer  the right to receive  future fees and charges  after the  expiration  of the  surrender charge period.

         In connection with these transactions,  ASI, through special purpose trusts,  issued  collateralized notes in private  placements,  which are secured by the rights to receive future fees and charges purchased from the Company.

         Under  the  terms of the  Purchase  Agreements,  the  rights  transferred  provide  for ASI to  receive  a percentage  (60%,  80% or 100%  depending on the  underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years).

         Payments,  representing  fees  and  charges  in  the  aggregate  amount,  of  approximately  $207,731,000,
         $219,454,000  and  $131,420,000  were made by the  Company  to ASI in 2001,  2000 and 1999,  respectively.
         Related interest expense of  approximately  $59,873,000,  $70,667,000 and $52,840,000 has been included in the statement of income for 2001, 2000 and1999, respectively.

         The  Commissioner  of the State of  Connecticut  has  approved  the  transfer of future fees and  charges;
         however,  in the event that the Company becomes subject to an order of liquidation or rehabilitation,  the
         Commissioner  has the ability to stop the  payments  due to ASI under the  Purchase  Agreement  subject to certain terms and conditions.

         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  leases  office  space under a lease  agreement  established  in 1989 with ASIST.  The Company entered into a lease  agreement  for office space in  Westminster,  Colorado,  effective  January 1, 2001.
         Lease  expense  for  2001,  2000  and  1999  was  approximately  $8,404,000,  $6,593,000  and  $5,003,000, respectively.  Future  minimum  lease  payments  per year and in  aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately
         $4,822,000  and  $4,636,000 as of December 31, 2001 and 2000,  respectively.  These  deposits are required to be maintained for the protection of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000 at December 31,
         2001 and 2000, respectively.

         The Company incurred  statutory basis net losses for 2001 of  approximately  $121,957,000 due primarily to significant  declines  in the equity  markets  during the year as well as  increased  levels of  operating expenses  relative  to  revenues.  Statutory  basis net income for 2000 was  $11,550,000,  as  compared to losses of $17,672,000 in 1999.

         Under various state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders without  prior  approval  of the state  insurance  department  is  subject  to  restrictions  relating  to statutory  surplus and net gain from  operations.  At December  31,  2001,  no amounts may be  distributed without prior approval.

         On November  8, 1999,  the Board of  Directors  authorized  the  Company to increase  the par value of its capital  stock  from $80 per share to $100 per share in order to comply  with  minimum  capital  levels as required  by the  California  Department  of  Insurance.  This  transaction  resulted  in a  corresponding decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory  basis financial  statements in accordance  with accounting  practices prescribed by the State of Connecticut  Insurance  Department.  Prescribed  statutory accounting practices include  publications  of the National  Association of Insurance  Commissioners  (NAIC),  as well as state laws, regulations and general administrative rules.

         The NAIC adopted the Codification of Statutory  Accounting  Principles  (Codification)  in March 1998. The
         effective date for  codification  was January 1, 2001. The Company's state of domicile,  Connecticut,  has adopted  codification  and the Company has made the  necessary  changes in its  statutory  accounting  and reporting  required  for  implementation.  The  overall  impact of adopting  codification  was a one-time, cumulative  change  in  accounting  benefit  recorded  directly  in  statutory  surplus  of  approximately
         $12,047,000.

         In addition,  during 2001, based on a recommendation from the State of Connecticut  Insurance  Department, the Company  changed its statutory  method of accounting  for its liability  associated  with  securitized variable  annuity  fees.  Under the new  method of  accounting,  the  liability  for  securitized  fees is established  consistent with the method of accounting for the liability  associated with variable  annuity fees ceded under  reinsurance  contracts.  This equates to the statutory  liability at any valuation  date being  equal  to the  Commissioners  Annuity  Reserve  Valuation  Method  (CARVM)  offset  related  to the securitized  contracts.  The impact of this  change in  accounting,  representing  the  difference  in the liability  calculated  under the old method versus the new method as of January 1, 2001, was reported as a
         cumulative   effect  of  change  in  accounting   benefit  recorded   directly  in  statutory  surplus  of
         approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan,  the
         Company  provides  a 50%  match on  employees'  contributions  up to 6% of an  employee's  salary  (for an aggregate  match  of  up to 3% of  the  employee's  salary).  Additionally,  the  Company  may  contribute additional  amounts  based  on  profitability  of the  Company  and  certain  of its  affiliates.  Company contributions to this plan on behalf of the participants  were  approximately  $2,738,000,  $3,734,000 and
         $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a deferred  compensation  plan,  which is  available  to the field  marketing  staff and certain  other  employees.  Company  contributions  to  this  plan  on  behalf  of the  participants  were approximately $345,000, $399,000 and $193,000 in 2001, 2000 and 1999, respectively.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a long-term  incentive  program under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees below the officer level.  These programs consist of multiple plans with new plans instituted each year.  Generally,  participants  must remain employed by the
         Company or its  affiliates  at the time such units are payable in order to receive any payments  under the programs.  The accrued liability  representing the value of these units was approximately  $13,645,000 and
         $31,632,000  as of  December  31,  2001  and  2000,  respectively.  Payments  under  these  programs  were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such transfer does not relieve  the Company of its primary  liability  and,  as such,  failure of  reinsurers  to honor their obligation  could  result in losses to the  Company.  The  Company  reduces  this risk by  evaluating  the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December  2000, the Company  entered into a modified  coinsurance  agreement  with SICL covering  certain contracts  issued  since  January  1996.  The  impact of this  treaty to the  Company  was a pre tax loss of approximately  $4,917,000  in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31,
         2001 and 2000,  approximately  $12,983,000  and  $6,109,000,  respectively,  was  payable to SICL under this agreement.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The  Company has issued  surplus  notes to ASI in  exchange  for cash.  Surplus  notes  outstanding  as of
         December 31, 2001 and 2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         ----------------------
         ----------------------
         February 18, 1994           7.28%               -             -             -          732          738
         ----------------------
         March 28, 1994              7.90%               -             -             -          794          801
         ----------------------
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         ----------------------
         December 28, 1994           9.78%               -             -             -            -        1,308
         ----------------------
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         ----------------------
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         ----------------------
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         ----------------------
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         ----------------------
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         ----------------------
         ----------------------
         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for  $15,000,000  was repaid.  On December
         27, 2000, surplus notes for $10,000,000,  dated February 18, 1994, and $10,000,000,  dated March 28, 1994, were repaid.  On December 10,  1999,  a surplus  note,  dated  December  28,  1994,  for  $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest  and  repayment  of  principal  for these notes is subject to certain  conditions  and require  approval by the  Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and
         2000, approximately  $25,829,000 and $15,816,000,  respectively,  of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December 31, 2001 and 2000 as part of a revolving  loan  agreement.  The loan has an  interest  rate of 3.67% and matures on March 12,  2002.  The total related interest expense to the Company was approximately  $522,000,  $687,000 and $585,000 in 2001,
         2000 and 1999,  respectively.  Accrued  interest  payable was  approximately  $113,000  and $222,000 as of
         December 31, 2001 and 2000, respectively.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's  separate account  liabilities are subject to discretionary  withdrawal by  contractowners  at market value or with market value  adjustment.  Separate account assets,  which are carried at fair value,  are adequate to pay such  withdrawals,  which are  generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with the current  investment  market  environment.  As part of the two plans,  the Company's  workforce  was reduced by  approximately  140 positions and 115  positions, respectively,  affecting  substantially all areas of the Company.  Estimated pre-tax severance benefits of approximately  $8,500,000  have been charged against 2001 operations  related to these  reductions.  These charges  have been  reported in the  Consolidated  Statements  of Income as a component  of  Underwriting,
         Acquisition  and  Other  Insurance  Expenses.  As  of  December  31,  2001,  the  remaining  restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this  filing,  the  Company  is not  involved  in any legal  proceedings  outside of the ordinary  course of its  business  operations.  The Company is involved  in pending and  threatened  legal proceedings  in the  ordinary  course  of its  business  operations.  While  the  outcome  of these  legal proceedings  cannot be  determined  at this time,  after  consideration  of the defenses  available to the
         Company,  applicable insurance coverage and any related reserves established,  these legal proceedings are not  expected to result in  liability  for amounts  material to the  financial  condition  of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent years,  in order to complete the array of products  offered by the Company and its affiliates to meet a wide variety of financial  planning,  the Company  developed  variable life insurance and qualified retirement  plan annuity  products.  Assets under  management  and sales for products  other than variable annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,
         "Disclosures  about  Segments  of an  Enterprise  and  Related  Information,"  and the  Company  does  not anticipate  that they will do so in the future  due to a change in the  Company's  strategy.  On March 15,
         2002,  the Company  announced  that it will no longer  accept new  business  for the funding of  qualified retirement  plans,  effective  July 31, 2002 and will not accept  applications  for it's flexible  premium variable  insurance  products  that are signed after April 1, 2002 or received  after April 15, 2002.  The
         Company intends to continue to accept  additional  contributions  to existing  qualified plans, to service and accept additional  premiums for its existing  flexible premium variable  insurance  contracts,  and to continue to offer and sell its single premium variable life insurance products.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table  summarizes  information  with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the  quarters  ended  March 31,  2001,  June 30, 2001 and  September  30,  2001,  the Company had
              reported  investment  performance  associated  with its  derivatives  as net investment  income.  The above presentation reflects a reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                              Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                       APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the  Sub-accounts  that  commenced  operations  prior to January 1, 2002 are shown below. All or some of these  Sub-accounts  were available during the periods shown as investment  options for other variable  annuities we offer pursuant to different  prospectuses.  The Insurance  Charge assessed against the
Sub-accounts  under the terms of those other variable  annuities are the same as the charges  assessed against such
Sub-accounts under the Annuity offered pursuant to this Prospectus.

         Unit  Prices And  Numbers  Of Units:  The  following  table  shows:  (a) the Unit  Price,  as of the dates shown,  for Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to
January 1, 2002 and are being  offered  pursuant to this  Prospectus  or which we offer  pursuant to certain  other prospectuses;  and (b) the number of Units  outstanding in each such  Sub-account  as of the dates shown.  The year in which  operations  commenced  in each such  Sub-account  is noted in  parentheses.  To the extent a  Sub-account commenced  operations  during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement  of operations  until  December 31st of the  applicable  year.  The portfolios in which a particular  Sub-account  invests may or may not have commenced  operations  prior to the date such Sub-account commenced operations.  The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-----------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                    $24.28        31.88       43.99      27.18      22.95      19.70       18.23      16.80      16.60     12.37
Number of Units           17,388,860   19,112,622  16,903,883 17,748,560 17,534,233 17,220,688  14,393,137 14,043,215  9,063,464 1,948,773
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth
(1997)
Unit Price                    $13.54        17.96       24.16      13.41      11.70          -           -          -          -         -
Number of Units           40,507,419   57,327,711  61,117,418 43,711,763 21,405,891          -           -          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                    $12.85        17.92       21.66      13.30      11.35          -           -          -          -         -
Number of Units           37,487,425   17,007,352   6,855,601  5,670,336  2,857,188          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International Equity 3
(1994)
Unit Price                    $10.77        16.12       23.45      12.54      11.46      11.39       10.23          -          -         -
Number of Units           13,627,264   16,245,805   8,818,599  9,207,623  9,988,104  9,922,698   2,601,283          -          -         -
                                                                                                                                 ----------
-------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                     $8.94        10.08       11.01          -          -          -           -          -          -         -
Number of Units            5,806,567    2,803,013     116,756          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 4
(1994)
Unit Price                    $19.84        21.51       42.08      17.64      17.28      16.54       13.97      10.69          -         -
Number of Units           23,048,821   25,535,093  32,134,969 15,003,001 14,662,728 12,282,211   6,076,373  2,575,105          -         -
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AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                     $8.46        11.98       15.37          -          -          -           -          -          -         -
Number of Units           60,703,791   63,621,279  53,349,003          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                     $7.10         9.08           -          -          -          -           -          -          -         -
Number of Units            6,499,066      196,575           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                    $15.12        13.95       10.57       9.85          -          -           -          -          -         -
Number of Units           26,220,860   15,193,053   6,597,544  4,081,870          -          -           -          -          -         -
                                                                                                                                 ----------
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AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                    $14.08        13.35       11.11      11.20      12.70          -           -          -          -         -
Number of Units           35,483,530   23,298,524  21,340,168 24,700,211 14,612,510          -           -          -          -         -
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AST Janus Mid-Cap
Growth
(2000)
Unit Price                     $3.88         6.58           -          -          -          -           -          -          -         -
Number of Units           17,045,776    9,426,102           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
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AST Neuberger
Berman
Mid-Cap Growth 8
(1994)
Unit Price                    $18.95        25.90       28.58      19.15      16.10      13.99       12.20       9.94          -         -
Number of Units           25,717,164   26,517,850  13,460,525 13,389,289 11,293,799  9,563,858   3,658,836    301,267          -         -
                                                                                                                                 ----------
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AST Neuberger
Berman
Mid-Cap Value 9
(1993)
Unit Price                    $20.16        21.09       16.78      16.10      16.72      13.41       12.20       9.81      10.69         -
Number of Units           47,298,313   44,558,699  37,864,586 16,410,121 11,745,440  9,062,152   8,642,186  7,177,232  5,390,887         -
                                                                                                                                 ----------
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AST Alger All-Cap
Growth
(2000)
Unit Price                     $5.54         6.74           -          -          -          -           -          -          -         -
Number of Units          125,442,916   28,229,631           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST Gabelli All-Cap
Value
(2000)
Unit Price                     $9.71        10.06           -          -          -          -           -          -          -         -
Number of Units           14,934,570    1,273,094           -          -          -          -           -          -          -         -
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AST T. Rowe Price
Natural Resources
(1995)
Unit Price                    $19.71        19.86       15.88      12.57      14.46      14.19       11.01          -          -         -
Number of Units            6,565,088    6,520,983   6,201,327  5,697,453  7,550,076  6,061,852     808,605          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
                                                                                                                                 ----------
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AST Alliance
Growth 10
(1996)
Unit Price                    $14.61        17.38       20.44      15.48      12.33      10.89           -          -          -         -
Number of Units           29,478,257   25,796,792  17,059,819 19,009,242 18,736,994  4,324,161           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST MFS Growth
(1999)
Unit Price                     $8.02        10.38       11.27          -          -          -           -          -          -         -
Number of Units          117,716,242    7,515,486     409,467          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 ----------
AST Marsico Capital
Growth
(1997)
Unit Price                    $13.74        17.81       21.06      14.00      10.03          -           -          -          -         -
Number of Units           85,895,802   94,627,691  78,684,943 40,757,449    714,309          -           -          -          -         -
                                                                                                                                 ----------
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AST JanCap Growth
(1992)
Unit Price                    $27.71        41.14       60.44      39.54      23.83      18.79       14.85      10.91      11.59     10.51
Number of Units           84,116,221   99,250,773  94,850,623 80,631,598 62,486,302 46,779,164  28,662,737 22,354,170 13,603,637 1,476,139
                                                                                                                                 ----------
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AST DeAM Large-Cap
Value 11
(2000)
Unit Price                     $9.15         9.82           -          -          -          -           -          -          -         -
Number of Units            4,575,558      586,058           -          -          -          -           -          -          -         -
                                                                                                                                 ----------
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AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                     $9.63            -           -          -          -          -           -          -          -         -
Number of Units            3,351,836            -           -          -          -          -           -          -          -         -
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AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                    $10.04            -           -          -          -          -           -          -          -         -
Number of Units            4,207,869            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                    $10.54        10.39        8.35       8.28          -          -           -          -          -         -
Number of Units           12,268,426   11,891,188   6,224,365  3,771,461          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                    $12.03        13.55       15.08      12.61          -          -           -          -          -         -
Number of Units           48,018,721   48,835,089  39,825,951 22,421,754          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST American Century
Income & Growth 14
(1997)
Unit Price                    $12.86        14.24       16.19      13.35      12.06          -           -          -          -         -
Number of Units           27,386,278   32,388,202  21,361,995 13,845,190  9,523,815          -           -          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
                                                                                                                                 ----------
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AST Alliance Growth
and Income 15
(1992)
Unit Price                    $28.18        28.72       27.60      24.11      21.74      17.79       15.22      11.98      11.88     10.60
Number of Units           63,123,316   53,536,296  52,766,579 47,979,349 42,197,002 28,937,085  18,411,759  7,479,449  4,058,228   956,949
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                                                                                                                                 ----------
AST MFS Growth with
Income
(1999)
Unit Price                     $8.64        10.36       10.49          -          -          -           -          -          -         -
Number of Units           11,896,688    6,937,627     741,323          -          -          -           -          -          -         -
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                                                                                                                                 ----------
AST INVESCO Equity
Income
(1994)
Unit Price                    $19.84        22.01       21.31      19.34      17.31      14.23       12.33       9.61          -         -
Number of Units           48,595,962   50,171,495  46,660,160 40,994,187 33,420,274 23,592,226  13,883,712  6,633,333          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST DeAM Global
Allocation 16
(1993)
Unit Price                    $17.39        19.98       21.19      17.78      15.98      13.70       12.49      10.34      10.47         -
Number of Units           26,641,422   30,290,413  23,102,272 22,634,344 22,109,373 20,691,852  20,163,848 13,986,604  8,743,758         -
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                                                                                                                                 ----------
AST American Century
Strategic Balanced
(1997)
Unit Price                    $13.50        14.23       14.90      13.37      11.18          -           -          -          -         -
Number of Units           14,369,895   14,498,180  13,944,535  6,714,065  2,560,866          -           -          -          -         -
                                                                                                                                 ----------
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AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                    $18.15        19.33       19.70      18.12      15.53      13.30       11.92       9.80          -         -
Number of Units           17,579,107   19,704,198  22,002,028 18,469,315 13,524,781  8,863,840   4,868,956  2,320,063          -         -
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AST T. Rowe Price
Global Bond 17
(1994)
Unit Price                    $10.62        10.49       10.69      11.82      10.45      10.98       10.51       9.59          -         -
Number of Units            9,668,062   11,219,503  12,533,037 12,007,692 12,089,872  8,667,712   4,186,695  1,562,364          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST Federated High
Yield
(1994)
Unit Price                    $12.64        12.80       14.38      14.30      14.13      12.62       11.27       9.56          -         -
Number of Units           39,130,467   36,914,825  41,588,401 40,170,144 29,663,242 15,460,522   6,915,158  2,106,791          -         -
                                                                                                                                 ----------
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AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                    $10.28        10.12           -          -          -          -           -          -          -         -
Number of Units            5,506,982      650,253           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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AST PIMCO Total
Return Bond
(1994)
Unit Price                    $15.46        14.40       13.09      13.43      12.44      11.48       11.26       9.61          -         -
Number of Units           99,028,465   82,545,240  73,530,507 64,224,618 44,098,036 29,921,643  19,061,840  4,577,708          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                    $13.61        12.79       11.96      11.73      11.26      10.62       10.37          -          -         -
Number of Units           42,410,807   31,046,956  32,560,943 28,863,932 25,008,310 18,894,375  15,058,644          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
AST Money Market
(1992)
Unit Price                    $13.24        12.94       12.38      12.00      11.57      11.16       10.77      10.35      10.12     10.01
Number of Units          184,612,059  172,493,206 187,609,708 75,855,442 66,869,998 42,435,169  30,564,442 27,491,389 11,422,783   457,872

The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                     $6.50         7.09       10.06       6.19      10.05      10.25           -          -          -         -
Number of Units           14,095,135   12,899,472  12,060,036 10,534,383 10,371,104  2,360,940           -          -          -         -

Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                     $8.83         9.56        9.17       9.53         -           -          -           -          -         -
Number of Units            3,705,869    4,442,888   2,826,839  1,148,849         -           -          -           -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                     $9.37        10.05        9.96          -          -          -           -          -          -         -
Number of Units            1,019,937      502,986     136,006          -          -          -           -          -          -         -

Rydex Variable Trust
-
Nova
(1999)                         $6.41         8.50       10.82          -          -          -           -          -          -         -
Unit Price                 3,990,618   14,799,352   5,474,129          -          -          -           -          -          -         -
Number of Units
-------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
-
Ursa
(1999)                        $12.05        10.62        9.28          -          -          -           -          -          -         -
Unit Price                   351,487    2,269,599   1,803,669          -          -          -           -          -          -         -
Number of Units
-------------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
-
OTC
(1999)                         $6.65        10.40       17.07          -          -          -           -          -          -         -
Unit Price                15,866,046   32,179,793  18,520,440          -          -          -           -          -          -         -
Number of Units

INVESCO VIF -
Dynamics
(1999)
Unit Price                     $8.98        13.23       13.91          -          -          -           -          -          -         -
Number of Units           13,391,660   11,409,827   2,022,585          -          -          -           -          -          -         -
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                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology
(1999)
Unit Price                     $6.66        12.48       16.52          -          -          -           -          -          -         -
Number of Units           26,652,622   29,491,113   4,622,242          -          -          -           -          -          -         -
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INVESCO VIF -
Health Sciences
(1999)
Unit Price                    $12.58        14.59       11.34          -          -          -           -          -          -         -
Number of Units           17,419,141   19,381,405     786,518          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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INVESCO VIF -
Financial Services
(1999)
Unit Price                    $12.48        14.04       11.41          -          -          -           -          -          -         -
Number of Units           11,612,048   14,091,636     759,104          -          -          -           -          -          -         -
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INVESCO VIF -
Telecommunications
(1999)
Unit Price                     $5.01        11.05       15.17          -          -          -           -          -          -         -
Number of Units           13,553,158   17,856,118   4,184,526          -          -          -           -          -          -         -

Evergreen VA -  Global
Leaders
(1999)
Unit Price                     $9.00        10.55       11.72          -          -          -           -          -          -         -
Number of Units            1,520,376      887,758      23,101          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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Evergreen VA -
Special Equity
(1999)
Unit Price                     $9.98        11.01       12.19          -          -          -           -          -          -         -
Number of Units            2,540,062    1,731,145     152,342          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
(2000)
Unit Price                     $6.71         7.98           -          -          -          -           -          -          -         -
Number of Units            2,585,848    1,637,475           -          -          -          -           -          -          -         -

ProFund VP -
Europe 30
(1999)
Unit Price                     $7.87        10.52       12.24          -          -          -           -          -          -         -
Number of Units            5,711,763    2,327,562     273,963          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
UltraSmall-Cap 18
(1999)
Unit Price                     $8.37         9.18       11.96          -          -          -           -          -          -         -
Number of Units           10,010,482    3,258,574     813,904          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -OTC 19
(2001)
Unit Price                     $5.77            -           -          -          -          -           -          -          -         -
Number of Units           11,681,189            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC
(1999)
Unit Price                     $1.91         6.19       23.58          -          -          -           -          -          -         -
Number of Units           50,124,696   17,597,528   2,906,024          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP - Bear 19
(2001)
Unit Price                    $11.54            -           -          -          -          -           -          -          -         -
Number of Units            3,059,897            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Bull Plus 19
(2001)
Unit Price                     $7.47            -           -          -          -          -           -          -          -         -
Number of Units            7,628,819            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Biotechnology 19
(2001)
Unit Price                     $8.37            -           -          -          -          -           -          -          -         -
Number of Units            5,093,235            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP - Energy 19
(2001)
Unit Price                     $9.19            -           -          -          -          -           -          -          -         -
Number of Units            2,299,149            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Financial 19
(2001)
Unit Price                     $9.22            -           -          -          -          -           -          -          -         -
Number of Units            2,154,106            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Healthcare 19
(2001)
Unit Price                     $9.35            -           -          -          -          -           -          -          -         -
Number of Units            3,489,097            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Real Estate 19
(2001)
Unit Price                    $10.76            -           -          -          -          -           -          -          -         -
Number of Units            3,592,834            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Technology 19
(2001)
Unit Price                     $5.91            -           -          -          -          -           -          -          -         -
Number of Units            2,524,295            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Telecommunications 19
(2001)
Unit Price                     $7.10            -           -          -          -          -           -          -          -         -
Number of Units              583,065            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------------------
                           2001          2000        1999        1998       1997       1996       1995        1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Utilities 19
(2001)
Unit Price                     $8.12            -           -          -          -          -           -          -          -         -
Number of Units            1,589,344            -           -          -          -          -           -          -          -         -

First Trust(R)10
Uncommon Values
(2000)
Unit Price                     $4.72         7.43           -          -          -          -           -          -          -         -
Number of Units            2,255,266    2,690,435           -          -          -          -           -          -          -         -

Prudential - SP
Jennison
International
Growth 20
(2001)
Unit Price                     $7.39            -           -          -          -          -           -          -          -         -
Number of Units              273,843            -           -          -          -          -           -          -          -         -
-------------------------------------------------------------------------------------------------------------------------------------------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became Sub-advisor of the Portfolio.  Prior to December 10, 2001, A I M Capital Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST
     AIM  International  Equity."  Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.
     served as  Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity." Prior to October 15,
     1996,  Seligman  Henderson  Co.  served as  Sub-advisor  of the  Portfolio,  then  named  "Seligman  Henderson
     International Equity Portfolio."
2.       This Portfolio  reflects the addition of the net assets of the AST American Century  International  Growth
     Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
3.       Effective May 1, 2002,  Deutsche Asset  Management,  Inc.  became  Sub-advisor of the Portfolio.  Prior to
     May 1,  2002,  Founders  Asset  Management,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST
     Founders  Passport."  Prior to  October  15,  1996,  Seligman  Henderson  Co.  served  as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Small Cap Portfolio."
4.       Effective  September 17, 2001,  Pilgrim  Baxter & Associates,  Ltd.  became  Sub-advisor of the Portfolio.
     Prior to September 17, 2001,  Janus Capital  Corporation  served as Sub-advisor  of the Portfolio,  then named
     "AST  Janus  Small-Cap  Growth."  Prior to  December  31,  1998,  Founders  Asset  Management,  LLC  served as
     Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became Sub-advisor of the Portfolio.  Prior to December 10, 2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the Portfolio,  then named
     "AST  Scudder  Small-Cap  Growth  Portfolio".  Prior to May 1,  2001,  the  Portfolio  was named  "AST  Kemper
     Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset Management became  Sub-advisor of the Portfolio.  Prior to May
     1, 2001,  Lord,  Abbett & Co. served as Sub-advisor  of the  Portfolio,  then named "AST Lord Abbett Small Cap
     Value."
7.       Effective October 23, 2000, GAMCO Investors,  Inc. became  Sub-advisor of the Portfolio.  Prior to October
     23, 2000, T. Rowe Price  Associates,  Inc.  served as Sub-advisor  of the  Portfolio,  then named "AST T. Rowe
     Price Small Company Value Portfolio."
8.       Effective May 1, 1998,  Neuberger Berman Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to
     May 1, 1998,  Berger  Associates,  Inc.  served as Sub-advisor of the  Portfolio,  then named "Berger  Capital
     Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger Berman Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to
     May 1, 1998,  Federated  Investment  Counseling served as Sub-advisor of the Portfolio,  then named "Federated
     Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became  Sub-advisor of the Portfolio.  Between
     December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio, then named
     "AST  Oppenheimer  Large-Cap  Growth  Portfolio."  Prior to December 31, 1998,  Robertson,  Stephens & Company
     Investment  Management,  L.P. served as Sub-advisor of the Portfolio,  then named "Robertson  Stephens Value +
     Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset  Management,  Inc.  became  Sub-advisor of the Portfolio.  Prior to
     May 1,  2002,  Janus  Capital  Corporation  served as  Sub-advisor  of the  Portfolio,  then  named "AST Janus
     Strategic Value."
12.      These Portfolios commenced operations on May 1, 2001.
13.      Effective May 1, 2000,  Sanford C. Bernstein & Co., Inc.  became  Sub-advisor  of the Portfolio.  Prior to
     May 1, 2000,  Bankers Trust Company  served as  Sub-advisor  of the  Portfolio,  then named "AST Bankers Trust
     Managed Index 500 Portfolio."
14.      Effective  May  3,  1999,  American  Century  Investment  Management,   Inc.  became  Sub-advisor  of  the
     Portfolio.  Between  October  15,  1996  and  May 3,  1999,  Putnam  Investment  Management,  Inc.  served  as
     Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."
15.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Prior to
     May 1, 2000,  Lord,  Abbett & Co. served as Sub-advisor  of the Portfolio,  then named "AST Lord Abbett Growth and Income Portfolio."
16.      Effective May 1, 2002,  Deutsche Asset  Management,  Inc.  became  Sub-advisor of the Portfolio.  Prior to
     May 1, 2002, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST AIM
     Balanced."  Between  October  15,  1996  and  May 3,  1999,  Putnam  Investment  Management,  Inc.  served  as
     Sub-advisor  of the  Portfolio,  then  named  "AST  Putnam  Balanced."  Prior to  October  15,  1996,  Phoenix
     Investment  Counsel,  Inc.  served as  Sub-advisor of the  Portfolio,  then named "AST Phoenix  Balanced Asset
     Portfolio."
17.      Effective  August 8,  2000,  T. Rowe  Price  International,  Inc.  became  Sub-advisor  of the  Portfolio.
     Effective  May 1,  2000,  the name of the  Portfolio  was  changed  to the "AST T. Rowe  Price  Global  Bond".
     Effective May 1, 1996, Rowe Price-Fleming  International,  Inc. became Sub-advisor of the Portfolio.  Prior to
     May 1, 1996,  Scudder,  Stevens & Clark, Inc. served as Sub-advisor of the Portfolio,  then named "AST Scudder
     International Bond Portfolio."
18.      Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
19.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
20.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection Optional Death Benefit is calculated.  Each example  assumes that a $50,000  initial  Purchase  Payment is made and that no  withdrawals  are made prior to the
Owner's  death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's  Account  Value has been  increasing  due to positive  market  performance.  On the date we receive  due proof of death,  the Account  Value is $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic Death
Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death  Benefit  ($75,000)  PLUS 50% of the "Death  Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000    +    $12,500   =
$87,500

Examples with market decline
Assume that the Owner's  Account Value has been  decreasing due to declines in market  performance.  On the date we receive  due proof of death,  the Account  Value is $45,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic Death
Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death  Benefit  ($50,000)  PLUS 50% of the "Death  Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

In this example you would  receive no  additional  benefit from  purchasing  the  Enhanced  Beneficiary  Protection
Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the  Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000  initial  Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is  maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing due to positive  market  performance.  On the date we receive due proof of death,  the  Account  Value is $90,000.  The Highest  Anniversary  Value at the end of
any previous period is $72,000.  The Death Benefit would be the Account Value ($90,000)  because it is greater than the  Highest  Anniversary  Value  ($72,000)  or the sum of  prior  Purchase  Payments  increased  by 5.0%  annually
($73,872.77).

Example of market decrease
Assume that the Owner's  Account  Value  generally  increased  until the fifth  anniversary  but generally has been decreasing  since the fifth contract  anniversary.  On the date we receive due proof of death, the Account Value is
$48,000.  The Highest  Anniversary  Value at the end of any previous period is $54,000.  The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually  ($73,872.77)  because it is greater than the Highest
Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account  Value  increased  significantly  during the first six years  following  the Issue
Date. On the sixth  anniversary  date the Account Value is $90,000.  During the seventh  Annuity Year,  the Account
Value increases to as high as $100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death  Benefit  would be the Highest  Anniversary  Value at the end of any previous  period  ($90,000), which occurred on the sixth  anniversary,  although the Account Value was higher during the subsequent  period. The
Account  Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior  Purchase
Payments increased by 5.0% annually ($73,872.77).

1.

                     APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

SUMMARY OF CONTRACT FEES AND EXPENSES

Contingent Deferred Sales Charge:

The CDSC schedule is as follows:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

PURCHASING YOUR ANNUITY

Owner,  Annuitant and Beneficiary  Designations:  The  designation of Contingent  Participant is not allowed on the
Annuity Date.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new  Annuitant  subsequent  to  the  Annuity  Date  if  the  annuity  option  selected  includes  a life contingency.

"May I Return  the  Annuity  if I Change My  Mind?":  The  "free-look"  period is within 21 days of  receipt of the
Annuity  and  within  10 days of  receipt  for  IRAs.  The  amount  to be  refunded  is the  Account  Value  in the
Sub-accounts  plus the  Interim  Value of the  Fixed  Allocations  and for IRAs the  amount to be  refunded  is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

"Are There Restrictions or Charges on Transfers Between Investment Options?":

 A specific  authorization  form MUST be completed  which  authorizes  us to accept  transfers via phone or through means such as electronic mail.

"Do You Offer Dollar Cost  Averaging?":  You must have a minimum  Account  Value of at least $20,000 to enroll in a
Dollar Cost Averaging program.

"Do You Offer any Automatic  Rebalancing  Programs?":  You must have a minimum Account Value of at least $20,000 to enroll in automatic rebalancing.

"How Does the Market Value Adjustment Work?":  The definitions changed in this section are as follows:

|X|      "J":  is the  interest  rate for your class of  annuities  being  credited to new Fixed  Allocations  with
     Guarantee  Period  durations  equal to the number of years  (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed  Allocation's  Guarantee  Period)  remaining in the
     Fixed Allocation's Guarantee Period.

|X|      "N": is the number of months  (rounded to the next higher  integer when  occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

"What  Happens When My Guarantee  Period  Matures?":  We will notify you of the Guarantee  Periods  available as of the date of such  notice,  at least 45 days and not more than 60 days prior to the  Maturity  Date.  No MVA applies to any amounts  allocated  to a particular  Fixed  Allocation  if you withdraw all or part of the Account  value in such  Fixed  Allocation  within  30  days  of  maturity.  If you are age 55 or  older  you  may  invest  in a Fixed
Allocation with a Guarantee Period of less than five years.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

"How Much Can I  Withdraw  as a Free  Withdrawal?":  The  Minimum  Distribution  provision  is only  available  for annuities  issued under  Section  403(b) of the IRS Code or for IRA's where  Minimum  Distributions  are  required.
Minimum Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

"What Types of Annuity  Payment  Options are Available  Upon  Annuitization?":  The Annuity Date may not exceed the first day of the calendar  month  following  the  Annuitant's  90th  birthday.  Additionally,  the minimum  annuity payment allowed is $20 per month.

DEATH BENEFIT

The  Optional  Death  Benefits  described  in the  Prospectus  are not  offered in the State of New York.  However, effective as of March 12, 2001, the Highest  Anniversary  Value Optional Death Benefit described below is available to new purchasers of the Annuity who are residents of the State of New York.

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional
Death  Benefit is  purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the
Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death  Benefit  Target Date is the contract  anniversary  on or after the 80th birthday of the current
             ---------------------------
     Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value equals the highest of all previous  "Anniversary  Values" on or before the
             ---------------------------
     earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|      The  Anniversary  Value is the  Account  Value as each  anniversary  of the Issue Date plus the sum of all
              ------------------
     Purchase  Payments  on or after such  anniversary  less the sum of all  "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the Issue Date is equal to your Purchase Payment.

|X|      A Proportional  Reduction is a reduction to the value being measured caused by a withdrawal,  equaling the
           -----------------------
     percentage  of the  withdrawal  as  compared  to the  Account  Value  as of the  date of the  withdrawal.  For example,  if your Account  Value is $10,000 and you  withdraw  $2,000 (a 20%  reduction),  we will reduce both your Anniversary Value and the amount determined by Purchase Payments  increasing at the appropriate  interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit
Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the
              date we receive in writing "due proof of death"; and
2.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the
         Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing "due proof of death" (an MVA may be  applicable to amounts in any Fixed Allocations); and
2.       the Highest  Anniversary  Value on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional Death Benefit,  an annual charge of 0.15% is deducted from your  Annuity's  Account  Value.  The  charge  will be  based  on the  current  Death  Benefit  under  the  Highest
Anniversary  Value  Optional  Death  Benefit as of the date the charge is deducted  minus the Interim  Value of any
Fixed  Allocations.  The charge is  deducted  in  addition  to the  Insurance  Charge.  The charge is  deducted  in arrears on each  anniversary  of the Issue Date of the Annuity or, if you terminate  the Optional  Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

AMERICAN SKANDIA'S ANNUITY REWARDS

This benefit is not available to residents of the State of New York.

VALUING YOUR INVESTMENT

The following section is added:

Deferral of  Transactions:  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed annuity payment for more than 10 days, we pay interest  using our then current  crediting  rate for this purpose,  which is not less than 3% per year on the amount deferred.

GENERAL INFORMATION

Separate Account B: We reserve the right to add  Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts, or to  substitute  underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining prior approval from the insurance  department of our state of domicile before making such a substitution,  deletion or addition,  any such changes are subject to the approval of the  Superintendent of Insurance for the State of New
York.

                                        APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

===================================================================================================================
American  Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and
October 22, 2000. The  description  below of the  Performance  Advantage  benefit  applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
===================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account Value and Surrender  Value of the Annuity,  both amounts will not include any Target
                       -------------     ----------------
Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity provides variable  investment options and fixed investment  options.  Only the fixed investment options provide a guaranteed  return on your  investment,  subject to certain terms and conditions.  However,  your Annuity includes a feature at no additional  cost that provides  certain  benefits if your Account Value has not reached or exceeded a "target  value" on its 10th  anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date, your  Account  Value has not reached the target  value (as defined  below) you can choose  either of the  following benefits:

|X|      You may continue your Annuity without  electing to receive  Annuity  payments and receive an annual credit
                                                                                                      ------
     to your Account Value  payable until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the average of your Annuity's  Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                                        OR

|X|      You may begin  receiving  Annuity  payments  within one year and accept a one-time  credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all
     Purchase  Payments  allocated in the prior five years. The annuity option you select must initially  guarantee payments for not less than seven years.

Following  the 10th  anniversary  of your  Annuity's  Issue Date,  we will inform you if your Account Value did not meet or exceed the Target  Value.  We will  assume  that you have  elected  to  receive  the annual  credit to your
Account Value unless,  not less than 30 days prior to the next  anniversary of the Annuity,  we receive at our home office your election to begin receiving Annuity payments.

Certain  provisions  of this benefit and of the Target  Value  Credits  described  below may differ if you purchase your  Annuity as part of an  exchange,  replacement  or transfer,  in whole or in part,  from any other  Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target  Value is a tool used to determine  whether you are  eligible to elect either of the benefits  described above.  The Target  Value does not impact the Account  Value  available  if you  surrender  your  Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity  Years that will allow your initial  investment  to double in value, adjusted  for any  withdrawals  and/or  additional  Purchase  Payments  you  make  during  the 10 year  period.  We calculate the "Target Value" as follows:

1.       Accumulate the initial  Purchase  Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
                               ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
                                                             -----
3.       Each "proportional  reduction"  resulting from any withdrawal,  accumulating at an annual interest rate of
     7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine each  "proportional  reduction" by  determining  the percentage of your Account Value then withdrawn and  reducing  the Target  Value by that same  percentage.  We include any  withdrawals  under your Annuity in this calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity,  but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume  you make an  initial  Purchase  Payment of $10,000  and make no  further  Purchase  Payments.  The
     Target Value on the 10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year 6, your Account  Value has  increased  to $15,000 and you make a withdrawal  of 10% or $1,500.
     The  Target  Value on the 10th  anniversary  would be  $18,722.  This is equal to $10,000  accumulating  at an annual  rate of 7.2% for the  10-year  period,  minus the  proportional  reduction  accumulating  at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any anniversary of the Issue Date.  If you elect to restart the  calculation  period,  we will treat your Account Value on the restart date as if it was your  Purchase  Payment when  determining  if your  Annuity's  Account Value meets or exceeds the
Target  Value on the  appropriate  tenth (10th)  anniversary.  You may elect to restart the  calculation  more than once,  in which case,  the 10-year  calculation  period will begin on the date of the last  restart  date.  We must receive your election to restart the  calculation at our home office not later than 30 days after each  anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are  additional  amounts that we apply to your Account Value to increase the  likelihood  that your  Account  Value will meet or exceed the Target  Value.  We add Target Value  Credits to your Account  Value at the time a Purchase  Payment is  applied to your  Annuity.  Only  those  Purchase  Payments  made  before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments if the Owner(s) of the Annuity  is(are) less than age 81 on its
Issue Date. If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the
Issue Date.  The Target  Value  Credit is payable  from our  general  account and is  allocated  to the  investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value  Credits will not be available  if you purchase  your Annuity as part of an exchange,  replacement  or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

-------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided  under the Plus40(TM)Optional Life Insurance  Rider  ("Plus40(TM)rider" or the
"Rider") is supported by American  Skandia's  general  account and is not subject to, or  registered  as a security under,  either the  Securities  Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)
rider is included as an Appendix to this Prospectus to help you understand the Rider and the  relationship  between the  Rider and the value of your  Annuity.  It is also  included  because  you can elect to pay for the Rider  with taxable  withdrawals from your Annuity.  The staff of the Securities and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal securities laws regarding accuracy and completeness.
-------------------------------------------------------------------------------------------------------------------

The income  tax-free life  insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account  Value of your  Annuity as of the date we receive due proof of death,  subject to certain  adjustments, restrictions and limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be  purchased  as a rider on your  Annuity.  The Rider must cover those  persons  upon whose death the Annuity's death benefit  becomes  payable - the Annuity's owner or owners,  or the Annuitant (in the case of an entity owned  Annuity).  If the Annuity has two Owners,  the Rider's  death benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity,  the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased  on two  lives,  both  persons  must meet the age  eligibility  requirements.  The  Plus40(TM)rider is not available to purchasers  who use their Annuity as a funding  vehicle for a Tax Sheltered  Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the effective date of the Plus40(TM)rider  (generally,  the
         Issue Date of your  Annuity),  the death benefit will be limited to the amount of any charges paid for the
         Rider  while it was in  effect.  While we will  return the  charges  you have paid  during the  applicable period as the death benefit,  your  Beneficiary(ies)  will receive no additional  life  insurance  benefit
                                                                               ----------
         from the Plus40(TM)rider if you die within 24 months of its effective date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the Account  Value used to determine the amount of the death benefit will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death benefit  payable under the Plus40(TM)rider based on this  provision,  we will return 50%
         of any charges paid for the Rider based on those  Purchase  Payments as an additional  amount  included in the death benefit under the Rider.

|X|      If we apply  Credits to your  Annuity  based on  Purchase  Payments,  such  Credits are treated as Account
         Value for  purposes of  determining  the death  benefit  payable  under the  Plus40(TM)rider.  However,  if
         Credits were applied to Purchase  Payments  made within 24 months prior to the date of death,  the Account
         Value used to determine  the amount of the death  benefit  will be reduced by the amount of such  Credits.
         If we reduce the death benefit  payable under the Plus40(TM)rider based on this  provision,  we will return
         50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount  included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined  in the  Rider) and elect to receive a portion of the  Plus40(TM)
         rider's death  benefit under the  Accelerated  Death  Benefit  provision,  the amount that will be payable under  the  Rider  upon  your  death  will be  reduced.  Please  refer to the  Accelerated  Death  Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider  are due and are  unpaid as of the date the  death  benefit  is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered under the Plus40(TM)rider is misstated,  we will adjust any coverage under the Rider to conform to the facts.  For  example,  if, due to the  misstatement,  we  overcharged  you for coverage  under  the  Rider,  we will  add any  additional  charges  paid to the  amount  payable  to your
         Beneficiary(ies).  If, due to the  misstatement,  we  undercharged  you for coverage  under the Rider,  we will reduce the death  benefit in  proportion  to the  charges  not paid as  compared to the charges  that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the  anniversary of the Annuity's  Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No  charge  will be made for an Owner following  the expiry date.  If there are two Owners,  the expiry date applies  separately  to each Owner;
         therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount based on the Purchase  Payments  applied to your
Annuity.  The Plus40(TM)rider may also be subject to a Per Life  Maximum  Benefit  that is based on all amounts paid under any  annuity  contract  we issue to you under  which you have  elected  the  Plus40(TM)rider or  similar  life
      ---
insurance coverage.

|X|      The Maximum  Death Benefit  Amount is 100% of the Purchase  Payments  increasing at 5% per year  following
             ------------------------------
         the date each  Purchase  Payment is applied to the Annuity until the date of death.  If Purchase  Payments are applied to the Annuity  within 24 months prior to the date of death,  the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

|X|      The Per Life Maximum  Benefit  applies to Purchase  Payments  applied to any such annuity  contracts  more
             -------------------------
         than 24 months  from the date of death that exceed  $1,000,000.  If you make  Purchase  Payments in excess of $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders  issued  by us,  based on the  combined  amount  of  Purchase  Payments  in  excess  of  $1,000,000 multiplied  by 40%. If the Per Life  Maximum  Benefit  applies,  we will reduce the amount  payable  under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your Account  Value on which no benefit is payable.  The Per Life  Maximum  Benefit  does not limit the amount of Purchase  Payments  that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your death.  Subject to our requirements and where allowed by law, we will make a one time, lump sum payment.  Our requirements  include proof  satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay,  before any reduction,  is the lesser of 50% of the Rider's death benefit or $100,000.  If you elect to  accelerate  payment of a portion of the death  benefit  under the  Plus40(TM)rider,  the amount of the remaining  death benefit is reduced by the prepaid  amount  accumulating  at an  annualized  interest rate of 6.0%.
Eligibility  for an  accelerated  payout of a portion of your Plus40(TM)rider death  benefit may be more  restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current charge and a guaranteed  maximum  charge.  The current charge for the Plus40(TM)rider is based on a  percentage  of your  Account  Value as of the  anniversary  of the Issue Date of your  Annuity.  The applicable  percentages  differ based on the attained  age, last birthday of the Owner(s) or Annuitant (in the case of an entity  owned  Annuity) as of the date the charge is due. We reserve the right to change the current  charge, at any time,  subject to regulatory  approval  where  required.  If there are two Owners,  we calculate the current charge that applies to each Owner  individually  and deduct the combined amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that  person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue  for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The  charge  for the  Plus40(TM)rider may also be  subject to a  guaranteed  maximum  charge  that will apply if the current charge,  when applied to the Account Value,  exceeds the guaranteed  maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine  the charge for the Rider  annually,  in arrears.  We deduct the charge:  (1) upon your death;  (2) on each  anniversary  of the Issue  Date;  (3) on the date  that you  begin  receiving  annuity  payments;  (4) if you surrender your Annuity other than a  medically-related  surrender;  or (5) if you choose to terminate the Rider. If the Rider  terminates for any of the preceding  reasons on a date other than the anniversary of the Annuity's Issue
Date,  the charge  will be  prorated.  During the first year after the  Annuity's  Issue  Date,  the charge will be prorated from the Issue Date. In all  subsequent  years,  the charge will be prorated from the last  anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those  within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your Annuity's  Account  Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal will be treated as a taxable  distribution,  and will generally be subject to ordinary income tax on the amount of any investment  gain  withdrawn.  If you are under age 59 1/2, the  distribution  may also be subject to a
         10% penalty on any gain  withdrawn,  in addition to ordinary  income taxes.  We first deduct the amount of the charge  pro-rata  from the  Account  Value in the  variable  investment  options.  We only  deduct the charge  pro-rata  from the Fixed  Allocations  to the extent there is  insufficient  Account  Value in the variable investment options to pay the charge.

|X|      If you elect to pay the charge  through funds other than those from your Annuity,  we require that payment be made  electronically in U.S.  currency through a U.S.  financial  institution.  If you elect to pay the charge  through  electronic  transfer of funds and payment has not been  received  within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can  terminate  the  Plus40(TM)rider at any time.  Upon  termination,  you will be  required  to pay a  pro-rata portion of the annual  charge  for the Rider.  The  Plus40(TM)rider will  terminate  automatically  on the date your
Account  Value is applied to begin  receiving  annuity  payments,  on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also  terminate the Plus40(TM)rider,  if necessary,  to comply with our  interpretation  of the Code and applicable  regulations.  Once terminated,  you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the  Annuity  may result in changes in  eligibility  and charges under the Plus40(TM)rider.  These changes may include  termination  of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead  of  taking  the  Annuity's  Death
Benefit.  However,  regardless  of  whether a spousal  beneficiary  assumes  ownership  of the  Annuity,  the death benefit  under the  Plus40(TM)rider will be paid  despite  the fact that the  Annuity  will  continue.  The  spousal beneficiary  can apply  the death  benefit  proceeds  under the  Plus40(TM)rider to the  Annuity  as a new  Purchase
Payment,  can purchase a new annuity  contract or use the death  benefit  proceeds for any other  purpose.  Certain restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries  may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The Plus40(TM)rider was designed to qualify as a life  insurance  contract under the Code. As life  insurance,  under most  circumstances,  the  Beneficiary(ies)  does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an  Individual  Retirement  Annuity  (IRA),  we consider  the Plus40(TM)rider to be outside of your IRA,  since  premium  for the Rider is paid for either with funds  outside of your  Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe  payments under the  accelerated  payout  provision of the Rider will meet the  requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider,  or the definition of terminally  ill, or any other  applicable  term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

-------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT  CONTAINS  FURTHER
                  DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY  DESCRIBED IN PROSPECTUS  ASAP2-PROS
                  (05/2002).
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                              -------------------------------------------------------
                                                 (print your name)

                              -------------------------------------------------------
                                                     (address)

                              -------------------------------------------------------
                                               (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                MAILING ADDRESSES:

                                       AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                   P.O. Box 7040
                                             Bridgeport, CT 06601-7040

                                                   EXPRESS MAIL:
                                       AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                One Corporate Drive
                                                 Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes the Evergreen  Skandia Harvester  Variable  Annuity,  a flexible premium deferred annuity (the "Annuity")
offered by American  Skandia Life Assurance  Corporation  ("American  Skandia",  "we", "our" or "us"). The Annuity may be offered as an individual  annuity  contract or as an interest in a group  annuity.  This  Prospectus  describes  the important  features of the
Annuity and what you should consider before  purchasing the Annuity.  We have also filed a Statement of Additional  Information that is available from us, without charge,  upon your request.  The contents of the Statement of Additional  Information are described on page 49. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between  states to meet  applicable  laws and/or  regulations.  In particular,  please refer to Appendix C for a description  of certain  provisions  that apply to Annuities  sold to New York  residents.  Certain  terms are  capitalized  in this
Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by First Union Bank, the U.S. government,  the Federal Deposit Insurance  Corporation (FDIC), the Federal Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
EVA-PROS- (05/2002)                                                                                                          EVAPROS

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a Class 1
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios of the following  underlying  mutual funds are being offered:  Evergreen  Variable Annuity
       Trust, American Skandia Trust, INVESCO Variable Investment Funds, Inc. and Davis Variable Account Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year  total at least  $1,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 90.

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+            Upon Surrender or
                                                                                                           Partial Withdrawal
Contingent Deferred Sales
Charge
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                 7.5%     7.0%    6.0%    5.0%     4.0%    3.0%    2.0%    0.0%

------------------------------- -------- ------- ------- -------- ------- ------- ------- -------
------------------------------- -----------------------------------------------------------------
                                     The charge is a percentage of each applicable purchase
                                  payment. The period is measured from the date each purchase payment is allocated
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

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                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your       0.25% of Account Value
beneficiary(ies)  by providing  additional amounts that can be used to offset federal and state taxes
payable on any taxable gains in your Annuity at the time of your death.                                    (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED MINIMUM DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your     0.30% of the current Death
beneficiary(ies)  by providing the greater of the current  Account Value,  a 5.0% annual  increase on               Benefit
Purchase Payments minus proportional withdrawals or the Highest Anniversary Value.                         (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
----------------------------------------------------------------------------------------------------------------------------------------

 Please refer to the section entitled "Death Benefit" for a complete discussion of the optional Death Benefits, including restrictions on the age of the Owner/ Annuitant and limits on the amount payable.
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----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

---------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

---------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Small Cap Value                                      0.87%         0.20%            N/A          1.07%         0.07%        1.00%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%
  Capital Growth                                       0.80%         0.24%            N/A          1.04%          N/A         1.04%
  Blue Chip                                            0.61%         0.36%            N/A          0.97%          N/A         0.97%
  Equity Index                                         0.32%         0.22%            N/A          0.54%         0.24%        0.30%
  Foundation                                           0.75%         0.18%            N/A          0.93%          N/A         0.93%
  Strategic Income                                     0.51%         0.30%            N/A          0.81%          N/A         0.81%

American Skandia Trust: 1
  AST Strong International Equity                      0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST MFS Growth                                       0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST JanCap Growth                                    0.90%          0.14%          0.03%         1.07%         0.03%        1.04%
  AST MFS Growth with Income                           0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST Federated High Yield                             0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Money Market                                     0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%

Davis Variable Account Fund, Inc:
  Davis Value                                          0.75%         0.12%            N/A          0.87%         N/A          0.87%
---------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund  Portfolio  Annual  Expenses");  and (h) the charges for the optional  benefits are reflected as charges equal to 0.25% for the
Guaranteed Return Option,  0.25% for the Enhanced  Beneficiary  Protection and 0.30% for the Guaranteed  Minimum Death Benefit.  The
charges for the  optional  benefits are  deducted on an annual  basis in arrears.  Amounts  shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect one of the following:  the Guaranteed Return Option,  the Enhanced  Beneficiary  Protection
or the Guaranteed  Minimum Death Benefit;  3.) for the basic Annuity contract  assuming you elect both the Guaranteed  Return Option and the Enhanced  Beneficiary  Protection;  and 4.) for the basic Annuity  contract  assuming you elect both the  Guaranteed  Return
Option and the Guaranteed  Minimum Death Benefit.  You cannot purchase the Enhanced  Beneficiary  Protection with any other optional death  benefit.  Unlike the annual  charge for either the  Guaranteed  Return  Option or the Enhanced  Beneficiary  Protection,  the
annual charge for the Guaranteed Minimum Death Benefit is based on the Death Benefit and not the Account Value.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5        10       1      3        5        10      1        3        5        10      1       3        5       10
                                          Year    Years     Years    Years    Year   Years     Years   Years   Year     Years    Years    Years   Year    Years     Years   Years
--------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
EVA Global Leaders                         26       79      134      284      28      86       146     308      28       86      146      308      29      88       150     319
EVA Special Equity                         26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     322
EVA Small Cap Value                        26       79      134      284      28      86       146     308      28       86      146      308      29      88       150     319
EVA Omega                                  23       70      119      255      25      77       132     280      25       77      132      280      26      79       136     291
EVA Capital Growth                         26       80      136      288      28      87       148     311      28       87      148      311      29      89       152     323
EVA Blue Chip                              25       77      132      280      28      85       145     306      28       85      145      306      28      87       148     315
EVA Equity Index                           18       56      97       210      21      65       111     238      21       65      111      238      21      66       114     246
EVA Foundation                             25       76      130      277      27      84       143     301      27       84      143      301      28      86       147     312
EVA Strategic Income                       24       73      124      264      26      80       137     290      26       80      137      290      27      82       141     300

AST Strong International Equity            27       83      141      298      30      91       154     322      30       91      154      322      30      92       157     333
AST MFS Growth                             27       82      139      294      29      89       152     319      29       89      152      319      30      91       156     330
AST JanCap Growth                          26       80      136      288      28      87       148     311      28       87      148      311      29      89       152     323
AST MFS Growth with Income                 27       82      139      294      29      89       152     319      29       89      152      319      30      91       156     330
AST Federated High Yield                   25       77      131      278      28      85       144     304      28       85      144      304      28      87       148     314
AST Money Market                           21       65      112      240      24      73       125     267      24       73      125      267      24      75       129     277

INVESCO VIF Dynamics                       26       81      138      291      29      88       150     316      29       88      150      316      29      90       154     326
INVESCO VIF Technology                     26       80      137      290      29      88       150     315      29       88      150      315      29      90       153     325

Davis Value                                24       74      127      270      27      82       140     296      27       82      140      296      27      84       143     305
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- ---------------------------------- ---------------------------------
Sub-Account:                                1     3         5        10       1      3        5        10
                                          Year    Years     Years    Years    Year   Years     Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

EVA Global Leaders                         31       94      159      333      31      96       163     344
EVA Special Equity                         31       94      160      335      32      97       165     347
EVA Small Cap Value                        31       94      159      333      31      96       163     344
EVA Omega                                  28       85      145      306      28      87       148     315
EVA Capital Growth                         31       95      161      337      32      97       165     347
EVA Blue Chip                              30       92      157      329      31      95       162     341
EVA Equity Index                           24       73      124      264      24      74       127     273
EVA Foundation                             30       91      155      326      31      94       160     337
EVA Strategic Income                       29       88      149      314      29      90       153     324

AST Strong International Equity            32       98      166      346      33      100      170     357
AST MFS Growth                             32       97      164      343      32      99       168     354
AST JanCap Growth                          31       95      161      337      32      97       165     347
AST MFS Growth with Income                 32       97      164      343      32      99       168     354
AST Federated High Yield                   30       92      156      328      31      94       160     338
AST Money Market                           26       81      138      293      27      83       142     303

INVESCO VIF Dynamics                       31       96      163      341      32      98       167     351
INVESCO VIF Technology                     31       95      162      339      32      98       167     350

Davis Value                                29       89      152      320      30      92       157     331
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
Sub-Account:                                1     3         5        10       1      3        5        10      1        3        5        10      1       3        5       10
                                          Year    Years     Years    Years    Year   Years     Years   Years   Year     Years    Years    Years   Year    Years     Years   Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
EVA Global Leaders                         101     139      174     284      103      146      186     308      103      146     186     308      104      148      190     319
EVA Special Equity                         101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     322
EVA Small Cap Value                        101     139      174     284      103      146      186     308      103      146     186     308      104      148      190     319
EVA Omega                                  98      130      159     255      100      137      172     280      100      137     172     280      101      139      176     291
EVA Capital Growth                         101     140      176     288      103      147      188     311      103      147     188     311      104      149      192     323
EVA Blue Chip                              100     137      172     280      103      145      185     306      103      145     185     306      103      147      188     315
EVA Equity Index                           93      116      137     210      96       125      151     238      96       125     151     238      96       126      154     246
EVA Foundation                             100     136      170     277      102      144      183     301      102      144     183     301      103      146      187     312
EVA Strategic Income                       99      133      164     264      101      140      177     290      101      140     177     290      102      142      181     300

AST Strong International Equity            102     143      181     298      105      151      194     322      105      151     194     322      105      152      197     333
AST MFS Growth                             102     142      179     294      104      149      192     319      104      149     192     319      105      151      196     330
AST JanCap Growth                          101     140      176     288      103      147      188     311      103      147     188     311      104      149      192     323
AST MFS Growth with Income                 102     142      179     294      104      149      192     319      104      149     192     319      105      151      196     330
AST Federated High Yield                   100     137      171     278      103      145      184     304      103      145     184     304      103      147      188     314
AST Money Market                           96      125      152     240      99       133      165     267      99       133     165     267      99       135      169     277

INVESCO VIF Dynamics                       101     141      178     291      104      148      190     316      104      148     190     316      104      150      194     326
INVESCO VIF Technology                     101     140      177     290      104      148      190     315      104      148     190     315      104      150      193     325

Davis Value                                99      134      167     270      102      142      180     296      102      142     180     296      102      144      183     305
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- ---------------------------------- ---------------------------------
Sub-Account:                                1     3         5        10       1      3        5        10
                                          Year    Years     Years    Years    Year   Years     Years   Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
EVA Global Leaders                         106     154      199      333     106      156      203     344
EVA Special Equity                         106     154      200      335     107      157      205     347
EVA Small Cap Value                        106     154      199      333     106      156      203     344
EVA Omega                                  103     145      185      306     103      147      188     315
EVA Capital Growth                         106     155      201      337     107      157      205     347
EVA Blue Chip                              105     152      197      329     106      155      202     341
EVA Equity Index                           99      133      164      264      99      134      167     273
EVA Foundation                             105     151      195      326     106      154      200     337
EVA Strategic Income                       104     148      189      314     104      150      193     324

AST Strong International Equity            107     158      206      346     108      160      210     357
AST MFS Growth                             107     157      204      343     107      159      208     354
AST JanCap Growth                          106     155      201      337     107      157      205     347
AST MFS Growth with Income                 107     157      204      343     107      159      208     354
AST Federated High Yield                   105     152      196      328     106      154      200     338
AST Money Market                           101     141      178      293     102      143      182     303

INVESCO VIF Dynamics                       106     156      203      341     107      158      207     351
INVESCO VIF Technology                     106     155      202      339     107      158      207     350

Davis Value                                104     149      192      320     105      152      197     331
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment  option is a Class 1 Sub-account of American  Skandia Life Assurance  Corporation  Variable Account B (see
"What are Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully  read the  prospectus  for any  Portfolio  in  which  you are  interested.  The  following  chart  classifies  each of the
Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart  also  provides a description of each Portfolio's  investment  objective (in italics) and a short, summary description of their key policies to assist you in determining  which  Portfolios  may be of interest to you. There is no guarantee that any underlying  Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-752-6342.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The   Evergreen Investment
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Management Company,
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative           LLC
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and established market presence.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's
                    investment  adviser  principally  chooses  companies which it expects will experience growth in   Management Company,
                    earnings and price, and which have small market  capitalizations  (i.e.  companies whose market           LLC
                    capitalizations  fall  within  the  range  tracked  by the  Russell  2000  Index at the time of purchase).  The Portfolio may purchase stocks in initial public offerings (IPOs).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen  VA Small Cap Value:  seeks  current  income and  capital  growth in the value of its   Evergreen Investment
                    shares.  The  Portfolio  seeks to achieve its goal by investing  primarily in common stocks and convertible preferred stocks of small companies (i.e. having market  capitalizations within the
                    range tracked by the Russell 2000 Index).  The Portfolio  seeks to limit the investment risk of   Management Company,
                    small company  investing by seeking stocks that produce regular income and trade below what the           LLC
                    Portfolio's manager considers their intrinsic value.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the   Management Company,
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than           LLC
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth:  seeks to provide long-term capital growth.  The Portfolio invests   Evergreen Investment
                    primarily in common  stocks.  The  Portfolio may also invest in preferred  stocks,  convertible preferred  stocks,  convertible  debentures,  and any other class or type of security which the
                    portfolio manager believes offers the potential for capital growth.  In selecting  investments,   Management Company,
                    the investment adviser attempts to identify  securities it believes will provide capital growth   LLC/ Pilgrim Baxter
                    over the  intermediate  or long term due to  changes in the  financial  condition  of  issuers,  Value Investors, Inc.
                    changes in financial conditions generally, or other factors.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio   Evergreen Investment
                    invests  primarily  in common  stocks of  well-established,  large U.S.  companies  with a long
                    history  of  performance,   typically   recognizable   names  representing  a  broad  range  of
                    industries.  To  provide  investment  flexibility,   the  Portfolio  also  invests  in  quality   Management Company,
                    medium-sized  companies.  The Portfolio's  stock  selection is based on a diversified  style of           LLC
                    equity investment management that allows it to invest in both value and growth-oriented  equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P 500 INDEX     Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance   Evergreen Investment
                    similar  to the  Standards  and  Poor's  500  Composite  Price  Index  ("S&P 500  Index").  The
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a
                    composite of the S&P 500 Index.  The  correlation  between the performance of the Portfolio and   Management Company,
                    the S&P 500  Index is  expected  to be,  before  expenses,  0.98 or  higher.  The S&P 500 is an           LLC
                    unmanaged  index of 500 common stocks chosen to reflect the industries of the U.S.  economy and is often considered a proxy for the stock market in general.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
BALANCED            Evergreen VA  Foundation:  seeks  capital  growth and current  income.  The  Portfolio  invests   Evergreen Investment
                    principally in a combination of common stocks,  securities convertible into or exchangeable for common stocks and fixed income  securities.  Common stocks are selected  based on a combination of financial  strength and estimated  growth  potential.  Fixed income  securities are selected
                    based  on the  investment  adviser's  projections  of  interests  rates,  varying  amounts  and   Management Company,
                    maturities in order to achieve  capital  protection and, when possible,  capital  appreciation.           LLC
                    Under normal circumstances,  the Portfolio anticipates that at least 25% of its net assets will consist of  debt securities and the remainder in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Strategic  Income:  seeks high current  income from  interest on debt  securities.
                    Secondarily,  the Portfolio considers potential for growth of capital in selecting  securities.
                    The  Portfolio  intends  to  allocate  its  assets  principally  between  domestic  high-yield, high-risk  bonds and debt securities  (which may be denominated in U.S.  dollars or in non-U.S.
  INTER-NATIONAL    currencies) of foreign governments and foreign corporations.  In addition,  the Portfolio will,   Evergreen Investment
       BOND         from time to time,  allocate a portion of its assets to U.S. government  securities,  including   Management Company,
                    zero-coupon   U.S.   Treasury   securities,   mortgage-backed   securities   and  money  market           LLC
                    instruments.  This allocation will be made on the basis of the investment  advisor's assessment of global  opportunities  for high income and high  investment  return.  From time to time, the
                    Portfolio may invest 100% of its assets in U.S. or foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on     Management, Inc.
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation, management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market      Massachusetts
                    conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of      Janus Capital
                    capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.   The  Portfolio  will  pursue  its  objective  by  investing  primarily  in  equity
                    securities of companies that the Sub-advisor  believes are  experiencing  favorable  demand for       Corporation
                    their  products and  services,  and which  operate in a favorable  competitive  and  regulatory environment.  The  Sub-advisor  seeks to identify  individual  companies  with earnings  growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      GROWTH        AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to      Massachusetts
                    seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified   Federated Investment
                    portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated        Counseling
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,           Inc.
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Davis Value:  seeks growth of capital.  The  Portfolio  invests  primarily in common  stocks of      Davis Selected
                    U.S.  companies with market  capitalizations  of at least $5 billion which the Advisor believes
                    are of high  quality and whose shares are selling at  attractive  prices.  The Advisor  selects      Advisers, L.P.
                    stocks with the intention of holding them for the long term.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After seven (7) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision  on  Annuities  owned by:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an
officer,  director,  employee,  retiree,  sales  representative,  or  in  the  case  of  an  affiliated  broker-dealer,   registered
representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent,  custodian,  auditing,  legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying  mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or  insurance  agency that has a then current  selling  agreement  with us and/or with  American  Skandia  Marketing,
Incorporated;  (f) a director,  officer,  employee or authorized  representative  of any firm  providing us or our  affiliates  with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;
(g) the then  current  spouse of any such person noted in (b) through  (f),  above;  (h) the parents of any such person noted in (b)
through (g),  above;  (i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h)
above; and (j) the siblings of any such persons noted in (b) through (h) above.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase  one or more  optional  benefits,  we will deduct the annual  charge from your Account
Value on the  anniversary  of your  Annuity's  Issue Date.  Under  certain  circumstances,  we may deduct a pro-rata  portion of the annual  charge for any  optional  benefit.  The charge for each  optional  Death  Benefit is deducted  in addition to the  Insurance
Charge due to the increased  insurance  risk  associated  with the optional  Death  Benefits.  Please refer to the section  entitled
"Death  Benefit" for a description  of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing
Your Account Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total Insurance Charge that is deducted as an  Administration  Charge.  However,  any increase will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for  persons  under age 90. You should  consider  your need to access  your  Account  Value and  whether  the  Annuity's liquidity  features  will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income  taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the
Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated  according to your most recent  instructions.  If a portion of Account Value was previously  allocated to a Fixed  Allocation,  those  amounts  may be  transferred  from the  Fixed  Allocation  and  re-allocated  to the  variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred to a new Fixed  Allocation.  These amounts are  transferred  on a pro-rata  basis from the variable  investment options.  The new Fixed  Allocation will have a Guarantee Period equal to the remaining  duration in the Guaranteed  Return
         Option.  The Account Value  applied to the new Fixed  Allocation  will be credited with the fixed  interest rate then being applied to a new Fixed  Allocation  of the next  higher  yearly  duration.  The Account  Value will remain  invested in the
         Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your Account Value is at or above the reallocation  trigger and amounts can be  transferred  to the  variable  investment  options  (as  described  above)  while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account  Value per year to  participate  in the  Guaranteed  Return  Option.  The charge is  deducted to compensate  American  Skandia for: (a) the risk that your Account  Value on the maturity date of the program is less than the amount guaranteed;  and (b)  administration  of the program.  The charge is deducted in arrears on an annual basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the  program  on a date  other  than the Issue  Date of the  Annuity or an anniversary of the Issue Date of the Annuity,  we will charge a pro-rata  portion of the annual charge for the remaining  portion of the Annuity Year. If the program  terminates before completion for any reason other than death or  medically-related  surrender,  we will assess a pro-rata  portion of the annual charge.  We will deduct the annual charge for  participating  in the program  pro-rata from the variable investment options.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment  may be limited under state law or  regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary of the beginning of the Fixed  Allocation,  the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-7 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-752-6342  or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your residence  state. We began offering a new Free  Withdrawal  provision in most states as of May 1, 1996. The Free Withdrawal  provision also varies  depending on whether your Annuity is used as a funding  vehicle for a qualified  plan under Section 401 of the Code.  As of the date of this  Prospectus, we are no longer offering the Annuity for use with Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year minus any prior Free  Withdrawals or amounts deemed to come from Free
     Withdrawals.  The  "emergency  amount" on the Issue Date is 10% of the  initial  Purchase  Payment.  At the  beginning  of each subsequent  Annuity Year, the "emergency  amount" is increased by 10% of all Purchase Payments that have been invested for less than the CDSC period,  subject to a maximum of 50%. During any Annuity Year, the "emergency  amount" is increased by 10% of all
     Purchase Payments applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year on or after Annuity Year 1 is 35% of all Purchase  Payments that have been invested for less than the CDSC period (with your Annuity,  seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the Annuity.  However,
Item (2) of each provision is as follows:

2.       20% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.

Under each provision  above,  "Growth" equals the current Account Value less all Purchase  Payments that have been invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth" does not include any additional  amounts we applied to your
Annuity based on your Purchase Payments.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.
The minimum Free Withdrawal you may request is $100.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive investment  performance,  your Account Value is $12,500. If you have made no previous Free Withdrawals, the maximum Free Withdrawal  amount in Annuity Year 3 would be the greater of Growth  (Account Value minus Purchase  Payments =
     $2,500),  10% of Purchase  Payments  ($1,000) or 30% of Purchase  Payments  ($3,000).  Your maximum Free  Withdrawal  amount in
     Annuity Year 3 would be $3,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive  investment  performance,  your  Account  Value is $12,500.  Assume you choose to withdraw  the Growth, equal to $2,500 in Annuity Year 3. Assume  further that in Annuity Year 5, your Account  Value has  increased to $11,000 due to positive investment  performance.  The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account
     Value minus Purchase  Payments = $1,000),  10% of Purchase  Payments  ($1,000) or 50% of Purchase Payments minus the sum of any prior Free Withdrawals ($5,000 - $2,500 = $2,500).

3.   Assume you make an initial Purchase Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year
     3, due to positive investment  performance,  your Account Value is $12,500.  Assume you take the maximum Free Withdrawal amount in Annuity Year 3 ($3,000) as described in Item 1 above.  Further  assume that in Annuity Year 4, you choose to surrender  your
     Annuity.  Assume that your Account  Value in Annuity Year 4 has  increased to $10,500 due to positive  investment  performance.
     Upon  surrender,  we will deduct a CDSC of 5% based on the number of years that your Purchase  Payment has been invested  times the amount of your Purchase Payment that has not been previously withdrawn.  The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn.  Therefore,  upon surrender, the amount of the entire Purchase Payment is subject to the CDSC
     (5.0% of $10,000 = $500). You would receive $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic  Withdrawal of
amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal we determine if the amount you requested is available as a Free  Withdrawal  (in which case it would not be subject to a CDSC);
2.       If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, seven (7) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.       If the amount  requested  exceeds the amounts  available  under Item #2 above,  we withdraw the  remaining  amount from any other Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days  advance  written  notice to  calculate  and  process  the  amount of your  payments.  We may charge you for
calculating  required  Minimum  Distributions.   You  may  elect  to  have  Minimum  Distributions  paid  out  monthly,   quarterly,
semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-752-6342 or visit our
Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For  contracts  issued on or after May 1,  1996,  and where  allowed  by law,  the  Annuitant  must have been named or any change of
Annuitant  must  have  been  accepted  by us,  prior  to  the  "Contingency  Event"  described  above  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-Account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-Accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-Account will not change unless you transfer among the
         Sub-Accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

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The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death  Benefit  Amount  includes  your Account  Value and any amounts added to your Account Value under the basic Death Benefit when
----------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

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The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

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Between  February 14, 2000 and January 22, 2001, in those  jurisdictions  where we received  regulatory  approval,  American Skandia offered the  Guaranteed  Minimum  Death  Benefit  with a 7.2%  accumulation  rate.  This  Benefit  will apply to Annuity  Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.
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Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available. "

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any minimum Death Benefit that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-Account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the Account Value on any day other than a Fixed  Allocation's  Maturity  Date, the Account Value may include any Market
Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-Account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuate  with  the  market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine the price for a Unit of each  Sub-account,  called the "Unit Price.  " The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The  IRS  has  released  Treasury  regulations  containing  new  Minimum  Distribution  rules.  Under  the new  rules,  the  Minimum
Distribution  amount will be lower for the vast  majority of  individuals.  For Minimum  Distributions  required in 2002 and beyond, the individual may utilize the 2002 Final Regulations, the 2001 Proposed Regulations or the 1987 Proposed Regulations.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc., whose  ultimate  parent  is  Skandia  Insurance  Company  Ltd.,  a  Swedish  company.  American  Skandia  markets  its  products  to broker-dealers  and financial  planners  through an internal field marketing  staff. In addition,  American  Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets supporting Account Values of the Annuities are held in separate accounts  established under the laws of the State of
Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout  period,  assets  supporting  fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American Skandia Life Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account
B". Separate  Account B consists of multiple  Sub-accounts.  The name of each Sub-account  generally  corresponds to the name of the underlying  Portfolio.  Separate Account B was established by us pursuant to Connecticut  law.  Separate Account B also holds assets of other annuities  issued by us with values and benefits that vary according to the investment  performance of Separate  Account B.
The  Sub-accounts  of this Annuity are all Class 1 Sub-accounts  of Separate  Account B. Each  Sub-account  invests only in a single mutual fund or mutual fund portfolio.  Each class of Sub-accounts  in Separate  Account B has a different level of charges  assessed against such  Sub-accounts.  Separate  Account B is registered  with the SEC under the Investment  Company Act of 1940  ("Investment
Company Act") as a unit investment trust, which is a type of investment  company.  The SEC does not supervise  investment  policies, management or practices of Separate Account B.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the  performance of the  Portfolios in the form of "Standard" and  "Non-standard"  Total Returns.  "Standard  Total
Return" figures assume a hypothetical  initial  investment of $1,000  allocated to a Sub-account  during the most recent,  one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account,  if less).  "Standard  Total
Return"  figures assume that the Insurance  Charge and the Annual  Maintenance Fee (if applicable) are deducted and that the Annuity is  surrendered  at the end of the  applicable  period,  meaning  that any  Contingent  Deferred  Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures  include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In particular,  they may assume no surrender at the end of the  applicable  period so that the CDSC does not apply.  Standard  and  Non-standard  Total  Returns  will not  reflect  charges  that  apply to any  optional benefits.  The additional cost associated with any optional  benefits you elected will reduce your performance.  Non-standard  Total
Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge deducted  against the Sub-account.  In a low interest  rate  environment,  yields for money  market-type  Sub-accounts,  after  deduction of the Insurance  Charge,  may be negative even though the yield (before  deducting the Insurance  Charge) is positive.  Current and effective yield  information will fluctuate.  This  information  may not provide a basis for  comparisons  with  deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies  which do not serve as underlying  mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each  Sub-account  will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  during our normal  business  hours,  8:30 a.m. EST to 8:00 p.m. EST,
       Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately
                  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         ----------------------
         ----------------------
         February 18, 1994           7.28%               -             -             -          732          738
         ----------------------
         March 28, 1994              7.90%               -             -             -          794          801
         ----------------------
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         ----------------------
         December 28, 1994           9.78%               -             -             -            -        1,308
         ----------------------
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         ----------------------
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         ----------------------
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         ----------------------
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         ----------------------
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         ----------------------
         ----------------------
         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the  Sub-accounts  that commenced  operations  prior to January 1, 2002 are shown below.  All or some of these  Sub-accounts were available during the periods shown as investment  options for other variable  annuities we offer pursuant  to  different  prospectuses.  The  Insurance  Charge  assessed  against  the  Sub-accounts  under the terms of those other variable  annuities  are the same as the charges  assessed  against such  Sub-accounts  under the Annuity  offered  pursuant to this
Prospectus.

         Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to January 1, 2002 and are being offered pursuant to this  Prospectus or which we offer pursuant to certain other  prospectuses;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account commenced operations.  The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                         2001        2000         1999       1998       1997       1996        1995       1994       1993       1992
----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Global
Leaders
(1999)
Unit Price                  $9.00       10.55        11.72         -          -          -            -         -           -         -
Number of Units         1,520,376     887,758       23,100         -          -          -            -         -           -         -
                                                                                                                              ----------
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Special
Equity
(1999)                      $9.98       11.01        12.19         -          -          -            -         -           -         -
Unit Price              2,540,062   1,731,145      152,341         -          -          -            -         -           -         -
Number of Units
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Small
Cap Value
(2000)
Unit Price                 $14.25       12.24            -         -          -          -            -         -           -         -
Number of Units           258,972      65,490            -         -          -          -            -         -           -         -
                                                                                                                              ----------
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Omega
(2000)
Unit Price                  $6.71        7.98            -         -          -          -            -         -           -         -
Number of Units         2,585,848   1,637,475            -         -          -          -            -         -           -         -
                                                                                                                              ----------
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Capital Growth
(2000)
Unit Price                 $10.60       12.35            -         -          -          -            -         -           -         -
Number of Units           788,396     268,886            -         -          -          -            -         -           -         -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Blue
Chip
(2000)
Unit Price                  $7.39        8.99            -         -          -          -            -         -           -         -
Number of Units           526,302     351,338            -         -          -          -            -         -           -         -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Equity
Index
(2000)
Unit Price                  $8.22        9.47            -         -          -          -            -         -           -         -
Number of Units           526,290     302,954            -         -          -          -            -         -           -         -
----------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                         2001        2000         1999       1998       1997       1996        1995       1994       1993       1992
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Foundation
(2000)
Unit Price                  $8.70        9.65            -         -          -          -            -         -           -         -
Number of Units         1,019,799     755,890            -         -          -          -            -         -           -         -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Strategic Income
(2000)
Unit Price                 $10.29        9.83            -         -          -          -            -         -           -         -
Number of Units           341,316     118,558            -         -          -          -            -         -           -         -

AST Strong
International Equity
1
(1989)                     $24.28       31.88        43.99      27.18      22.95     19.70        18.23      16.80      16.60     12.37
Unit Price             17,388,860  19,112,622   16,903,882 17,748,560 17,534,233 17,220,688  14,393,137 14,043,215  9,063,464 1,948,773
Number of Units
----------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                  $8.02       10.38        11.27          -          -         -            -          -          -         -
Number of Units       117,716,242   7,515,486      409,467          -          -         -            -          -          -         -
----------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                 $27.71       41.14        60.44      39.54      23.83     18.79        14.85      10.91      11.59     10.51
Number of Units        84,116,221  99,250,773   94,850,623 80,631,598 62,486,302 46,779,164  28,662,737 22,354,170 13,603,637 1,476,139
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
with Income
(1999)
Unit Price                  $8.64       10.36        10.49          -          -         -            -          -          -         -
Number of Units        11,896,688   6,937,627      741,323          -          -         -            -          -          -         -
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield
(1994)
Unit Price                 $12.64       12.80        14.38      14.30      14.13     12.62        11.27       9.56          -         -
Number of Units        39,130,467  36,914,825   41,588,401 40,170,144 29,663,242 15,460,522   6,915,158  2,106,791          -         -
----------------------------------------------------------------------------------------------------------------------------------------
AST Money Market
(1992)
Unit Price                 $13.24       12.94        12.38      12.00      11.57     11.16        10.77      10.35      10.12     10.01
Number of Units       184,612,059 172,493,206  187,609,708 75,855,442 66,869,998 42,435,169  30,564,442 27,491,389 11,422,783   457,872

INVESCO VIF -
Dynamics
(1999)
Unit Price                  $8.98       13.23        13.91          -          -         -            -          -          -         -
Number of Units        13,391,660  11,409,827    2,022,584          -          -         -            -          -          -         -
----------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology
(1999)
Unit Price                  $6.66       12.48        16.52          -          -         -            -          -          -         -
Number of Units        26,652,622  29,491,113    4,622,241          -          -         -            -          -          -         -

----------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                         2001        2000         1999        1998       1997      1996        1995        1994       1993      1992
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              ----------
Davis Variable
Account
Fund, Inc. - Value
(2000)                      $8.75        9.94            -          -          -         -            -          -          -         -
Unit Price                617,727     195,203            -          -          -         -            -          -          -         -
Number of Units
----------------------------------------------------------------------------------------------------------------------------------------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc. served  Sub-advisor of the Portfolio,  then named "AIM  International  Equity."  Between
     October 15, 1996 and May 3, 1999, Putnam Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST
     Putnam  International  Equity." Prior to October 15, 1996,  Seligman  Henderson Co. served as the Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

1.

                              APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

SUMMARY OF CONTRACT FEES AND EXPENSES

Contingent Deferred Sales Charge:

The CDSC schedule is as follows:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations:  The designation of Contingent Participant is not allowed on the Annuity Date.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency.

"May I Return the Annuity if I Change My Mind?":  The  "free-look"  period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs.  The amount to be refunded is the Account  Value in the  Sub-accounts  plus the Interim Value of the Fixed
Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

"Are There Restrictions or Charges on Transfers Between Investment Options?":

 A specific  authorization  form MUST be  completed  which  authorizes  us to accept  transfers  via phone or through  means such as electronic mail.

"Do You Offer  Dollar  Cost  Averaging?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in a Dollar  Cost
Averaging program.

"Do You  Offer  any  Automatic  Rebalancing  Programs?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in automatic rebalancing.

"How Does the Market Value Adjustment Work?":  The definitions changed in this section are as follows:

|X|      "J": is the  interest  rate for your class of annuities  being  credited to new Fixed  Allocations  with  Guarantee  Period durations  equal to the number of years  (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

|X|      "N": is the number of months  (rounded to the next higher  integer when  occurring on other than a monthly  anniversary  of the beginning of the Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

"What  Happens When My Guarantee  Period  Matures?":  We will notify you of the Guarantee  Periods  available as of the date of such notice,  at least 45 days and not more than 60 days prior to the  Maturity  Date.  No MVA  applies  to any  amounts  allocated  to a particular Fixed  Allocation if you withdraw all or part of the Account value in such Fixed  Allocation  within 30 days of maturity.
If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of less than five years.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

As of the date of this Prospectus, this benefit is not available.

ACCESS TO ACCOUNT VALUE

"How Much Can I Withdraw as a Free  Withdrawal?":  The Minimum  Distribution  provision is only available for annuities issued under
Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions are required.  Minimum  Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

"What Types of Annuity  Payment  Options are Available  Upon  Annuitization?":  The Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.  Additionally, the minimum annuity payment allowed is $20 per month.

DEATH BENEFIT

As of the date of this Prospectus, the optional death benefits are not available.

VALUING YOUR INVESTMENT

The following section is added:

Deferral of  Transactions:  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed annuity payment for more than 10 days, we pay interest  using our then current  crediting  rate for this  purpose,  which is not less than 3% per year on the amount deferred.

GENERAL INFORMATION

Separate Account B: We reserve the right to add Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts,  or to substitute underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining  prior  approval from the insurance department of our state of domicile  before making such a  substitution,  deletion or addition,  any such changes are subject to the approval of the Superintendent of Insurance for the State of New York.

                                                 APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

====================================================================================================================================
American  Skandia's  Performance  Advantage was offered,  in those states where  approved,  between May 15, 1999 and April 30, 2001.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

===================================================================================================================
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS EVA-PROS (05/2002).
===================================================================================================================
===================================================================================================================

===================================================================================================================

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia Advisor PlanSM II Premier,  a flexible premium deferred annuity (the "Annuity") offered by  American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The Annuity may be offered as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 74. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between  states to meet  applicable  laws and/or  regulations.  In particular,  please refer to Appendix C for a description  of certain  provisions  that apply to Annuities  sold to New York  residents.  Certain  terms are  capitalized  in this
Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2002                                                 Statement of Additional Information Dated: May 1, 2002
FUSI AS2-PROS- (05/2002)                                                                                               FUSI ASIIPROS

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your  Account  Value is  allocated  to one or more  investment  options.  The  variable  investment  options,  each a Class 1
       Sub-account  of  American  Skandia  Life  Assurance  Corporation  Variable  Account B,  invest in an  underlying  mutual fund portfolio.  Currently,  portfolios  of the following  underlying  mutual funds are being  offered:  American  Skandia  Trust,
       Montgomery  Variable Series,  Wells Fargo Variable Trust,  Rydex Variable Trust,  INVESCO Variable  Investment  Funds,  Inc.,
       Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      Annuity  Owners can purchase an optional  life  insurance  rider  called Plus 40(TM)which  provides an income  tax-free  life insurance benefit to the Owner's beneficiary(ies) equal to 40% of the Account Value of your Annuity.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year  total at least  $1,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 90.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OFAMERICAN SKANDIA
  LIFE ASSURANCE CORPORATION......................................................................................................10

   Report of Independent Auditors.................................................................................................11

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1

APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1

APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...........................................................1

APPENDIX E - PERFORMANCE ADVANTAGE.................................................................................................1

Appendix F - Plus40(TM)Optional Life Insurance Rider...............................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The application of Account Value to one of the available  annuity options to begin receiving  periodic  payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against  your  Annuity  while others are assessed  against  assets  allocated  to the  variable  investment  options.  The charges  that are assessed  against the
Annuity include the Contingent  Deferred Sales Charge,  Annual  Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable  investment options is the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund  portfolio  assesses a charge for investment management,  other expenses and with some mutual funds, a 12b-1 charge.  The  prospectus  for each  underlying  mutual fund provides more detailed  information  about the expenses for the  underlying  mutual  funds.  In certain  states,  a premium tax charge may be applicable.  All of these fees and expenses are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                       YOUR TRANSACTION EXPENSES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        AMOUNT DEDUCTED/
------------------------------                       DESCRIPTION OF CHARGE                                    WHEN DEDUCTED
         FEE/EXPENSE
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                Yr. 1    Yr. 2   Yr. 3    Yr. 4   Yr. 5   Yr. 6   Yr. 7   Yr. 8+
                                                                                                            Upon Surrender or
Contingent Deferred Sales                                                                                  Partial Withdrawal
Charge
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
------------------------------- -------- ------- ------- -------- ------- ------- ------- ------- --------------------------------------
                                 7.5%     7.0%    6.0%    5.0%     4.0%    3.0%    2.0%    0.0%

------------------------------- -------- ------- ------- -------- ------- ------- ------- -------
------------------------------- -----------------------------------------------------------------
                                     The charge is a percentage of each applicable purchase
                                  payment. The period is measured from the date each purchase payment is allocated
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                      Annually on the Annuity's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each Annuity
                                                                                                                  Year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL CHARGES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Charges  of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
elsewhere in this Prospectus.

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                                                           OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your       0.25% of Account Value
beneficiary(ies)  by providing  additional amounts that can be used to offset federal and state taxes
payable on any taxable gains in your Annuity at the time of your death.                                    (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED MINIMUM DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your     0.30% of the current Death
beneficiary(ies)  by providing the greater of the current  Account Value,  a 5.0% annual  increase on               Benefit
Purchase Payments minus proportional withdrawals or the Highest Anniversary Value.                         (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
----------------------------------------------------------------------------------------------------------------------------------------

 Please refer to the section entitled "Death Benefit" for a complete discussion of the optional Death Benefits, including restrictions on the age of the Owner/ Annuitant and limits on the amount payable.
----------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                                     OPTIONAL LIFE INSURANCE RIDER
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
Plus40(TM)OPTIONAL LIFE INSURANCE RIDER                                                                   The current charge is based on
We offer an income tax-free life insurance  benefit for your  Beneficiary(ies)  that may be useful in     age and is a percentage of
offsetting  federal and state taxes  payable on any taxable gains in your Annuity at the time of your    your Account Value as of the
death.  Please refer to the Appendix for a detailed description of this Rider.                           anniversary of the Issue Date
                                                                                                          of your Annuity. The charge
                                                                                                          ranges from .80% for Owners
                                                                                                           age 40 - 75 to 10.50% for
                                                                                                          Owners age 95. Please refer
                                                                                                        to the Appendix for a complete
                                                                                                          description of the charge.
------------------------------------------------------------------------------------------------------- --------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------
The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2001,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.87%          0.22%          0.05%         1.14%          N/A         1.14%
  AST Janus Overseas Growth                           1.00%          0.22%          0.02%         1.24%          N/A         1.24%
  AST American Century International Growth           1.00%          0.28%          0.00%         1.28%          N/A         1.28%
  AST DeAM International Equity                       1.00%          0.32%          0.00%         1.32%         0.15%        1.17%
  AST MFS Global Equity                               1.00%          0.40%          0.00%         1.40%          N/A         1.40%
  AST PBHG Small-Cap Growth                           0.90%          0.23%          0.03%         1.16%          N/A         1.16%
  AST DeAM Small-Cap Growth                           0.95%          0.19%          0.03%         1.17%         0.01%        1.16%
  AST Federated Aggressive Growth                     0.95%          0.83%          0.00%         1.78%         0.43%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.16%          0.07%         1.18%          N/A         1.18%
  AST Gabelli Small-CapValue                          0.90%          0.18%          0.00%         1.08%          N/A         1.08%
  AST DeAM Small-Cap Value 2                          0.95%          0.22%          0.02%         1.19%         0.15%        1.04%
  AST Janus Mid-Cap Growth                            1.00%          0.26%          0.08%         1.34%          N/A         1.34%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.16%          0.16%         1.22%          N/A         1.22%
  AST Alger All-Cap Growth                            0.95%          0.16%          0.09%         1.20%          N/A         1.20%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.01%         1.20%          N/A         1.20%
  AST T. Rowe Price Natural Resources                 0.90%          0.20%          0.01%         1.11%          N/A         1.11%
  AST Alliance Growth                                 0.90%          0.19%          0.04%         1.13%          N/A         1.13%
  AST MFS Growth                                      0.90%          0.17%          0.04%         1.11%          N/A         1.11%
  AST Marsico Capital Growth                          0.90%          0.16%          0.02%         1.08%         0.02%        1.06%
  AST JanCap Growth                                   0.90%          0.14%          0.03%         1.07%         0.03%        1.04%
  AST DeAM Large-Cap Growth 2                         0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST DeAM Large-Cap Value                            0.85%          0.22%          0.02%         1.09%         0.10%        0.99%
  AST Alliance/Bernstein Growth + Value               0.90%          0.55%          0.00%         1.45%         0.10%        1.35%
  AST Sanford Bernstein Core Value                    0.75%          0.40%          0.00%         1.15%          N/A         1.15%
  AST Cohen & Steers Realty                           1.00%          0.19%          0.02%         1.21%          N/A         1.21%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.02%         0.78%          N/A         0.78%
  AST American Century Income & Growth                0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Alliance Growth and Income                      0.75%          0.14%          0.07%         0.96%         0.02%        0.94%
  AST MFS Growth with Income                          0.90%          0.18%          0.03%         1.11%          N/A         1.11%
  AST INVESCO Equity Income                           0.75%          0.16%          0.01%         0.92%         0.01%        0.91%
  AST DeAM Global Allocation                          0.10%          0.17%          0.00%         0.27%          N/A         0.27%
  AST American Century Strategic Balanced             0.85%          0.23%          0.00%         1.08%          N/A         1.08%
  AST T. Rowe Price Asset Allocation                  0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Global Bond                       0.80%          0.28%          0.00%         1.08%          N/A         1.08%
  AST Federated High Yield                            0.75%          0.20%          0.00%         0.95%          N/A         0.95%
  AST Lord Abbett Bond-Debenture                      0.80%          0.30%          0.00%         1.10%          N/A         1.10%
  AST DeAM Bond 2                                     0.85%          0.22%          0.00%         1.07%         0.15%        0.92%
  AST PIMCO Total Return Bond                         0.65%          0.16%          0.00%         0.81%         0.02%        0.79%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%          N/A         0.83%
  AST Money Market                                    0.50%          0.14%          0.00%         0.64%         0.05%        0.59%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.42%            N/A          1.67%         N/A         1.67%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.36%          0.25%         1.16%         0.16%        1.00%
  Equity Income                                       0.55%          0.43%          0.25%         1.23%         0.23%        1.00%

Rydex Variable Trust:
  Nova                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  Ursa                                                0.75%         0.70%            N/A          1.45%          N/A         1.45%
  OTC                                                 0.90%         0.99%            N/A          1.89%          N/A         1.89%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.33%            N/A          1.08%          N/A         1.08%
  Technology                                           0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Health Sciences                                      0.75%         0.31%            N/A          1.06%          N/A         1.06%
  Financial Services                                   0.75%         0.32%            N/A          1.07%          N/A         1.07%
  Telecommunications                                   0.75%         0.34%            N/A          1.09%          N/A         1.09%

Evergreen Variable Annuity Trust:
  International Growth                                 0.66%         0.98%            N/A          1.64%         0.63%        1.01%
  Global Leaders                                       0.87%         0.28%            N/A          1.15%         0.15%        1.00%
  Special Equity                                       0.92%         0.23%            N/A          1.15%         0.12%        1.03%
  Omega                                                0.52%         0.20%            N/A          0.72%          N/A         0.72%
  Capital Growth                                       0.80%         0.24%            N/A          1.04%          N/A         1.04%
  Blue Chip                                            0.61%         0.36%            N/A          0.97%          N/A         0.97%
  Equity Index                                         0.32%         0.22%            N/A          0.54%         0.24%        0.30%
  Foundation                                           0.75%         0.18%            N/A          0.93%          N/A         0.93%

ProFund VP:
  Europe 30                                            0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Asia 30 3                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Japan 3                                              0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  Banks 3                                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Basic Materials 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Biotechnology                                        0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Consumer Cyclical 3                                  0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Consumer Non-Cyclical 3                              0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Energy                                               0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Financial                                            0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Healthcare                                           0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Industrial 3                                         0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Internet 3                                           0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Pharmaceuticals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Precious Metals 3                                    0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Real Estate                                          0.75%         0.99%           0.25%         1.99%         0.01%        1.98%
  Semiconductor 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Technology                                           0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Telecommunications                                   0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Utilities                                            0.75%         1.05%           0.25%         2.05%         0.07%        1.98%
  Bull                                                 0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Bear                                                 0.75%         0.89%           0.25%         1.89%          N/A         1.89%
  Bull Plus                                            0.75%         0.94%           0.25%         1.94%          N/A         1.94%
  OTC                                                  0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Short OTC 3                                          0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  UltraOTC                                             0.75%         0.95%           0.25%         1.95%          N/A         1.95%
  Mid-Cap Value 3                                      0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  Mid-Cap Growth 3                                     0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraMid-Cap 3                                       0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Value 3                                    0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  Small-Cap Growth 3                                   0.75%         0.97%           0.25%         1.97%          N/A         1.97%
  UltraSmall-Cap                                       0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  U.S. Government Plus 3                               0.50%         0.95%           0.25%         1.70%          N/A         1.70%
  Rising Rates Opportunity 3                           0.75%         0.95%           0.25%         1.95%          N/A         1.95%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimbursement  Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values 4                   0.60%          2.47%          0.25%         3.32%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                       0.85%          1.16%          0.25%         2.26%         0.62%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2003. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed  under the  Distribution  Plan for the fiscal year ended  December 31,  2001.  Although  there are no maximum  amounts allowable,  actual  commission  amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2002.
3        These  Portfolios  commenced  operations  on May 1, 2002.  "Other  Expenses"  shown are based on estimated  amounts for the fiscal year ending December 31, 2002.
4        Included  in the charge for Other  Expenses  is a fee of 0.325% of average  daily net assets  paid to  American  Skandia to reimburse  it for  administrative  costs.  The  investment  advisor  has agreed to waive fees and  reimburse  expenses  through
     September  30,  2003 in  order to  prevent  Total  Annual  Portfolio  Operating  Expenses  (excluding  brokerage  expenses  and extraordinary expenses) from exceeding 1.47% of the average daily net asset value of the respective Portfolio.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  costs and expenses you will incur with the Annuity over certain  periods of time based on specific  assumptions.  The examples  reflect the  Insurance  Charge,  Contingent  Deferred  Sales
Charges (when  applicable),  the Annual  Maintenance Fee (when applicable),  the charges deducted by the underlying  Portfolios,  as well as the charges for the optional  benefits that are offered under the Annuity.  The Securities and Exchange  Commission  ("SEC")
requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $1,000 in the Annuity and received a 5% annual return on assets.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-accounts,  not to a Fixed  Allocation;  (b) the
Insurance  Charge is assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based charge based on an assumed  average  contract size;  (d) you make no  withdrawals of Account Value during the period shown;  (e) you make no  transfers,  withdrawals,  surrender or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge applies;  (g) the expenses for the underlying  Portfolios  reflect the continued  waiver of fees or reimbursement of expenses throughout each period shown (refer to the "Net Annual Portfolio  Operating  Expenses," in the section entitled  "Underlying  Mutual
Fund  Portfolio  Annual  Expenses");  and (h) the charges for the optional  benefits are reflected as charges equal to 0.25% for the
Guaranteed Return Option,  0.25% for the Enhanced  Beneficiary  Protection and 0.30% for the Guaranteed  Minimum Death Benefit.  The
charges for the  optional  benefits are  deducted on an annual  basis in arrears.  Amounts  shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) for the basic  Annuity  contract  without any optional  benefits;  2.) for the basic
Annuity contract assuming that you elect one of the following:  the Guaranteed Return Option,  the Enhanced  Beneficiary  Protection
or the Guaranteed  Minimum Death Benefit;  3.) for the basic Annuity contract  assuming you elect both the Guaranteed  Return Option and the Enhanced  Beneficiary  Protection;  and 4.) for the basic Annuity  contract  assuming you elect both the  Guaranteed  Return
Option and the Guaranteed  Minimum Death Benefit.  You cannot purchase the Enhanced  Beneficiary  Protection with any other optional death  benefit or life  insurance  rider.  Unlike  the  annual  charge for  either  the  Guaranteed  Return  Option or the  Enhanced
Beneficiary  Protection,  the annual  charge for the  Guaranteed  Minimum  Death  Benefit is based on the Death  Benefit and not the
Account Value.

Expense  Examples are not provided for the Plus 40(TM)Optional  Life  Insurance  Rider  because it is supported by American  Skandia's general  account and is not subject to, or registered  as a security  under,  either the  Securities  Act of 1933 or the  Investment
Company Act of 1940 and because  Owners can pay the annual,  age-based  charge  through funds  outside of the Annuity.  If the Owner elects to pay the annual  charge  from the  Annuity,  charges are  deducted as a partial  withdrawal  from the  Annuity,  subject to applicable taxes.  Please refer to the Appendix for a detailed description of this Rider.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Strong International Equity            26       81      138      292      29      88       150     317      29       88      150      317      29      90       154     327
AST Janus Overseas Growth                  27       84      143      301      30      91       155     327      30       91      155      327      31      94       160     338
AST American Century International         28       85      145      307      30      92       157     330      30       92      157      330      31      95       162     341
Growth
AST DeAM International Equity              27       82      139      295      29      89       152     320      29       89      152      320      30      91       156     330
AST MFS Global Equity                      29       89      151      318      32      97       164     342      32       97      164      342      32      98       167     353
AST PBHG Small-Cap Growth                  27       82      139      294      29      89       152     319      29       89      152      319      30      91       156     330
AST DeAM Small-Cap Growth                  27       82      139      294      29      89       152     319      29       89      152      319      30      91       156     330
AST Federated Aggressive Growth            28       87      148      313      31      95       161     337      31       95      161      337      32      97       165     348
AST Goldman Sachs Small Cap Value          27       82      140      297      29      89       152     320      29       89      152      320      30      92       157     332
AST Gabelli Small-Cap Value                26       79      135      287      28      86       147     310      28       86      147      310      29      89       152     322
AST DeAM Small-Cap Value                   25       78      133      282      28      85       145     307      28       85      145      307      28      87       149     317
AST Janus Mid-Cap Growth                   28       87      148      311      31      95       161     336      31       95      161      336      32      97       165     347
AST Neuberger Berman Mid-Cap Growth        26       80      137      290      29      88       150     315      29       88      150      315      29      90       153     325
AST Neuberger Berman Mid-Cap Value         27       83      142      300      30      91       154     324      30       91      154      324      30      93       158     335
AST Alger All-Cap Growth                   27       83      141      298      30      91       154     323      30       91      154      323      30      92       157     333
AST Gabelli All-Cap Value                  27       83      141      298      30      91       154     323      30       91      154      323      30      92       157     333
AST T. Rowe Price Natural Resources        26       80      137      290      29      88       149     314      29       88      149      314      29      90       153     324
AST Alliance Growth                        26       80      137      290      29      88       150     317      29       88      150      317      29      90       153     325
AST MFS Growth                             26       80      137      290      29      88       149     314      29       88      149      314      29      90       153     324
AST Marsico Capital Growth                 26       79      134      285      28      86       147     310      28       86      147      310      29      88       151     320
AST JanCap Growth                          25       78      133      282      28      85       145     307      28       85      145      307      28      87       149     317
AST DeAM Large-Cap Growth                  25       76      130      277      27      84       143     303      27       84      143      303      28      86       147     313
AST DeAM Large-Cap Value                   25       76      130      277      27      84       143     303      27       84      143      303      28      86       147     313
AST Alliance/Bernstein Growth + Value      28       87      148      313      31      95       161     337      31       95      161      337      32      97       165     348
AST Sanford Bernstein Core Value           26       81      138      293      29      89       151     318      29       89      151      318      30      91       155     328
AST Cohen & Steers Realty                  27       83      142      300      30      91       154     324      30       91      154      324      30      93       158     334
AST Sanford Bernstein Managed Index 500    23       70      120      257      25      77       132     280      25       77      132      280      26      80       137     292
AST American Century Income & Growth       24       75      128      272      27      82       140     297      27       82      140      297      27      84       144     307
AST Alliance Growth and Income             24       75      128      272      27      82       140     297      27       82      140      297      27      84       144     307
AST MFS Growth with Income                 26       80      137      290      29      88       149     314      29       88      149      314      29      90       153     324
AST INVESCO Equity Income                  24       74      126      269      27      82       139     294      27       82      139      294      27      84       143     305
AST DeAM Global Allocation                 17       54      93       201      20      62       106     228      20       62      106      228      21      64       110     238
AST American Century Strategic Balanced    26       79      135      287      28      86       147     310      28       86      147      310      29      89       152     322
AST T. Rowe Price Asset Allocation         26       80      136      288      28      87       148     313      28       87      148      313      29      89       152     323
AST T. Rowe Price Global Bond              26       79      135      287      28      86       147     310      28       86      147      310      29      89       152     322
AST Federated High Yield                   24       75      128      273      27      83       141     298      27       83      141      298      28      85       145     309
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
AST Lord Abbett Bond-Debenture             26       80      136      288      28      87       148     313      28       87      148      313      29      89       152     323
AST DeAM Bond                              24       74      127      270      27      82       139     295      27       82      139      295      27      84       143     305
AST PIMCO Total Return Bond                23       70      120      257      25      78       133     283      25       78      133      283      26      80       137     293
AST PIMCO Limited Maturity Bond            23       71      122      260      26      79       135     287      26       79      135      287      26      81       138     296
AST Money Market                           21       64      110      237      23      72       123     262      23       72      123      262      24      74       127     272

MV Emerging Markets                        32       97      164      343      34      104      176     366      34       104     176      366      35      107      181     378

WFVT Equity Value                          25       77      131      278      27      84       143     303      27       84      143      303      28      86       147     313
WFVT Equity Income                         25       77      131      278      27      84       143     303      27       84      143      303      28      86       147     313

Rydex Nova                                 30       91      154      323      32      98       166     346      32       98      166      346      33      100      170     357
Rydex Ursa                                 30       91      154      323      32      98       166     346      32       98      166      346      33      100      170     357
Rydex OTC                                  34      104      176      365      37      112      188     387      37       112     188      387      37      113      191     398

INVESCO VIF Dynamics                       26       79      135      287      28      86       147     310      28       86      147      310      29      89       152     322
INVESCO VIF Technology                     26       79      134      285      28      86       147     310      28       86      147      310      29      88       151     321
INVESCO VIF Health Sciences                26       79      134      285      28      86       147     310      28       86      147      310      29      88       151     320
INVESCO VIF Financial Services             26       79      134      285      28      86       147     310      28       86      147      310      29      88       151     321
INVESCO VIF Telecommunications             26       79      135      287      28      87       148     311      28       87      148      311      29      89       152     323

Evergreen VA International Growth          25       77      132      280      28      85       144     304      28       85      144      304      28      87       148     315
Evergreen VA Global Leaders                25       77      131      278      27      84       143     303      27       84      143      303      28      86       147     313
Evergreen VA Special Equity                25       77      132      280      28      85       145     307      28       85      145      307      28      87       148     315
Evergreen VA Omega                         22       68      117      250      25      76       129     275      25       76      129      275      25      78       133     285
Evergreen VA Capital Growth                25       78      133      282      28      85       145     307      28       85      145      307      28      87       149     317
Evergreen VA Blue Chip                     25       76      129      275      27      83       142     300      27       83      142      300      28      85       146     311
Evergreen VA Equity Index                  18       55      94       204      20      62       107     231      20       62      107      231      21      65       112     242
Evergreen VA Foundation                    24       74      127      270      27      82       140     297      27       82      140      297      27      84       143     306

ProFund VP Europe 30                       34      104      176      365      37      112      188     387      37       112     188      387      37      113      191     398
ProFund VP Asia 30                         35      106      179      370      37      113      190     391      37       113     190      391      38      115      194     402
ProFund VP Japan                           35      106      179      370      37      113      190     391      37       113     190      391      38      115      194     402
ProFund VP Banks                           35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Basic Materials                 35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Biotechnology                   35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Consumer Cyclical               35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Consumer Non-Cyclical           35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- --------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not    No Optional Benefits Elected       If you elect the Guaranteed      If you elect the Enhanced Death     If you elect the Guaranteed
surrender  your  Annuity  at the end of                                           Return Option (GRO)                   Benefit (EBP)              Minimum Death Benefit (GMDB)
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------
ProFund VP Energy                          35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Financial                       35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Healthcare                      35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Industrial                      35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Internet                        35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Pharmaceuticals                 35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Precious Metals                 35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Real Estate                     35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Semiconductor                   35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Technology                      35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Telecommunications              35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Utilities                       35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Bull                            35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Bear                            34      104      176      365      37      112      188     387      37       112     188      387      37      113      191     398
ProFund VP Bull Plus                       35      106      179      370      37      113      190     391      37       113     190      391      38      115      194     402
ProFund VP OTC                             34      104      176      366      37      112      189     390      37       112     189      390      37      114      193     401
ProFund VP Short OTC                       35      106      179      370      37      113      191     392      37       113     191      392      38      115      194     403
ProFund VP UltraOTC                        35      106      179      370      37      113      191     392      37       113     191      392      38      115      194     403
ProFund VP Mid-Cap Value                   35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP Mid-Cap Growth                  35      106      179      370      37      113      191     393      37       113     191      393      38      115      195     404
ProFund VP UltraMid-Cap                    35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Small-Cap Value                 35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP Small-Cap Growth                35      106      179      371      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP UltraSmall-Cap                  35      106      179      372      37      113      191     395      37       113     191      395      38      116      196     406
ProFund VP U.S. Government Plus            32       98      166      346      35      106      179     370      35       106     179      370      35      107      182     380
ProFund VP Rising Rates Opportunity        35      106      179      370      37      113      191     392      37       113     191      392      38      115      194     403

First Trust(R)10 Uncommon Values           29       88      149      314      31      95       162     339      31       95      162      339      32      97       166     349

SP Jennison International Growth           31       96      163      341      34      104      176     365      34       104     176      365      35      106      180     376
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- ------- -------- -------- ------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            31       96      163      341      32      98       167     351
AST Janus Overseas Growth                  32       99      168      350      33      101      172     361
AST American Century International         33      100      170      354      33      102      173     364
Growth
AST DeAM International Equity              32       97      164      344      32      99       168     354
AST MFS Global Equity                      34      104      176      365      35      106      180     377
AST PBHG Small-Cap Growth                  32       97      164      343      32      99       168     354
AST DeAM Small-Cap Growth                  32       97      164      343      32      99       168     354
AST Federated Aggressive Growth            34      103      174      361      34      104      177     371
AST Goldman Sachs Small Cap Value          32       97      165      345      32      99       168     355
AST Gabelli Small-Cap Value                31       94      160      335      31      96       163     345
AST DeAM Small-Cap Value                   30       93      158      331      31      95       162     342
AST Janus Mid-Cap Growth                   33      102      173      360      34      104      177     370
AST Neuberger Berman Mid-Cap Growth        31       95      162      339      32      98       167     351
AST Neuberger Berman Mid-Cap Value         32       98      167      349      33      100      171     359
AST Alger All-Cap Growth                   32       98      166      347      33      100      170     357
AST Gabelli All-Cap Value                  32       98      166      347      33      100      170     357
AST T. Rowe Price Natural Resources        31       95      161      338      32      97       165     348
AST Alliance Growth                        31       95      162      339      32      98       167     351
AST MFS Growth                             31       95      161      338      32      97       165     348
AST Marsico Capital Growth                 31       94      159      334      31      96       163     344
AST JanCap Growth                          30       93      158      331      31      95       162     342
AST DeAM Large-Cap Growth                  30       91      155      327      31      94       160     337
AST DeAM Large-Cap Value                   30       91      155      327      31      94       160     337
AST Alliance/Bernstein Growth + Value      34      103      174      361      34      104      177     371
AST Sanford Bernstein Core Value           32       97      164      342      32      98       167     353
AST Cohen & Steers Realty                  32       98      166      347      33      100      170     358
AST Sanford Bernstein Managed Index 500    28       85      145      307      28      87       148     316
AST American Century Income & Growth       29       90      153      321      30      92       157     333
AST Alliance Growth and Income             29       90      153      321      30      92       157     333
AST MFS Growth with Income                 31       95      161      338      32      97       165     348
AST INVESCO Equity Income                  29       89      152      319      30      91       155     329
AST DeAM Global Allocation                 23       70      119      255      23      72       123     265
AST American Century Strategic Balanced    31       94      160      335      31      96       163     345
AST T. Rowe Price Asset Allocation         31       95      161      337      32      97       165     348
AST T. Rowe Price Global Bond              31       94      160      335      31      96       163     345
AST Federated High Yield                   30       91      154      324      30      92       157     333
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Lord Abbett Bond-Debenture             31       95      161      337      32      97       165     348
AST DeAM Bond                              29       89      152      320      30      91       156     330
AST PIMCO Total Return Bond                28       85      145      307      28      87       149     317
AST PIMCO Limited Maturity Bond            28       87      148      311      29      89       152     322
AST Money Market                           26       79      135      287      26      81       139     297

MV Emerging Markets                        37      112      189      390      37      114      193     401

WFVT Equity Value                          30       92      156      328      31      94       160     338
WFVT Equity Income                         30       92      156      328      31      94       160     338

Rydex Nova                                 35      106      179      370      35      107      182     380
Rydex Ursa                                 35      106      179      370      35      107      182     380
Rydex OTC                                  39      118      199      408      40      121      204     420

INVESCO VIF Dynamics                       31       94      160      335      31      96       163     345
INVESCO VIF Technology                     31       94      159      334      31      96       163     344
INVESCO VIF Health Sciences                31       94      159      334      31      96       163     344
INVESCO VIF Financial Services             31       94      159      334      31      96       163     344
INVESCO VIF Telecommunications             31       95      161      336      32      97       165     347

Evergreen VA International Growth          30       92      156      328      31      94       160     338
Evergreen VA Global Leaders                30       92      156      328      31      94       160     338
Evergreen VA Special Equity                30       92      157      330      31      95       162     341
Evergreen VA Omega                         27       83      142      300      28      85       146     311
Evergreen VA Capital Growth                30       93      158      331      31      95       162     342
Evergreen VA Blue Chip                     30       91      155      325      30      93       158     335
Evergreen VA Equity Index                  23       71      121      258      23      72       124     267
Evergreen VA Foundation                    29       89      152      320      30      92       157     332

ProFund VP Europe 30                       39      118      199      408      40      121      204     420
ProFund VP Asia 30                         40      120      202      414      40      122      206     425
ProFund VP Japan                           40      120      202      414      40      122      206     425
ProFund VP Banks                           40      121      203      416      40      122      206     425
ProFund VP Basic Materials                 40      121      203      416      40      122      206     425
ProFund VP Biotechnology                   40      121      203      416      41      124      209     430
ProFund VP Consumer Cyclical               40      121      203      416      40      122      206     425
ProFund VP Consumer Non-Cyclical           40      121      203      416      40      122      206     425
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These   Examples   assume  you  do  not      If you elect EBP and GRO          If you elect GMDB and GRO
surrender  your  Annuity  at the end of
the applicable period or you annuitize
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Energy                          40      121      203      416      41      124      209     430
ProFund VP Financial                       40      121      203      416      41      124      209     430
ProFund VP Healthcare                      40      121      203      416      41      124      209     430
ProFund VP Industrial                      40      121      203      416      40      122      206     425
ProFund VP Internet                        40      121      203      416      40      122      206     425
ProFund VP Pharmaceuticals                 40      121      203      416      40      122      206     425
ProFund VP Precious Metals                 40      121      203      416      40      122      206     425
ProFund VP Real Estate                     40      121      203      416      41      124      209     430
ProFund VP Semiconductor                   40      121      203      416      40      122      206     425
ProFund VP Technology                      40      121      203      416      41      124      209     430
ProFund VP Telecommunications              40      121      203      416      41      124      209     430
ProFund VP Utilities                       40      121      203      416      41      124      209     430
ProFund VP Bull                            40      121      203      416      41      124      209     430
ProFund VP Bear                            39      118      199      408      40      121      204     420
ProFund VP Bull Plus                       40      120      202      414      40      122      206     425
ProFund VP OTC                             39      119      200      410      40      121      204     421
ProFund VP Short OTC                       40      120      202      414      40      122      206     425
ProFund VP UltraOTC                        40      120      202      414      40      122      206     425
ProFund VP Mid-Cap Value                   40      121      203      416      40      122      206     425
ProFund VP Mid-Cap Growth                  40      121      203      416      40      122      206     425
ProFund VP UltraMid-Cap                    40      121      203      416      41      124      209     429
ProFund VP Small-Cap Value                 40      121      203      416      41      124      209     429
ProFund VP Small-Cap Growth                40      121      203      416      41      124      209     429
ProFund VP UltraSmall-Cap                  40      121      203      416      41      124      209     430
ProFund VP U.S. Government Plus            37      113      190      391      38      115      194     403
ProFund VP Rising Rates Opportunity        40      120      202      414      40      122      206     425

First Trust(R)10 Uncommon Values           34      103      174      362      34      105      178     373

SP Jennison International Growth           37      112      188      387      37      113      191     398
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Strong International Equity            101     141      178     292      104      148      190     317      104      148     190     317      104      150      194     327
AST Janus Overseas Growth                  102     144      183     301      105      151      195     327      105      151     195     327      106      154      200     338
AST American Century International         103     145      185     307      105      152      197     330      105      152     197     330      106      155      202     341
Growth
AST DeAM International Equity              102     142      179     295      104      149      192     320      104      149     192     320      105      151      196     330
AST MFS Global Equity                      104     149      191     318      107      157      204     342      107      157     204     342      107      158      207     353
AST PBHG Small-Cap Growth                  102     142      179     294      104      149      192     319      104      149     192     319      105      151      196     330
AST DeAM Small-Cap Growth                  102     142      179     294      104      149      192     319      104      149     192     319      105      151      196     330
AST Federated Aggressive Growth            103     147      188     313      106      155      201     337      106      155     201     337      107      157      205     348
AST Goldman Sachs Small Cap Value          102     142      180     297      104      149      192     320      104      149     192     320      105      152      197     332
AST Gabelli Small-Cap Value                101     139      175     287      103      146      187     310      103      146     187     310      104      149      192     322
AST DeAM Small-Cap Value                   100     138      173     282      103      145      185     307      103      145     185     307      103      147      189     317
AST Janus Mid-Cap Growth                   103     147      188     311      106      155      201     336      106      155     201     336      107      157      205     347
AST Neuberger Berman Mid-Cap Growth        101     140      177     290      104      148      190     315      104      148     190     315      104      150      193     325
AST Neuberger Berman Mid-Cap Value         102     143      182     300      105      151      194     324      105      151     194     324      105      153      198     335
AST Alger All-Cap Growth                   102     143      181     298      105      151      194     323      105      151     194     323      105      152      197     333
AST Gabelli All-Cap Value                  102     143      181     298      105      151      194     323      105      151     194     323      105      152      197     333
AST T. Rowe Price Natural Resources        101     140      177     290      104      148      189     314      104      148     189     314      104      150      193     324
AST Alliance Growth                        101     140      177     290      104      148      190     317      104      148     190     317      104      150      193     325
AST MFS Growth                             101     140      177     290      104      148      189     314      104      148     189     314      104      150      193     324
AST Marsico Capital Growth                 101     139      174     285      103      146      187     310      103      146     187     310      104      148      191     320
AST JanCap Growth                          100     138      173     282      103      145      185     307      103      145     185     307      103      147      189     317
AST DeAM Large-Cap Growth                  100     136      170     277      102      144      183     303      102      144     183     303      103      146      187     313
AST DeAM Large-Cap Value                   100     136      170     277      102      144      183     303      102      144     183     303      103      146      187     313
AST Alliance/Bernstein Growth + Value      103     147      188     313      106      155      201     337      106      155     201     337      107      157      205     348
AST Sanford Bernstein Core Value           101     141      178     293      104      149      191     318      104      149     191     318      105      151      195     328
AST Cohen & Steers Realty                  102     143      182     300      105      151      194     324      105      151     194     324      105      153      198     334
AST Sanford Bernstein Managed Index 500    98      130      160     257      100      137      172     280      100      137     172     280      101      140      177     292
AST American Century Income & Growth       99      135      168     272      102      142      180     297      102      142     180     297      102      144      184     307
AST Alliance Growth and Income             99      135      168     272      102      142      180     297      102      142     180     297      102      144      184     307
AST MFS Growth with Income                 101     140      177     290      104      148      189     314      104      148     189     314      104      150      193     324
AST INVESCO Equity Income                  99      134      166     269      102      142      179     294      102      142     179     294      102      144      183     305
AST DeAM Global Allocation                 92      114      133     201      95       122      146     228      95       122     146     228      96       124      150     238
AST American Century Strategic Balanced    101     139      175     287      103      146      187     310      103      146     187     310      104      149      192     322
AST T. Rowe Price Asset Allocation         101     140      176     288      103      147      188     313      103      147     188     313      104      149      192     323
AST T. Rowe Price Global Bond              101     139      175     287      103      146      187     310      103      146     187     310      104      149      192     322
AST Federated High Yield                   99      135      168     273      102      143      181     298      102      143     181     298      103      145      185     309
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
AST Lord Abbett Bond-Debenture             101     140      176     288      103      147      188     313      103      147     188     313      104      149      192     323
AST DeAM Bond                              99      134      167     270      102      142      179     295      102      142     179     295      102      144      183     305
AST PIMCO Total Return Bond                98      130      160     257      100      138      173     283      100      138     173     283      101      140      177     293
AST PIMCO Limited Maturity Bond            98      131      162     260      101      139      175     287      101      139     175     287      101      141      178     296
AST Money Market                           96      124      150     237      98       132      163     262      98       132     163     262      99       134      167     272

MV Emerging Markets                        107     157      204     343      109      164      216     366      109      164     216     366      110      167      221     378

WFVT Equity Value                          100     137      171     278      102      144      183     303      102      144     183     303      103      146      187     313
WFVT Equity Income                         100     137      171     278      102      144      183     303      102      144     183     303      103      146      187     313

Rydex Nova                                 105     151      194     323      107      158      206     346      107      158     206     346      108      160      210     357
Rydex Ursa                                 105     151      194     323      107      158      206     346      107      158     206     346      108      160      210     357
Rydex OTC                                  109     164      216     365      112      172      228     387      112      172     228     387      112      173      231     398

INVESCO VIF Dynamics                       101     139      175     287      103      146      187     310      103      146     187     310      104      149      192     322
INVESCO VIF Technology                     101     139      174     285      103      146      187     310      103      146     187     310      104      148      191     321
INVESCO VIF Health Sciences                101     139      174     285      103      146      187     310      103      146     187     310      104      148      191     320
INVESCO VIF Financial Services             101     139      174     285      103      146      187     310      103      146     187     310      104      148      191     321
INVESCO VIF Telecommunications             101     139      175     287      103      147      188     311      103      147     188     311      104      149      192     323

Evergreen VA International Growth          100     137      172     280      103      145      184     304      103      145     184     304      103      147      188     315
Evergreen VA Global Leaders                100     137      171     278      102      144      183     303      102      144     183     303      103      146      187     313
Evergreen VA Special Equity                100     137      172     280      103      145      185     307      103      145     185     307      103      147      188     315
Evergreen VA Omega                         97      128      157     250      100      136      169     275      100      136     169     275      100      138      173     285
Evergreen VA Capital Growth                100     138      173     282      103      145      185     307      103      145     185     307      103      147      189     317
Evergreen VA Blue Chip                     100     136      169     275      102      143      182     300      102      143     182     300      103      145      186     311
Evergreen VA Equity Index                  93      115      134     204      95       122      147     231      95       122     147     231      96       125      152     242
Evergreen VA Foundation                    99      134      167     270      102      142      180     297      102      142     180     297      102      144      183     306

ProFund VP Europe 30                       109     164      216     365      112      172      228     387      112      172     228     387      112      173      231     398
ProFund VP Asia 30                         110     166      219     370      112      173      230     391      112      173     230     391      113      175      234     402
ProFund VP Japan                           110     166      219     370      112      173      230     391      112      173     230     391      113      175      234     402
ProFund VP Banks                           110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Basic Materials                 110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Biotechnology                   110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Consumer Cyclical               110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Consumer Non-Cyclical           110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- --------------------------------- ---------------------------------- --------------------------------- ----------------------------------
These  Examples  assume  you  surrender    No Optional Benefits Elected       If you elect the Guaranteed     If you elect the Enhanced Death      If you elect the Guaranteed
your   Annuity   at  the   end  of  the                                           Return Option (GRO)                  Benefit (EBP)              Minimum Death Benefit (GMDB)
applicable period
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10       1       3         5        10       1     3        5        10
                                          Year    Years    Years   Years     Year     Years    Years  Years    Year     Years    Years    Year    Years  Years    Years    Years         Years
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------
ProFund VP Energy                          110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Financial                       110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Healthcare                      110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Industrial                      110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Internet                        110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Pharmaceuticals                 110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Precious Metals                 110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Real Estate                     110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Semiconductor                   110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Technology                      110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Telecommunications              110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Utilities                       110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Bull                            110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Bear                            109     164      216     365      112      172      228     387      112      172     228     387      112      173      231     398
ProFund VP Bull Plus                       110     166      219     370      112      173      230     391      112      173     230     391      113      175      234     402
ProFund VP OTC                             109     164      216     366      112      172      229     390      112      172     229     390      112      174      233     401
ProFund VP Short OTC                       110     166      219     370      112      173      231     392      112      173     231     392      113      175      234     403
ProFund VP UltraOTC                        110     166      219     370      112      173      231     392      112      173     231     392      113      175      234     403
ProFund VP Mid-Cap Value                   110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP Mid-Cap Growth                  110     166      219     370      112      173      231     393      112      173     231     393      113      175      235     404
ProFund VP UltraMid-Cap                    110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Small-Cap Value                 110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP Small-Cap Growth                110     166      219     371      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP UltraSmall-Cap                  110     166      219     372      112      173      231     395      112      173     231     395      113      176      236     406
ProFund VP U.S. Government Plus            107     158      206     346      110      166      219     370      110      166     219     370      110      167      222     380
ProFund VP Rising Rates Opportunity        110     166      219     370      112      173      231     392      112      173     231     392      113      175      234     403

First Trust(R)10 Uncommon Values           104     148      189     314      106      155      202     339      106      155     202     339      107      157      206     349

SP Jennison International Growth           106     156      203     341      109      164      216     365      109      164     216     365      110      166      220     376
---------------------------------------- -------- ------- -------- ------- -------- -------- -------- ------- -------- -------- ------- ------- -------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Strong International Equity            106     156      203      341     107      158      207     351
AST Janus Overseas Growth                  107     159      208      350     108      161      212     361
AST American Century International         108     160      210      354     108      162      213     364
Growth
AST DeAM International Equity              107     157      204      344     107      159      208     354
AST MFS Global Equity                      109     164      216      365     110      166      220     377
AST PBHG Small-Cap Growth                  107     157      204      343     107      159      208     354
AST DeAM Small-Cap Growth                  107     157      204      343     107      159      208     354
AST Federated Aggressive Growth            109     163      214      361     109      164      217     371
AST Goldman Sachs Small Cap Value          107     157      205      345     107      159      208     355
AST Gabelli Small-Cap Value                106     154      200      335     106      156      203     345
AST DeAM Small-Cap Value                   105     153      198      331     106      155      202     342
AST Janus Mid-Cap Growth                   108     162      213      360     109      164      217     370
AST Neuberger Berman Mid-Cap Growth        106     155      202      339     107      158      207     351
AST Neuberger Berman Mid-Cap Value         107     158      207      349     108      160      211     359
AST Alger All-Cap Growth                   107     158      206      347     108      160      210     357
AST Gabelli All-Cap Value                  107     158      206      347     108      160      210     357
AST T. Rowe Price Natural Resources        106     155      201      338     107      157      205     348
AST Alliance Growth                        106     155      202      339     107      158      207     351
AST MFS Growth                             106     155      201      338     107      157      205     348
AST Marsico Capital Growth                 106     154      199      334     106      156      203     344
AST JanCap Growth                          105     153      198      331     106      155      202     342
AST DeAM Large-Cap Growth                  105     151      195      327     106      154      200     337
AST DeAM Large-Cap Value                   105     151      195      327     106      154      200     337
AST Alliance/Bernstein Growth + Value      109     163      214      361     109      164      217     371
AST Sanford Bernstein Core Value           107     157      204      342     107      158      207     353
AST Cohen & Steers Realty                  107     158      206      347     108      160      210     358
AST Sanford Bernstein Managed Index 500    103     145      185      307     103      147      188     316
AST American Century Income & Growth       104     150      193      321     105      152      197     333
AST Alliance Growth and Income             104     150      193      321     105      152      197     333
AST MFS Growth with Income                 106     155      201      338     107      157      205     348
AST INVESCO Equity Income                  104     149      192      319     105      151      195     329
AST DeAM Global Allocation                 98      130      159      255      98      132      163     265
AST American Century Strategic Balanced    106     154      200      335     106      156      203     345
AST T. Rowe Price Asset Allocation         106     155      201      337     107      157      205     348
AST T. Rowe Price Global Bond              106     154      200      335     106      156      203     345
AST Federated High Yield                   105     151      194      324     105      152      197     333
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
AST Lord Abbett Bond-Debenture             106     155      201      337     107      157      205     348
AST DeAM Bond                              104     149      192      320     105      151      196     330
AST PIMCO Total Return Bond                103     145      185      307     103      147      189     317
AST PIMCO Limited Maturity Bond            103     147      188      311     104      149      192     322
AST Money Market                           101     139      175      287     101      141      179     297

MV Emerging Markets                        112     172      229      390     112      174      233     401

WFVT Equity Value                          105     152      196      328     106      154      200     338
WFVT Equity Income                         105     152      196      328     106      154      200     338

Rydex Nova                                 110     166      219      370     110      167      222     380
Rydex Ursa                                 110     166      219      370     110      167      222     380
Rydex OTC                                  114     178      239      408     115      181      244     420

INVESCO VIF Dynamics                       106     154      200      335     106      156      203     345
INVESCO VIF Technology                     106     154      199      334     106      156      203     344
INVESCO VIF Health Sciences                106     154      199      334     106      156      203     344
INVESCO VIF Financial Services             106     154      199      334     106      156      203     344
INVESCO VIF Telecommunications             106     155      201      336     107      157      205     347

Evergreen VA International Growth          105     152      196      328     106      154      200     338
Evergreen VA Global Leaders                105     152      196      328     106      154      200     338
Evergreen VA Special Equity                105     152      197      330     106      155      202     341
Evergreen VA Omega                         102     143      182      300     103      145      186     311
Evergreen VA Capital Growth                105     153      198      331     106      155      202     342
Evergreen VA Blue Chip                     105     151      195      325     105      153      198     335
Evergreen VA Equity Index                  98      131      161      258      98      132      164     267
Evergreen VA Foundation                    104     149      192      320     105      152      197     332

ProFund VP Europe 30                       114     178      239      408     115      181      244     420
ProFund VP Asia 30                         115     180      242      414     115      182      246     425
ProFund VP Japan                           115     180      242      414     115      182      246     425
ProFund VP Banks                           115     181      243      416     115      182      246     425
ProFund VP Basic Materials                 115     181      243      416     115      182      246     425
ProFund VP Biotechnology                   115     181      243      416     116      184      249     430
ProFund VP Consumer Cyclical               115     181      243      416     115      182      246     425
ProFund VP Consumer Non-Cyclical           115     181      243      416     115      182      246     425
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

---------------------------------------- ---------------------------------- ---------------------------------
These  Examples  assume  you  surrender      If you elect EBP and GRO          If you elect GMDB and GRO
your   Annuity   at  the   end  of  the
applicable period
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
Sub-Account:                                1     3         5       10       1        3        5      10
                                          Year    Years    Years   Years     Year     Years    Years  Years
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
ProFund VP Energy                          115     181      243      416     116      184      249     430
ProFund VP Financial                       115     181      243      416     116      184      249     430
ProFund VP Healthcare                      115     181      243      416     116      184      249     430
ProFund VP Industrial                      115     181      243      416     115      182      246     425
ProFund VP Internet                        115     181      243      416     115      182      246     425
ProFund VP Pharmaceuticals                 115     181      243      416     115      182      246     425
ProFund VP Precious Metals                 115     181      243      416     115      182      246     425
ProFund VP Real Estate                     115     181      243      416     116      184      249     430
ProFund VP Semiconductor                   115     181      243      416     115      182      246     425
ProFund VP Technology                      115     181      243      416     116      184      249     430
ProFund VP Telecommunications              115     181      243      416     116      184      249     430
ProFund VP Utilities                       115     181      243      416     116      184      249     430
ProFund VP Bull                            115     181      243      416     116      184      249     430
ProFund VP Bear                            114     178      239      408     115      181      244     420
ProFund VP Bull Plus                       115     180      242      414     115      182      246     425
ProFund VP OTC                             114     179      240      410     115      181      244     421
ProFund VP Short OTC                       115     180      242      414     115      182      246     425
ProFund VP UltraOTC                        115     180      242      414     115      182      246     425
ProFund VP Mid-Cap Value                   115     181      243      416     115      182      246     425
ProFund VP Mid-Cap Growth                  115     181      243      416     115      182      246     425
ProFund VP UltraMid-Cap                    115     181      243      416     116      184      249     429
ProFund VP Small-Cap Value                 115     181      243      416     116      184      249     429
ProFund VP Small-Cap Growth                115     181      243      416     116      184      249     429
ProFund VP UltraSmall-Cap                  115     181      243      416     116      184      249     430
ProFund VP U.S. Government Plus            112     173      230      391     113      175      234     403
ProFund VP Rising Rates Opportunity        115     180      242      414     115      182      246     425

First Trust(R)10 Uncommon Values           109     163      214      362     109      165      218     373

SP Jennison International Growth           112     172      228      387     112      173      231     398
---------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment  option is a Class 1 Sub-account of American  Skandia Life Assurance  Corporation  Variable Account B (see
"What are Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully  read the  prospectus  for any  Portfolio  in  which  you are  interested.  The  following  chart  classifies  each of the
Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart  also  provides a description of each Portfolio's  investment  objective (in italics) and a short, summary description of their key policies to assist you in determining  which  Portfolios  may be of interest to you. There is no guarantee that any underlying  Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-752-6342.

========================================================================================================================================
Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Annuities  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs. Owners of Annuities issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account at some future date;  however, at the present time, American Skandia has no intention to do so.
========================================================================================================================================

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the  Annuity.  Owners of  Annuities  issued on or after March 16, 2001 will not be allowed to  allocate  Account  Value to the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to allocate additional Account Value or make transfers into the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Annuity Owners and/or their  authorized  investment  professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting,  dollar cost averaging,  asset allocation and rebalancing  programs that were effective  before  March 16, 2001 and  included  one or more of the Rydex  Sub-accounts  will be allowed to  continue.  However,  no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong International Equity (f/k/a AST AIM International  Equity):  seeks long-term capital      Strong Capital
                    growth by investing in a diversified  portfolio of international  equity securities the issuers of which are  considered to have strong  earnings  momentum.  The  Portfolio  seeks to meet its objective by investing,  under normal market conditions,  at least 80% of its total assets in a diversified  portfolio  of equity  securities  of  companies  located or operating in developed
      EQUITY        non-U.S.  countries  and emerging  markets of the world.  The  Sub-advisor  intends to focus on     Management, Inc.
                    companies  with an  above-average  potential  for  long-term  growth  and  attractive  relative valuations.  The Sub-advisor  selects companies based on five key factors:  growth,  valuation, management, risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its      Janus Capital
                    objective  primarily  through  investments in equity  securities of issuers located outside the
                    United States.  The Portfolio  normally  invests at least 80% of its total assets in securities of issuers from at least five different  countries,  excluding the United States. The Portfolio
      EQUITY        invests primarily in companies  selected for their growth  potential.  Securities are generally       Corporation
                    selected  without  regard to any defined  allocation  among  countries,  geographic  regions or industry sectors, or other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to     American Century
                    achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a
      EQUITY        growth  investment  strategy it developed  that looks for  companies  with earnings and revenue        Investment
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     Management, Inc.
                    selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity  (f/k/a AST  Founders  Passport):  seeks  capital  growth.  The
                    Portfolio  pursues its  objective  by  investing at least 80% of its total assets in the equity securities of companies in developed non-U.S.  countries that are represented in the MSCI EAFE(R)
  INTER-NATIONAL    Index.  The  target of this  Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index      Deutsche Asset
      EQUITY        within 4% with normal deviation  expected of 1%. The Sub-advisor  considers a number of factors     Management, Inc.
                    in  determining  whether  to invest  in a stock,  including  earnings  growth  rate,  analysts'
                    estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital  growth.  Under normal market  conditions,  the Portfolio invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as
                    preferred stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers      Massachusetts
  GLOBAL EQUITY     (including  issuers  in  developing  countries).  The  Portfolio  generally  seeks to  purchase    Financial Services
                    securities of companies with relatively large market capitalizations  relative to the market in         Company
                    which they are traded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth  (f/k/a AST Janus  Small-Cap  Growth):  seeks capital  growth.  The
                    Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the
 SMALL CAP GROWTH   common stocks of  small-sized  companies,  whose market  capitalizations  are similar to market     Pilgrim Baxter &
                    capitalizations  of the  companies  in  the  Russell  2000(R)Index.  Following  the  change  in     Associates, Ltd.
                    sub-advisor, the AST PBHG Small-Cap Growth sub-account is now re-opened to all Contract Owners.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth  (f/k/a AST Scudder  Small-Cap  Growth):  seeks  maximum  growth of      Deutsche Asset
                    investors'  capital  from a portfolio  of growth  stocks of smaller  companies.  The  Portfolio pursues its  objective  by normally  investing  at least 80% of its total  assets in the equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity     Management, Inc.
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment   Federated Investment
                    objective by investing  in equity  securities  of companies  offering  superior  prospects  for earnings  growth.  The Portfolio  focuses its  investments on the equity  securities of smaller
                    companies,  but it is not  subject to any  specific  market  capitalization  requirements.  The   Counseling/Federated
      GROWTH        Portfolio may invest in foreign issuers through American Depositary  Receipts.  The Portfolio's    Global Investment
                    strategies with respect to security analysis,  market  capitalization and sector allocation are     Management Corp.
                    designed to produce a portfolio of stocks whose long-term  growth  prospects are  significantly above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
 SMALL CAP VALUE    based on the value of their outstanding stock.  Specifically,  under normal  circumstances,  at   Goldman Sachs Asset
                    least 65% of the Portfolio's  total assets will be invested in common stocks issued by smaller,        Management
                    less well-known  companies (with market  capitalizations of less than $4 billion at the time of investment).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily          GAMCO
                    in  small-capitalization  stocks that appear to be  undervalued.  The  Portfolio  will normally invest at least  65% of its total  assets in  stocks  and  equity-related  securities  of small companies  ($1  billion  or less in market  capitalization).  Reflecting  a value  approach  to
                    investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do not     Investors, Inc.
                    appear to adequately reflect their underlying value as measured by assets,  earnings, cash flow or business franchises.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its objective by normally  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)Value Index.  The Sub-advisor  employs
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc
                    approximates  the market risk of those stocks  included in the Russell  2000(R)Value Index,  but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST  Janus  Mid-Cap  Growth:   seeks  long-term  capital  growth.  The  Portfolio  pursues  its      Janus Capital
                    investment  objective,  by investing  primarily in equity securities  selected for their growth potential,  and normally invests at least 80% of its net assets in medium-sized companies.  For purposes  of the  Portfolio,  medium-sized  companies  are those whose  market  capitalizations
                    (measured  at the time of  investment)  fall within the range of  companies  in the  Standard &       Corporation
                    Poor's MidCap 400 Index. The Sub-advisor seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that     Neuberger Berman
  MID-CAP GROWTH    fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered        Management
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of       Incorporated
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of        Management
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented       Incorporated
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
                    equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
      GROWTH        of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Management, Inc.
                    the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
 LARGE CAP GROWTH   of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment     Marsico Capital
                    objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of      Janus Capital
                    capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.   The  Portfolio  will  pursue  its  objective  by  investing  primarily  in  equity
                    securities of companies that the Sub-advisor  believes are  experiencing  favorable  demand for       Corporation
                    their  products and  services,  and which  operate in a favorable  competitive  and  regulatory environment.  The  Sub-advisor  seeks to identify  individual  companies  with earnings  growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the      Deutsche Asset
                    growth stocks of larger companies.  The Portfolio  pursues its objective by normally  investing at least 80% of its total assets in the equity securities of large-sized  companies included in the Russell 1000(R)Growth Index.  The  Sub-advisor  employs an investment  strategy  designed to
                    maintain a portfolio of equity  securities  which  approximates the market risk of those stocks     Management, Inc.
                    included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)
                    Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective by normally  investing at least 80% of its total assets in the equity  securities  of
  LARGE CAP VALUE   large-sized  companies  included in the Russell 1000(R)Value Index.  The Sub-advisor  employs an      Deutsche Asset
                    investment  strategy designed to maintain a portfolio of equity  securities which  approximates     Management, Inc.
                    the market risk of those stocks  included in the Russell 1000(R)Value Index,  but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
                    its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35
      BLEND         companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the     Management, L.P.
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even        & Co., LLC
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
                    equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio      Cohen & Steers
   REAL ESTATE      will invest  substantially all of its assets in the equity securities of real estate companies,   Capital Management,
      (REIT)        i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,           Inc.
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MANAGED INDEX     AST  Sanford  Bernstein  Managed  Index  500:  seeks to  outperform  the  Standard & Poor's 500   Sanford C. Bernstein
                    Composite  Stock Price Index (the "S&P 500(R)")  through stock  selection  resulting in different weightings of common stocks relative to the index.  The Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking to outperform  the S&P 500, the
                    Sub-advisor  starts with a portfolio of stocks  representative of the holdings of the index. It then uses a set of fundamental  quantitative  criteria that are designed to indicate  whether a
                    particular  stock will  predictably  perform  better or worse than the S&P 500.  Based on these        & Co., LLC
                    criteria, the Sub-advisor determines whether the Portfolio should over-weight,  under-weight or hold a neutral  position in the stock  relative to the proportion of the S&P 500 that the stock represents.  In addition,  the  Sub-advisor  also may determine that based on the  quantitative criteria,  certain equity securities that are not included in the S&P 500 should be held by the
                    Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      GROWTH        AST American  Century Income & Growth:  seeks capital growth with current income as a secondary     American Century
                    objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its total  assets in common  stocks  and  related  securities,  such as  preferred
      GROWTH        stocks,  convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio      Massachusetts
       AND          invests  generally  will pay  dividends.  While the  Portfolio  may invest in  companies of any    Financial Services
      INCOME        size, the Portfolio generally focuses on companies with larger market  capitalizations that the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound   INVESCO Funds Group,
                    investment  practices.  The Portfolio seeks to achieve its objective by investing in securities that are expected to produce  relatively high levels of income and consistent,  stable returns.
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be invested in equity securities that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Global  Allocation  (f/k/a AST AIM  Balanced):  seeks a high level of total  return by investing  primarily in a diversified  portfolio of mutual funds. The Portfolio  initially will invest  in  equity  securities  and in  fixed  income  securities  as  well as  other  open-end management  investment  companies  affiliated  with the  Sub-advisor.  The  Portfolio  also may
                    diversify its assets by investing in several other AST  Portfolios  ("Underlying  Portfolios").      Deutsche Asset
     BALANCED       The Portfolio seeks to achieve its investment objective by investing in different  combinations     Management, Inc.
                    of  the  Underlying  Portfolios  and  equity  and  fixed-income  securities.  Once  assets  are allocated  to AST  Portfolios,  the  Portfolio  is expected to be invested in at least six such
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     Associates, Inc.
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates
                    appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes   International, Inc.
                    that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease   Federated Investment
 HIGH YIELD BOND    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated        Counseling
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital    Lord, Abbett & Co.
                    appreciation  to produce a high total return.  The Portfolio  pursues its objective by normally investing in high yield and  investment  grade debt  securities,  securities  convertible  into common stock and preferred stocks. Under normal  circumstances,  the Portfolio invests at least
                    65% of its total assets in fixed income  securities  of various  types.  The Portfolio may find good value in high yield securities,  sometimes called "lower-rated bonds" or "junk bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of seven to nine  years,  there  are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of    Pacific Investment
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Pacific Investment
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Management Company
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money Market:  seeks to maximize current income and maintain high levels of liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under     Montgomery Asset
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any size based in the world's  developing  economies.  Under  normal  conditions,  investments  are
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any     Management, LLC
                    single one of them.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective    Wells Fargo Funds
                    by investing in a  diversified  portfolio  composed  primarily of equity  securities  that have positive  appreciation  potential  and trade at low  valuation,  as measured  against the stock market as a whole or against the  individual  stock's own price  history.  Under normal  market conditions,  the  Portfolio  invests  primarily  in common  stocks  of large,  well-established
                    companies  with  market  capitalization  exceeding  $3  billion  or more and up to 25% of total     Management, LLC
                    assets in foreign  companies  through  ADRs and similar  investments.  The  Portfolio  may also invest in debt  instruments  that may be  converted  into the  common  stocks of both U.S.  and foreign companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Management, LLC
                    80% of its total assets in income producing  equity  securities and in issues of companies with market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable  Trust - Nova:  seeks to provide  investment  returns that are 150% of the daily  Rydex Global Advisers price movement of the S&P 500 Composite Stock Price Index by investing to a significant  extent in futures  contracts and options on securities,  futures  contracts and stock indexes.  If the
     TACTICAL       Portfolio  meets its  objective  the value of its shares  will tend to  increase by 150% of the  (f/k/a PADCO Advisors
   ALLOCA-TION      daily  value of any  increase  in the S&P 500  Index.  However,  when the  value of the S&P 500        II, Inc.)
                    Index declines,  the value of its shares should also decrease by 150% of the daily value of any decrease in the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate  Rydex Global Advisers
                    (e.g.  be the  opposite)  to the  performance  of the S&P 500  Composite  Stock  Price Index by
                    investing to a  significant  extent in futures  contracts  and options on  securities,  futures contracts  and stock  indexes.  The  Portfolio  will  generally  not  invest in the  securities
     TACTICAL       included in the S&P 500 Index.  If the  Portfolio  meets its  objective the value of its shares  (f/k/a PADCO Advisors
   ALLOCA-TION      will tend to  increase  when the value of the S&P 500 Index is  decreasing.  However,  when the        II, Inc.)
                    value of the S&P 500  Index is  increasing,  the  value of its  shares  should  decrease  by an inversely proportional amount.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   STRATEGIC OR     Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark  Rydex Global Advisers for over-the-counter  securities,  currently the NASDAQ 100 Index(TM), by investing principally in the  securities  of companies  included in that Index.  The  Portfolio may also invest in other instruments  whose  performance is expected to correspond to that of the Index,  and may engage
     TACTICAL       in futures and options  transactions.  If the  Portfolio  meets its  objective the value of its  (f/k/a PADCO Advisors
   ALLOCA-TION      shares will tend to increase by the amount of the  increase in the NASDAQ 100 Index(TM).  However,        II, Inc.)
                    when the value of the NASDAQ 100 Index(TM)declines,  the value of its shares should also decrease by the amount of the decrease in the value of the Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO  Variable  Investment  Funds -  Dynamics:  seek  capital  appreciation.  The  Portfolio   INVESCO Funds Group,
                    normally  invests at least 65% of its assets in common  stocks of  mid-sized  companies - those companies that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included  in that Index,  have  market  capitalizations  of between  $2.5  billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of
                    established  companies  that are leaders in attractive  growth markets with a history of strong           Inc.
                    returns.  The  remainder of the  Portfolio  is invested in  securities  of companies  that show accelerating  growth,  driven by product cycles,  favorable industry or sector conditions,  and other  factors  that the  investment  advisor  believes  will lead to rapid  sales or  earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio   INVESCO Funds Group,
                    normally  invests  at least  80% of its  assets in the  equity  securities  and  equity-related instruments of companies engaged in technology-related  industries.  These include, but are not
                    limited  to,  applied  technology,  biotechnology,   communications,   computers,  electronics,           Inc.
                    Internet, IT services and consulting,  software,  telecommunication  equipment and services, IT infrastructure and networking companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies that  develop,  produce or  distribute  products  or  services  related to health  care.  These companies  include,  but are not limited to,  medical  equipment or supplies,  pharmaceuticals,
                    biotechnology and healthcare  providers and service companies.  The investment advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care companies.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Financial  Services:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 80% of its assets in the equity  securities  of companies involved in the financial  services sector.  These companies  include,  but are not limited to, banks (regional and  money-centers),  insurance  companies  (life,  property and casualty,  and multiline),  investment and  miscellaneous  industries  (asset  managers,  brokerage firms, and
                    government-sponsored  agencies) and suppliers to financial services  companies.  The investment           Inc.
                    advisor seeks  companies which it believes can grow their revenues and earnings in a variety of interest  rate  environments  - although  securities  prices of  financial  services  companies generally are interest rate-sensitive.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  appreciation.  The   INVESCO Funds Group,
                    Portfolio  normally  invests at least 65% (80%  effective  July 31,  2002) of its assets in the equity  securities  of  companies  that are  engaged in the design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes  companies  that  offer  telephone  services,   wireless   communications,   satellite           Inc.
                    communications,  television and movie programming,  broadcasting and Internet access. Normally, the  Portfolio  will  invest  primarily  in  companies  located  in at  least  three  different countries, although U.S. issuers will often dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA International Growth: seeks long-term growth of capital and,  secondarily,  modest income.  The Portfolio invests  primarily in equity securities issued by established,  quality,
                    non-U.S.  companies  located in countries with developed  markets,  but may purchase across all
                    market  capitalizations.  The  Portfolio  normally  invests  at  least  65%  of its  assets  in   Evergreen Investment
  INTER-NATIONAL    securities  of companies in at least three  different  countries  (other than the U.S.) and may   Management Company,
      EQUITY        invest in emerging markets and in securities of companies in the formerly  communist  countries           LLC
                    of Eastern Europe.  The Portfolio  invests in companies that are both growth  opportunities and value  opportunities.  The Portfolio may invest in debt securities,  including up to 10% of its assets in below investment grade debt securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The   Evergreen Investment
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Management Company,
                    in the best 100 companies,  which are selected by the  investment  advisor based on qualitative           LLC
                    and  quantitative  criteria  such as high  return on  equity,  consistent  earnings  growth and established market presence.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital growth.  The Portfolio  strives to provide a return   Evergreen Investment
                    greater  than  broad  stock  market  indices  such  as the  Russell  2000  Index  by  investing principally  in a diversified  portfolio of common stocks of U.S.  companies.  The  Portfolio's
                    investment  adviser  principally  chooses  companies which it expects will experience growth in   Management Company,
                    earnings and price, and which have small market  capitalizations  (i.e.  companies whose market           LLC
                    capitalizations  fall  within  the  range  tracked  by the  Russell  2000  Index at the time of purchase).  The Portfolio may purchase stocks in initial public offerings (IPOs).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common   Evergreen Investment
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market capitalizations.  The  Portfolio  utilizes the  fully-managed  investment  concept  whereby the
                    Portfolio's  manager  will  continuously  review the  Portfolio's  holdings  in light of market
                    conditions,  business  developments  and  economic  trends.  During  this review  process,  the   Management Company,
                    Portfolio's  manager  seeks to identify and invest in industries  that are growing  faster than           LLC
                    the economy.  The Portfolio  invests in companies of all sizes. The continuous  review may lead to high portfolio  turnover,  but that will not limit investment  decisions.  The Portfolio may also invest up to 25% of its assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth:  seeks to provide long-term capital growth.  The Portfolio invests   Evergreen Investment
                    primarily in common  stocks.  The  Portfolio may also invest in preferred  stocks,  convertible preferred  stocks,  convertible  debentures,  and any other class or type of security which the
                    portfolio manager believes offers the potential for capital growth.  In selecting  investments,   Management Company,
                    the investment adviser attempts to identify  securities it believes will provide capital growth   LLC/ Pilgrim Baxter
                    over the  intermediate  or long term due to  changes in the  financial  condition  of  issuers,  Value Investors, Inc.
                    changes in financial conditions generally, or other factors.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio   Evergreen Investment
                    invests  primarily  in common  stocks of  well-established,  large U.S.  companies  with a long
                    history  of  performance,   typically   recognizable   names  representing  a  broad  range  of
                    industries.  To  provide  investment  flexibility,   the  Portfolio  also  invests  in  quality   Management Company,
                    medium-sized  companies.  The Portfolio's  stock  selection is based on a diversified  style of           LLC
                    equity investment management that allows it to invest in both value and growth-oriented  equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance similar  to the  Standards  and  Poor's  500  Composite  Price  Index  ("S&P 500  Index").  The
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a   Evergreen Investment
  S&P 500 INDEX     composite of the S&P 500 Index.  The  correlation  between the performance of the Portfolio and   Management Company,
                    the S&P 500  Index is  expected  to be,  before  expenses,  0.98 or  higher.  The S&P 500 is an           LLC
                    unmanaged  index of 500 common stocks chosen to reflect the industries of the U.S.  economy and is often considered a proxy for the stock market in general.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
BALANCED            Evergreen VA  Foundation:  seeks  capital  growth and current  income.  The  Portfolio  invests   Evergreen Investment
                    principally in a combination of common stocks,  securities convertible into or exchangeable for common stocks and fixed income  securities.  Common stocks are selected  based on a combination of financial  strength and estimated  growth  potential.  Fixed income  securities are selected
                    based  on the  investment  adviser's  projections  of  interests  rates,  varying  amounts  and   Management Company,
                    maturities in order to achieve  capital  protection and, when possible,  capital  appreciation.           LLC
                    Under normal circumstances,  the Portfolio anticipates that at least 25% of its net assets will consist of  debt securities and the remainder in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund Advisors,  is composed of the 30 European companies whose securities are traded on U.S.  exchanges or on the NASDAQ as ADRs with the highest market  capitalization, as determined annually.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund  Advisors,  is composed of 30 of the companies  located in the Asia/Pacific  region, except  Japan with the  highest  market  capitalization,  whose  securities  are traded on U.S.
      EQUITY        exchanges as  depository  receipts or ordinary  shares.  The  component  stocks of the ProFunds
                    Asia 30 Index are  determined  based on the market  capitalization  of each  company  and their relative weights are determined based on the modified market capitalization.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei  225 Stock  Average.  The  Nikkei 225 Stock  Average is a
  INTER-NATIONAL    price-weighted  index of 225 large,  actively  traded Japanese stocks traded on the Tokyo Stock
      EQUITY        Exchange.  Since the Japanese markets are not open when this Portfolio  values its shares,  its   ProFund Advisors LLC
                    success in meeting its  investment  objective is  determined by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones  U.S.  Banks  Sector  Index.  The Index  measures  the performance of the banking  economic  sector of the U.S.  equity market.  This industry  covers the banking industry,  including regional banks and savings and loans, but excluding investment and merchant banks. The Portfolio  primarily  invests in banking  companies,  or in instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Index  measures the  performance  of the basic  materials  economic  sector of the U.S.  equity
      SECTOR        market.  The Portfolio  primarily invests in basic material  companies,  or in instruments that   ProFund Advisors LLC
                    provide  exposure  to these  companies,  including  companies  involved  in the  production  of aluminum,  chemicals,  commodities,  chemical specialty products, forest products,  non-ferrous mining products, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond  to the daily  performance  of the Dow Jones  U.S.  Biotechnology  Index.  The Index
                    measures the performance of the biotechnology  sector of the U.S. equity market.  The Portfolio
      SECTOR        invests primarily in biotechnology  companies, or in instruments that provide exposure to these   ProFund Advisors LLC
                    companies,   including  companies  engaged  in  genetic  research,  and/or  the  marketing  and development  of  recombinant  DNA  products.  Companies  represented  in  this  sector  include companies that may be newly formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Index measures the  performance of the consumer  cyclical  economic  sector of the U.S.  equity market.  The Portfolio  primarily  invests in consumer  cyclical  companies,  or in instruments that provide exposure to these companies,  including  airlines,  auto  manufacturers,  tire and rubber  manufacturers,  auto parts suppliers,  casinos,  toy manufacturers,  restaurant chains,
                    home  construction  companies,  lodging  chains,  broadline  retailers,   specialty  retailers,
                    footwear  and  clothing/fabric   manufacturers,   and  media  companies,  such  as  advertising
                    companies,  entertainment and leisure companies,  consumer electronic  companies,  broadcasters and publishers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Index measures the performance of the consumer  non-cyclical  economic sector of the
                    U.S. equity market. The Portfolio invests primarily in consumer non-cyclical  companies,  or in instruments  that  provide  exposure to these  companies,  including  distillers  and  brewers, producers  of soft  drinks,  consumer  service  companies,  durable and  non-durable  household product manufacturers,  cosmetic companies, food retailers,  other food companies,  tobacco and agricultural companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow Jones U.S.  Energy Sector Index.  The Index  measures the performance of the energy sector of the U.S.  equity market.  The Portfolio  invests  primarily in energy companies, or in instruments that provide exposure to these companies,  including oil equipment and services companies, oil-major, oil-secondary and pipelines.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Financial  Sector Index.  The Index
                    measures the performance of the financial  services  economic sector of the U.S. equity market.
                    The  Portfolio  invests  primarily  in  securities  of  financial  services  companies,  or  in instruments  that  provide  exposure  to  these  companies,  including  regional  banks,  major international  banks,  insurance  companies,  companies that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing  companies,  mortgage  lenders, investment  advisors,  savings and loans,  savings banks,  thrifts,  building  associations and societies,  credit unions, securities broker-dealers,  investment banks, merchant banks, online brokers, publicly traded stock exchanges and specialty finance companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index. The Index
                    measures the  performance of the  healthcare  sector of the U.S.  equity market.  The Portfolio invests  primarily in  securities  of  healthcare  companies,  or in  instruments  that provide exposure to these  companies,  including  health care  providers,  biotechnology  companies and manufacturers of medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Industrial  Sector Index. The Index
                    measures the  performance of the  industrial  sector of the U.S.  equity market.  The Portfolio primarily  invests in industrial  companies,  or in instruments  that provide exposure to these companies,  including aerospace and defense companies, advanced industrial companies, equipment manufacturers,  air freight companies,  building material  manufacturers,  packaging companies,
                    manufacturers  of  electrical   components  and  equipment,   heavy   construction   companies,
                    manufacturers of heavy machinery,  industrial services companies,  industrial companies, marine transportation companies, railroads, shipbuilders and trucking companies.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the  daily  performance  of the Dow Jones  U.S.  Internet  Index.  The  Index  measures  the performance  of  companies  in the U.S.  equity  markets  that  generate  the majority of their revenues  from the  Internet.  The  Portfolio  primarily  invests in internet  companies  or in instruments  that provide  exposure to these  companies,  including  companies  that derive the majority of their revenues from providing goods and/or services  through an open network,  such as a web site or from  providing  access to the  Internet  or  providing  enabling  services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Index measures the performance of the  pharmaceuticals  sector of the U.S.  equity market.  The
                    Portfolio  primarily  invests in  pharmaceutical  companies,  or in  instruments  that  provide exposure to these companies,  including makers of prescription and  over-the-counter  drugs, as well as companies engaged in contract drug research.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Index.
                    The Index measures the  performance of the precious  metals  economic sector of the U.S. equity
                    market.  The  Portfolio  primarily  invests  in  gold  and  silver  mining  companies,   or  in
                    instruments that provide exposure to these companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond  to the daily  performance  of the Dow  Jones  U.S.  Real  Estate  Index.  The Index
                    measures the  performance of the real estate  industry  sector of the U.S.  equity market.  The
                    Portfolio invests  primarily in real estate companies,  or in instruments that provide exposure
      SECTOR        to these  companies,  including hotel and resort  companies and real estate  investment  trusts   ProFund Advisors LLC
                    (REITs) that invest in apartments,  office and retail properties.  REITs are passive investment vehicles that invest primarily in income-producing  real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the Dow Jones  U.S.  Semiconductor  Index.  The Index
                    measures the performance of the semiconductor  sector of the U.S. equity market.  The Portfolio primarily  invests  in  companies  engaged  in  the  production  of  semiconductors  and  other integrated  chips, as well as other related  products such as circuit boards and mother boards, or in  instruments  that  provide  exposure to these  companies.  The  Portfolio  may invest in companies that may be newly-formed and that have relatively small market capitalizations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Technology  Sector Index. The Index
                    measures the  performance of the  technology  sector of the U.S.  equity market.  The Portfolio invests  primarily in technology  companies,  or in instruments  that provide exposure to these companies,  including  companies  involved in the  development  and  production  of  technology
                    products,   including   computer   hardware   and   software,   telecommunications   equipment,
                    microcomputer   components,   integrated  computer  circuits  and  office  equipment  utilizing technology.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Index measures the  performance  of the  telecommunications  sector of the U.S.  equity market.
                    The  Portfolio  invests  primarily in  telecommunications  companies,  or in  instruments  that provide  exposure  to  these  companies,  including  fixed  line  communications  and  wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Utilities  Sector Index.  The Index
                    measures the  performance  of the utilities  sector of the U.S.  equity  market.  The Portfolio invests  primarily in utility  companies,  or in  instruments  that  provide  exposure to these companies, including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely  used  measure of large U.S.  company  stock  performance.  It  consists  of the common  stocks of 500 major corporations  selected by Standard & Poor's(R)for their size and the frequency and ease with which their stocks trade,  reflecting  the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite)  of the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful  in meeting its  objective,  the net asset value of the  Portfolio's  shares  should
     S&P 500        increase in  proportion  to any daily  decrease in the level of the S&P 500(R).  Conversely,  the   ProFund Advisors LLC
                    Portfolio's  net asset value should  decrease in proportion to any daily  increase in the level of the S&P 500 Index(R).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP Bull  Plus:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond  to one and a half times  (150%) the daily  performance  of the S&P 500(R)Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately  one and a
     S&P 500        half  times as much as the S&P 500(R)Index  when the  prices of the  securities  in the S&P 500(R) ProFund Advisors LLC
                    Index rise on a given day and should lose  approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ 100 Index(TM)contains 100 of the largest market capitalization and most active non-financial domestic and international  companies listed on the NASDAQ Stock Market based on market capitalization.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily performance of the NASDAQ 100 Index(TM).
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite)  of the daily  performance  of the NASDAQ 100(TM)Index.  If the  Portfolio is  successful  in meeting its  objective,  the net asset value of the Portfolio shares  should  increase in  proportion  to any daily  decrease in the level of the NASDAQ 100(TM)
                    Index.  Conversely,  the net  asset  value  of  shares  of the  Portfolio  should  decrease  in proportion to any daily increase in the level of the NASDAQ 100(TM)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to  twice  (200%)  the  daily  performance  of the  NASDAQ  100(TM)Index.  If the  Portfolio  is
                    successful in meeting its objective,  it should gain approximately  twice as much as the growth oriented  NASDAQ 100(TM)Index when the prices of the securities in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of medium capitalized U.S. company stock  performance.  It consists of the common stocks of 400 major corporations selected by Standard & Poor's(R)for their market size, industry group  representation,  and the frequency and ease with which their stocks trade, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value  Index(R)is a  capitalization-weighted  index that  comprises  all of the stocks in the S&P MidCap 400 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
                    400/Barra Growth Index(R)is a capitalization-weighted  index that comprises all of the stocks in the S&P MidCap 400 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond  to twice  (200%)  the  daily  performance  of the S&P  MidCap  400  Index(R).  If the
                    Portfolio is successful in meeting its objective,  it should gain  approximately  twice as much
  S&P MIDCAP 400    as the S&P  MidCap 400 Index(R)when the prices of the  securities  in the S&P MidCap 400 Index(R) ProFund Advisors LLC
                    rise on a given day and should lose  approximately  twice as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)is an unmanaged index comprising 600 domestic stocks, with a market  capitalization valued at under one billion dollars,  chosen for market size, liquidity,  and industry group representation.  The index comprises stocks from the industrial,  utility, financial, and transportation sectors, reflecting the full range and diversity of the U.S. economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have low price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap 600/Barra Growth Index(R)is a  capitalization-weighted  index that comprises all of the stocks in the S&P SmallCap 600 Index(R)that have high price-to-book ratios.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell  2000 Index(R)is an  unmanaged  index  consisting  of 2,000 small  company  common  stocks.  The Russell  2000 Index(R)comprises approximately 2000 of the smallest U.S. domiciled publicly traded common stocks that are included in the Russell 3000 Index(R).
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP UltraSmall-Cap (f/k/a ProFund VP SmallCap):  seeks daily investment results,  before   ProFund Advisors LLC
                    fees and expenses,  that correspond to twice (200%) the daily  performance of the Russell 2000(R)
                    Index.  If the Portfolio is successful in meeting its objective,  it should gain  approximately twice as much as the Russell 2000 Index(R)when the prices of the  securities  in that index rise on a given day and should lose  approximately  twice as much when such  prices  decline on that day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond to 125% of the daily price  movement of the most recently  issued 30-year U.S.
                    Treasury Bond.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to 125% of the inverse  (opposite)  of the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond.  If the  Portfolio is successful in meeting its objective,  the net asset value of the Portfolio's  shares should decrease in proportion to any daily increase in the price of the 30-year U.S. Treasury Bond on a given day.  Conversely,  the net asset value of shares of the Portfolio  should increase in proportion to any daily decrease in the price of the 30-year U.S. Treasury Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------------------------------------------------------------------------------------------------------------------------

The First Trust(R)10 Uncommon  Values  Portfolio of the First Defined  Portfolio  Fund LLC invests in the  securities of a relatively few number of issuers.  Since the assets of the  Portfolio are invested in a limited  number of issuers,  the net asset value of the
Portfolio may be more  susceptible  to a single  adverse  economic,  political or regulatory  occurrence.  The Portfolio may also be subject to  additional  market risk due to its policy of  investing  based on an  investment  strategy and  generally  not buying or selling  securities in response to market  fluctuations.  The Portfolio's  relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
                    Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
      BLEND         greatest  potential for capital  appreciation  during the next year. The stocks included in the           L.P.
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      INTER-        The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide        Prudential
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large
                    and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at     Investments LLC/
 NATIONAL EQUITY    least 65% of its total  assets in common  stock of foreign  companies  operating or based in at   Jennison Associates
                    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose           LLC
                    earnings are growing at a faster rate than other companies and that have  above-average  actual and  potential  earnings  growth  over  the long  term and  strong  financial  and  operational characteristics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After seven (7) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision  on  Annuities  owned by:  (a) any parent  company,  affiliate  or  subsidiary  of ours;  (b) an
officer,  director,  employee,  retiree,  sales  representative,  or  in  the  case  of  an  affiliated  broker-dealer,   registered
representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent,  custodian,  auditing,  legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying  mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer  or  insurance  agency that has a then current  selling  agreement  with us and/or with  American  Skandia  Marketing,
Incorporated;  (f) a director,  officer,  employee or authorized  representative  of any firm  providing us or our  affiliates  with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;
(g) the then  current  spouse of any such person noted in (b) through  (f),  above;  (h) the parents of any such person noted in (b)
through (g),  above;  (i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h)
above; and (j) the siblings of any such persons noted in (b) through (h) above.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Optional  Benefits:  If you elect to purchase  one or more  optional  benefits,  we will deduct the annual  charge from your Account
Value on the  anniversary  of your  Annuity's  Issue Date.  Under  certain  circumstances,  we may deduct a pro-rata  portion of the annual  charge for any  optional  benefit.  The charge for each  optional  Death  Benefit is deducted  in addition to the  Insurance
Charge due to the increased  insurance  risk  associated  with the optional  Death  Benefits.  Please refer to the section  entitled
"Death  Benefit" for a description  of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing
Your Account Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total Insurance Charge that is deducted as an  Administration  Charge.  However,  any increase will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for  persons  under age 90. You should  consider  your need to access  your  Account  Value and  whether  the  Annuity's liquidity  features  will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income  taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the
Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
         rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
         payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
         Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
         named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
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applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

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American Skandia is currently  offering Fixed Allocations with Guarantee  Periods of 5 months or 11 months  exclusively for use with a Dollar Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to automatically  transfer Account
Value in either 6 or 12 payments under a Dollar Cost Averaging  program.  DCA Fixed  Allocations  may only be established  with your initial Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a DCA Fixed Allocation.
We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  Dollar  Cost  Averaging  transfers  will  begin  on the day  following  the date the DCA  Fixed  Allocation  is established  and each month following until the entire  principal  amount plus earnings is transferred.  If you terminate the Dollar
Cost Averaging  program  before the entire  principal  amount plus earnings has been  transferred  to the  Sub-account(s),  you must transfer all remaining  Account Value to any other  investment  option.  Unless you provide  alternate  instructions at the time you terminate the Dollar Cost  Averaging  program,  Account Value will be  transferred  to the AST Money Market  Sub-account.  Transfers from Fixed Allocations as part of a Dollar Cost Averaging program are not subject to a Market Value  Adjustment.  However,  a Market
Value  Adjustment  will apply if you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
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necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated  according to your most recent  instructions.  If a portion of Account Value was previously  allocated to a Fixed  Allocation,  those  amounts  may be  transferred  from the  Fixed  Allocation  and  re-allocated  to the  variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred to a new Fixed  Allocation.  These amounts are  transferred  on a pro-rata  basis from the variable  investment options.  The new Fixed  Allocation will have a Guarantee Period equal to the remaining  duration in the Guaranteed  Return
         Option.  The Account Value  applied to the new Fixed  Allocation  will be credited with the fixed  interest rate then being applied to a new Fixed  Allocation  of the next  higher  yearly  duration.  The Account  Value will remain  invested in the
         Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your Account Value is at or above the reallocation  trigger and amounts can be  transferred  to the  variable  investment  options  (as  described  above)  while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.

|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account  Value per year to  participate  in the  Guaranteed  Return  Option.  The charge is  deducted to compensate  American  Skandia for: (a) the risk that your Account  Value on the maturity date of the program is less than the amount guaranteed;  and (b)  administration  of the program.  The charge is deducted in arrears on an annual basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the  program  on a date  other  than the Issue  Date of the  Annuity or an anniversary of the Issue Date of the Annuity,  we will charge a pro-rata  portion of the annual charge for the remaining  portion of the Annuity Year. If the program  terminates before completion for any reason other than death or  medically-related  surrender,  we will assess a pro-rata  portion of the annual charge.  We will deduct the annual charge for  participating  in the program  pro-rata from the variable investment options.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

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American Skandia is currently  offering Fixed  Allocations with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term  Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed  Allocations may only be established with your initial  Purchase  Payment or additional  Purchase  Payments.  You may not transfer  existing  Account  Value to a Short-term  Fixed
Allocation. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment  may be limited under state law or  regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed  Allocation,  the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-7 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary to make a withdrawal  from your  Annuity,  contact our Customer  Service Team at  1-800-752-6342  or visit our Internet Website at www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your residence  state. We began offering a new Free  Withdrawal  provision in most states as of May 1, 1996. The Free Withdrawal  provision also varies  depending on whether your Annuity is used as a funding  vehicle for a qualified  plan under Section 401 of the Code.  As of the date of this  Prospectus, we are no longer offering the Annuity for use with Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year minus any prior Free  Withdrawals or amounts deemed to come from Free
     Withdrawals.  The  "emergency  amount" on the Issue Date is 10% of the  initial  Purchase  Payment.  At the  beginning  of each subsequent  Annuity Year, the "emergency  amount" is increased by 10% of all Purchase Payments that have been invested for less than the CDSC period,  subject to a maximum of 50%. During any Annuity Year, the "emergency  amount" is increased by 10% of all
     Purchase Payments applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year on or after Annuity Year 1 is 35% of all Purchase  Payments that have been invested for less than the CDSC period (with your Annuity,  seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the Annuity.  However,
Item (2) of each provision is as follows:

2.       20% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.

Under each provision  above,  "Growth" equals the current Account Value less all Purchase  Payments that have been invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth" does not include any additional  amounts we applied to your
Annuity based on your Purchase Payments.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.
The minimum Free Withdrawal you may request is $100.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive investment  performance,  your Account Value is $12,500. If you have made no previous Free Withdrawals, the maximum Free Withdrawal  amount in Annuity Year 3 would be the greater of Growth  (Account Value minus Purchase  Payments =
     $2,500),  10% of Purchase  Payments  ($1,000) or 30% of Purchase  Payments  ($3,000).  Your maximum Free  Withdrawal  amount in
     Annuity Year 3 would be $3,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive  investment  performance,  your  Account  Value is $12,500.  Assume you choose to withdraw  the Growth, equal to $2,500 in Annuity Year 3. Assume  further that in Annuity Year 5, your Account  Value has  increased to $11,000 due to positive investment  performance.  The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account
     Value minus Purchase  Payments = $1,000),  10% of Purchase  Payments  ($1,000) or 50% of Purchase Payments minus the sum of any prior Free Withdrawals ($5,000 - $2,500 = $2,500).

3.   Assume you make an initial Purchase Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year
     3, due to positive investment  performance,  your Account Value is $12,500.  Assume you take the maximum Free Withdrawal amount in Annuity Year 3 ($3,000) as described in Item 1 above.  Further  assume that in Annuity Year 4, you choose to surrender  your
     Annuity.  Assume that your Account  Value in Annuity Year 4 has  increased to $10,500 due to positive  investment  performance.
     Upon  surrender,  we will deduct a CDSC of 5% based on the number of years that your Purchase  Payment has been invested  times the amount of your Purchase Payment that has not been previously withdrawn.  The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn.  Therefore,  upon surrender, the amount of the entire Purchase Payment is subject to the CDSC
     (5.0% of $10,000 = $500). You would receive $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic  Withdrawal of
amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal we determine if the amount you requested is available as a Free  Withdrawal  (in which case it would not be subject to a CDSC);

2.       If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, seven (7) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. To request a program that complies with Section  72(t),  you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender
Value of your Annuity must be at least $20,000  before we will allow you to begin a program for  withdrawals  under  Section  72(t).
The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days  advance  written  notice to  calculate  and  process  the  amount of your  payments.  We may charge you for
calculating  required  Minimum  Distributions.   You  may  elect  to  have  Minimum  Distributions  paid  out  monthly,   quarterly,
semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms  necessary  to  surrender  your  Annuity,  contact our Customer  Service  Team at  1-800-752-6342  or visit our
Internet Website at www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence of a medically-related "Contingency Event".  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For  contracts  issued on or after May 1,  1996,  and where  allowed  by law,  the  Annuitant  must have been named or any change of
Annuitant  must  have  been  accepted  by us,  prior  to  the  "Contingency  Event"  described  above  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices up to 30 days before the Annuity  Date.  A maximum  Annuity Date may be required by law. Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other  payments or death benefits would be payable.  This Option is  currently  available  on a fixed or  variable  basis.  Under this  option,  you cannot make a partial or full  surrender  of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10, or 15 years),  the remaining  payments are paid to the Beneficiary until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-Account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-Accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-Account,  and the sum of the Sub-Account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-Account will not change unless you transfer among the
         Sub-Accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

------------------------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death  Benefit  Amount  includes  your Account  Value and any amounts added to your Account Value under the basic Death Benefit when
----------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

------------------------------------------------------------------------------------------------------------------------------------
Between May 1, 2000 and January 22, 2001, in those  jurisdictions where we received  regulatory  approval,  American Skandia offered the  Guaranteed  Minimum Death Benefit with a 7.2%  accumulation  rate.  This Benefit will apply to Annuity Owners who purchased the
Annuity and elected the 7.2% GMDB during the period it was offered.
------------------------------------------------------------------------------------------------------------------------------------

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the basic Death Benefit  calculation or any Optional Death Benefits available  under the Annuity.  If the Death Benefit amount  payable under your  Annuity's  basic Death Benefit or any Optional Death
Benefits you purchase is greater than the enhanced  Death  Benefit under the Annuity  Rewards  benefit on the date the Death Benefit is  calculated,  your  Beneficiary  will receive the higher amount.  If your Annuity  includes the Enhanced  Beneficiary  Protection
Optional Death  Benefit,  the enhanced  Death Benefit under the Annuity  Rewards  program will be considered  when  calculating  the amount due under the Enhanced Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following the seventh  (7th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including any Optional  Death  Benefits other than the Enhanced  Beneficiary  Protection  Optional Death  Benefit).  If an Owner is
ineligible when he or she applies for the optional  benefit,  the Owner can elect the Annuity  Rewards Death Benefit  enhancement on any  subsequent  date if they otherwise  qualify.  The election must occur before annuity  payments  begin.  An Owner can only elect the Annuity Rewards Death Benefit  enhancement  once.  There is no additional  charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE:  The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any minimum Death Benefit that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-Account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER

NOTE:  You may not elect the Plus40(TM)Optional Life Insurance Rider if you have elected the Enhanced Beneficiary Protection
Optional Death Benefit.

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The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included in this  Prospectus to help you understand the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this information.  However,  the information may be subject to certain  generally  applicable  provisions of the Federal  securities laws regarding accuracy and completeness.
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The Plus40(TM)rider provides an income tax-free life insurance benefit to your  Beneficiary(ies)  equal to 40% of the Account Value of your  Annuity as of the date we receive  due proof of death,  subject to certain  adjustments,  restrictions  and  limitations.  The
Rider may be  especially  useful in  offsetting  federal and state taxes payable on any taxable gains in your Annuity at the time of your death.  The Rider is available in addition to the death  benefit  payable under the Annuity.  Whether the Rider is  appropriate for you  may  depend  on  your  particular  circumstances,  including  other  financial  resources  that  may be  available  to your
Beneficiary(ies)  to pay taxes on the gain in your Annuity  should you die during the  accumulation  period.  No amounts are payable under the Rider if you die on or after the date your  Account  Value is applied to begin  receiving  annuity  payments  or after you surrender the Annuity.  The Rider has no cash value.

Currently,  the Plus40(TM)rider is only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date, allow existing Annuity Owners to purchase the Plus40(TM)rider subject to our rules and any changes or restrictions.

Please refer to Appendix F for a more complete description of the Plus40(TM)rider.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the Account Value on any day other than a Fixed  Allocation's  Maturity  Date, the Account Value may include any Market
Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-Account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuate  with  the  market  fluctuations  of the
Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed  on the current  Valuation  Day.  However,  any purchase or  redemption order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current
Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to 1/2hour prior to any announced  closing  (generally,  3:30 p.m. Eastern time) for transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).   You  cannot  request  a  transaction  involving  the  purchase, redemption  or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable  "cut-off"  time and 4:00
p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The  IRS  has  released  Treasury  regulations  containing  new  Minimum  Distribution  rules.  Under  the new  rules,  the  Minimum
Distribution  amount will be lower for the vast  majority of  individuals.  For Minimum  Distributions  required in 2002 and beyond, the individual may utilize the 2002 Final Regulations, the 2001 Proposed Regulations or the 1987 Proposed Regulations.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance  Fee, in quarterly  statements  instead of  confirming  them  immediately.  You should review the  information  in these statements  carefully.  You may  request  additional  reports.  We  reserve  the right to charge up to $50 for each such  additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states and the District of Columbia.  American Skandia is a wholly-owned  subsidiary of American  Skandia,  Inc., whose  ultimate  parent  is  Skandia  Insurance  Company  Ltd.,  a  Swedish  company.  American  Skandia  markets  its  products  to broker-dealers  and financial  planners  through an internal field marketing  staff. In addition,  American  Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance  contracts.  American Skandia  currently offers the following  products:  (a) flexible  premium  deferred  annuities and single  premium fixed  deferred  annuities  that are registered  with the SEC;  (b) certain  other fixed  deferred  annuities  that are not  registered  with the SEC; (c) both fixed and variable immediate  adjustable  annuities;  and (d) a single premium variable life insurance policy that is registered with the SEC.
No company  other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its variable  annuity and variable life insurance contracts.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets supporting Account Values of the Annuities are held in separate accounts  established under the laws of the State of
Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout  period,  assets  supporting  fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American Skandia Life Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account
B". Separate  Account B consists of multiple  Sub-accounts.  The name of each Sub-account  generally  corresponds to the name of the underlying  Portfolio.  Separate Account B was established by us pursuant to Connecticut  law.  Separate Account B also holds assets of other annuities  issued by us with values and benefits that vary according to the investment  performance of Separate  Account B.
The  Sub-accounts  of this Annuity are all Class 1 Sub-accounts  of Separate  Account B. Each  Sub-account  invests only in a single mutual fund or mutual fund portfolio.  Each class of Sub-accounts  in Separate  Account B has a different level of charges  assessed against such  Sub-accounts.  Separate  Account B is registered  with the SEC under the Investment  Company Act of 1940  ("Investment
Company Act") as a unit investment trust, which is a type of investment  company.  The SEC does not supervise  investment  policies, management or practices of Separate Account B.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the  performance of the  Portfolios in the form of "Standard" and  "Non-standard"  Total Returns.  "Standard  Total
Return" figures assume a hypothetical  initial  investment of $1,000  allocated to a Sub-account  during the most recent,  one, five and ten year periods (or since the inception date that the Portfolio has been offered as a  Sub-account,  if less.  "Standard  Total
Return"  figures assume that the Insurance  Charge and the Annual  Maintenance Fee (if applicable) are deducted and that the Annuity is  surrendered  at the end of the  applicable  period,  meaning  that any  Contingent  Deferred  Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures  include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In particular,  they may assume no surrender at the end of the  applicable  period so that the CDSC does not apply.  Standard  and  Non-standard  Total  Returns  will not  reflect  charges  that  apply to any  optional benefits.  The additional cost associated with any optional  benefits you elected will reduce your performance.  Non-standard  Total
Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a Sub-account.  The current and effective yields reflect the Insurance  Charge deducted  against the Sub-account.  In a low interest  rate  environment,  yields for money  market-type  Sub-accounts,  after  deduction of the Insurance  Charge,  may be negative even though the yield (before  deducting the Insurance  Charge) is positive.  Current and effective yield  information will fluctuate.  This  information  may not provide a basis for  comparisons  with  deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies  which do not serve as underlying  mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each  Sub-account  will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2001  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  during our normal  business  hours,  8:30 a.m. EST to 8:00 p.m. EST,
       Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(table in thousands)                                         For the Year Ended December 31,
                                              2001          2000           1999          1998          1997
                                              ----          ----           ----          ----          ----
STATEMENT OF OPERATIONS DATA
Revenues:
Annuity and life insurance charges and fee$*   378,693  $    424,578   $    289,989  $    186,211  $    121,158
Fee income                                     111,196       130,610         83,243        50,839        27,593
Net investment income                           20,126        11,656         10,441        11,130         8,181
Premium income and other revenues                3,368         4,778          3,688         1,360         1,082
                                          ------------  ------------   ------------  ------------  ------------

Total revenues                            $    513,383  $    571,622   $    387,361  $    249,540  $    158,014
                                          ============  ============   ============  ============  ============

Benefits and Expenses:
Annuity and life insurance benefits       $      1,955  $        751   $        612  $        558  $      2,033
Change in annuity and life insurance
     policy reserves                           (39,898)       45,018          3,078         1,053            37
Cost of minimum death benefit                        -             -          2,945         5,144         4,545
reinsurance
Return credited to contractowners               16,833         9,046         (1,639)       (8,930)       (2,018)
Underwriting, acquisition and other
     insurance expenses                        420,802       335,213        206,350       167,790        90,496
Interest expense                                73,424        85,998         69,502        41,004        24,895
                                          ------------  ------------   ------------  ------------  ------------

Total benefits and expenses               $    473,116  $    476,026   $    280,848  $    206,619  $    119,988
                                          ============  ============   ============  ============  ============

Income tax expense                        $      7,168  $     30,779   $     30,344  $      8,154  $     10,478
                                          ============  ============   ============  ============  ============

Net income                                $     33,099  $     64,817   $     76,169  $     34,767  $     27,548
                                          ============  ============   ============  ============  ============

STATEMENT OF FINANCIAL CONDITION DATA
Total Assets                              $ 28,036,860  $ 31,702,705   $ 30,881,579  $ 18,848,273  $ 12,894,290
                                          ============  ============   ============  ============  ============

Future fees payable to parent             $    797,055  $    934,410   $    576,034  $    368,978  $    233,034
                                          ============  ============   ============  ============  ============

Surplus Notes                             $    144,000  $    159,000   $    179,000  $    193,000  $    213,000
                                          ============  ============   ============  ============  ============

Shareholder's Equity                      $    577,668  $    496,911   $    359,434  $    250,417  $    184,421
                                          ============  ============   ============  ============  ============

*        On annuity and life insurance sales of $3,834,167,  $8,216,167,  $6,862,968,  $4,159,662, and $3,697,990,  during the years ended December 31, 2001, 2000, 1999, 1998 and 1997,  respectively,  with contractowner  assets under management of $26,017,847,
     $29,751,822, $29,396,693, $17,854,761, and $12,119,191, as of December 31, 2001, 2000, 1999, 1998, and 1997, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life  insurance  sales  decreased 53% in 2001 to  $3,834,167,000  as compared to a 20% increase in 2000. The decrease in sales in 2001 was consistent with the general decline in sales  throughout the variable annuity  industry,  attributed in large part to the decline in the equity  markets.  The sales  growth in 2000 was driven by  significant  sales  volume in the first  quarter of
2000 due to the strong  equity  market  performance.  However,  the decline in the equity  markets  during the remainder of the year negatively  impacted sales as the first quarter level of sales was not  sustained.  The Company has announced its intention to focus on the growth of its core variable  annuity  business,  with a continuing  focus on  increasing  sales  through  innovative  product development  activities,  the expansion of its wholesaling force through  recruitment and retention of top producers,  and providing consistently good customer service.

Average assets under management totaled  $27,020,489,000 in 2001,  $31,413,809,000 in 2000 and $21,984,759,000 in 1999, representing a decrease of 14% in 2001 and an increase of 46% in 2000.  As a result of the  decrease  in sales  volume and average  assets  under management,  annuity and life  insurance  charges and fees  decreased  11% in 2001,  as compared to an increase of 46% in 2000.  Fee income generated from transfer agency-type and investment support activities decreased 15% in 2001 and increased 57% in 2000.

Net  investment  income  increased 73% in 2001 compared to 2000 and increased 12% in 2000 compared to 1999. The increase in 2001 was primarily  due to a higher level of fixed  maturity  investments  in support of the Company's  risk-based  capital  objectives.  The increase  in 2000 was  primarily  due to the  higher  level  of  fixed  maturity  investments  partially  offset  by  $6,939,000  of amortization of premiums paid on derivative  instruments.  Excluding the derivative  amortization,  net investment  income increased
62% in 2000 as a result of increased fixed maturity investments in support of the Company's risk-based capital objectives.

Premium income represents  premiums earned on the sale of ancillary  contracts such as immediate  annuities with life contingencies, supplementary  contracts  with life  contingencies  and certain life  insurance  products.  Sales of these products will increase or decrease over time  depending on the payout  elections of the  policyholders.  Management  expects  supplementary  contracts to grow over time with the maturing of the core business lines.

Net  realized  investment  gains  totaled  $928,000 in 2001,  compared  to losses of  $688,000  in 2000.  The gross gain in 2001 was partially  offset by losses on securities in the fixed maturity  portfolio.  The most  significant  loss was  $2,636,000  related to
Enron  securities.  In addition net realized  losses were  incurred due to  redemption's  of mutual fund  holdings in support of the
Company's  non-qualified  deferred  compensation program. The change from 1999 to 2000 was primarily due to realized losses on sales of securities in the fixed  maturity  portfolio.  These losses were  partially  offset by realized  gains on sales of fixed maturity investments and mutual funds.

The change in annuity policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks as well as the company's  guaranteed minimum death benefit ("GMDB")  liability.  The GMDB reserve decreased  $43,984,000 in 2001, as the result of an update of certain  reserve  assumptions  during 2001 to reflect more realistic  expectations  as to risks inherent in the GMDB liability.  These changes  reduced the GMDB liability  significantly.  Previous  assumptions  had been based on statutory  valuation principles as an  approximation  for  accounting  principles  generally  accepted in the United States ("U.S.  GAAP").  In addition, future  mortality  rates have been lowered to reflect  favorable past  experience.  This decrease in 2001 compares to an increase in
GMDB reserves of $44,186,000 in 2000.

Certain assumptions were also updated in the calculation of the deferred acquisition cost asset,  however,  offsetting the resulting increase in earnings and equity as a result of changes in the GMDB  liability.  The  amortization  of such costs are  determined  in large part by changes in the  expectations  of future  gross  profits of the  variable  annuity  business.  In 2001,  the decline in equity  markets  resulted in a  significantly  lower estimate of future gross profits,  thereby  increasing the expenses  recognized through amortization.

In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks  embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation  of the hedge strategies utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the GMDB liability.  The reinsurance was terminated during the second quarter of 1999 as the reinsurer exited this market.

Return  credited to  contractowners  consists of revenues on the variable  and market value  adjusted  annuities  and variable  life insurance,  offset by the benefit  payments  and changes in  reserves  required on this  business.  Market  value  adjusted  annuity activity  has the  largest  impact on this  benefit.  In 2001 and 2000,  the  Separate  Account  investment  returns  on the  assets supporting  market value adjusted  annuities were less than the expected returns as calculated in the reserves,  contributing to the significant  increase in the return credited to  contractholders  benefit.  In addition,  this benefit  increased as a result of the amortization of unearned  Performance  Advantage target value credits,  which increased  $12,814,581 in 2001 over 2000 due primarily to increased  sales of products  containing  this feature.  Other  significant  contributors to the change from 2000 to 2001 include guaranteed minimum death benefit payments on variable  annuities,  which were driven up due to the market declines in 2001, totaling
$2,569,000  net of gains on equity put  options as well as  increased  costs  associated  with  processing  of  backdated  financial transactions.

Underwriting, acquisition and other insurance expenses for 2001, 2000 and 1999 were as follows:

                 (table in thousands)                        2001               2000              1999
                                                             ----               ----              ----
Commissions and purchase credits                           $ 238,847         $ 393,494      $     358,279
General operating expenses                                   167,044           252,206            214,269
Acquisition costs deferred during the year                  (209,136)         (495,103)          (450,059)
Acquisition costs amortized during the year                  224,047           184,616             83,861
                                                           ---------         ---------          ---------
Net amortization of deferred acquisition costs                14,911          (310,487)          (366,198)
                                                           ---------         ----------         ----------
Underwriting, acquisition and other insurance
     expenses                                              $ 420,802         $ 335,213          $ 206,350
                                                           =========         =========          =========

Underwriting,  acquisition  and other  insurance  expenses  increased  26% and 62% in 2001 and 2000,  respectively.  Lower sales and asset levels in 2001 led to a 39% decease in  commissions  and purchase  credits.  Partially  offsetting  this decline,  the company launched a  commission  promotion  program  during  2001,  which  increased  commissions  as a  percentage  of new sales.  Increased commissions and purchase credits reflect the increase in sales in both 2000 and 1999.

General  operating  expenses  decreased 34% from 2000 as a result of lower sales-based  compensation and expense reduction  programs implemented  in 2001 (see Note 18 to the  consolidated  financial  statements).  In addition,  variable  compensation  and long-term incentive plan expense have  decreased due to the slowdown in sales and decline in equity  markets.  Significant  investments in new product development and Internet-based technology contributed to general operating expense increases in both 2001 and 2000.

The company  updated  certain  assumptions in the calculation of expected gross profits used to develop  deferred  acquisition  cost amortization  rates to reflect more recent  experience and current equity market  conditions.  As a result of this the  amortization of such costs increased significantly over the year 2000.

The  amortization of acquisition  costs increased  substantially  in 2000 compared to 1999 as the associated costs from record sales in late 1999 and early 2000 were recognized in accordance with profit and expense recognition models under U.S. GAAP.

Interest  expense  decreased  $12,574,000  in 2001 as a result of the reduction in borrowing and increased  $16,496,000 in 2000 as a result of additional  securitized  financing  transactions,  which consist of the transfer of rights to receive  future fees to ASI,
which  fees   collateralize   notes  issued  in  private   placements  by  ASI  through  special  purpose  trusts   ("securitization
transactions").  In  addition,  the Company paid down surplus  notes on December 3, 2001 and  December 10, 2000 of  $15,000,000  and
$20,000,000  respectively.  Surplus  notes  outstanding  as of December 31, 2001 and 2000  totaled  $144,000,000  and  $159,000,000, respectively.

The  effective  income tax rates for the years ended  December 31,  2001,  2000 and 1999 were 18%,  32% and 28%,  respectively.  The effective  rate is lower than the  corporate  rate of 35% due to permanent  differences,  with the most  significant  item being the dividend  received  deduction.  Management  believes that,  based on the taxable income  produced in the past two years,  as well as continued  growth in annuity sales, the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

The Company  generated net income after tax of  $33,099,000,  $64,817,000  and  $76,169,000  in 2001,  2000 and 1999,  respectively.
Equity market  volatility  during 2001 directly  impacted  revenues,  sales and ultimately  expenses for the company.  Revenues were lower than expected due to the  significant  drop in sales year over year, as well as the negative  performance  of the mutual funds underlying  annuity and  insurance  contracts.  Benefits  were higher than  expected  due to the death  claims paid in excess of the account values of the specific  contracts due to GMDB  provisions in such  contracts.  Expenses were  relatively  higher compared to sales and assets than in prior  periods.  Expense  reduction  programs  were  implemented  during the year to better match  expenses incurred  with sales  activity and  management  of the book of business.  Revenue  increases in 2000 were more than offset by higher benefits and expenses driven primarily from the increase in the reserve  requirement  related to the GMDB as a result of the decline in the equity markets.  Investments in new product development and technology also contributed to the increase in expenses.

The Company  considers  Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term  savings products in future years. As such,  Skandia Vida has generated net losses of $2,619,000,  $2,540,000 and $2,523,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Total assets declined 12% in 2001 as a direct result of the decrease in separate  account assets.  Separate  account assets declined consistent with the drop in the equity market, offset in part by new net sales activity.

Liabilities  declined 12% in 2001 as a result of several  factors.  Reserves and Separate  Account  liabilities  required to support the annuity and life insurance  business declined  consistent with market valuing of the underlying assets as well as the changes in the GMDB reserve.  Payable to affiliate  increased due to borrowing from ASI to support  temporary  operating cash needs.  Reduction in Future Fees Payable to ASI declined,  consistent with the  securitization  transaction cash flow realized on the designated block of contracts.

Significant Accounting Policies
-------------------------------

For information on the Company's significant  accounting policies,  see Notes to Consolidated  Financial  Statements.  Specifically,
for Deferred  Acquisition  Costs,  see Note 21, for Separate  Accounts,  see Note 20 and for the Company's  employee  profit sharing programs, see Note 13.

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirement was met by cash from insurance operations, investment activities and borrowings from ASI.

In 2001, the Company had net positive  operating  cash flow as a result of increased cash from insurance  operations and a decreased acquisition  cost cash flow strain due to the  reduction in sales  activity.  In 2000,  the majority of the  operating  cash outflow resulted from the sale of variable  annuity and variable life products that carry a contingent  deferred sales charge.  This type of product  causes a temporary  cash strain in that 100% of the  proceeds  are  invested in separate  accounts  supporting  the product leaving a cash (but not  capital)  strain  caused by the  acquisition  cost for the new  business.  This cash  strain  required  the
Company to look beyond the cash made available by insurance  operations  and  investments of the Company to financing in the form of surplus notes, capital contributions, cash advances, securitization transactions and modified coinsurance reinsurance arrangements:

During 2001 and 2000, the Company  received  $45,500,000 and  $69,000,000,  respectively,  from ASI to support the solvency  capital needs and anticipated growth in business of its U.S.  operations.  In addition,  the Company received $2,500,000 and $2,450,000 from
ASI in 2001 and 2000, respectively, to support its investment in Skandia Vida.

In 2001, in anticipation of more permanent financing,  the Company received approximately  $100,000,000 from ASI in the form of cash advances.  These amounts are reported as Payable to Affiliates in the Consolidated Statements of Financial Condition.

Funds received from new  securitization  transactions  amounted to  $476,288,000 in 2000 (see Note 8 to the  consolidated  financial statements).

During 2001 and 2000, the Company extended its reinsurance  agreements.  The Company also entered into a reinsurance  agreement with
SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements  where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and  securitization  transactions to fund the cash strain  anticipated from the acquisition costs on future years' sales volume.

As of December 31, 2001 and 2000,  shareholder's  equity totaled  $577,668,000 and  $496,911,000,  respectively.  The increases were driven by the previously mentioned capital contributions received from ASI and net income from operations.

The Company has long-term surplus notes and short-term borrowings from ASI.  No dividends have been paid to ASI.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company  such as pension  reform,  capital  gains and estate tax changes, privacy  standards and Internet  regulation.  Additional  pension reform may change  current tax deferral rules and allow  increased contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities for the Company.  A capital gains tax  reduction may cause  tax-deferred  products to be less  attractive to consumers,  which could adversely  impact the Company.  New privacy  standards  and Internet  regulation  may impact the  Company's  strategic  initiatives, especially related to potential business relationships with web-based technology providers.

Forward Looking Information
---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and  results to differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk
------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2001, 97% of assets  held under  management  by the Company are in  non-guaranteed  Separate  Accounts  for which the  Company's  exposure is not significant,  as the contractowner  assumes  substantially all the investment risk. On the remaining 3% of assets, the interest rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2001, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds, or transfer of funds to variable  investment  options,  before the end of the guarantee period subjects the  contractowner  to a market value  adjustment  ("MVA").  In the event of rising  interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining  interest rates, which make the fixed maturity  securities  underlying the guarantee more valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed option,  from  calculation of the MVA,  should  substantially  offset the increase or decrease in the market value of the securities underlying the guarantee.  The Company maintains strict  asset/liability  matching to enable this offset.  However, the Company still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment  of  interest  payments  and the risk of failing to maintain  the  asset/liability  matching  program  with  respect to duration and convexity.

Liabilities  held in the  Company's  guaranteed  separate  account as of December  31, 2001  totaled  $1,092,944,000.  Fixed  income investments  supporting  those  liabilities  had a fair value of  $1,092,944,000.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2001. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $37,300,000 and  $41,500,000,  respectively.  An  analysis  of a 100 basis point  decline in  interest  rates at December  31, 2000 showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800,000 and $39,900,000, respectively.

Equity Market Exposure
----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income would be reduced.  This could be further compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2001,  sustained  throughout  2002, would result in an approximate drop in related annual fee income of  $49,727,000.  This result was not materially  different than the result  obtained from the analysis performed as of December 31, 2000.

Another equity market risk exposure of the Company  relates to the guaranteed  minimum death benefit  liability.  Declines in equity markets and,  correspondingly,  the  performance  of the mutual funds  underlying  the Company's  products,  increase the guaranteed minimum death benefit liabilities.  As discussed in Note 2E of the consolidated  financial  statements,  the Company uses derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The  Company  has a small  portfolio  of equity  investments  consisting  of mutual  funds,  which are held in support of a deferred compensation  program.  In the event of a decline  in market  values of  underlying  securities,  the value of the  portfolio  would decline;  however the accrued  benefits  payable under the related  deferred  compensation  program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is a  wholly-owned  subsidiary  of  Skandia  Insurance  Company  Ltd.) as of  December  31,  2001 and  2000,  and the  related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2001. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2001 and 2000,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2001 in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Financial Accounting Standards (FAS) No. 133, Accounting for Derivative Instruments
and Hedging Activities.

/s/ Ernst & Young LLP
------------------------------------

Hartford, Connecticut
February 2, 2002

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                        (table in thousands)

                                                                           As of December 31,
                                                                          2001            2000
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value                                  $       362,831 $       285,708
   Equity securities - at fair value                                          45,083          20,402
   Derivative instruments                                                      5,525           3,015
   Policy loans                                                                6,559           3,746
                                                                     --------------- ---------------

     Total investments                                                       419,998         312,871

Cash and cash equivalents                                                     32,231          76,499
Accrued investment income                                                      4,737           5,209
Deferred acquisition costs                                                 1,383,281       1,398,192
Reinsurance receivable                                                         5,863           3,642
Receivable from affiliates                                                     3,283           3,327
Income tax receivable                                                         30,537          34,620
State insurance licenses                                                       3,963           4,113
Fixed assets                                                                  20,734          10,737
Other assets                                                                  96,967          96,403
Separate account assets                                                   26,038,549      29,757,092
                                                                     --------------- ---------------

     Total assets                                                    $    28,040,143 $    31,702,705
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future insurance policy and contract benefits           $        89,740 $       135,545
Drafts outstanding                                                            64,438          63,758
Accounts payable and accrued expenses                                        160,261         137,040
Deferred income taxes                                                         54,980           8,949
Payable to affiliates                                                        103,452               -
Future fees payable to American Skandia, Inc. ("ASI")                        797,055         934,410
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                144,000         159,000
Separate account liabilities                                              26,038,549      29,757,092
                                                                     --------------- ---------------

     Total Liabilities                                                    27,462,475      31,205,794
                                                                     --------------- ---------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   335,329         287,329
Retained earnings                                                            239,078         205,979
Accumulated other comprehensive income                                           761           1,103
                                                                     --------------- ---------------

     Total Shareholder's equity                                              577,668         496,911
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    28,040,143 $    31,702,705
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                       (tables in thousands)

                                                                       For the Year Ended December 31,
                                                                      2001          2000           1999
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    378,693  $    424,578  $    289,989
Fee income                                                             111,196       130,610        83,243
Net investment income                                                   20,126        11,656        10,441
Premium income                                                           1,218         3,118         1,278
Net realized capital gains (losses)                                        928          (688)          578
Other                                                                    1,222         2,348         1,832
                                                                  ------------  ------------  ------------

   Total revenues                                                      513,383       571,622       387,361
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   1,955           751           612
   Change in annuity and life insurance policy reserves                (39,898)       45,018         3,078
   Cost of minimum death benefit reinsurance                                 -             -         2,945
   Return credited to contractowners                                    16,833         9,046        (1,639)
                                                                  ------------  ------------  -------------

                                                                       (21,110)       54,815         4,996

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          420,802       335,213       206,350
   Interest expense                                                     73,424        85,998        69,502
                                                                  ------------  ------------  ------------

                                                                       494,226       421,211       275,852
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         473,116       476,026       280,848
                                                                  ------------  ------------  ------------

     Income from operations before income tax                           40,267        95,596       106,513

       Income tax expense                                                7,168        30,779        30,344
                                                                  ------------  ------------  ------------

         Net income                                               $     33,099  $     64,817  $     76,169
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                        (table in thousands)

                                                                  For the Year Ended December 31,
                                                               2001             2000             1999
                                                               ----             ----             ----

Common stock:
   Beginning balance                                        $     2,500      $     2,500      $     2,000
   Increase in par value                                              -                -              500
                                                            -----------      -----------      -----------

     Ending balance                                               2,500            2,500            2,500
                                                            -----------      -----------      -----------

Additional paid in capital:
   Beginning balance                                            287,329          215,879          179,889
   Transferred to common stock                                        -                -             (500)
   Additional contributions                                      48,000           71,450           36,490
                                                            -----------      -----------      -----------

     Ending balance                                             335,329          287,329          215,879
                                                            -----------      -----------      -----------

Retained earnings:
   Beginning balance                                            205,979          141,162           64,993
   Net income                                                    33,099           64,817           76,169
                                                            -----------      -----------      -----------

     Ending balance                                             239,078          205,979          141,162
                                                            -----------      -----------      -----------

Accumulated other comprehensive income (loss):
   Beginning balance                                              1,103             (107)           3,535
   Other comprehensive income                                      (342)           1,210           (3,642)
                                                            ------------     -----------      ------------

     Ending balance                                                 761            1,103             (107)
                                                            -----------      -----------      ------------

       Total shareholder's equity                           $   577,668      $   496,911      $   359,434
                                                            ===========      ===========      ===========

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                        (table in thousands)

                                                                          For the Year Ended December 31,
                                                                           2001        2000        1999
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net income                                                           $    33,099 $    64,817 $    76,169
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
     Amortization and depreciation                                            1,833       7,565       1,495
     Deferred tax expense                                                    46,215      60,023     (10,903)
     (Decrease) increase in policy reserves                                 (34,679)     50,892       4,367
     Increase (decrease) in payable to affiliates, net                      103,496     (72,063)     69,897
     Change in income tax receivable                                          4,083     (58,888)     17,611
     Increase in other assets                                                  (564)    (59,987)    (32,954)
     Decrease in accrued investment income                                      472      (1,155)     (1,174)
     (Increase) decrease in reinsurance receivable                           (2,221)        420         129
     Net decrease (increase) in deferred acquisition costs                   14,911    (310,487)   (366,198)
     Increase (decrease) in accounts payable and accrued
expenses                                                                     23,221     (21,550)     66,763
     Increase in drafts outstanding                                             680      12,699      22,118
     Investment losses (gains) on derivatives                                 2,902      (3,435)      3,749
     Net realized capital (gains) losses on investments                        (928)        688        (578)
                                                                        ----------------------- ------------
       Net cash provided by (used in) operating activities                  192,520    (330,461)   (149,509)
                                                                        ----------- ------------------------

Cash flow from investing activities:
     Purchase of fixed maturity investments                                (462,820)   (380,737)    (99,250)
     Proceeds from sale and maturity of fixed
       maturity investments                                                 390,816     303,736      36,226
     Purchase of derivatives                                                (66,487)     (6,722)     (4,974)
     Proceeds from exercise of derivative instruments                        61,075           -           -
     Purchase of shares in equity securities                                (55,430)    (18,136)    (17,703)
     Proceeds from sale of shares in equity securities                       25,228       8,345      14,657
     Purchase of fixed assets                                               (10,773)     (7,348)     (3,178)
     Increase in policy loans                                                (2,813)     (2,476)       (701)
                                                                        ------------------------------------
       Net cash used in investing activities                               (121,204)   (103,338)    (74,923)
                                                                        ------------------------------------

Cash flow from financing activities:
     Capital contribution from parent                                        48,000      71,450      36,490
     Repayment of surplus notes                                             (15,000)    (20,000)    (14,000)
     (Decrease) increase in future fees payable to ASI, net                (137,355)    358,376     207,056
     Net (withdrawals) deposits (from) to contractowner accounts            (11,126)     11,361       5,872
                                                                        -----------------------------------
       Net cash (used in) provided by financing activities                 (115,481)    421,187     235,418
                                                                        ----------------------- -----------

       Net (decrease) increase in cash and cash equivalents                 (44,165)    (12,612)     10,986
       Cash and cash equivalents at beginning of period                      76,499      89,212      77,525
       Change in foreign currency translation, net                             (103)       (101)        701
                                                                        -----------------------------------
       Cash and cash equivalents at end of period                       $    32,231 $    76,499 $    89,212
                                                                        =========== =========== ===========
     Income taxes (received) paid                                       $   (43,130)$    29,644 $    23,637
                                                                        ======================= ===========
     Interest paid                                                      $    43,843 $    85,551 $    69,697
                                                                        ===========  ========== ===========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2001

1.       ORGANIZATION AND OPERATION

         American  Skandia Life  Assurance  Corporation  (the  "Company") is a  wholly-owned  subsidiary of American  Skandia,  Inc.
         ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company develops long-term savings and retirement products which are distributed  through its affiliated  broker/dealer company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues variable and term life insurance and variable,  fixed, market value adjusted deferred and immediate annuities for individuals,  groups and qualified pension plans.  The Company has announced its  intention to focus on its core  variable  annuity  business by exiting the qualified pension plan market and limiting its variable life insurance  offerings to single premium  products,  as well as term life.
         The Company does not expect to incur any significant costs to exit these businesses.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled  in Mexico.  Skandia  Vida had total  shareholder's  equity of  approximately  $4,179,000  and  $4,402,000  as of
         December  31,  2001,  and 2000,  respectively.  The Company  considers  Mexico an emerging  market and has  invested in the
         Skandia Vida  operations  with the expectation of generating  profits from long-term  savings  products in future years. As such,  Skandia Vida has generated net losses of  approximately  $2,619,000,  $2,540,000  and  $2,523,000 in 2001,  2000 and
         1999, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Intercompany  transactions  and  balances  between the
                  Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative  instruments  held by the Company  consist of equity  option  contracts  utilized to manage the economic risks associated with the guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and  unrealized  gains and losses are reported in the  Consolidated  Statement of
                  Income,  consistent with the item being hedged, as a component of return credited to contractowners.  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

         C.       Future Accounting Standard
                  --------------------------

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for Goodwill and  Intangible  Assets."  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company will apply the new rules on the accounting for goodwill and other  intangible  assets beginning in the first quarter of 2002.  The Company is still  assessing the impact of the new standard,  however,  the adoption of
                  SFAS 142 is not expected to have a significant impact on the Company's financial statements.

         D.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation  plan (see Note
                  13) as  available-for-sale.  Such  investments  are  carried at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized gains and losses on disposal of investments are determined by the specific  identification method and are included in revenues.

         E.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management  purposes, and not for trading or  speculation.  The Company  economically  hedges the GMDB exposure  associated  with market value fluctuations.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Based on  criteria  described  in SFAS 133,  the  Company's  hedges do not  qualify  as  "effective"  hedges  and, therefore,  hedge  accounting  may not be applied.  Accordingly,  the derivative  investments  are carried at fair value  with  changes  in  unrealized  gains and losses  being  recorded  in income.  As such,  both  realized  and unrealized gains and losses are reported in the Consolidated Statements of Income,  consistent with the item being hedged, as a component of return credited to contractowners.

         F.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

         G.       Fair Values of Financial Instruments
                  ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                  Fair values of equity securities are based on quoted market prices.

                  The fair value of derivative instruments is determined based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term  nature of these investments.

                  The carrying value of short-term  borrowings (cost)  approximates fair value due to the short-term nature of these liabilities.

                  Fair  values of certain  financial  instruments,  such as future  fees  payable to ASI and  surplus  notes are not readily determinable and are excluded from fair value disclosure requirements.

         H.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of  $6,000,000 less  accumulated  amortization.  The cost of the  licenses is being  amortized on a  straight-line  basis over 40 years.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with  internal use software in  accordance  with the American
                  Institute of  Certified  Public  Accountants  Statement of Position  98-1,  "Accounting  for the Costs of Software
                  Developed or Obtained for Internal Use" ("SOP 98-1").  SOP 98-1, which was adopted  prospectively as of January 1,
                  1999,  requires the  capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the Company  expensed all internal use software related costs as incurred.  Details  of  the  capitalized  software  costs,  which  are  included  in  fixed  assets,  and  related amortization for the years ended December 31, are as follows:

                  (table in thousands)                                  2001          2000         1999
                                                                        ----          ----         ----
                  Balance at beginning of year                        $    7,212   $    2,920    $        -
                  Software costs capitalized during the year               5,210        4,804         3,035
                  Software costs amortized during the year               (2,660)        (512)         (115)
                                                                     -----------  -----------   -----------
                  Balance at end of year                              $    9,762   $    7,212    $    2,920
                                                                     ===========  ===========   ===========

                  Capitalized software costs are amortized on a straight-line basis over three years.

         J.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carryforward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         K.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values for mortality and expense risks,  administration  fees,  surrender charges and an annual maintenance fee per contract.
                  Benefit reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Fee income from mutual fund  organizations  is realized based on assets under management.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Revenues for variable immediate annuity and supplementary  contracts with and without life  contingencies  consist of certain charges against  contractowner  account values including mortality and expense risks and administration fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate  account  liabilities.  Revenues for market value  adjusted  fixed annuity  contracts consist of separate  account  investment  income reduced by benefit payments and changes in reserves in support of contractowner  obligations,  all of which are included in return credited to contractowners.  Benefit reserves for these contracts represent the account value of the contracts,  and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income.  Revenues for fixed  immediate  annuity  contracts with life  contingencies  consist of single premium  payments  recognized as annuity  considerations  when received.  Benefit reserves for these contracts are based on applicable  actuarial  standards with assumed  interest rates that vary by issue year.  Assumed  interest rates ranged from 6.25% to 8.25% at December 31, 2001 and 2000.

                  Revenues for variable  life  insurance  contracts  consist of charges  against  contractowner  account  values for mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and  surrender  charges.
                  Certain  contracts also include charges against premium to pay state premium taxes.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         L.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to the production of new business, are being deferred, net of reinsurance.  These costs include commissions,  costs of contract issuance, and certain selling  expenses that vary with production.  These costs are being amortized  generally in proportion to expected gross  profits  from  surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This amortization is adjusted  retrospectively  and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of the  deferred  acquisition  costs and  related  amortization  for the years ended  December  31, are as follows:

                  (in thousands)                                   2001           2000            1999
                                                                   ----           ----            ----
                  Balance at beginning of year                $  1,398,192    $  1,087,705   $    721,507
                  Acquisition costs deferred during the year
                                                                   209,136         495,103        450,059
                  Acquisition costs amortized during the
                       year                                       (224,047)       (184,616)       (83,861)
                                                              -------------   -------------  -------------
                  Balance at end of year                      $  1,383,281    $  1,398,192   $  1,087,705
                                                              ============    ============   ============

         M.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  The Company reinsured its exposure to market fluctuations  associated with its GMDB liability in the first half of
                  1999. Under this reinsurance  agreement,  the Company ceded premiums of approximately  $2,945,000;  received claim reimbursements of approximately $242,000;  and, recorded a decrease in ceded reserves of approximately  $2,763,000 in 1999.

                  At December 31, 2001 and 2000, in accordance with the provisions of modified coinsurance agreements, the Company accrued approximately  $7,733,000 and $4,339,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         N.       Translation of Foreign Currency
                  -------------------------------

                  The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets  and liabilities are translated at the exchange rate in effect at each year-end.
                  Statements of income and changes
                  in shareholder's equity accounts are translated at the average rate prevailing during the year.  Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         O.       Separate Accounts
                  -----------------

                  Assets and liabilities in Separate  Accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  Account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments are managed predominately through the Company's investment advisory affiliate,

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing  various fund managers as  sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds.  The investment risk on the variable  portion of a contract is borne by the  contractowner.  Fixed  options with minimum  guaranteed  interest rates are also available.  The Company bears the credit risk  associated  with the investments  that support these fixed options.

                  Included in Separate  Account  liabilities are reserves of  approximately  $1,092,944,000  and  $1,059,987,000  at
                  December 31, 2001 and 2000, respectively,  relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return.  Separate Account assets of approximately  $1,092,944,000  and  $1,059,987,000 at December
                  31, 2001 and 2000,  respectively,  consisting of long term bonds,  short-term  securities,  transfers due from the general account and cash and cash equivalents are held in support of these annuity obligations,  pursuant to state regulation.

         P.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions  are  related  to  deferred  acquisition  costs and  involve  policy  lapses,  investment  return  and maintenance expenses.  Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

         (table in thousands)                                                 2001        2000       1999
                                                                              ----        ----       ----
         Net income                                                        $  33,099  $  64,817   $  76,169
         Other comprehensive income:
            Unrealized investment losses on available sale securities
                                                                                (448)    (1,681)     (3,438)
            Reclassification adjustment for realized losses (gains)
              included in investment income                                      173      2,957        (660)
                                                                           ---------  ---------   ----------
            Net unrealized gains (losses) on securities                         (275)     1,276      (4,098)
            Foreign currency translation                                         (67)       (66)        456
                                                                           ---------- ----------  ---------
         Other comprehensive (loss) income                                      (342)     1,210      (3,642)
                                                                           ---------- ---------   ----------
         Comprehensive income                                              $  32,757  $  66,027   $  72,527
                                                                           =========  =========   =========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME (continued)

         Other comprehensive (loss) income is shown net of tax (benefit) expense of approximately ($184) thousand,  $651 thousand and
         ($1,961) thousand for 2001, 2000 and 1999 respectively.

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

         (table in thousands)                                                  2001         2000
                                                                               ----         ----
         Unrealized investment gains                                           $  746    $  1,021
         Foreign currency translation                                              15          82
                                                                               ------    --------
         Accumulated other comprehensive income                                $  761    $  1,103
                                                                               ======    ========

4.       INVESTMENTS

         The amortized  cost,  gross  unrealized  gains and losses and estimated fair value of fixed  maturities and  investments in equity  securities  as of December 31, 2001 and 2000 are shown  below.  All  securities  held at December 31, 2001 and 2000 were publicly traded.

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                      -------          -----           -----       -------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          ======      ========

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2001 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
         (table in thousands)                             Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    14,755   $    14,784
         Due after one through five years                 232,199       235,845
         Due after five through ten years                  92,984        94,289
         Due after ten years                               16,944        17,913
                                                      -----------   -----------
           Total                                      $   356,882   $   362,831
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized      Estimated
         (table in thousands)                         Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    206,041   $      4,445   $        (11)  $    210,475
         Foreign government obligations                  2,791            195              -          2,986
         Obligations of state and political
              subdivisions                                 253              1              -            254
         Corporate securities                           72,237          1,565         (1,809)        71,993
                                                  ------------   ------------   -------------  ------------
              Totals                              $    281,322   $      6,206   $     (1,820)  $    285,708
                                                  ============   ============   =============  ============

         Proceeds from sales of fixed maturities during 2001, 2000 and 1999 and were  approximately  $386,816,000,  $302,632,000 and
         $32,196,000,  respectively.  Proceeds from maturities during 2001, 2000 and 1999 were approximately $4,000,000,  $1,104,000 and $4,030,000,  respectively.  The cost, gross unrealized  gains/losses and fair value of investments in equity securities at December 31are shown below:

         (table in thousands)                              Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2001                             $  49,886       $   122       $(4,925)       $45,083
         2000                             $  23,218       $   372       $(3,188)       $20,402

         Net realized investment gains (losses) were as follows for the years ended December 31:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                  $  7,597      $  1,002       $    253
           Gross losses                                   (4,387)       (3,450)          (228)

         Investment in equity securities:
           Gross gains                                     1,910         1,913            990
           Gross losses                                   (4,192)         (153)          (437)
                                                        ---------     ---------      ---------
              Totals                                    $    928      $   (688)      $    578
                                                        ========      =========      ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Fixed maturities                              $  18,788     $  13,502      $   9,461
         Cash and cash equivalents                           773         5,154          2,159
         Investment in equity securities                     622            99             32
         Policy loans                                        244            97             31
         Derivative instruments                                -        (6,939)        (1,036)
                                                      ----------    -----------    -----------
         Total investment income                          20,427        11,913         10,647
         Investment expenses                                (301)         (257)          (206)
                                                      -----------   -----------    -----------
         Net investment income                         $  20,126     $  11,656      $  10,441
                                                       ==========    ============   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

         (table in thousands)                             2001          2000           1999
                                                          ----          ----           ----
         Current tax (benefit) expense                $   (39,047)  $   (29,244)   $    41,248
         Deferred tax expense (benefit)                    46,215        60,023        (10,904)
                                                      -----------   -----------    ------------
           Total income tax expense                   $     7,168   $    30,779    $    30,344
                                                      ===========   ===========    ===========

         Deferred tax assets (liabilities) include the following at December 31:

         (table in thousands)                              2001          2000
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   241,503   $   382,826
           Future fees payable to ASI                       63,240             -
           Deferred compensation                            20,520        17,869
           Net operating loss carryforward                  14,372             -
           Surplus notes interest                            9,040         5,536
           AMT credit carryforward                           5,451             -
           Other                                             1,114           907
                                                       -----------   -----------
              Total deferred tax assets                    355,240       407,138
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs                     (404,758)     (411,417)
           Internal use software                            (3,417)       (2,524)
           Policy fees                                      (1,634)       (1,551)
           Net unrealized gains                               (411)         (595)
              Total deferred tax liabilities              (410,220)     (416,087)
                                                       ------------  ------------
                Net deferred tax asset (liability)     $   (54,980)  $    (8,949)
                                                       ============  ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense  was  different  from the amount  computed by  applying  the  federal  statutory  tax rate of 35% to pre-tax income from continuing operations as follows:

         (table in thousands)                                          2001          2000          1999
                                                                       ----          ----          ----
         Income (loss) before taxes
           Domestic                                                $   42,886    $   98,136    $  109,036
           Foreign                                                     (2,619)       (2,540)       (2,523)
                                                                   -----------   -----------   -----------
           Total                                                       40,267        95,596       106,513
           Income tax rate                                                 35%           35%           35%
                                                                   -----------   -----------   -----------
         Tax expense at federal statutory income tax rate              14,094        33,459        37,280

         Tax effect of:
           Dividend received deduction                                 (8,400)       (7,350)       (9,572)
           Losses of foreign subsidiary                                   917           889           883
           Meals and entertainment                                        603           841           664
           State income taxes                                             (62)         (524)        1,071
           Other                                                           16         3,464            18
                                                                   ----------    ----------    ----------
              Income tax expense                                   $    7,168    $   30,779    $   30,344
                                                                   ==========    ==========    ==========

         The Company's net operating loss  carryforwards,  totaling  approximately  $41,063,000 at December 31, 2001, will expire in
         2016.

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain operating costs (including personnel,  rental of office space,  furniture,  and equipment) have been charged to the
         Company at cost by American Skandia  Information  Services and Technology  Corporation  ("ASIST"),  an affiliated  company.
         The Company has also charged  operating costs to several of its  affiliates.  The total cost to the Company for these items was  approximately  $6,179,000,  $13,974,000  and  $11,136,000 in 2001,  2000 and 1999,  respectively.  Income received for these items was approximately $13,166,000, $11,186,000 and $3,919,000 in 2001, 2000 and 1999, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed were approximately  $6,391,000,  $5,842,000 and $1,441,000 in 2001, 2000 and 1999, respectively.  As of December
         31, 2001 and 2000, amounts receivable under this agreement were approximately $639,000 and $492,000, respectively.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase  Agreements,  the rights  transferred  provide for ASI to receive a percentage (60%, 80% or
         100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected  to be  realized  over the  remaining  surrender  charge  period of the  designated contracts (generally 6 to 8 years).

         Payments,  representing  fees and  charges  in the  aggregate  amount,  of  approximately  $207,731,000,  $219,454,000  and
         $131,420,000  were  made by the  Company  to ASI in  2001,  2000  and  1999,  respectively.  Related  interest  expense  of approximately  $59,873,000,  $70,667,000  and  $52,840,000  has been  included in the  statement  of income for 2001,  2000 and1999, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner  has the ability to stop the payments due to ASI under the Purchase Agreement subject to certain terms and conditions.

                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                           Closing      Effective       Contract Issue        Discount       Present
        Transaction         Date          Date              Period              Rate          Value
        -----------         ----          ----              ------              ----          -----

           1996-1          12/17/96        9/1/96        1/1/94 - 6/30/96       7.5%           $50,221
           1997-1           7/23/97        6/1/97        3/1/96 - 4/30/97       7.5%            58,767
           1997-2          12/30/97       12/1/97        5/1/95 - 12/31/96      7.5%            77,552
           1997-3          12/30/97       12/1/97        5/1/96 - 10/31/97      7.5%            58,193
           1998-1           6/30/98        6/1/98        1/1/97 - 5/31/98       7.5%            61,180
           1998-2          11/10/98       10/1/98        5/1/97 - 8/31/98       7.0%            68,573
           1998-3          12/30/98       12/1/98        7/1/96 - 10/31/98      7.0%            40,128
           1999-1           6/23/99        6/1/99        4/1/94 - 4/30/99       7.5%           120,632
           1999-2          12/14/99       10/1/99       11/1/98 - 7/31/99       7.5%           145,078
           2000-1           3/22/00        2/1/00        8/1/99 - 1/31/00       7.5%           169,459
           2000-2           7/18/00        6/1/00        2/1/00 - 4/30/00      7.25%            92,399
           2000-3          12/28/00       12/1/00        5/1/00 - 10/31/00     7.25%           107,291
           2000-4          12/28/00       12/1/00        1/1/98 - 10/31/00     7.25%           107,139

         Expected payments of future fees payable to ASI as of December 31, 2001 are as follows:

           (table in thousands)           Year             Amount
                                          ----             ------

                                          2002      $   175,357
                                          2003          171,345
                                          2004          156,842
                                          2005          132,702
                                          2006          102,188
                                          2007           50,821
                                          2008            7,800
                                                    -----------
                                          Total         $797,055
                                                        ========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company leases office space under a lease  agreement  established in 1989 with ASIST.  The Company entered into a lease agreement for office space in  Westminster,  Colorado,  effective  January 1, 2001.  Lease expense for 2001,  2000 and 1999 was  approximately  $8,404,000,  $6,593,000  and  $5,003,000,  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2001 are as follows:

              (table in thousands)       2002                          $   7,913
                                         2003                              8,087
                                         2004                              8,570
                                         2005                              8,609
                                         2006                              8,698
                                         2007 and thereafter              41,711
                                                                       ---------
                                         Total                         $  83,588
                                                                       =========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying  value of these  deposits  amounted to  approximately  $4,822,000  and $4,636,000 as of
         December  31,  2001  and  2000,  respectively.  These  deposits  are  required  to be  maintained  for  the  protection  of contractowners within the individual states.

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity was  approximately  $226,780,000  and  $342,804,000  at December 31, 2001 and 2000,
         respectively.

         The Company  incurred  statutory  basis net losses for 2001 of  approximately  $121,957,000  due  primarily to  significant declines in the equity  markets  during the year as well as increased  levels of operating  expenses  relative to revenues.
         Statutory basis net income for 2000 was $11,550,000, as compared to losses of $17,672,000 in 1999.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2001, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of Directors  authorized  the Company to increase  the par value of its capital  stock from
         $80 per share to $100 per share in order to comply with minimum  capital  levels as required by the  California  Department of Insurance.  This  transaction  resulted in a corresponding  decrease in paid in and contributed  surplus of $500,000 and had no effect on capital and surplus.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification  was a one-time,  cumulative  change in accounting  benefit  recorded  directly in statutory surplus of approximately $12,047,000.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory  method of accounting for its liability  associated with  securitized  variable  annuity fees.  Under the new method of accounting,  the liability for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under reinsurance  contracts.  This equates to the statutory liability at any valuation date being equal to the  Commissioners  Annuity Reserve  Valuation Method (CARVM) offset related to the  securitized  contracts.  The impact of this change in  accounting,  representing  the  difference  in the liability calculated  under the old method  versus the new method as of January 1,  2001,  was  reported  as a  cumulative  effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215,000.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain  of its  affiliates.  Company  contributions  to this plan on behalf of the  participants  were  approximately
         $2,738,000, $3,734,000 and $3,164,000 in 2001, 2000 and 1999, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Company  contributions to this plan on behalf of the participants  were  approximately  $345,000,  $399,000 and
         $193,000 in 2001, 2000 and 1999, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      EMPLOYEE BENEFITS (continued)

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees  below the officer level.  These programs  consist of multiple plans with new plans  instituted each year.  Generally,  participants  must remain  employed by the Company or its  affiliates at the time such units are payable in order to receive any  payments  under the  programs.  The accrued  liability  representing  the value of these units was approximately  $13,645,000  and $31,632,000 as of December 31, 2001 and 2000,  respectively.  Payments under these programs were approximately $8,377,000, $13,542,000, and $4,079,000 in 2001, 2000 and 1999, respectively.

14.      REINSURANCE

         The Company  cedes  insurance to other  insurers in order to limit its risk  exposure.  Such  transfer does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2001, 2000 and 1999 was as follows:

         (table in thousands)

        2001                                                             Gross         Ceded           Net
        ----                                                             -----         -----           ---
        Annuity and life insurance charges and fees                  $   430,913    $   (52,220)  $   378,693
        Change in annuity and life insurance policy reserves         $   (35,835)   $    (4,063)  $   (39,898)
        Return credited to contractowners                            $    16,741    $        92   $    16,833

        2000
        ----
        Annuity and life insurance charges and fees                  $   477,802    $   (53,224)  $   424,578
        Change in annuity and life insurance policy reserves         $    45,784    $      (766)  $    45,018
        Return credited to contractowners                            $    13,607    $    (4,561)  $     9,046

        1999
        ----
        Annuity and life insurance charges and fees                  $   326,670    $   (36,681)  $   289,989
        Change in annuity and life insurance policy reserves         $     4,151    $    (1,073)  $     3,078
        Return credited to contractowners                            $    (1,382)   $      (257)  $    (1,639)

         In December 2000, the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996. The impact of this treaty to the Company was a pre tax loss of  approximately  $4,917,000 in 2001 and pre tax income of  approximately  $7,067,453 in 2000. At December 31, 2001 and 2000,  approximately  $12,983,000  and $6,109,000, respectively, was payable to SICL under this agreement.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2001 and
         2000, and interest expense for 2001, 2000 and 1999 were as follows:

                                                     Liability as of
         (table in thousands)                         December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2001          2000          2001         2000         1999
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         ----------------------
         ----------------------
         February 18, 1994           7.28%               -             -             -          732          738
         ----------------------
         March 28, 1994              7.90%               -             -             -          794          801
         ----------------------
         September 30, 1994          9.13%               -        15,000         1,282        1,392        1,389
         ----------------------
         December 28, 1994           9.78%               -             -             -            -        1,308
         ----------------------
         December 19, 1995           7.52%          10,000        10,000           763          765          762
         ----------------------
         December 20, 1995           7.49%          15,000        15,000         1,139        1,142        1,139
         ----------------------
         December 22, 1995           7.47%           9,000         9,000           682          684          682
         ----------------------
         June 28, 1996               8.41%          40,000        40,000         3,411        3,420        3,411
         ----------------------
         December 30, 1996           8.03%          70,000        70,000         5,699        5,715        5,698
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         ----------------------
         ----------------------
         Total                                    $144,000      $159,000       $12,976      $14,644      $15,928
                                                 ==========    ==========    =========    =========    =========

         On December 3, 2001, a surplus note,  dated September 30, 1994, for $15,000,000 was repaid.  On December 27, 2000,  surplus notes for  $10,000,000,  dated  February 18, 1994,  and  $10,000,000,  dated March 28, 1994,  were repaid.  On December 10,
         1999, a surplus note,  dated December 28, 1994, for $14,000,000  was repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the Insurance  Commissioner  of the State of  Connecticut.  At December 31, 2001 and 2000,  approximately  $25,829,000  and
         $15,816,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The Company had a  $10,000,000  short-term  loan payable to ASI at December  31, 2001 and 2000 as part of a revolving  loan agreement.  The loan has an interest  rate of 3.67% and matures on March 12, 2002.  The total related  interest  expense to the Company was  approximately  $522,000,  $687,000 and $585,000 in 2001,  2000 and 1999,  respectively.  Accrued  interest payable was approximately $113,000 and $222,000 as of December 31, 2001 and 2000, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account  liabilities are subject to discretionary  withdrawal by contractowners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

18.      RESTRUCTURING CHARGES

         On March 22, 2001,  and  December 3, 2001,  the Company  announced  separate  plans to reduce  expenses to better align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the  Company.  Estimated  pre-tax  severance  benefits  of  approximately  $8,500,000  have been  charged  against  2001 operations  related to these  reductions.  These charges have been reported in the  Consolidated  Statements of Income as a
         component  of  Underwriting,   Acquisition  and  Other  Insurance  Expenses.   As  of  December  31,  2001,  the  remaining
         restructuring liability, relating primarily to the December 3, 2001 plan, was approximately $4,104,000.

19.      COMMITMENTS AND CONTINGENT LIABILITIES

         As of the date of this filing,  the Company is not involved in any legal proceedings  outside of the ordinary course of its business  operations.  The Company is involved in pending and threatened  legal  proceedings in the ordinary  course of its
         business   operations.   While  the  outcome  of  these  legal  proceedings  cannot  be  determined  at  this  time,  after consideration  of  the  defenses  available  to the  Company,  applicable  insurance  coverage  and  any  related  reserves established,  these legal  proceedings  are not  expected to result in  liability  for  amounts  material to the  financial condition of the Company, although they may adversely affect results of operations in future periods.

20.      SEGMENT REPORTING

         In recent  years,  in order to complete  the array of products  offered by the  Company and its  affiliates  to meet a wide variety of financial  planning,  the Company  developed  variable  life  insurance and  qualified  retirement  plan annuity products.  Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures  as required by SFAS 131,  "Disclosures  about  Segments of an Enterprise  and Related
         Information,"  and the  Company  does not  anticipate  that they will do so in the future due to a change in the  Company's strategy.  On March 15,  2002,  the  Company  announced  that it will no longer  accept  new  business  for the  funding of qualified  retirement  plans,  effective July 31, 2002 and will not accept  applications for it's flexible premium variable insurance  products that are signed after April 1, 2002 or received after April 15, 2002.  The Company  intends to continue to accept additional  contributions to existing qualified plans, to service and accept additional premiums for its existing flexible  premium  variable  insurance  contracts,  and to  continue  to offer and sell its single  premium  variable  life insurance products.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   131,096   $   128,665    $   114,714    $   117,854
        Net investment income*                           5,381         4,997          5,006          4,742
        Net realized capital gains (losses)              1,902           373            376         (1,723)
                                                  ------------  ------------   ------------   -------------
        Total revenues                                 138,379       134,035        120,096        120,873
        Benefits and expenses*                         122,940       110,644        115,313        124,219
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              15,439        23,391          4,783         (3,346)
        Income taxes                                     4,034         7,451           (480)        (3,837)
                                                  ------------  ------------   -------------  -------------
        Net income                                 $    11,405   $    15,940    $     5,263    $       491
                                                  ============  ============   ============   ============

        *     For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $   137,255   $   139,317    $   147,923    $   136,159
        Net investment income                            2,876         3,628          4,186            966
        Net realized capital gains (losses)                729        (1,436)          (858)           877
                                                  ------------  -------------  -------------  ------------
        Total revenues                                 140,860       141,509        151,251        138,002
        Benefits and expenses                          106,641       121,356        137,514        110,515
                                                  ------------  ------------   ------------   ------------
        Pre-tax net income                              34,219        20,153         13,737         27,487
        Income taxes                                    10,038         5,225          3,167         12,349
                                                  ------------  ------------   ------------   ------------
        Net income                                 $    24,181   $    14,928    $    10,570    $    15,138
                                                  ============  ============   ============   ============

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

21.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                 (table in thousands)                                Three Months Ended
                                                  ----------------------------------------------------------
                          1999                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance
          revenues                                 $    78,509   $    88,435    $    97,955    $   111,443
        Net investment income                            2,654         2,842          2,735          2,210
        Net realized capital gains                         295            25            206             52
        Total revenues                                  81,458        91,302        100,896        113,705
        Benefits and expenses                           64,204        67,803         71,597         77,244
        Pre-tax net income                              17,254        23,499         29,299         36,461
        Income taxes                                     3,844         7,142          7,898         11,460
        Net income                                 $    13,410   $    16,357    $    21,401    $    25,001
                                                  ============  ============   ============   ============

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the  Sub-accounts  that commenced  operations  prior to January 1, 2002 are shown below.  All or some of these  Sub-accounts were available during the periods shown as investment  options for other variable  annuities we offer pursuant  to  different  prospectuses.  The  Insurance  Charge  assessed  against  the  Sub-accounts  under the terms of those other variable  annuities  are the same as the charges  assessed  against such  Sub-accounts  under the Annuity  offered  pursuant to this
Prospectus.

         Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to January 1, 2002 and are being offered pursuant to this  Prospectus or which we offer pursuant to certain other  prospectuses;  and (b) the number of Units  outstanding in each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account commenced operations.  The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
-----------------------
----------------------------------------------------------------------------------------------------------------------------------------
AST Strong
International Equity 1
(1989)
Unit Price                   $24.28       31.88       43.99      27.18       22.95      19.70      18.23      16.80      16.60    12.37
Number of Units          17,388,860  19,112,622  16,903,883 17,748,560  17,534,233 17,220,688 14,393,137 14,043,215  9,063,464 1,948,773
                                                                                                                               ---------
----------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth
(1997)
Unit Price                   $13.54       17.96       24.16      13.41       11.70          -          -          -          -        -
Number of Units          40,507,419  57,327,711  61,117,418 43,711,763  21,405,891          -          -          -          -        -
                                                                                                                               ---------
----------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth 2
(1997)
Unit Price                   $12.85       17.92       21.66      13.30       11.35          -          -          -          -        -
Number of Units          37,487,425  17,007,352   6,855,601  5,670,336   2,857,188          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
AST DeAM
International
Equity 3
(1994)
Unit Price                   $10.77       16.12       23.45      12.54       11.46      11.39      10.23          -          -        -
Number of Units          13,627,264  16,245,805   8,818,599  9,207,623   9,988,104  9,922,698  2,601,283          -          -        -
                                                                                                                               ---------
----------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity
(1999)
Unit Price                    $8.94       10.08       11.01          -           -          -          -          -          -        -
Number of Units           5,806,567   2,803,013     116,756          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
AST PBHG Small-Cap
Growth 4
(1994)
Unit Price                   $19.84       21.51       42.08      17.64       17.28      16.54      13.97      10.69          -        -
Number of Units          23,048,821  25,535,093  32,134,969 15,003,001  14,662,728 12,282,211  6,076,373  2,575,105          -        -
----------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------------
AST DeAM Small-
Cap Growth 5
(1999)
Unit Price                    $8.46       11.98       15.37          -           -          -          -          -          -         -
Number of Units          60,703,791  63,621,279  53,349,003          -           -          -          -          -          -         -
-----------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------------
AST Federated
Aggressive Growth
(2000)
Unit Price                    $7.10        9.08           -          -           -          -          -          -          -         -
Number of Units           6,499,066     196,575           -          -           -          -          -          -          -         -
                                                                                                                               ----------
-----------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value 6
(1998)
Unit Price                   $15.12       13.95       10.57       9.85           -          -          -          -          -         -
Number of Units          26,220,860  15,193,053   6,597,544  4,081,870           -          -          -          -          -         -
                                                                                                                               ----------
-----------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value 7
(1997)
Unit Price                   $14.08       13.35       11.11      11.20       12.70          -          -          -          -         -
Number of Units          35,483,530  23,298,524  21,340,168 24,700,211  14,612,510          -          -          -          -         -
                                                                                                                               ----------
-----------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth
(2000)
Unit Price                    $3.88        6.58           -          -           -          -          -          -          -         -
Number of Units          17,045,776   9,426,102           -          -           -          -          -          -          -         -
                                                                                                                               ----------
-----------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Growth 8
(1994)
Unit Price                   $18.95       25.90       28.58      19.15       16.10      13.99      12.20       9.94          -         -
Number of Units          25,717,164  26,517,850  13,460,525 13,389,289  11,293,799  9,563,858  3,658,836    301,267          -         -
                                                                                                                               ----------
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AST Neuberger
Berman
Mid-Cap Value 9
(1993)
Unit Price                   $20.16       21.09       16.78      16.10       16.72      13.41      12.20       9.81      10.69         -
Number of Units          47,298,313  44,558,699  37,864,586 16,410,121  11,745,440  9,062,152  8,642,186  7,177,232  5,390,887         -
                                                                                                                               ----------
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AST Alger All-Cap
Growth
(2000)
Unit Price                    $5.54        6.74           -          -           -          -          -          -          -         -
Number of Units         125,442,916  28,229,631           -          -           -          -          -          -          -         -
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AST Gabelli All-Cap
Value
(2000)
Unit Price                    $9.71       10.06           -          -           -          -          -          -          -         -
Number of Units          14,934,570   1,273,094           -          -           -          -          -          -          -         -
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AST T. Rowe Price
Natural Resources
(1995)
Unit Price                   $19.71       19.86       15.88      12.57       14.46      14.19      11.01          -          -         -
Number of Units           6,565,088   6,520,983   6,201,327  5,697,453   7,550,076  6,061,852    808,605          -          -         -
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                                                                       Year Ended December 31,
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                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------
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AST Alliance
Growth 10
(1996)
Unit Price                   $14.61       17.38       20.44      15.48       12.33      10.89          -          -          -         -
Number of Units          29,478,257  25,796,792  17,059,819 19,009,242  18,736,994  4,324,161          -          -          -         -
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AST MFS Growth
(1999)
Unit Price                    $8.02       10.38       11.27          -           -          -          -          -          -         -
Number of Units         117,716,242   7,515,486     409,467          -           -          -          -          -          -         -
-----------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ----------
AST Marsico Capital
Growth
(1997)
Unit Price                   $13.74       17.81       21.06      14.00       10.03          -          -          -          -         -
Number of Units          85,895,802  94,627,691  78,684,943 40,757,449     714,309          -          -          -          -         -
                                                                                                                               ----------
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AST JanCap Growth
(1992)
Unit Price                   $27.71       41.14       60.44      39.54       23.83      18.79      14.85      10.91      11.59     10.51
Number of Units          84,116,221  99,250,773  94,850,623 80,631,598  62,486,302 46,779,164 28,662,737 22,354,170 13,603,637 1,476,139
                                                                                                                               ----------
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AST DeAM Large-
Cap Value 11
(2000)
Unit Price                    $9.15        9.82           -          -           -          -          -          -          -         -
Number of Units           4,575,558     586,058           -          -           -          -          -          -          -         -
                                                                                                                               ----------
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AST Alliance/Bernstein
Growth + Value 12
(2001)
Unit Price                    $9.63           -           -          -           -          -          -          -          -         -
Number of Units           3,351,836           -           -          -           -          -          -          -          -         -
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AST Sanford Bernstein
Core Value 12
(2001)
Unit Price                   $10.04           -           -          -           -          -          -          -          -         -
Number of Units           4,207,869           -           -          -           -          -          -          -          -         -
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AST Cohen & Steers
Realty
(1998)
Unit Price                   $10.54       10.39        8.35       8.28           -          -          -          -          -         -
Number of Units          12,268,426  11,891,188   6,224,365  3,771,461           -          -          -          -          -         -
-----------------------------------------------------------------------------------------------------------------------------------------
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AST Sanford Bernstein
Managed Index 500 13
(1998)
Unit Price                   $12.03       13.55       15.08      12.61           -          -          -          -          -         -
Number of Units          48,018,721  48,835,089  39,825,951 22,421,754           -          -          -          -          -         -
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AST American Century
Income & Growth 14
(1997)
Unit Price                   $12.86       14.24       16.19      13.35       12.06          -          -          -          -         -
Number of Units          27,386,278  32,388,202  21,361,995 13,845,190   9,523,815          -          -          -          -         -
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                                                                       Year Ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------
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AST Alliance Growth
and Income 15
(1992)
Unit Price                   $28.18       28.72       27.60      24.11       21.74      17.79      15.22      11.98      11.88     10.60
Number of Units          63,123,316  53,536,296  52,766,579 47,979,349  42,197,002 28,937,085 18,411,759  7,479,449  4,058,228   956,949
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                                                                                                                               ----------
AST MFS Growth with
Income
(1999)
Unit Price                    $8.64       10.36       10.49          -           -          -          -          -          -         -
Number of Units          11,896,688   6,937,627     741,323          -           -          -          -          -          -         -
-----------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               ----------
AST INVESCO Equity
Income
(1994)
Unit Price                   $19.84       22.01       21.31      19.34       17.31      14.23      12.33       9.61          -         -
Number of Units          48,595,962  50,171,495  46,660,160 40,994,187  33,420,274 23,592,226 13,883,712  6,633,333          -         -
-----------------------------------------------------------------------------------------------------------------------------------------
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AST DeAM Global
Allocation 16
(1993)
Unit Price                   $17.39       19.98       21.19      17.78       15.98      13.70      12.49      10.34      10.47         -
Number of Units          26,641,422  30,290,413  23,102,272 22,634,344  22,109,373 20,691,852 20,163,848 13,986,604  8,743,758         -
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                                                                                                                               ----------
AST American Century
Strategic Balanced
(1997)
Unit Price                   $13.50       14.23       14.90      13.37       11.18          -          -          -          -         -
Number of Units          14,369,895  14,498,180  13,944,535  6,714,065   2,560,866          -          -          -          -         -
                                                                                                                               ----------
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AST T. Rowe Price
Asset Allocation
(1994)
Unit Price                   $18.15       19.33       19.70      18.12       15.53      13.30      11.92       9.80          -         -
Number of Units          17,579,107  19,704,198  22,002,028 18,469,315  13,524,781  8,863,840  4,868,956  2,320,063          -         -
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AST T. Rowe Price
Global Bond 17
(1994)
Unit Price                   $10.62       10.49       10.69      11.82       10.45      10.98      10.51       9.59          -         -
Number of Units           9,668,062  11,219,503  12,533,037 12,007,692  12,089,872  8,667,712  4,186,695  1,562,364          -         -
-----------------------------------------------------------------------------------------------------------------------------------------
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AST Federated High
Yield
(1994)
Unit Price                   $12.64       12.80       14.38      14.30       14.13      12.62      11.27       9.56          -        -
Number of Units          39,130,467  36,914,825  41,588,401 40,170,144  29,663,242 15,460,522  6,915,158  2,106,791          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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AST Lord Abbett
Bond-Debenture
(2000)
Unit Price                   $10.28       10.12           -          -           -          -          -          -          -        -
Number of Units           5,506,982     650,253           -          -           -          -          -          -          -        -
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AST PIMCO Total
Return Bond
(1994)
Unit Price                   $15.46       14.40       13.09      13.43       12.44      11.48      11.26       9.61          -        -
Number of Units          99,028,465  82,545,240  73,530,507 64,224,618  44,098,036 29,921,643 19,061,840  4,577,708          -        -
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                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
-------------------------------------------------------------------------------------------------------------------------------
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AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                   $13.61       12.79       11.96      11.73       11.26      10.62      10.37          -          -        -
Number of Units          42,410,807  31,046,956  32,560,943 28,863,932  25,008,310 18,894,375 15,058,644          -          -        -
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AST Money Market
(1992)
Unit Price                   $13.24       12.94       12.38      12.00       11.57      11.16      10.77      10.35      10.12    10.01
Number of Units         184,612,059 172,493,206 187,609,708 75,855,442  66,869,998 42,435,169 30,564,442 27,491,389 11,422,783  457,872

The Montgomery
Variable Series - MV
Emerging Markets
(1996)
Unit Price                    $6.50        7.09       10.06       6.19       10.05      10.25          -          -          -        -
Number of Units          14,095,135  12,899,472  12,060,036 10,534,383  10,371,104  2,360,940          -          -          -        -

Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                    $8.83        9.56        9.17       9.53           -          -          -          -          -        -
Number of Units           3,705,869   4,442,888   2,826,839  1,148,849           -          -          -          -          -        -
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Wells Fargo Variable
Trust - Equity
Income
(1999)
Unit Price                    $9.37       10.05        9.96          -           -          -          -          -          -        -
Number of Units           1,019,937     502,986     136,006          -           -          -          -          -          -        -

Rydex Variable Trust
-
Nova
(1999)                        $6.41        8.50       10.82          -           -          -          -          -          -        -
Unit Price                3,990,618  14,799,352   5,474,129          -           -          -          -          -          -        -
Number of Units
----------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
-
Ursa
(1999)                       $12.05       10.62        9.28          -           -          -          -          -          -        -
Unit Price                  351,487   2,269,599   1,803,669          -           -          -          -          -          -        -
Number of Units
----------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
-
OTC
(1999)                        $6.65       10.40       17.07          -           -          -          -          -          -        -
Unit Price               15,866,046  32,179,793  18,520,440          -           -          -          -          -          -        -
Number of Units

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                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                           2001        2000        1999        1998       1997        1996       1995       1994       1993      1992
----------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Dynamics
(1999)
Unit Price                    $8.98       13.23       13.91          -           -          -          -          -          -        -
Number of Units          13,391,660  11,409,827   2,022,585          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology
(1999)
Unit Price                    $6.66       12.48       16.52          -           -          -          -          -          -        -
Number of Units          26,652,622  29,491,113   4,622,242          -           -          -          -          -          -        -
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INVESCO VIF -
Health Sciences
(1999)
Unit Price                   $12.58       14.59       11.34          -           -          -          -          -          -        -
Number of Units          17,419,141  19,381,405     786,518          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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INVESCO VIF -
Financial Services
(1999)
Unit Price                   $12.48       14.04       11.41          -           -          -          -          -          -        -
Number of Units          11,612,048  14,091,636     759,104          -           -          -          -          -          -        -
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INVESCO VIF -
Telecommunications
(1999)
Unit Price                    $5.01       11.05       15.17          -           -          -          -          -          -        -
Number of Units          13,553,158  17,856,118   4,184,526          -           -          -          -          -          -        -

Evergreen VA -
International
Growth 18
(2000)
Unit Price                    $9.30        8.70           -          -           -          -          -          -          -        -
Number of Units              45,358      57,408           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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Evergreen VA - Global
Leaders
(1999)
Unit Price                    $9.00       10.55       11.72          -           -          -          -          -          -        -
Number of Units           1,520,376     887,758      23,100          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Special Equity
(1999)
Unit Price                    $9.98       11.01       12.19          -           -          -          -          -          -        -
Number of Units           2,540,062   1,731,145     152,341          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
(2000)
Unit Price                    $6.71        7.98           -          -           -          -          -          -          -        -
Number of Units           2,585,848   1,637,475           -          -           -          -          -          -          -        -
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                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                          2001         2000        1999        1998       1997        1996       1995       1994       1993      1992
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Capital Growth
(2000)
Unit Price                   $10.60       12.35           -          -           -          -          -          -          -        -
Number of Units             788,396     268,886           -          -           -          -          -          -          -        -
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Evergreen VA - Blue
Chip
(2000)
Unit Price                    $7.39        8.99           -          -           -          -          -          -          -        -
Number of Units             526,302     351,338           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA - Equity
Index
(2000)
Unit Price                    $8.22        9.47           -          -           -          -          -          -          -        -
Number of Units             526,290     302,954           -          -           -          -          -          -          -        -
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Evergreen VA -
Foundation
(2000)
Unit Price                    $8.70        9.65           -          -           -          -          -          -          -        -
Number of Units           1,019,799     755,890           -          -           -          -          -          -          -        -

ProFund VP -
Europe 30
(1999)
Unit Price                    $7.87       10.52       12.24          -           -          -          -          -          -        -
Number of Units           5,711,763   2,327,562     273,963          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
UltraSmall-Cap 19
(1999)
Unit Price                    $8.37        9.18       11.96          -           -          -          -          -          -        -
Number of Units          10,010,482   3,258,574     813,904          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -OTC 20
(2001)
Unit Price                    $5.77           -           -          -           -          -          -          -          -        -
Number of Units          11,681,189           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC
(1999)
Unit Price                    $1.91        6.19       23.58          -           -          -          -          -          -        -
Number of Units          50,124,696  17,597,528   2,906,024          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP - Bear 20
(2001)
Unit Price                   $11.54           -           -          -           -          -          -          -          -        -
Number of Units           3,059,897           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Bull Plus 20
(2001)
Unit Price                    $7.47           -           -          -           -          -          -          -          -        -
Number of Units           7,628,819           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                          2001         2000        1999        1998       1997        1996       1995       1994       1993      1992
----------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Biotechnology 20
(2001)
Unit Price                    $8.37           -           -          -           -          -          -          -          -        -
Number of Units           5,093,235           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP - Energy 20
(2001)
Unit Price                    $9.19           -           -          -           -          -          -          -          -        -
Number of Units           2,299,149           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Financial 20
(2001)
Unit Price                    $9.22           -           -          -           -          -          -          -          -        -
Number of Units           2,154,106           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Healthcare 20
(2001)
Unit Price                    $9.35           -           -          -           -          -          -          -          -        -
Number of Units           3,489,097           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Real Estate 20
(2001)
Unit Price                   $10.76           -           -          -           -          -          -          -          -        -
Number of Units           3,592,834           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Technology 20
(2001)
Unit Price                    $5.91           -           -          -           -          -          -          -          -        -
Number of Units           2,524,295           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
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ProFund VP -
Telecommunications 20
(2001)
Unit Price                    $7.10           -           -          -           -          -          -          -          -        -
Number of Units             583,065           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Utilities 20
(2001)
Unit Price                    $8.12           -           -          -           -          -          -          -          -        -
Number of Units           1,589,344           -           -          -           -          -          -          -          -        -

First Trust(R)10
Uncommon Values
(2000)
Unit Price                    $4.72        7.43           -          -           -          -          -          -          -        -
Number of Units           2,255,266   2,690,435           -          -           -          -          -          -          -        -

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                                                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------------
                          2001         2000        1999        1998       1997        1996       1995       1994       1993      1992
----------------------------------------------------------------------------------------------------------------------------------------
Prudential - SP
Jennison
International
Growth 21
(2001)
Unit Price                    $7.39           -           -          -           -          -          -          -          -        -
Number of Units             273,843           -           -          -           -          -          -          -          -        -
----------------------------------------------------------------------------------------------------------------------------------------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio  II") as a result of the merger  between the Portfolio and Portfolio II.  Effective May 1, 2000,  American  Century
     Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming  International,  Inc.
     served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price International Equity Portfolio."
3.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
4.       Effective  September 17, 2001 Pilgrim Baxter & Associates,  Ltd.  became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
5.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
8.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
10.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
11.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
12.      These Portfolios were first offered as Sub-accounts on May 1, 2001.
13.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
14.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
15.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
16.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
17.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
18.      This Portfolio was first offered as a Sub-account on August 1, 2001.  On August 3, 2001, pursuant to a shareholder vote, the Perpetual International portfolio of the Evergreen Variable Annuity Trust was merged with the International Growth portfolio.  The Evergreen VA Perpetual International portfolio no longer exists.
19.      Effective August 1, 2001, Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.
20.      These Portfolios were first offered as Sub-accounts on January 22, 2001.
21.      This Portfolio was first offered as a Sub-account on April 15, 2001.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

1.

                              APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

SUMMARY OF CONTRACT FEES AND EXPENSES

Contingent Deferred Sales Charge:

The CDSC schedule is as follows:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations:  The designation of Contingent Participant is not allowed on the Annuity Date.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency.

"May I Return the Annuity if I Change My Mind?":  The  "free-look"  period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs.  The amount to be refunded is the Account  Value in the  Sub-accounts  plus the Interim Value of the Fixed
Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

"Are There Restrictions or Charges on Transfers Between Investment Options?":

 A specific  authorization  form MUST be  completed  which  authorizes  us to accept  transfers  via phone or through  means such as electronic mail.

"Do You Offer  Dollar  Cost  Averaging?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in a Dollar  Cost
Averaging program.

"Do You  Offer  any  Automatic  Rebalancing  Programs?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in automatic rebalancing.

"How Does the Market Value Adjustment Work?":  The definitions changed in this section are as follows:

|X|      "J": is the  interest  rate for your class of annuities  being  credited to new Fixed  Allocations  with  Guarantee  Period durations  equal to the number of years  (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

|X|      "N": is the number of months  (rounded to the next higher  integer when  occurring on other than a monthly  anniversary  of the beginning of the Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

"What  Happens When My Guarantee  Period  Matures?":  We will notify you of the Guarantee  Periods  available as of the date of such notice,  at least 45 days and not more than 60 days prior to the  Maturity  Date.  No MVA  applies  to any  amounts  allocated  to a particular Fixed  Allocation if you withdraw all or part of the Account value in such Fixed  Allocation  within 30 days of maturity.
If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of less than five years.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

"How Much Can I Withdraw as a Free  Withdrawal?":  The Minimum  Distribution  provision is only available for annuities issued under
Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions are required.  Minimum  Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

"What Types of Annuity  Payment  Options are Available  Upon  Annuitization?":  The Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.  Additionally, the minimum annuity payment allowed is $20 per month.

DEATH BENEFIT

The Optional Death Benefits described in the Prospectus are not offered in the State of New York.

AMERICAN SKANDIA'S ANNUITY REWARDS

This benefit is not available to residents of the State of New York.

VALUING YOUR INVESTMENT

The following section is added:

Deferral of  Transactions:  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed annuity payment for more than 10 days, we pay interest  using our then current  crediting  rate for this  purpose,  which is not less than 3% per year on the amount deferred.

GENERAL INFORMATION

Separate Account B: We reserve the right to add Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts,  or to substitute underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining  prior  approval from the insurance department of our state of domicile  before making such a  substitution,  deletion or addition,  any such changes are subject to the approval of the Superintendent of Insurance for the State of New York.

                                                 APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

====================================================================================================================================
American Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and October 22, 2000.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                         APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|

     On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately  after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date  applies  separately  to each Owner;  therefore,  coverage  may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

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                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI AS2-PROS (05/2002).
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                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the Connecticut  General  Statutes,
the  Registrant  must  indemnify  a director  or officer  against  judgments,  fines,  penalties,  amounts  paid in settlement and  reasonable  expenses  including  attorneys'  fees, for actions  brought or threatened to be brought against him in his capacity as a director or officer when certain  disinterested  parties  determine  that he acted in good  faith and in a manner  he  reasonably  believed  to be in the best  interests  of the  Registrant.  In any criminal  action or  proceeding,  it also must be determined  that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is  successful on the merits in the defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative  suits, the director or officer must be finally  adjudged not to have breached this duty to the  Registrant or a court must  determine that he is fairly and  reasonably  entitled to be  indemnified  and must  approve the amount.  In a claim based upon the director's  or  officer's  purchase  or sale of the  Registrants'  securities,  the  director or officer may obtain indemnification  only if a court  determines  that, in view of all the  circumstances,  he is fairly and reasonably entitled  to be  indemnified  and then for such  amount as the court  shall  determine.  The  By-Laws  of  American
Skandia Life Assurance  Corporation  ("ASLAC") also provide directors and officers with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors  and  officers  of ASLAC  and  American  Skandia  Marketing,  Incorporated,  ("ASM,  Inc."),  can also be indemnified  pursuant to Indemnity  Agreements  between each  director  and officer and American  Skandia,  Inc., a corporation  organized  under the laws of the state of Delaware.  The  provisions  of the  Indemnity  Agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM,  Inc. are covered under a directors and officers  liability  insurance policy issued by an unaffiliated  insurance  company and an insurance  policy issued to Skandia  Insurance  Company
Ltd.,  their ultimate parent.  Such policy will reimburse ASLAC or ASM, Inc., as applicable,  for any payments that it shall make to  directors  and  officers  pursuant to law and,  subject to certain  exclusions  contained  in the policy,  will pay any other costs,  charges and expenses,  settlements  and judgments  arising from any  proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable,  in his or her past or present  capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                     Page
         --------                                                                                     ----

1        Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession        Not applicable

3        Articles of incorporation and by-laws incorporated by reference to Post-Effective
         Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments   defining   the  rights  of   security   holders,   including   indentures,
         incorporated by reference to  Post-Effective  Amendment No. 3 to Registration  Statement
         No. 33-87010, filed via EDGAR April 25, 1996.

5        Opinion re legality                                                     (included as Exhibit 23b)

6 - 9                                                                                       Not applicable

10       Material contracts (Investment Management Agreement):

         (a)      Agreement with Alliance Capital Management L.P.               FILED HEREWITH

         (b)      Agreement with Blackrock Financial Management, Inc.           FILED HEREWITH

11 - 22                                                                                     Not applicable

23a      Consent of Ernst& Young LLP                                                       FILED HEREWITH

23b      Opinion & Consent of Counsel                                                       FILED HEREWITH

24       Power of Attorney:
a)       Directors,  Lincoln R. Collins and Thomas M.  Mazzaferro,  incorporated  by  reference  to  Post-Effective
                  Amendment No. 1 to this Registration  Statement No. 333-53596,  filed via EDGAR
                  January 18, 2001.
b)       President  and Chief  Executive  Officer,  Wade A. Dokken,  incorporated  by  reference to  Post-Effective
                  Amendment No. 6 to Registration  Statement No. 333-38119,  filed via EDGAR July
                  25, 2001.
c)       Director  Robert G. Whitcher  incorporated by reference to  Pre-Effective  Amendment No. 1 to Registration
                  Statement No. 333-68714, filed via EDGAR November 9, 2001.

25 - 28                                                                                     Not applicable
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An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during any period in which  offers or sales are being made,  post-effective  amendments  to this registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii)  To  reflect  in the  prospectus  any  facts  or  events  arising  after  the  effective  date of the registration  statement  (or the most  recent  post-effective  amendment  thereof)  which,  individually  or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include  any  material  information  with  respect  to the plan of  distribution  not  previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That,  for the  purpose  of  determining  any  liability  under  the  Securities  Act of 1933,  each  such post-effective  amendment  shall be deemed to be a new  registration  statement  relating  the  securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of the  securities  being registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the
Securities Act of 1933,  each filing of the  Registrant's  annual report pursuant to section 13(a) or section 15(d)
of the Securities  Exchange Act of 1934 (and,  where  applicable,  each filing of an employee benefit plan's annual report  pursuant to section 15(d) of the Securities  Exchange Act of 1934) that is incorporated by reference in the registration  statement  shall be deemed to be a new  registration  statement  relating to the  securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

(5)      Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise,
the  Registrant  has  been  advised  that  in  the  opinion  of  the  Securities  and  Exchange   Commission   such
indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the Registrant in the successful  defense of any action,  suit or  proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  Registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

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LEGAL  EXPERTS:  The Counsel of American  Skandia Life Assurance  Corporation  has passed on the legal matters with respect to Federal  laws and  regulations  applicable  to the issue and sale of the  Annuities  and with respect to
Connecticut law.

                                                     Exhibits

         Exhibit 10 (a)    Alliance Capital Management, Inc.                    FILED HEREWITH
         Exhibit 10 (b)    Blackrock Financial Management, Inc.                 FILED HEREWITH

         Exhibit 23a       Consent of Ernst & Young LLP                               FILED HEREWITH

         Exhibit 23b       Opinion and Consent of Counsel                             FILED HEREWITH

                                                              SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 26th day of April, 2002.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                              Registrant

By: /s/ Kathleen A. Chapman                                                               Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Corporate Secretary                                                             Scott K. Richardson

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

          Wade A. Dokken**                  President and Chief Executive Officer         April 26, 2002
          ----------------
           Wade A. Dokken

                                     (Principal Financial Officer and Principal Accounting Officer)

       /s/ Carl A. Cavalier                 Vice President, Corporate Treasurer           April 26, 2002
          Carl A. Cavaliere                        and Business Controller

      /s/ Thomas M. Mazzaferro                  Executive Vice President,                 April 26, 2002
        Thomas M. Mazzaferro                       Chief Financial Officer

                                                          (Board of Directors)

      Lincoln R. Collins*                          Thomas M. Mazzaferro*               Robert G. Whitcher***
      -------------------                          --------------------                ---------------------
      Lincoln R. Collins                            Thomas M. Mazzaferro                Robert G. Whitcher

                                    *By:  /s/ Kathleen A. Chapman
                                          -----------------------------
                                            Kathleen A. Chapman

     *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-53596.
          **Pursuant to Power of Attorney filed with Post-Effective Amendment No. 6 to Registration Statement No. 333-38119.
          ***Pursuant to Power of Attorney filed with Pre-Effective Amendment No. 1 to Registration Statement No. 333-68714.